UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PROFESSIONAL DIVERSITY NETWORK, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

 common stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

 6,674,095 (including 6,309,845 shares of common stock, options to purchase 183,000 shares of common stock, a warrant to purchase 50,000 shares of common stock and a warrant to purchase 131,250 shares of common stock)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$5.375 per share of common stock. For purposes of this determination, in accordance with paragraphs (a)(4) and (c)(1)(i) of Exchange Act Rule 0-11, the price per share of common stock to be issued in the merger is equal to the average of the high and low prices of common stock as reported on The NASDAQ Capital Market on August 4, 2014 (a date within five business days prior to the filing of this preliminary Information Statement). In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying 0.0001288 by the maximum aggregate value of the transaction, which was determined based upon the sum of (i) 6,309,845 shares of common stock multiplied by the per share value of the common stock equal to $5.375 as determined above, (ii) 183,000 shares of common stock underlying stock options multiplied by the difference between $5.375 and the exercise price of $3.45 per share, (iii) 50,000 shares of common stock underlying the warrants multiplied by the difference between $5.375 and the exercise price of $4.00 per share, (iv) 131,250 shares of common stock underlying warrants having on exercise price of $10.00 per share, (v) $3,450,000 in cash and (vi) $550,000 payable under a promissory note.

(4)	Proposed maximum aggregate value of transaction:

 $38,336,442

(5)	Total fee paid:

 $4,938

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Professional Diversity Network, Inc.

801 W. Adams Street, Suite 600

Chicago, Illinois 60607

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS
AND INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

This Information Statement is dated [_____], 2014 and is first being mailed to our stockholders on or about [_____], 2014.

To the stockholders of Professional Diversity Network, Inc.:

This Notice and accompanying Information Statement are being furnished to the stockholders of Professional Diversity Network, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), in connection with the Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”), by and among the Company, NAPW Merger Sub, Inc., a Delaware corporation, NAPW, Inc., a New York corporation (“NAPW”), and Matthew B. Proman, in his capacity as sole shareholder of NAPW.  The Merger Agreement provides for, among other things, a business combination whereby NAPW will merge with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger). As a result of the Merger, the separate corporate existence of NAPW will cease and Merger Sub will continue as the surviving corporation, a wholly-owned subsidiary of the Company and be renamed “NAPW, Inc.”

At the effective time of the Merger, all shares of common stock of NAPW issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 5,110,975 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, which will be issued to Proman as sole shareholder of NAPW. In addition, 1,198,870 shares of Common Stock will be issued pursuant to separate subscription agreements to certain executive officers of NAPW (namely, 959,096 shares will be issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares will be issued to Christopher Wesser, NAPW’s General Counsel), as set forth in the Merger Agreement.  Also, at the effective time of the Merger, the Company, as additional consideration, will pay to Proman, in cash, $3,450,000, and issue to Proman (i) a promissory note in the original principal amount of $550,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share.  Immediately following the completion of the Merger, Messrs. Proman and Wesser and Ms. Jones will own, in the aggregate, 50% of the outstanding Common Stock of the Company, as well as 50% of the Common Stock on a fully-diluted basis. A copy of the Merger Agreement is attached as Annex A to the accompanying Information Statement.  The Company will also issue, as compensation to Aegis Capital Corp., its financial advisor, a warrant to purchase 50,000 shares of the Company’s Common Stock with an exercise price of $4.00 per share (the “Aegis Warrant”).

Please review the Information Statement accompanying this Notice for a more complete description of the transaction.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

Our Board of Directors has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the Merger Agreement and the Merger and (iii) recommended that the stockholders of the Company approve the Merger Agreement, the Merger and the other matters described in this Information Statement.

Because the matters set forth in this Notice and the accompanying Information Statement have been duly authorized and approved by the Company’s Board of Directors and by the written consent of the holders of a majority of the voting power of the Company’s outstanding voting securities, we have not solicited, and will not be soliciting, your authorization or approval of the Merger Agreement, Merger, the issuance of shares of Common Stock of the Company pursuant to NASDAQ Listing Rule 5635, the amendment to the amended and restated certificate of incorporation and By-laws or the issuance of the Aegis Warrant.  We are furnishing this Notice and the accompanying Information Statement solely to provide you with material information concerning the actions taken in connection with the written consent in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Notice and the accompanying Information Statement also constitute notice to you under Section 228 of the General Corporation Law of the State of Delaware of the taking of corporate actions without a meeting by less than unanimous written consent of the Company’s stockholders.

[____], 2014 is the record date for the determination of stockholders entitled to notice of the action by written consent. Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions described above can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Because the accompanying Information Statement is first being mailed to the Company’s stockholders on [_____], 2014, the corporate actions described therein may be taken on or after [_____], 2014.

We encourage you to read the entire Information Statement carefully and thank you for your continued interest in the Company.

BY ORDER OF THE BOARD OF DIRECTORS

James Kirsch
Chairman of the Board and Chief Executive Officer

Chicago, Illinois

[_____], 2014

TABLE OF CONTENTS

ABOUT THIS INFORMATION STATEMENT	1
SUMMARY	2
QUESTIONS AND ANSWERS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	8
RISK FACTORS	9
THE MERGER	12
THE MERGER AGREEMENT	24
AGREEMENTS RELATED TO THE MERGER	29
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	30
COMPARTATIVE PER SHARE DATA	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
INFORMATION ABOUT NATIONAL ASSOCIATION OF PROFESSIONAL WOMEN	33
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	46
AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS	54
WHERE YOU CAN FIND MORE INFORMATION	55
INDEX TO FINANCIAL STATEMENTS OF NAPW, INC.	56

ANNEX A

MERGER AGREEMENT

ANNEX B

OPINION OF AEGIS

ANNEX C

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ANNEX D

AMENDMENT TO THE COMPANY’S BY-LAWS

ANNEX E

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

ANNEX F

THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL PERIOD ENDED MARCH 31, 2014

-i-

Professional Diversity Network, Inc.

801 W. Adams Street, Suite 600

Chicago, Illinois 60607

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

This Information Statement is being furnished by Professional Diversity Network, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), to advise the stockholders of the approval of, among other things, the Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”), among the Company, NAPW Merger Sub, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), NAPW, Inc., a New York corporation (“NAPW”), and Matthew B. Proman, the sole shareholder of NAPW (“Proman”).    The Merger Agreement provides for, among other things, the merger of NAPW with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger).  As a result of the Merger, the separate corporate existence of NAPW will cease and Merger Sub will continue as the surviving corporation, a wholly-owned subsidiary of the Company, and be renamed “NAPW, Inc.”  At the effective time of the Merger, all shares of common stock of NAPW issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 5,110,975 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which will be issued to Proman as sole shareholder of NAPW (the “Proman Shares”). In addition, pursuant to separate subscription agreements, 959,096 shares of Common Stock will be issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares will be issued to Christopher Wesser, NAPW’s General Counsel, as set forth in the Merger Agreement (together with the Proman Shares, the “Merger Shares”).  Also, at the effective time of the Merger, the Company, as additional consideration, will pay to Proman, in cash, $3,450,000 and issue to Proman (i) a promissory note in the original principal amount of $550,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share.  The options and warrants to be issued to Proman referenced in clauses (ii), (iii) and (iv) above are referred to as the “Merger Option Consideration.”  Immediately following the completion of the Merger, Messrs. Proman and Wesser and Ms. Jones will own, in the aggregate, 50% of the outstanding Common Stock of the Company, as well as 50% of the Common Stock on a fully-diluted basis. The Company will also issue, as compensation to Aegis Capital Corp., its financial advisor, a warrant to purchase 50,000 shares of the Company’s common stock with an exercise price of $4.00 per share (the “Aegis Warrant”).

The Merger, including the issuance of the Merger Shares and Merger Option Consideration pursuant thereto, the Merger Agreement and the issuance of the Aegis Warrants were unanimously approved on July 11, 2014 by the Board of Directors of the Company (the “Board”), and on July 11, 2014 by the written consent of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock (the “Stockholders’ Written Consent”).  The approval of the Merger transaction is required by the Company’s stockholders because the Company’s Common Stock is listed on the NASDAQ Capital Market, and therefore the Company is required to obtain stockholder approval under NASDAQ Listing Rule 5635, because (i) the number of shares of Common Stock to be issued as Merger Shares and Merger Option Consideration will have, upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance and (ii) the issuance of the Merger Shares and Merger Option Consideration may result in a change of control of the Company.  Additionally, NASDAQ Listing Rule 5635(c) requires that the approval of the Company’s stockholders of the issuance of the Aegis Warrant be obtained.

The Board has also approved and recommended that the stockholders approve an amendment to the Company’s amended and restated certificate of incorporation that (i) permits the Board to increase the number of directors on the Board from seven to nine members and (ii) removes a provision that required the approval of a majority of the total voting power of the outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws. The Stockholders’ Written Consent also approved such amendment of the Company’s amended and restated certificate of incorporation.

This Information Statement is first being mailed on or about  [__], 2014 to stockholders of record of the Company as of [____], 2014 (the “Record Date”), and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are urged to review this Information Statement for a more complete description of transactions contemplated pursuant to the Merger Agreement.

None of the corporate actions described above and approved in the Stockholders’ Written Consent, including the approval of the Merger and the amendment of the Company’s amended and restated certificate of incorporation, will become effective until [__], 2014, which is more than 20 calendar days following the date on which this Information Statement was first sent to our stockholders. As of the Record Date, the Company had 6,309,845 shares of Common Stock outstanding and entitled to vote on the matters described in this Information Statement.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of  corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

No vote or other consent of our stockholders is solicited in connection with this Information Statement.  We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

SUMMARY

This summary highlights selected information from this Information Statement with respect to the proposed Merger of NAPW with and into Merger Sub, with Merger Sub as the surviving entity, and the Merger Agreement.  This summary may not contain all of the information that is important to you. To understand the Merger and other related matters fully and for a more complete description of the legal terms of the Merger Agreement and the related agreements, you should carefully read this entire Information Statement. You should also read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (attached hereto as Annex E) and its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2014 (attached hereto as Annex F).  Please see “Where You Can Find More Information” beginning on page 55. We have included references to other portions of this Information Statement to direct you to a more complete description of the topics presented in this summary, which you should review carefully in their entirety.

The Companies (Page 12)

Our Company

The Company develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our networking communities harness our relationship recruitment methodology to facilitate and empower professional networking within common affinities. We believe that those within a common affinity often are more aggressive in helping others within their affinity progress professionally. The Company operates these relationship recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT) and Student and Graduates seeking to transition from education to career. Our online platform provides employers a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity-Office of Federal Contract Compliance Program.

We are a Delaware corporation, whose shares of Common Stock are traded on The NASDAQ Capital Market. Our address is 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

Merger Sub

Merger Sub was formed as a Delaware corporation by the Company solely for the purpose of completing the transactions contemplated by the Merger Agreement. Merger Sub is a wholly-owned subsidiary of the Company and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

Merger Sub’s address is 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

NAPW

NAPW is a for-profit membership organization for professional women. NAPW believes it is the largest women-only professional networking organization in the United States with more than 600,000 members.  NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at members-only events hosted at nearly 300 local chapters across the United States.  Through NAPW’s website, members are able to create, manage and share their professional identity online, build and engage with their professional network and promote themselves and their businesses.  In addition to online networking, NAPW members can participate in a number of local events held across the United States, including monthly (or more frequent) chapter meetings, business expos and other events developed specifically to facilitate face-to-face networking with other professional women.  NAPW also sponsors a two-day National Networking Conference hosted by Star Jones, NAPW’s President and National Spokesperson, that provides participants with the opportunity to network with other members from across the United States, hear presentations from keynote speakers and participate in break-out sessions.

NAPW is a privately-held New York corporation whose shares are owned by Matthew B. Proman.  Its address is 1325 Franklin Avenue, Suite 160, Garden City, New York 11530.

The Merger (Page 12)

On July 11, 2014, we entered into the Agreement and Plan of Merger with NAPW, Merger Sub and Proman. The Merger will be effectuated pursuant to the terms of the Merger Agreement. At the effective time of the Merger of NAPW with and into Merger Sub, all outstanding shares of the common stock of NAPW will be converted into the right to receive 5,110,975 shares of Common Stock, which will be issued to Proman as sole shareholder of NAPW. In addition, 1,198,870 shares of Common Stock will be issued, pursuant to separate subscription agreements, to certain executive officers of NAPW (namely, 959,096 shares will be issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares will be issued to Christopher Wesser, NAPW’s General Counsel), as set forth in the Merger Agreement.  Also, at the effective time of the Merger, the Company, as additional consideration, will pay to Proman, in cash, $3,450,000 and issue to Proman (i) a promissory note in the original principal amount of $550,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’ s Common Stock at a price of $10.00 per share.  Immediately following the completion of the Merger and the issuance of the Merger Shares, our current stockholders will own 50% of the Company’s outstanding Common Stock, and the remaining 50% of our shares will be owned by Messrs. Proman and Wesser and Ms. Jones (collectively, the “NAPW Affiliates”).

The number of shares of the Company’s Common Stock to be issued in the Merger will not be adjusted for any changes in the stock price of our Common Stock prior to the closing of the Merger. As a result, if the price of the Company’s Common Stock increases prior to the closing of the Merger, the value of the shares issued to the NAPW Affiliates will increase, but the Company will not receive the benefit of any price adjustment; similarly, any decline in the value of our Common Stock will be to the detriment of the NAPW Affiliates. However, the number of shares of Common Stock to be issued in the Merger is subject to adjustment if the number of shares of the Company’s Common Stock outstanding changes between the date of the Merger Agreement and the effective time of the Merger so that the number of Merger Shares will be equal to the aggregate number of shares of Common Stock outstanding immediately prior to the effective time.  In addition, the Company has represented in the Merger Agreement that, immediately after the effective time of the Merger, as a result of the issuance of the Merger Shares and the Merger Option Consideration, Messrs. Proman and Wesser and Ms. Jones will own, in the aggregate, 50% of the Company on a fully-diluted basis.

NASDAQ Stockholder Approval Requirement (page 13)

The Company’s Common Stock is listed on The NASDAQ Capital Market. Pursuant to NASDAQ Listing Rule 5635(d), stockholder approval is required to issue shares (or securities convertible into or exercisable for common stock) with voting power equal to or in excess of 20% of the voting power of the shares outstanding before such issuance or equal to or more than 20% of the number of shares outstanding before such issuance.  The Merger Shares to be issued in connection with the Merger will have voting power equal to 100% of the voting power of the shares of Common Stock outstanding immediately prior to the effective time of the Merger, and will equal 100% of the number of shares outstanding immediately prior to the effective time of the Merger.  In addition, the Merger Shares and the shares of Common Stock underlying the Merger Option Consideration will equal 100% of the number of shares of Common Stock, determined on a fully-diluted basis, immediately prior to the effective time of the Merger.  Accordingly, the issuance of the Merger Shares, as well as the Merger Option Consideration (including the underlying shares of Common Stock), in connection with the Merger requires stockholder consent.

Pursuant to NASDAQ Listing Rule 5635(b), stockholder approval is required if the issuance or potential issuance of securities will result in a change of control of the Company.  Accordingly, because the current stockholders of the Company will no longer own more than 50% of the outstanding voting power of the Company, the issuance of the Merger Shares, as well as the Merger Option Consideration (including the underlying shares of Common Stock), in connection with the Merger also requires stockholder consent under this rule.

Additionally, pursuant to NASDAQ Listing Rule 5635(c), stockholder approval is required to issue securities when an equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees or consultants.  Accordingly, the issuance of the Aegis Warrant as compensation to the Company’s financial advisor in connection with the Merger requires stockholder consent.

Stockholder Action by Written Consent (page 13)

On July 11, 2014, certain stockholders of the Company holding approximately 58.6% of the outstanding shares of Common Stock of the Company (the “Approving Stockholders”) executed a written consent approving the Merger, the Merger Agreement, including the issuance of the Merger Shares and the Merger Option Consideration in connection with the Merger, and the issuance of the Aegis Warrant in accordance with the NASDAQ Listing Rules.  The Approving Stockholders also approved, in the same written consent, the amendment of the Company’s amended and restated certificate of incorporation and By-laws.  Therefore, because stockholder approval has already been obtained, no further action by any other stockholder of the Company is required to approve (i) the issuance of the Merger Shares, the Merger Option Consideration or the Aegis Warrant under the NASDAQ Listing Rules or (ii) the amendment of the Company’s amended and restated certificate of incorporation and By-laws under Delaware law. There is no requirement under Delaware law requiring consent of the stockholders of the Company to the Merger itself. The Approving Stockholders’ approval of the corporate actions in the written consent will not be effective until the date that is 20 calendar days after this Information Statement is first sent or given to our stockholders.

Reasons for the Merger (page 14)

The terms of the Merger Agreement were considered by the Board.  The Board unanimously determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, approved the Merger, the Merger Agreement and the related transactions contemplated thereby, and recommended that the stockholders of the Company approve such transactions. In making its decision, the Board considered the factors described in the section of this Information Statement titled “The Merger—Reasons for the Merger” beginning on page 14 of this Information Statement.

Opinion of the Company’s Financial Advisor (page 16).

On July 25, 2014, the Company’s financial advisor, Aegis Capital Corp. (“Aegis”), delivered its oral opinion to the Board, which opinion was subsequently confirmed by delivery of a written opinion dated July 25, 2014, to the effect that, as of such date and based upon and subject to the procedures, assumptions, matters, qualifications and limitations set forth in its opinion, the aggregate consideration to be paid by the Company pursuant to the Merger Agreement was fair, from a financial point of view, to the Company.

The full text of the written opinion of Aegis, dated as of July 25, 2014, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this Information Statement and is incorporated by reference in its entirety into this Information Statement. You are urged to read this opinion carefully and in its entirety. Aegis’ opinion was addressed to, and provided for the information and benefit of, the Board in connection with its evaluation of the aggregate consideration to be paid by the Company in the Merger from a financial point of view and did not address any other aspects or implications of the Merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any stockholder of the Company should act in respect of the Merger and the issuance of the aggregate consideration in connection therewith. Aegis’ opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. The summary of the Aegis opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B.

Interests of the Executive Officers and Directors of the Company in the Merger (page 19)

Certain of the Company’ s named executive officers may have interests in the Merger that are different from your interests as a stockholder, including their receipt of compensatory payments or benefits that may constitute “ golden parachute” payments within the meaning of Item 402(t) of Regulation S-K under the Exchange Act. The Board was aware of these interests and considered them, among other matters, when it determined that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of our stockholders and approved the Merger Agreement and the transactions contemplated thereby. Please see the section of this Information Statement titled “ Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 19 of this Information Statement.

Impact of Stock Issuance on Existing Stockholders (page 20)

The issuance of the Merger Shares and the Merger Option Consideration will dilute the ownership percentage and voting interests of the Company’s existing stockholders. Upon issuance of the Merger Shares and the Merger Option Consideration to the NAPW Affiliates in connection with the Merger, the NAPW Affiliates will own 50% of the Company’s outstanding Common Stock, as well as 50% of the Common Stock on a fully-diluted basis, immediately after the consummation of the Merger. Therefore, the ownership and voting interests of the Company’s existing stockholders will be proportionately reduced.

Material U.S. Federal Income Tax Consequences of the Merger to the Company and its Stockholders (page 21)

No gain or loss will be recognized by us or our current stockholders in connection with the Merger, the issuance of the Merger Shares or the Merger Option Consideration in connection with the Merger or the exchange of NAPW shares of common stock for shares of the Company’s Common Stock in the Merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to the Company and its Stockholders” beginning on page 21 of this Information Statement for further information.

Expected Timing of the Merger (page 23)

We expect to complete the Merger during the third calendar quarter of 2014. However, the Merger is subject to a number of conditions, some of which are beyond the control of the Company and NAPW, and we cannot predict the precise timing for completion of the Merger with certainty. See “The Merger Agreement” beginning on page 24 of this Information Statement and “Risk Factors—The Merger may not be completed, which could adversely affect the Company’s business operations and stock price” beginning on page 9 of this Information Statement for further information.

Conditions to the Completion of the Merger (page 27)

The completion of the Merger is subject to the satisfaction or, to the extent legally permissible, the waiver of a number of conditions in the Merger Agreement, such as:

•	the absence of any law, judgment, injunction, order or decree that prohibits the consummation of the Merger;

•	this Information Statement being filed with the Securities and Exchange Commission and made available to the Company’s stockholders;

•

the amendment of the Company’s amended and restated certificate of incorporation to permit the Board to increase the number of directors on the Board from five to nine members and to remove a provision that required the approval of a majority of the total voting power of the outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws;

•	the entry by the Company into a registration rights agreement with respect to the Merger Shares;

•	the Company having an aggregate balance of cash and short term investments of not less than $10,000,000;

•	the absence of any material adverse change to the assets, properties, business, prospects or financial condition or results of operations of NAPW or the Company;

•	the accuracy of the representations and warranties of each party; and

•	the performance, in all material respects, of all obligations to be performed or complied with by each party.

Termination of the Merger Agreement (page 28)

The Merger Agreement may be terminated at any time prior to the completion of the Merger in any of the following ways:

•	by mutual written consent of the Company and NAPW;

•	by the Company or NAPW if the Merger has not been consummated on or before December 31, 2014, subject to certain conditions and possible extensions;

•

by the Company or NAPW if a final and non-appealable injunction, order, decree or ruling of a governmental entity has been entered permanently restraining, enjoining or otherwise prohibiting the Merger;

•

by NAPW if the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any of such representations or warranties become untrue as of any date subsequent to the date the Merger Agreement was executed, which breach, failure to perform or untruth (1) would result in the failure of a condition to the Merger and (2) cannot be cured prior to the closing of the Merger, or if curable, is not cured within 30 days after the receipt of written notice of such breach or failure to perform from NAPW, subject to certain conditions; or

•

by the Company if NAPW breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any of such representations or warranties become untrue as of any date subsequent to the date the Merger Agreement was executed, which breach, failure to perform or untruth (1) would result in the failure of a condition to the Merger and (2) cannot be cured prior to the closing of the Merger, or if curable, is not cured within 30 days after the receipt of written notice of such breach or failure to perform from the Company, subject to certain conditions.

If terminated in accordance with its terms, the Merger Agreement will become void and of no effect and there shall be no liability of any party, except with respect to any liability or damages resulting from any willful breach of the Merger Agreement.

Appraisal Rights (page 23)

Holders of the Company’s Common Stock will not be entitled to exercise appraisal or dissenters rights under Delaware law in connection with the Merger, the issuance of the Merger Shares or the Merger Option Consideration pursuant to the Merger, the issuance of the Aegis Warrant or the amendment to the Company’s amended and restated certificate of incorporation or By-laws.

Directors and Officers (page 22)

In connection with the Merger Agreement, the Company’s amended and restated certificate of incorporation will be amended to increase the total number of directors permitted on the Board from seven to nine members.  Currently, the Board has fixed the number of directors at five.  Under the terms of the Merger Agreement, the Company is obligated to fix the number of director seats on the Board at nine and appoint four individuals designated by NAPW to fill the new vacancies on the Board.  NAPW has selected Proman, Star Jones, Randi Zuckerberg and Donna Brazile as its designees.  At the effective time of the Merger, the Board will act to appoint each of these designees to the Board.

Additionally, following the effective time of the Merger, the Board is expected to appoint Proman, Star Jones and Christopher Wesser, each of whom are current officers of NAPW, as officers of the Company.  The remaining composition of the Company’s executive officers is not expected to change as a result of the closing of the Merger.

Amendment to Certificate of Incorporation and By-laws (page 54)

In connection with their approval of the Merger, the Approving Stockholders also approved by written consent amendments to the Company’s amended and restated certificate of incorporation to increase the total number of directors permitted on the Board from seven to nine members and to remove a provision that required the approval of a majority of the total voting power of the Company’s outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws. In the same written consent, the Approving Stockholders also approved an amendment to the Company’s By-laws to replace a provision purporting to restrict the ability of the Company’s stockholders to act by written consent without a meeting.

The approval of the amendments to each of the Company’s amended and restated certificate of incorporation and By-laws required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. The written consent executed by the Approving Stockholders on July 11, 2014 approved these amendments and, because the Approving Stockholders own approximately 58.6% of the outstanding shares of the Company’s Common Stock, no further action by any other stockholder of the Company is required to approve these amendments. The written consent, and the amendments to each of the Company’s amended and restated certificate of incorporation and By-laws, will not take effect until the date that is 20 days after the date this Information Statement is first given to all stockholders of the Company who did not execute the written consent.

QUESTIONS AND ANSWERS

The following questions and answers address briefly some questions you may have regarding the Merger, the Merger Agreement and related transactions. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to in this Information Statement.

Why has the Company decided to merge with NAPW?

We believe that the Merger with NAPW will provide substantial strategic and financial benefits to our Company, our stockholders and our customers, including the following:

•	increased scale, scope and diversification for the Company;

•	complementary areas of expertise for our businesses; and

•	the expected financial benefits of the transaction.

Please see “Reasons for the Merger” beginning on page 14 for a detailed discussion of the reasons for and anticipated benefits of the Merger.

What will happen in the Merger?

Pursuant to the Merger Agreement, NAPW will merge with and into Merger Sub, with Merger Sub as the surviving entity. Upon the completion of the transaction, NAPW will no longer exist as a legal entity, its business will be owned and operated through Merger Sub, a wholly-owned direct subsidiary of the Company, and Merger Sub will be renamed “NAPW, Inc.”

What will NAPW’s sole shareholder and senior executives receive in the Merger?

At the effective time of the Merger, all shares of common stock of NAPW issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 5,110,975 shares of the Company’s Common Stock, which will be issued to Proman, as NAPW’s sole shareholder. In addition, 1,198,870 shares of Common Stock will be issued, pursuant to separate subscription agreements, to certain executive officers of NAPW (namely, 959,096 shares will be issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares will be issued to Christopher Wesser, NAPW’s General Counsel).  Also, at the effective time of the Merger, the Company, as additional consideration, will pay to Proman, in cash, $3,450,000 and issue to Proman (i) a promissory note in the original principal amount of $550,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share. Immediately following the completion of the Merger, Messrs. Proman and Wesser and Ms. Jones will own, in the aggregate, 50% of the outstanding Common Stock of the Company, as well as 50% of the Common Stock on a fully-diluted basis.

When do you expect the Merger to be completed?

The closing of the Merger cannot occur until 20 days after the Company mails this Information Statement to its stockholders.  We are working to complete the Merger as soon as practicable. We expect to complete the Merger during the third quarter of calendar 2014, assuming that all of the conditions set forth in the Merger Agreement have been satisfied or waived. However, because the Merger is subject to a number of conditions, some of which are beyond the control of the Company and NAPW, the precise timing for completion of the Merger cannot be predicted with certainty. For a discussion of the conditions to the completion of the Merger and of the risks associated with the failure to satisfy such conditions, please see “The Merger Agreement” beginning on page 24 and “Risk Factors—The Merger may not be completed, which could adversely affect the Company’s business operations and stock price” on page 9.

What if the Merger does not close?

If the closing of the Merger does not occur, then NAPW and its business will not be combined with the Company, the Company will continue to operate its business as a separate entity and the Company will not issue the Merger Shares, the Merger Option Consideration or the Aegis Warrant. However, because they are not conditioned upon the closing of the Merger, the amendments to the Company’s amended and restated certificate of incorporation and By-laws will take effect even if the Merger does not close. In the event that the Merger does not close, it is not presently expected that the Board would utilize its new power to increase the number of directors on the Board.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of the Company’s Common Stock will decline.  If that were to occur, it is uncertain when, if ever, the price of the Company’s Common Stock would return to the price at which it trades as of the date of this Information Statement.

Who will manage the Company after the Merger?

In connection with the signing of the Merger Agreement, the Board and the Approving Stockholders authorized and approved an amendment to the Company’s amended and restated certificate of incorporation that, upon effectiveness, will increase the total number of directors permitted on the Board from seven to nine members. Under the terms of the Merger Agreement, the Company is obligated to fix the number of directors at nine and appoint four individuals designated by NAPW to fill the new vacancies on the Board.  NAPW has selected Proman, Star Jones, Randi Zuckerberg and Donna Brazile as its designees.  At the effective time of the Merger, the Board will act to appoint each of these designees to the Board.

Additionally, following the effective time of the Merger, the Board is expected to appoint (i) Proman, currently Chairman and Chief Executive Officer of NAPW, as Executive Vice President and Chief Operating Officer of the Company, (ii) Star Jones, currently President and National Spokesperson of NAPW, as President and (iii) Christopher Wesser, currently General Counsel and Secretary of NAPW, as Executive Vice President and General Counsel.  The remaining composition of the Company’s executive officers is not expected to change as a result of the closing of the Merger.

Is stockholder approval of the Merger Agreement or Merger necessary?

Under the Delaware General Corporation Law, the Company’s stockholders are not required to approve the Merger. However, because the Company’s Common Stock is listed on The NASDAQ Capital Market, it is subject to NASDAQ Listing Rule 5635(b), (c) and (d), under which stockholder approval is required:

(1)

to issue shares of common stock (or securities convertible into or exercisable for common stock) with voting power equal to or in excess of 20% of the voting power of the shares outstanding before such issuance or equal to or more than 20% of the number of shares outstanding before such issuance;

(2)

to issue shares if the issuance or potential issuance of securities will result in a change of control of the Company; and

(3)

to issue securities when an equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees or consultants.

Accordingly, the approval of the Company’s stockholders is required because the issuance of the Merger Shares and Merger Option Consideration will result in an issuance in excess of 20% of the voting power and number of the shares of Common Stock outstanding before such issuance, the issuance of the Merger Shares and Merger Option Consideration will result in the current stockholders of the Company no longer owning more than 50% of the outstanding voting power of the Company and the Aegis Warrant will be issued as equity compensation to the Company’s financial advisor.

Why am I not being asked to vote on the issuance of shares of Common Stock in connection with the Merger?

On July 11, 2014, the Approving Stockholders, who hold, in the aggregate, 58.6% of the voting power of the Company, executed a written consent approving the Merger, the Merger Agreement, including the issuance of the Merger Shares and Merger Option Consideration in connection with the Merger, and the issuance of the Aegis Warrant in accordance with the NASDAQ Listing Rules.  As a result, because stockholder approval has already been obtained, no further action by any other stockholder of the Company is required. The Approving Stockholders’ approval of these corporate actions in the written consent will not be effective until the date that is 20 calendar days after this Information Statement is first sent or given to our stockholders.

What is the purpose of the amendments to the Company’s amended and restated certificate of incorporation and By-laws?

The amendment to the Company’s amended and restated certificate of incorporation will increase the total number of directors permitted on the Board from seven to nine members and remove a provision that required the approval of a majority of the total voting power of the Company’s outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws. The amendment to the Company’s By-laws will replace a provision purporting to restrict the ability of the Company’s stockholders to act by written consent without a meeting.

Why am I not being asked to vote on amendments to the Company’s amended and restated certificate of incorporation and By-laws?

On July 11, 2014, the Approving Stockholders, who hold, in the aggregate, 58.6% of the voting power of the Company, executed a written consent approving the amendments to the Company’s amended and restated certificate of incorporation and By-laws.  Therefore, because stockholder approval has already been obtained, no further action by any other stockholder of the Company is required to approve the amendments to the Company’s amended and restated certificate of incorporation and By-laws under Delaware law. The Approving Stockholders’ approval of these corporate actions in the written consent will not be effective until the date that is 20 calendar days after this Information Statement is first sent or given to our stockholders.

Am I entitled to appraisal rights?

No. Holders of the Company’s Common Stock will not be entitled to exercise appraisal or dissenters’ rights under Delaware law in connection with the Merger, the issuance of Merger Shares and Merger Option Consideration in connection with the Merger, the issuance of the Aegis Warrant or the amendment to the Company’s amended and restated certificate of incorporation and By-laws.

Why am I receiving this Information Statement?

Provisions of Delaware law and applicable federal securities laws and regulations require the Company to provide you with information regarding the Merger, the Merger Agreement, the issuance of the Merger Shares and Merger Option Consideration in connection with the Merger, the issuance of the Aegis Warrant and the amendments to the Company’s amended and restated certificate of incorporation and By-laws.

Who can answer any of my questions?

If you have any questions after reading this Information Statement, please deliver a written request to Professional Diversity Network, Inc., Attention: Chief Financial Officer, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, or call David Mecklenburger at (312) 614-0950.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement includes “forward-looking statements” about the Company and NAPW that are subject to risks and uncertainties. All statements other than statements of historical fact included in this document are forward-looking statements. Statements using words such as “may,” “will,” expect,” “intend,” “anticipate,” “believe,” estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “goal,” “outlook,” “forecast,” or other similar expressions help identify forward-looking statements.

Except for their respective obligations to disclose material information under U.S. federal securities laws, the Company and NAPW undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this document or to report the occurrence of unanticipated events.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	the risk that the Merger may not be completed;

•	the ability to successfully combine the businesses of the Company and NAPW;

•	the risk that the public assigns a lower value to NAPW’s business than the values used in negotiating the terms of the Merger;

•	the effects of the Merger on the interests of the current Company stockholders in the earnings, voting power and market value of the Company;

•	the risk that the Merger may be less accretive to the Company’s stockholders than currently anticipated;

•	The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the incurrence of transaction, compliance and other Merger-related fees and costs;

•	the impact of the issuance of the Company Common Stock as consideration for the acquisition;

•	the impact of interests of certain directors and officers of the Company in the Merger that are different from, or in addition to, the interest of the Company stockholders’ generally;

•	the risk that the pro forma financial statements included in this Information Statement may not be an indication of the combined company’s future performance;

•	the risk that NAPW will not obtain expected rates of growth;

•	the risk that the Company may not achieve the expected cost savings after the Merger;

•	synergies and other benefits from the proposed Merger may not be realized within the expected time frames;

•	the risk that a closing condition to the proposed Merger may not be satisfied;

•	unanticipated changes and competition in the online recruitment market; and

•	the other risk factors described in the Company’s reports filed with the SEC.

All written and oral forward-looking statements attributable to the Company or NAPW or persons acting on behalf of the Company or NAPW are expressly qualified in their entirety by such factors. For additional information with respect to these factors, please see the section entitled “Where You Can Find More Information” beginning on page 55 of this Information Statement.

RISK FACTORS

You should carefully read and consider the following risk factors, as well as the other information contained and referred to in this Information Statement. In addition, you should carefully read and consider the risks associated with the business of the Company as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (attached hereto as Annex E) and Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2014 (attached as Annex F).

If the public markets assign lower values to NAPW’s business than the values used in negotiating the terms of the Merger, the trading price of our Common Stock may decline.

The stock of NAPW is not publicly traded, so there is no current market-based valuation for NAPW’s business. In negotiating the Merger, we used what we believe to be a reasonable valuation for NAPW and considered the advice of our financial advisor in the Merger. The public markets may not value NAPW’s business in the same manner as we have valued it for purposes of negotiating the terms of the Merger. Based on the performance of the combined company, the market may conclude that the value assigned to NAPW in the Merger was too high. In this event, the trading price of the Company’s common stock may decline.

The Merger may not be completed, which could adversely affect the Company’s business operations and stock price.

The Merger Agreement contains certain closing conditions, a number of which are not within the Company’s control, and may prevent, delay or otherwise materially adversely affect the completion of the transaction.  Among such conditions include the Company having an aggregate balance of cash and short term investments of not less than $10,000,000, the accuracy of the representations and warranties of each party, the performance, in all material respects, of all obligations to be performed or complied with by each party, and the absence of a material adverse effect.

If we are unable to complete the Merger, the Company would be subject to a number of risks, including the following:

•

the Company would not realize the benefits of the Merger; and

•

the trading price of the Company’s Common Stock may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

The occurrence of either of these events individually or in combination could have a material adverse effect on the results of operations, financial position and cash flows of the Company or the trading price of our common stock.

 The issuance of 6,309,845 shares of the Company’s Common Stock in the Merger will substantially reduce the percentage interests of the Company’s existing stockholders in the earnings, voting power and market value of the Company.

The Company will issue 6,309,845 shares of the Company’s common stock in the Merger. Upon completion of the Merger and the issuance of these shares, the Company’s current stockholders prior to the Merger will own 50% of the Company’s outstanding shares of Common Stock and the former sole shareholder of NAPW, together with certain executive officers of NAPW, will own 50% of the Company’s outstanding shares of Common Stock, as well as 50% of the Common Stock on a fully-diluted basis. The issuance of shares of the Company’s Common Stock in the Merger will cause a significant reduction in the relative percentage interests of the Company’s existing stockholders in the earnings, voting power and market value of the Company.

The Company will incur significant transaction, compliance and other Merger-related fees and costs.

The Company expects to incur costs associated with combining the operations of its business with those of NAPW, as well as transaction fees and other costs related to the Merger. The total transaction cost to consummate the Merger is estimated to be approximately $1 million, which does not include the costs to be borne by NAPW. The amount of transaction costs expected to be incurred is a preliminary estimate and subject to change. In addition, it is expected that the Company’s costs related to legal and regulatory compliance may increase substantially, at least in the near term, because NAPW has not previously been required to comply with the reporting, internal control, public disclosure and similar legal and regulatory compliance obligations and requirements applicable to publicly traded companies. Although the Company expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and Merger-related costs over time, this net benefit may not be achieved in the near term or at all.

The eventual public resale by former sole shareholder of NAPW and certain executive officers of NAPW of the Company’s Common Stock received in the Merger could have a negative effect on the trading price of the Company’s Common Stock following completion of the Merger.

In the Merger, we will issue 6,309,845 shares of the Company’s Common Stock to the sole shareholder of NAPW and certain executive officers of NAPW. None of these shares will be registered under the Securities Act of 1933, and they will only be able to be resold pursuant to a separate registration statement or an applicable exemption from registration (under both federal and state securities laws). The shares will be subject to contractual restrictions under the terms of a registration rights agreement, including a restriction that prohibits that recipients of the shares from selling the shares during the twelve-month period following the closing of the Merger. However, the terms of the registration rights agreement will provide that the Company, not later than nine months following the closing of the Merger, will file a shelf registration statement on Form S-3 with the SEC with respect to such shares, which registration statement the Company shall keep effective for the earlier of three years thereafter or until each NAPW Affiliate has sold all of his or her shares.  If all or a substantial portion of these shares are resold into the public markets, such transactions may cause a decline in the trading price of our Common Stock.

The Company will record goodwill and identifiable intangible assets that could become impaired and adversely affect its operating results.

Under GAAP, the Merger will be accounted for under the acquisition method of accounting as a purchase by the Company of NAPW. Under the acquisition method of accounting, the total implied purchase price paid for NAPW in the Merger will be allocated to NAPW’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the Merger. The excess of the purchase price over those fair values will be recorded as goodwill. We expect that the Merger will result in the creation of goodwill based upon the application of acquisition accounting. To the extent the value of goodwill or identifiable intangible assets become impaired, the Company may be required to incur material non-cash charges relating to such impairment. Such a potential impairment charge could have a material and adverse impact on the Company’s operating results.

While the Merger is pending, the Company is subject to business uncertainties and contractual restrictions that could disrupt the Company’s business.

Whether or not the Merger is completed, the Merger may disrupt the current plans and operations of the Company, which could have an adverse effect on its business and financial results. The pendency of the Merger may also divert management’s attention and resources from ongoing business and operations. Our employees and other key personnel may have uncertainties about the effect of the Merger and the uncertainties may impact our ability to retain, recruit and hire key personnel while the Merger is pending or if it fails to close. The Company may incur unexpected costs, charges or expenses resulting from the Merger. Furthermore, we cannot predict how our users, customers and other business partners will view or react to the Merger and some may be hesitant to do business with us in light of uncertainties about our ability to perform due to the Merger. If we are unable to reassure our users, customers and other business partners to continue transacting business with us, our financial results may be adversely affected.

The pursuit of the Merger and preparations for integration have placed and will continue to place a significant burden on many employees and internal resources. If, despite our efforts, key personnel depart because of these uncertainties and burdens, or because they do not wish to remain with a combined company, our business and financial results may be adversely affected.

In addition, whether or not the Merger is completed, while it is pending we will continue to incur costs, fees, expenses and charges related to the Merger, which may materially and adversely affect our business results and financial condition.

In addition, the Merger Agreement generally requires the Company to operate its business in the ordinary course of business pending consummation of the Merger and it also restricts the Company from taking certain actions with respect to its business and financial affairs without NAPW’s consent. These restrictions could be in place for an extended period of time if the consummation of the Merger is delayed. For these and other reasons, the pendency of the Merger could adversely affect our business and financial results.

The Company will have continuing contractual obligations, which will impact its business.

The Merger Agreement includes obligations of the Company and the former sole shareholder of NAPW that will continue following completion of the Merger. These obligations include indemnification obligations, which may entitle the Company to seek recovery from the former sole shareholder of NAPW for losses related to representations and pre-Merger actions or omissions of NAPW, or alternatively, may entitle the former sole shareholder of NAPW to seek recovery from the Company for losses related to representations and pre-Merger actions or omissions of the Company.

NAPW had a net loss in each of the first quarter of 2014 and the years 2013 and 2012 and there can be no assurance that it will not experience a loss in the future, which would negatively the Company’s ability to achieve its business objectives.

There can be no assurance that NAPW’s future operations as part of the combined company will result in net income to the Company. The failure of NAPW’s business to continue to increase its revenues or improve its gross margins will harm the business of the Company following the completion of the Merger. The Company may not be able to achieve, sustain or increase profitability from the NAPW business on a quarterly or annual basis in the future. If, following the completion of the Merger, the business of NAPW grows revenue more slowly than the Company anticipates, if its gross margins fail to improve or its operating expenses exceed the Company’s expectations, the Company’s operating results will suffer. The prices the Company will charge for NAPW membership and related services may decrease, which would reduce the Company’s revenues and harm its business. If the Company is unable to sell NAPW membership subscriptions at acceptable prices relative to the Company’s costs, or if the Company fails to develop and introduce on a timely basis new NAPW products and services for NAPW members from which the Company can derive additional revenues, the Company’s financial results will suffer.

In the event that the Merger is not completed, the trading price of the Company’s Common Stock and the Company's future business and financial results may be negatively affected.

The conditions to the completion of the Merger may not be satisfied as noted above. If the Merger is not completed for any reason, we would still remain liable for significant transaction costs and the focus of our management would have been diverted from seeking other potential strategic opportunities, in each case without realizing any benefits of a completed Merger. For these and other reasons, a failed Merger could adversely affect our business and financial results. Furthermore, if we do not complete the Merger, the price of our Common Stock may decline significantly from the current market price which reflects a market assumption that the Merger will be completed and our current stockholders will enjoy the benefits of holding capital stock of the combined company. Certain costs associated with the Merger have already been incurred or may be payable even if the Merger is not completed.

Further, a failed transaction may result in negative publicity and a negative impression of us in the investment community. Finally, any disruptions to our business resulting from the announcement and pendency of the Merger, including any adverse changes in our relationships with our customers, users and employees or recruiting and retention efforts, could continue or accelerate in the event of a failed transaction.

Failure to successfully combine and integrate the businesses of the Company and NAPW in the expected time frame may adversely affect the combined company’s future results.

The success of the Merger will depend, in part, on the combined company’s ability to realize the anticipated benefits from combining the business of NAPW with the business of the Company. To realize these anticipated benefits, the business of NAPW must be successfully integrated and combined with the Company’s business. The Company and NAPW have been independent companies, and they will continue to be operated as independent companies until the closing of the Merger. Following the closing of the Merger, the Company’s management may face significant challenges in consolidating the functions of NAPW with the functions of the Company and integrating both companies’ technologies, organizations, procedures, policies and operations, as well as addressing the different business cultures at the two companies and retaining key personnel. If the combined company is not successfully integrated, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. The integration may also be complex and time consuming, and require substantial resources and effort. The integration process and other disruptions resulting from the Merger may also disrupt the ongoing business of each of the Company and NAPW and/or adversely affect each of the Company’s and NAPW’s relationship with employees, customers and others with whom it has business relationships.

If the Company does not continue to attract new members to NAPW’s network, or if existing NAPW members do not renew their subscriptions, renew at lower levels or on less favorable terms, or fail to purchase additional offerings, we may not achieve our revenue projections, and our operating results would be harmed.

In order to grow the business of NAPW, the Company must continually attract new members to NAPW’s network, sell additional product and service offerings to existing NAPW members and reduce the level of non-renewals.  The Company’s ability to do so depends in large part on the success of the combined company’s sales and marketing efforts.  NAPW does not typically enter into long-term contracts with its members, and even when it does, they can generally terminate their relationship with NAPW.  Further, unlike companies with different business models, the nature of NAPW’s product and service offerings is such that members may decide to terminate or not renew their agreements without causing significant disruptions to their own businesses.

The Company must demonstrate to NAPW members that the product and service offerings of the combined company provide them with access to an audience of one of the most influential, affluent and highly-educated women.  However, potential members may not be familiar with our product and service offerings or may prefer other more traditional products and services for their professional advancement and networking needs. The rate at which the combined company expands NAPW’s membership base or increase its members’ renewal rates may decline or fluctuate because of several factors, including the prices of product and service offerings, the prices of products and services offered by competitors or reductions in their professional advancement and networking spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of our offerings.  If the combined company does not attract new members to NAPW or if NAPW members do not renew their agreements for the combined company’s product and service offerings, renew at lower levels or on less favorable terms, or do not purchase additional offerings, our revenue may grow more slowly than expected or decline.

Matthew B. Proman and Star Jones possess specialized knowledge about NAPW and the Company would be adversely impacted if either one were to become unavailable to the Company.

We believe that our ability to execute the business strategy of the combined company will depend to a significant extent upon the efforts and abilities of Matthew B. Proman, who upon the closing of the Merger will become the Company’s Executive Vice President and Chief Operating Officer, and Star Jones, who upon the closing of the Merger will become the Company’s President. Mr. Proman has knowledge regarding the direct mail marketing and business contacts that would be difficult to replace, and Ms. Jones, currently the “face” of NAPW, provides significant leadership in the professional women’s networking space that no other officer of NAPW or the Company possesses. Despite entering into new employment agreements with the Company effective at the closing of the Merger, if Mr. Proman or Ms. Jones were to become unavailable to us, our operations would be adversely affected. We have no insurance to compensate us for the loss of any our executive officers or key employees.

NAPW’s business depends on a strong and trusted brand, and any failure to maintain, protect and enhance that brand would hurt the Company’s ability to retain or expand NAPW’s membership base, ability to increase their level of engagement and ability to attract and retain high-level employees.

NAPW has developed a strong and trusted brand that we believe has contributed significantly to the success of NAPW prior to the Merger.  NAPW’s brand is predicated on the idea that professional women will trust it and find immense value in building and maintaining their professional identities and reputations on NAPW’s platform.  Maintaining, protecting and enhancing that brand is critical to expanding NAPW’s base of members, and increasing their engagement with the product and services offerings of the combined company, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality offerings, which we may not do successfully following the close of the Merger.  Despite our efforts to protect NAPW’s brand and prevent its misuse, if others misuse the brand or pass themselves off as being endorsed or affiliated with NAPW, it could harm our reputation and our business could suffer.  If NAPW members or potential members determine that they can use other platforms, such as social networks, for the same purposes as or as a replacement for the NAPW network, or if they choose to blend their professional and social networking activities, NAPW’s brand and the business of the combined company could be harmed.  NAPW members could find that new product or service offerings that are introduced are difficult to use or may feel that they degrade their experience with NAPW’s organization, which could harm the reputation of NAPW and the Company for delivering high-quality offerings.  NAPW’s brand is also important in attracting and maintaining high performing employees.  If we do not successfully maintain a strong and trusted brand for NAPW, the business of the combined company could be harmed.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this Information Statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

The Companies

Our Company

We are a publicly traded Delaware corporation, whose shares of Common Stock are traded on The NASDAQ Capital Market under the ticker symbol “IPDN.” Our principal offices are located at 801W. Adams Street, Suite 600, Chicago, Illinois 60607, and our phone number is (312) 614-0950.

The Company develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our networking communities harness our relationship recruitment methodology to facilitate and empower professional networking within common affinities. We believe that those within a common affinity often are more aggressive in helping others within their affinity progress professionally. The Company operates these relationship recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT) and Student and Graduates seeking to transition from education to career. Our online platform provides employers a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity-Office of Federal Contract Compliance Program.

The Company has over 3 million registered users as of the date of this Information Statement. We currently provide registered users with access to our websites at no cost, a strategy which we believe will allow us to continue to grow our membership base and promote high levels of member engagement for the mutual benefit of members and employers. We provide to our users an environment that celebrates the identity of our members and fosters a sense of community and trust. We believe that we provide value to our members by enabling them to leverage their connections and share beneficial information with other members and employers that participate on our platform, providing access to employment opportunities and valuable career resources. At the same time, we believe that our members and their level of engagement is attractive to employers and advertisers that seek to target an audience of diverse professionals for hiring purposes, to increase brand awareness or to market products and services.

The Company continues to expand its partnership relationships with key strategic alliances that we believe are valuable to our core clients. The Company currently maintains relationships with the following key strategic allies: the National Black MBA Association, National Urban League, the National Association for the Advancement of Colored People, VetJobs, DisabledPersons.com, a leading not-for-profit organization serving employment needs of people with disabilities, National Able Network, Veterans Exchange, ALPFA, an organization dedicated to building Latino business leaders, Latinos in Information Sciences and Technology Association, Illinois Hispanic Nursing Association, Women in Biology, Black Sales Journal, EBONY Magazine and numerous others. The Company considers its partner alliances to be a key value to its clients because it enables the Company to expand its job distribution and outreach efforts.

Merger Sub

Merger Sub was formed as a Delaware corporation by the Company solely for the purpose of completing the transactions contemplated by the Merger Agreement. Merger Sub is a wholly-owned subsidiary of the Company and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

NAPW

NAPW is a privately held New York corporation, whose shares of common stock are owned by Proman. NAPW’s principal offices are located at 1325 Franklin Avenue, Suite 160, Garden City, New York 11530.

 NAPW is a for-profit membership organization for professional women. NAPW believes it is the largest women-only professional networking organization in the United States with more than 600,000 members.  NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at members-only events hosted at nearly 300 local chapters across the United States.  Through NAPW’s website, members are able to create, manage and share their professional identity online, build and engage with their professional network and promote themselves and their businesses.  In addition to online networking, NAPW members can participate in a number of local events held across the United States, including monthly (or more frequent) chapter meetings, business expos and other events developed specifically to facilitate face-to-face networking with other professional women.  NAPW also sponsors a two-day National Networking Conference hosted by Star Jones, NAPW’s National Spokesperson and President, that provides participants with the opportunity to network with other members from across the United States, hear presentations from keynote speakers and participate in break-out sessions.

NAPW members can also promote their career achievements and their businesses through placement on the home page of NAPW’s website, in its on-line Member Marketplace, in monthly newsletter publications and through its proprietary Press Releases, which are supported by a team of professional writers who assist its members with their self-promotional writing. In addition to networking and promotion opportunities, NAPW provides its members the ability to further develop their skills and expand their knowledge base through monthly newsletters, on-line and in-person seminars, webinars and certification courses. Members are also provided exclusive discounts on third-party products and services through exclusive partnerships with valuable brands that include Lenovo personal computers, Regus office space, Ritz-Carlton hotels, the University of Phoenix and GEICO insurance.

General Description of the Merger

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, NAPW will merge with and into Merger Sub and all outstanding shares of the common stock of NAPW will be converted into the right to receive 5,110,975 shares of Common Stock, which will be issued to Proman as sole shareholder of NAPW. In addition, 1,198,870 shares of Common Stock will be issued pursuant to separate subscription agreements to certain executive officers of NAPW (namely, 959,096 shares will be issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares will be issued to Christopher Wesser, NAPW’s General Counsel), as set forth in the Merger Agreement.  Also, at the effective time of the Merger, the Company, as additional consideration, will pay to Proman, in cash, $3,450,000 and issue to Proman (i) a promissory note in the original principal amount of $550,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share. Immediately following the completion of the Merger and the issuance of the Merger Shares, our current stockholders will own 50% of the Company’s outstanding Common Stock, and the remaining 50% of our shares will be owned by the NAPW Affiliates. As a result of the Merger, the separate corporate existence of NAPW will cease and Merger Sub will continue as the surviving corporation, a wholly-owned subsidiary of the Company, and be renamed “NAPW, Inc.” The Company expects to fund the cash portion of the consideration payable in the Merger with cash on hand.

The number of shares of the Company’s Common Stock to be issued in the Merger will not be adjusted for any changes in the stock price of our Common Stock prior to the closing of the Merger. As a result, if the price of the Company’s Common Stock increases prior to the closing of the Merger, the value of the shares issued to the NAPW Affiliates will increase, but the Company will not receive the benefit of any price adjustment; similarly, any decline in the value of our Common Stock will be to the detriment of the NAPW Affiliates. However, the number of shares of Common Stock to be issued in the Merger is subject to adjustment if the number of shares of the Company’s Common Stock outstanding changes between the date of the Merger Agreement and the effective time of the Merger so that the number of Merger Shares will be equal to the aggregate number of shares of Common Stock outstanding immediately prior to the effective time.  In addition, the Company has represented in the Merger Agreement that, immediately after the effective time, as a result of the issuance of the Merger Shares and the Merger Option Consideration, Messrs. Proman and Wesser and Ms. Jones will own, in the aggregate, 50% of the Company on a fully-diluted basis.

The options and warrants to be issued to Proman as Merger Option Consideration will become exercisable on the dates set forth below.

Number of shares underlying options or warrants	Per share exercise price	Date exercisable
183,000	$3.45	March 31, 2015, March 31, 2016 and March 31, 2017, in three equal installments
50,000	$4.00	5 year anniversary date of the closing date of the Merger
131,250	$10.00	Closing date of the Merger

NASDAQ Stockholder Approval Requirement

The Company’s Common Stock is listed on The NASDAQ Capital Market. Pursuant to NASDAQ Listing Rule 5635(d), stockholder approval is required to issue shares of common stock (or securities convertible into or exercisable for common stock) with voting power equal to or in excess of 20% of the voting power of the shares outstanding before such issuance or equal to or more than 20% of the number of shares outstanding before such issuance.  The Merger Shares to be issued in connection with the Merger will have voting power equal to 100% of the voting power of the shares of Common Stock outstanding immediately prior to the effective time of the Merger, and will equal 100% of the number of shares outstanding immediately prior to the effective time of the Merger.  In addition, the Merger Shares and the shares of Common Stock underlying the Merger Option Consideration will equal 100% of the number of shares of Common Stock, determined on a fully-diluted basis, immediately prior to the effective time of the Merger.  Accordingly, the issuance of the Merger Shares, as well as the Merger Option Consideration (including the underlying shares of Common Stock), in connection with the Merger requires stockholder consent.

Pursuant to NASDAQ Listing Rule 5635(b), stockholder approval is required if the issuance or potential issuance of securities will result in a change of control of the Company.  Accordingly, because the current stockholders of the Company will no longer own more than 50% of the outstanding voting power of the Company, the issuance of the Merger Shares , as well as the Merger Option Consideration (including the underlying shares of Common Stock), in connection with the Merger also requires stockholder consent under this rule.

Additionally, pursuant to NASDAQ Listing Rule 5635(c), stockholder approval is required to issue securities when an equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees or consultants.  Accordingly, the issuance of the Aegis Warrant as compensation to the Company’s financial advisor in connection with the Merger requires stockholder consent.

Stockholder Action by Written Consent

On July 11, 2014, the Approving Stockholders holding approximately 58.6% of the outstanding shares of Common Stock of the Company executed a written consent approving the Merger, the Merger Agreement, including the issuance of the Merger Shares and the Merger Option Consideration in connection with the Merger, and the issuance of the Aegis Warrant in accordance with the NASDAQ Listing Rules.  The Approving Stockholders also approved, in the same written consent, the amendment of each of the Company’s amended and restated certificate of incorporation and By-laws.

Accordingly, because stockholder approval has already been obtained, no further action by any other stockholder of the Company is required to approve (i) the issuance of the Merger Shares, the Merger Option Consideration or the Aegis Warrant under the NASDAQ Listing Rules or (ii) the amendments to the Company’s amended and restated certificate of incorporation and By-laws under Delaware law. There is no requirement under Delaware law requiring consent of the stockholders of the Company to the Merger itself. The Approving Stockholders’ approval of the corporate actions in the written consent will become effective on the date that is 20 calendar days after this Information Statement is first sent or given to our stockholders.

Background of the Merger

The following chronology summarizes the key meetings and events that led to our signing of the Merger Agreement. In this process, we held many conversations, both by telephone and in-person, about the Transaction (as defined below). The chronology below covers only the key events leading up to the entry into the Merger Agreement and subsequent receipt of the fairness opinion from Aegis and does not purport to catalogue every conversation among our representatives or between the Company and NAPW and its representatives.

On March 7, 2014, representatives of Aegis contacted representatives of Maxim Group LLC, NAPW’s financial advisors to discuss a potential business combination involving the Company and NAPW (a “Transaction”).

On April 28, 2014, executives of the Company and NAPW held discussions with one another and, after determining that a Transaction would likely be beneficial to both the Company and NAPW, the Company and NAPW expressed an interest in pursuing a Transaction.

On May 28, 2014, executives of both the Company and NAPW convened to discuss the potential Transaction.

From May 28, 2014 through June 5, 2014, Aegis conducted its initial business and financial review of NAPW.

On June 6, 2014, the Company and NAPW signed a non-binding letter of intent regarding the potential Transaction.  On June 16, 2014, key executives of both the Company and NAPW met at NAPW’s headquarters to discuss the terms of the potential Transaction, and the potential timing of such a Transaction.

From June 16, 2014 until July 11, 2014, the Company and NAPW, with the assistance of representatives of their respective financial and legal advisors, conducted financial and legal due diligence on one another and negotiated the terms of the Merger Agreement.

On June 23, 2014, the Company formally engaged Aegis to act as the financial advisor to the Company with respect to the potential Transaction, to assist in the financial negotiations related thereto and to render a fairness opinion to the Board. The Company agreed to pay Aegis a fee of $100,000 after Aegis was prepared to render its fairness opinion to the Board and a fee equal to 1% of the value of the consideration paid by the Company for NAPW as well as 50,000 warrants with a five year term to purchase shares of Common Stock at an exercise price equal to $4.00 per share.  The Company was familiar with Aegis because Aegis had assisted the Company in its initial public offering which was declared effective by the SEC in March 2013.

On July 10, 2014, the Company, together with representatives of its financial and legal advisors, negotiated the final terms of the potential Transaction, including, but not limited to, the following consideration to the sole shareholder and certain executives of NAPW: (i) $3.45 million in cash at the closing of the Transaction; (ii) a note in the amount of $550,000, payable in quarterly installments out of the Company’s cash flows; and (iii) 50% of the shares of the Company on a fully-diluted basis.  After receiving an update from representatives of Aegis with regard to the financial terms of the potential Transaction and an oral statement that it was likely that Aegis would be able to render an opinion to the Board that the consideration to be paid by the Company for 100% of the outstanding stock of NAPW was fair to the Company, from a financial point of view, and an update from representatives of McGuireWoods with respect to the Board’s fiduciary duties and the legal terms and conditions of the Transaction, the Board unanimously (i) determined that it is in the best interests of the Company and its stockholders and declared it advisable, to enter into the Merger Agreement, (ii) approved the Merger Agreement and the Merger and (iii) recommended that the stockholders of the Company approve the Merger Agreement, the Merger and the other matters described in the information statement, subject to receiving a fairness opinion from Aegis.

On July 11, 2014, (i) the Company, NAPW and Proman executed the Merger Agreement, which included as a closing condition that the Company receive a fairness opinion from Aegis, and (ii) NAPW and the Approving Stockholders holding, in the aggregate, approximately 58.6% of the outstanding Common Stock of the Company entered into a voting agreement pursuant to which such stockholders agreed to vote the Common Stock held by them in favor of the Merger and to certain restrictions on the disposition of such Common Stock, subject to the terms and conditions contained therein.

On July 14, 2014, the Company announced the Transaction and subsequently filed the Merger Agreement as an exhibit to its current report on Form 8-K with the SEC.

On July 25, 2014, Aegis delivered its written opinion to the Board that the consideration to be paid by the Company for NAPW was fair to the Company, from a financial point of view.

Reasons for the Merger

In reaching the decision to proceed with the Merger and recommend it for approval by the Company’s stockholders, the Board consulted with the Company’s management and its legal and financial advisors, and considered a variety of factors with respect to the Merger, including those matters discussed in “Background of the Merger.” As discussed in greater detail below, these consultations included discussions regarding the Company’s strategic business plan, the costs and risks of executing that business plan, its past and current business operations and financial condition, its future prospects, the strategic rationale for the transaction and the terms and conditions of the Merger Agreement.

The following discussion of the information and factors considered by the Board is not exhaustive. In view of the wide variety of factors considered in connection with the Merger, the Board did not consider it practical, nor did it attempt, to quantify or otherwise assign relative weight to different factors it considered in reaching its decision. In addition, individual members of the Board may have given different weight to different factors. The Board considered this information as a whole, and overall considered it to be favorable to, and in support of, its determination and recommendations.

Among the material information and factors considered by the Board were the following:

•

the fact that the Merger would result in the creation of a diversified combined company with a larger scale and scope than the Company on a stand-alone basis;

•

that the Company and NAPW share a common strategic vision for the future of the combined company as a leading organization dedicated to the professional advancement of diverse Americans;

•

the Merger is expected to result in cost savings from centralizing certain functions such as human resources, information technology and marketing, and from reducing duplicative costs, such as insurance, legal, audit and payroll;

•

the Board’s familiarity with the business, operations, prospects, business strategy, properties and assets of NAPW, including the competitive environment;

•

the likelihood of completing the Merger given that both the sole shareholder of NAPW and the holders of a majority of the voting power of the Company were willing to sign the Merger Agreement or voting agreements committing them to approving the Merger and were able to execute written consents approving the Merger without the need of convening meetings;

•

the use of Company Common Stock as the primary consideration to be delivered to the NAPW Affiliates in the Merger, which will allow the Company to proceed with the Merger without the need to secure financing commitments that may have been costly and/or challenging to secure in light of difficult current conditions in the private and public credit markets;

•

the strong commitment on the part of both parties to complete the Merger pursuant to their respective obligations under the terms of the Merger Agreement, which was viewed as a factor in favor of the Merger because the Board believed this made it more likely, once announced, that the Merger would be completed;

•

the fact that the Company’s stockholders immediately prior to the Merger would hold 50% of the voting power of the combined company’s Common Stock immediately following the Merger, which participation was viewed as a factor in favor of the Merger because the Company’s stockholders would continue to have the opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of the combined company’s Common Stock following the Merger;

•

the complementary strengths and skillsets that are believed to exist within each company that can be leveraged for the benefit of the combined company;

•

the relative likelihood or desirability of completing an alternative acquisition transaction or strategic transaction; and

•

the belief that the Merger creates the most beneficial combination of companies in the professional networking segment available to the Company for the benefit of stockholders and continuity for the Company’s registered users, customers and employees.

The Board also considered the potential risks of the Merger, including the following:

•

the dilutive effect on existing stockholders by the issuance of the Merger Shares and Merger Option Consideration to the NAPW Affiliates;

•

the lack of a formal auction process or market check and the provisions in the Merger Agreement restricting the Company from soliciting alternative proposals;

•

the challenges inherent in the combination of two businesses of the size and scope of the Company and NAPW, including the possibility of not achieving the anticipated efficiencies and other benefits of the Merger;

•

the provisions of the Merger Agreement restricting the conduct of the Company’s business prior to the completion of the Merger, which requires the Company to conduct its business in the ordinary course of business and not to take specified actions during such period;

•

that certain of the Company’s executive officers and directors may have interests in the Merger that are different from, or in addition to, those of the Company’s other stockholders; and

•

the substantial costs to be incurred in connection with the Merger, including the costs of integrating the businesses of the Company and NAPW and the transaction expenses arising from the Merger.

The Board believed that, overall, the potential benefits of the Merger to the Company and its stockholders outweigh the risks considered by the Board.

After considering the factors discussed above, the Board unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the Merger Agreement and the Merger and (iii) recommended that the stockholders of the Company approve the Merger Agreement, the Merger and the other matters described in this Information Statement.

The Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above. It should be noted that this explanation of the Board’s reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 8 of this Information Statement.

Opinion of the Company’s Financial Advisor

Aegis delivered the fairness opinion, dated July 25, 2014 to the Board to consider the fairness of the aggregate consideration to be paid in the Merger by the Company from a financial point of view (the "Fairness Opinion").

The full text of the Fairness Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the Fairness Opinion, is attached as Annex B to this Information Statement and is incorporated herein by reference. Stockholders are urged to read the Fairness Opinion carefully and in its entirety. The Fairness Opinion is limited solely to the fairness of the aggregate consideration to be paid in the Merger by the Company from a financial point of view as of the date of the Fairness Opinion and does not address the merits of the Company’s underlying decision to engage in the Merger or the relative merits of the Merger, as compared to other business strategies that might be available to the Company. Aegis expressed no opinion or recommendation whether the Company should proceed with the Merger.

For purposes of the Fairness Opinion Aegis:

1)

reviewed certain public or privately audited and unaudited financial statements and other business and financial information of the Company and NAPW, respectively;

2)

reviewed certain internal financial statements and other financial and operating data concerning the Company and NAPW, respectively;

3)

reviewed certain financial projections prepared by the management of NAPW;

4)

reviewed the reported prices and trading activity for the Company’s Common Stock, as reported by Bloomberg;

5)

compared the financial performance of the Company and NAPW and the price and trading activity of the Company’s Common Stock with that of certain other selected publicly traded companies that, based on considerable analysis, were deemed by Aegis to be reasonably comparable with the Company and NAPW, respectively;

6)

reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that, based on considerable analysis, were deemed by Aegis to be reasonably comparable to the Merger;

7)

utilized a discounted cash flow analysis as a principal valuation methodology coupled with the analysis of trading multiples;

8)

participated in certain discussions and negotiations among representatives of the Company and NAPW and their financial and legal advisors;

9)

reviewed the Merger Agreement, and certain related transaction documents;

10)

performed such other analyses, reviewed such other information and considered such other factors as Aegis deemed appropriate.

For purposes of rendering the Fairness Opinion, Aegis relied upon and assumed, without assuming any responsibility for independent investigation and/or verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Aegis. In that regard, Aegis assumed with the Board’s consent that the forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and NAPW, as applicable.  With respect to such forecasts provided to Aegis and examined by Aegis, Aegis noted that projecting future results of any company, partnership, venture, or business combination is inherently subject to uncertainty.  In addition, Aegis has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, NAPW or any of their respective subsidiaries and Aegis has not been furnished with any such evaluation or appraisal. Aegis also has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on the Company, NAPW or the surviving corporation or on the expected benefits of the Merger in any way meaningful to Aegis’ analysis.

The Fairness Opinion does not address any legal, regulatory, tax or accounting matters.

The Fairness Opinion also does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. The Fairness Opinion addresses only the fairness from a financial point of view, as of the date thereof, of the aggregate consideration to be paid by the Company pursuant to the Merger Agreement. Aegis does not express any view on, and the Fairness Opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company or NAPW; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or NAPW, or class of such persons in connection with the Merger, whether relative to the aggregate consideration to be paid by the Company pursuant to the Merger Agreement or otherwise. Aegis did not express any opinion as to the prices at which the Company’s Common Stock will trade at any time. The Fairness Opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Aegis as of, the date thereof and Aegis assumes no responsibility for updating, revising or reaffirming the Fairness Opinion based on circumstances, developments or events occurring after the date thereof. Aegis’ advisory services and the opinion expressed in the Fairness Opinion are provided for the information and assistance of the Board in connection with its consideration of the Merger.

The Fairness Opinion also states that the Fairness Opinion was intended for the use of the Board. Aegis received a fee of $100,000 as compensation for its services in rendering the Fairness Opinion, no portion of which was contingent upon either consummation of the Merger or the conclusion therein. Aegis will also receive compensation for its advisory services contingent upon consummation of the Merger (an advisory fee equal to one percent (1%) of the closing transaction value and 50,000 warrants to purchase common stock of the Company at an exercise price of $4.00), and the Company has agreed to reimburse its expenses (all reasonable, documented out-of-pocket expenses not to exceed $25,000) and indemnify Aegis against certain liabilities arising out of its engagement. In addition, Aegis has provided certain investment banking and other financial services to the Company and its affiliates from time to time, including having acted as sole bookrunner on its initial public offering for an aggregate amount of $24,150,000 in March 2013, in which Aegis received compensation (the underwriting discount equal to 7% of the per share price of the shares sold in the offering and the accountable expense allowance of up to 1.5% of the gross proceeds). Aegis also may provide investment banking and other financial services to the Company and its affiliates in the future. In connection with the above-described services, Aegis received, and may receive, compensation.  The Fairness Opinion was approved by Aegis’ fairness opinion committee.

Summary of Valuation Analysis

On July 25, 2014, Aegis made a presentation to the Company’s Board of Directors of certain financial analyses of the Merger. The following is a summary of the material valuation, financial and comparative analyses in the presentation that was delivered to the Company’s Board of Directors by Aegis.

In conducting the financial analysis, Aegis relied upon the following methodologies: Comparable Companies Analysis and Discounted Cash Flow Analysis. A Precedent Transaction Analysis was conducted, but not relied upon because the companies in that analysis were private companies providing limited data.

Comparable Companies Analysis: Aegis analyzed the public market statistics of certain comparable companies to the Company and examined various trading statistics and information relating to those companies. In creating a suitable Comparable Companies Analysis Aegis aggregated and established a peer group of constituents based initially on industry classification. Utilizing publicly filed and available information and financial tools, such as SEC filings, Capital IQ, and Bloomberg, Aegis was able to further refine the accumulated comparables. Aegis defined benchmarks based on criteria of the target and applied them to the list of entities. These benchmarks included but were not limited to, financial and operating metrics and multiples, demographic and geographic information on the comparable companies and their respective customers, direct competitors of NAPW, as well as larger more established entities in coinciding or ancillary industries. Layering and combining the previously described analysis techniques enabled Aegis to confidently formulate a set of comparable companies to assess alongside NAPW.

As part of this analysis, Aegis examined market multiples for each company including:

▪

the multiple of current enterprise value at the time of the presentation to (1) reported calendar 2013 revenue (2) last twelve months revenue and (3) estimated calendar 2014 revenue; and

▪

the multiple of current enterprise value at the time of the presentation to (1) reported calendar 2013 earnings before interest, tax, depreciation and amortization (“EBITDA”) (2) last twelve months EBITDA and (3) estimated calendar 2014 EBITDA.

Aegis defined enterprise value as the sum of the values of (1) equity value, plus (2) indebtedness, minus (3) cash, cash equivalents and marketable securities.

In choosing comparable companies to analyze, Aegis selected the following companies:

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LinkedIn Corporation

▪

Monster Worldwide, Inc.

▪

Dice Holdings, Inc.

▪

Care.com, Inc.

▪

Spark Networks, Inc.

▪

Local Corporation

The following table summarizes the results from the Comparable Companies’ Analysis:

	High	Low	Mean*	Median
	Comparable	Comparable	Comparable	Comparable
	Companies	Companies	Companies	Companies
Enterprise Value to:
Historical CY 2013 Revenue	11.1 x	0.6 x	1.7 x	2.1 x
LTM 2014 Revenue	10.1 x	0.6 x	1.6 x	2.1 x
Forward CY 2014 Revenue	7.9 x	0.5 x	1.5 x	1.9 x

Historical CY 2013 EBITDA	101.3 x	23.8 x	6.4 x	1.9 x
LTM 2014 EBITDA	101.6 x	51.8 x	11.4 x	0.3 x
Forward CY 2014 EBITDA	32.2 x	22.9 x	0.3 x	6.5 x

(*)LinkedIn multiple deemed an outlier and therefore excluded to prevent skewed industry multiples

Based on this analysis, all EBITDA multiples were negative, thus only enterprise value to revenue multiples were applicable. Aegis used the Mean Comparable Companies Analysis enterprise value to revenue multiples to arrive at an enterprise value range for NAPW. Aegis then subtracted the indebtedness and added the cash, cash equivalents and marketable securities to arrive at a range for the Implied Equity Value for NAPW. This range is as follows: $32.97 million - $39.82 million.

Discounted Cash Flow Analysis: Aegis performed a discounted cash flow analysis on NAPW by calculating ranges of the estimated Net Present Value of the unlevered, after-tax free cash flows. Aegis relied upon NAPW’s financial projections through the end of calendar year 2014. At this point, Aegis used its discretion to assume a constant growth rate of 26.5% until the end of calendar year 2017.

In performing its discounted cash flow analysis, Aegis calculated ranges of the estimated present values of NAPW’s unlevered after-tax free cash flows attributable to shareholders of NAPW that NAPW forecasted to generate for partial year 2014 to year 2017 by applying discount rates ranging from 15.2% to 17.7%, reflecting Aegis’ estimates of NAPW’s weighted-average cost of capital (“WACC”). Since NAPW’s debt was deemed de minimis, the WACC was calculated solely as the market value of equity. The cost of equity was calculated by using the Capital Asset Pricing Model which took into account comparable companies’ beta (and therefore NAPW’s beta), the risk-free rate, and historical market returns. Following is the calculation for NAPW’s weighted-average cost of capital:

Aegis used the following companies to calculate the portfolio beta:

▪

LinkedIn Corporation

▪

Monster Worldwide, Inc.

▪

Dice Holdings, Inc.

▪

Care.com, Inc.

▪

Spark Networks, Inc.

▪

Local Corporation

The portfolio beta was calculated at 1.04. The market return was calculated as: [(1-year S&P Return as of July 25, 2014)*.5] + [(Annualized 6-month S&P return as of July 25, 2014)*.5]. This calculation yielded 15.76%. The risk-free rate was calculated as 3.10%, which was the 20-year treasury rate as of July 25, 2014.  Using the standard Capital Asset Pricing Model formula: [Risk-Free Rate + Beta(Market Return – Risk-Free Rate)]; Aegis calculated a cost of equity and therefore WACC of 16.21%.

At this point, Aegis determined a terminal growth rate of 1.5%. With this terminal growth rate, Aegis calculated the terminal value. The terminal value was calculated as follows: [(Unlevered Free Cash Flow CY 2017)*(Terminal Growth Rate)] / (Weighted Average Cost of Capital – Terminal Growth Rate).

Aegis calculated an implied valuation range for NAPW through a summation of the present value of the cash flows through calendar year 2017 and the present value of the terminal value. In order to arrive at this range, Aegis performed a sensitivity analysis with terminal growth rates and discount rates ranging from 1.3% to 1.7% and 15.2% to 17.7%, respectively. The implied valuation range for NAPW based on this analysis is $52.65 million and $65.79 million.

The only applicable method for a Discounted Cash Flow Analysis was the perpetuity growth model. A multiple methodology based on EBITDA multiples was not plausible, due to the negative nature of industry EBITDA multiples. This factor, along with others, makes a Discounted Cash Flow Analysis difficult to perform and subject to many assumptions in this industry and in small-capitalization companies in general.

PDN Financial Analysis and Valuation:  Aegis conducted a valuation of the Company's Implied Equity Value in an identical process to the Comparable Companies Analysis for NAPW. This produced an Implied Equity Value range of $17.56 million - $17.95 million. The Equity Value for the Company was then divided by the current outstanding shares of Common Stock (6,309,845), in order to return the Implied Equity Value Per Share range: $2.78 to $2.85.

Transaction Value Case: Aegis also presented a transaction summary. The summary included a table summarizing NAPW’s Equity Value range based on Comparable Companies Analysis ($32.97 million - $39.82 million) and Discounted Cash Flow Analysis ($52.65 million - $65.79 million), the Company's Equity Value range ($17.56 million - $17.95 million) and Equity Value Per Share ($2.78 -$2.85) based on the Comparable Companies Analysis. In addition, Aegis presented the discount to NAPW’s Equity Value the Company would receive through issuance of 6,309,845 shares of PDN common stock. The discount range included a low of -46.74% and a high of -72.72%. The Average Premium Paid in Mergers of Equals in calendar year 2014 YTD, 11.90%, was also presented. The valuation range for the aggregate consideration offered by the Company is $21.56 million - 21.95 million, and the valuation range for the consideration received by the Company is $52.65 million - $65.79 million. Based on the valuation ranges and the supporting analysis, Aegis determined that the consideration is fair from a financial point of view.

Interests of Executive Officers and Directors of the Company in the Merger

Certain of the Company’s directors and officers may have interests in the Merger that may be different from, or in addition to, the interests of the stockholders and which may present actual or potential conflicts of interest.  The Board was aware of these interests and considered them, among other matters, when it determined that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of our stockholders and approved the Merger Agreement and the transactions contemplated thereby. These interests include James Kirsch and David Mecklenburger entering into new employment agreements (the “Employment Agreements”) in connection with the closing of the Merger that will replace any existing agreements governing the terms of the executives’ employment with the Company. The Employment Agreements provide the following benefits and contain the following terms:

•

A three year employment term, after which the executives may continue their employment with the Company on an at-will basis.

•

An annual base salary of $275,000 for Mr. Kirsch and $200,000 for Mr. Mecklenburger.

•

Customary expense reimbursements and participation in the Company’s various retirement and health and welfare plans.

•

Eligibility to earn an annual bonus based on the achievement of performance goals determined by the Company.

•

Two-year post-employment noncompetition and nonsolicitation of customers and employees restrictive covenants, along with customary, confidentiality, work product, return of property covenants.

•

Severance compensation in the event the Company terminates the executive’s employment without “cause” (as defined by the Employment Agreements) the executive’s base salary multiplied by the greater of (i) six months of the executive’s base salary, or (ii) the number of whole months remaining in the initial three year term of employment.  The severance payment is conditioned upon the executive executing and not revoking a release of claims in favor of the Company.  In addition, the Company will pay the executive a lump sum payment equal to the employer portion of six months of health care coverage, contingent upon the executive electing COBRA continuation coverage.

Quantification of Payments and Benefits to Executive Officers.  Certain of the named executive officers may be entitled to additional compensation in the form of severance and other cash payments if their employment were to be terminated by the Company without cause.  The potential severance and other payments upon a qualifying termination are referred to as “potential merger-related payments.”

The following table and related footnotes present information about the potential merger-related payments payable to the Company’s named executive officers in connection with the Merger, after giving effect to the Merger assuming it took place on September 15, 2014 and assuming all other conditions to the payments of such amounts were satisfied.  Severance payments are only payable upon the executive officer’s qualifying termination of employment.  This table does not include the value of benefits which the named executive officers already have a vested right to receive without regard to the occurrence of the Merger.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity ($)	Pension / NQDC ($)	Perquisites / Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
James Kirsch	$832,348	-	-	-	-	-	$832,348
David Mecklenburger	$604,821	-	-	-	-	-	$604,821
Rudy Martinez	-	-	-	-	-	-	$0
Daniel Sullivan	-	-	-	-	-	-	$0

(1) Consists of an estimated cash severance payment plus an additional cash payment equal to the employer portion of continued health coverage for the executive officer and his spouse and dependents (as applicable) payable to the executive officer in a lump sum payment if the Company terminates the executive officer’s employment without cause.  For purposes of determining the amounts set forth above, it is assumed that the executive officer’s employment is terminated without cause immediately following the closing of the Merger, thus the payments provided are pursuant to the terms of the Employment Agreements described above.

Impact of Stock Issuance on Existing Stockholders

The issuance of the Merger Shares and the Merger Option Consideration will dilute the percentage ownership and voting interests of the Company’ s existing stockholders. Upon the issuance of the Merger Shares and the Merger Option Consideration to the NAPW Affiliates in connection with the Merger, the NAPW Affiliates will own 50% of the Company’s outstanding Common Stock, as well as 50% of the Common Stock on a fully-diluted basis, immediately after the consummation of the Merger. Therefore, the ownership and voting interests of the Company’s existing stockholders will be proportionately reduced. The Merger will not, however, result in any changes in the rights of the Company’s stockholders. Because certain provisions of the Merger Agreement require an adjustment to the number of shares of the Company’s Common Stock to be issued in the Merger if the number of shares of the Company’s Common Stock outstanding (or underlying options or warrants) changes between the date of the Merger Agreement and the effective time of the Merger, any issuances of shares of Common Stock after the date of this Information Statement will not cause the NAPW Affiliates to own less than 50% of the Company’s outstanding Common Stock (including on a fully-diluted basis) immediately after the consummation of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger to the Company and its Stockholders

The following discussion summarizes certain material U.S. federal income tax consequences of the Merger of NAPW with and into Merger Sub, with Merger Sub as the surviving entity, that generally are applicable to us and our stockholders, assuming that the Merger is consummated as contemplated by the Merger Agreement. The following discussion does not address the tax consequences, if any, of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger) or the tax consequences to NAPW or its sole shareholder. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This discussion is based upon the U.S. federal income tax code (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, all as in effect on the date of this Information Statement. These authorities are subject to change, possibly retroactively, resulting in tax consequences different from those discussed below.

You are encouraged to consult your own tax advisors as to the specific U.S. federal income tax consequences to you of the Merger, as well as any tax consequences to you of the Merger and your ownership of the Company’s Common Stock arising under any state, local or foreign or U.S. federal estate or gift tax laws.

We do not intend to seek a legal opinion, and neither we nor NAPW intends to seek or obtain a ruling from the IRS, as to the tax consequences of the Merger and, as a result, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the Merger, or that any such position would not be sustained by a court.

The parties intend that, for U.S. federal income tax purposes, the Merger will be treated as a single integrated transaction that qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code and have agreed to report the Merger consistently therewith.

Whether or not the Merger qualifies as a tax-free reorganization, the following U.S. federal income tax consequences generally will result:

•

no gain or loss will be recognized by us or our current stockholders in connection with the issuance of shares of the Company’s Common  Stock or the Merger Option Consideration in connection with the Merger; and

•

no gain or loss will be recognized by us or our current stockholders in connection with the exchange of the common stock of NAPW for shares of our Common Stock in the Merger, or from any cash or other consideration, if any, paid (or deemed paid) by us in connection therewith.

If the Merger does not qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax treatment to our stockholders should be unchanged, but we should be treated as acquiring the assets of NAPW pursuant to the Merger of NAPW with and into Merger Sub in a fully taxable transaction.

Accounting Treatment of the Merger

The Merger will be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations. Under the guidance, the assets and liabilities of the acquired business, NAPW, are recorded at their fair value at the date of acquisition. The excess of the purchase price over the estimated fair values is recorded as goodwill.

Regulatory Approvals and Clearances

Except for the filing of certificates of merger with the States of New York and Delaware and the filing of the amendment to the Company’s amended and restated certificate of incorporation with the State of Delaware, we are unaware of any federal or state regulatory requirements that must be complied with or any governmental approvals that must be obtained in connection with the Merger.

Federal Securities Law Consequences

In the Merger, the Company will issue 6,309,845 Merger Shares to the NAPW Affiliates. This issuance will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and pursuant to Regulation D promulgated by the SEC thereunder (“Regulation D”). Prior to the issuance of the Merger Shares, each of Proman, Ms. Jones and Mr. Wesser will make certain representations to the Company as required by Regulation D. The Company has not and will not engage in general solicitation or advertising with regard to the issuance of the Merger Shares pursuant to the Merger Agreement. The Merger Shares will not be, at the time of issuance, and have not been, registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to the Merger Agreement, the Company has agreed to enter into a registration rights agreement at the effective time of the Merger under which it will agree to prepare and use its best efforts to file with the SEC, not later than nine months after the consummation of the Merger, a registration statement with respect to the resale of the Merger Shares.

NASDAQ Listing

It is a condition to the closing of the Merger that the Merger Shares and the shares of Common Stock underlying the Merger Option Consideration be approved for listing on The NASDAQ Capital Market, subject to official notice of issuance. As discussed above, the Merger Shares, although approved for listing, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements (see “ – Federal Securities Law Consequences” beginning on page 21). The Company’s currently outstanding shares of Common Stock will continue to be traded on The NASDAQ Capital Market under the symbol “IPDN.”

Officers and Directors

In connection with the Merger Agreement, the Company’s amended and restated certificate of incorporation will be amended to increase the total number of directors permitted on the Board from seven to nine members.  Under the terms of the Merger Agreement, the Company is obligated to fix the number of directors of the Board at nine and appoint four individuals designated by NAPW to fill the new vacancies on the Board.  NAPW has selected Proman, Star Jones, Randi Zuckerberg and Donna Brazile as its designees.  At the effective time of the Merger, the Board will act to appoint each of these designees to the Board. Set forth below are the biographies, which include the skills, qualities and experience, of each of the individuals designated by NAPW to be appointed to the Board following the closing of the Merger.

Star Jones, age 52, joined NAPW in September 2011 as its National Spokesperson and became its Chief Development Officer in May 2013 and President in June 2014.  Ms. Jones has become the “face” of NAPW, tasked with conveying the message, brand and image of NAPW worldwide.  As President, she has responsibility for the overall development, expansion and implementation of NAPW’s development and programming strategy.  For the last 25 years, Ms. Jones has been a licensed attorney in the State of New York and was formerly a New York homicide prosecutor. Ms. Jones has worked in television for more than 20 years as a journalist, talk show host, commentator, NBC News Legal Correspondent and Veteran Legal Analyst and co-host of ABC’s The View for nine years.  She is also regularly seen on NBC’s Today Show and CNN’s Piers Morgan Live as a veteran law and news analyst. Ms. Jones is also an accomplished author who has written two best-selling non-fiction books, You Have to Stand for Something, or You’ll Fall for Anything and Shine...a Physical, Emotional & Spiritual Journey to Finding Love.  Her third book, “Satan’s Sisters,” a fictional account of the behind-the-scenes workings of a daytime talk show, was published in the spring of 2011, and is being developed into a network television movie and series by VH1, which Ms. Jones is co-executive producing. In the corporate world, Ms. Jones has been a featured personality for numerous consumer brands including Payless, Saks Fifth Avenue and Kohls, and has appeared on the cover of and/or been featured in a number of major newspapers and magazines in the country on topics ranging from news to lifestyle.  Her newest venture, Status, by Star Jones, a collection of women’s apparel for the professional woman, was launched by QVC in the fall of 2013.  Since 2011, she has actively participated in the American Heart Association’s National Go Red efforts, has lobbied Congress on behalf of that association and was asked by the Presidential Inaugural Committee to speak at the National Day of Service on heart health during President Obama’s 2013 Inauguration. As the National Volunteer for the American Heart Association, Ms. Jones led NAPW in its efforts to help raise awareness of heart disease during “Heart Month,” helping to raise millions of dollars for much needed research and community outreach. Ms. Jones is well qualified to serve as a director on the Company’s Board following the closing of the Merger due to her substantial leadership and networking abilities, as well as her in-depth knowledge of NAPW.

Matthew B. Proman, age 39, founded NAPW in October 2007 and has served as its Chairman and Chief Executive Officer since then.  Mr. Proman’s “hands-on,” entrepreneurial approach at NAPW includes his day-to-day operational leadership of NAPW’s sales, technology and marketing functions. Mr. Proman previously founded and led Cambridge Publishing Co., a publishing company specializing in business-to-business and business to consumer networking, from 2002 to 2007. Mr. Proman also devotes considerable time to a variety of charities such as Mount Sinai Hospital in New York City, the National Diabetes Foundation and the Jack Martin Foundation for Terminally Ill Children. Mr. Proman will bring extensive direct mail marketing industry knowledge to the combined company and a deep background in business-to-business, membership services and career development networking.  His previous service as Chairman and Chief Executive Officer of NAPW will create a critical link between the Board and the acquired NAPW business.

Randi Zuckerberg, age 32, is the Founder and Chief Executive Officer of Zuckerberg Media, a boutique marketing firm and production company working with high profile organizations and Fortune 500 companies such as The Clinton Global Initiative, Cirque du Soleil, Condé Nast and PayPal. She is the author of two books, Dot Complicated, a New York Times Best Seller, and Dot, a children's picture book. Ms. Zuckerberg also works as a television producer and contributor. In 2011, she was nominated for an Emmy Award for her innovative blend of online/TV coverage of the U.S. mid-term elections. In 2012, she was the executive producer for a TV docu-series on Bravo about Silicon Valley’s startup culture, and she regularly appears as a contributor for The Today Show and The Katie Couric show to discuss life in the digital age. From 2005 to 2011, Ms. Zuckerberg served as Director of Market Development and Spokeswoman for Facebook, Inc., one of the largest social media companies.  Ms. Zuckerberg’s experience in creative marketing, past role at a public company in a growth industry and participation in NAPW conferences makes her well qualified to serve on the Board.

Donna Brazile, age 54, is a veteran Democratic political strategist, adjunct professor, author, syndicated columnist, television political commentator, Vice Chair of Voter Registration and Participation at the Democratic National Committee and former interim National Chair of the Democratic National Committee, as well as the former chair of the DNC's Voting Rights Institute.  Ms. Brazile worked on every presidential campaign from 1976 through 2000, when she became the first African American to manage a presidential campaign.  Since 2000, Ms. Brazile has lectured at over 150 colleges and universities across the country on such topics as Inspiring Civility in American Politics, Race Relations in the Age of Obama, Why Diversity Matters and Women in American Politics.  Author of the best-selling memoir Cooking with Grease: Stirring the Pots in American Politics, Ms. Brazile has served as an adjunct professor at Georgetown University since 2012, a syndicated newspaper columnist for Universal Uclick, a columnist for Ms. magazine and O, the Oprah Magazine, an on-air contributor to CNN and ABC, where she regularly appears on ABC's This Week.

Since 2009, she has been on the board of the National Democratic Institute (NDI), National Institute for Civil Discourse and the Joint Center for Political and Economic Studies.  Ms. Brazile is the proud recipient of honorary doctorate degrees from Louisiana State University, North Carolina A&T State University, Thomas Jefferson University, Grambling University, Northeastern Illinois University and Xavier University of Louisiana, the only historically Black, Catholic institution of higher education in the United States.  Ms Brazile is also a former member of Presidential Life Insurance Company.

Ms. Brazile is founder and has been managing director of Brazile & Associates LLC, a general consulting, grassroots advocacy and training firm based in Washington, D.C. from 2002 to present.

Additionally, following the effective time of the Merger, the Board is expected to elect (i) Proman, currently Chairman and Chief Executive Officer of NAPW, as Executive Vice President and Chief Operating Officer of the Company, (ii) Star Jones, currently President and National Spokesperson of NAPW, as President of the Company and (iii) Christopher Wesser, currently General Counsel and Secretary of NAPW, as Executive Vice President and General Counsel of the Company.  The remaining composition of the Company’s executive officers is not expected to change as a result of the closing of the Merger.

No director of the Company has, or will have following the closing of the Merger and the appointment of the individuals listed above to the positions indicated above, a family relationship as close as first cousin with any other executive officer or director on the Board.

Expected Timing of the Merger

We are working to complete the Merger as soon as practicable. We expect to complete the Merger during the third quarter of 2014, assuming that all of the conditions set forth in the Merger Agreement have been satisfied or waived. However, the Merger is subject to a number of conditions, some of which are beyond the control of the Company and NAPW, and we cannot predict the precise timing for completion of the Merger with certainty. See “The Merger Agreement” beginning on page 24 of this Information Statement and “Risk Factors—The Merger may not be completed, which could adversely affect the Company’s business operations and stock price” beginning on page 9 of this Information Statement for further information.

Appraisal Rights

Holders of the Company’s Common Stock will not be entitled to exercise appraisal or dissenters’ rights under Delaware law in connection with the Merger, the issuance of shares of the Merger Shares or the Merger Option Consideration pursuant to the Merger, the issuance of the Aegis Warrant or the amendment to the Company’s amended and restated certificate of incorporation or By-laws.

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the Merger Agreement, a copy of which is attached as Annex A to this Information Statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully in its entirety, as well as this Information Statement and any documents incorporated by reference herein.

The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company or NAPW. The representations and warranties in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in disclosure schedules provided in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or NAPW. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. You should read the representations and warranties in the Merger Agreement and their description in this Information Statement in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

The Merger

 At the effective time of the Merger, upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement and in accordance with Delaware law and the New York Business Corporation Law, NAPW will merge with and into Merger Sub, the separate corporate existence of NAPW will cease and Merger Sub will be the surviving corporation of the Merger. The certificate of incorporation and By-laws of Merger Sub as in effect immediately prior to the Effective Time will be the certificate of incorporation and the By-laws of the surviving corporation. The directors and officers of NAPW immediately prior to the effective time of the Merger will, from and after the effective time of the Merger, be the directors and officers of the surviving corporation until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Merger Consideration

At the effective time of the Merger, all shares of common stock of NAPW issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 5,110,975 shares of the Company’s Common Stock, which will be issued to Proman as NAPW’s sole shareholder. In addition, 1,198,870 shares of Common Stock will be issued pursuant to separate subscription agreements, to certain executive officers of NAPW (namely, 959,096 shares will be issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares will be issued to Christopher Wesser, NAPW’s General Counsel).  Also, at the effective time of the Merger, the Company, as additional consideration, will pay to Proman, in cash, $3,450,000 and issue to Proman (i) a promissory note in the original principal amount of $550,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share.

The number of shares of Common Stock to be issued in the Merger is subject to adjustment if the number of shares of the Company’s Common Stock outstanding changes between the date of the Merger Agreement and the effective time of the Merger so that the number of Merger Shares will be equal to the aggregate number of shares of Common Stock outstanding immediately prior to the effective time. The number of options and warrants to purchase Common Stock issued to Proman is also subject to adjustment so that Proman is issued the number of options or warrants that will ensure that he and the other NAPW Affiliates, at the effective time of the Merger, own, in the aggregate, 50% of the Company on a fully-diluted basis.

The promissory note for $550,000 to be issued to Proman at the effective time of the Merger will mature on August 15, 2015 and will accrue interest at a fixed rate of 0.35% per annum payable quarterly on each of November 15, 2014, February 15, 2015, May 15, 2015 and August 15, 2015. However, if NAPW (on a stand-alone basis) on any payment date fails to meet certain performance criteria as of the end of the fiscal quarter then most recently ended with respect to gross revenue and net cash from operations, then the Company’s obligation to make payment of principal and accrued interest on that date will be deferred to the next payment date that follows the next fiscal quarter end during which NAPW was able to meet such performance criteria, and the maturity date shall be correspondingly extended until such time as the note may be repaid in full. If NAPW (on a stand-alone basis) on any payment date, as of the end of the fiscal quarter then most recently ended, satisfies the gross revenue performance criteria, but fails to satisfy the cash flow performance criteria, then the Company will only be required to make payments of interest and principal to the extent the Company’s excess cash flow permits. The promissory note will not be convertible or exchangeable for shares of the Company’s Common Stock, will be unsecured and may be prepaid, in full or in part, at any time by the Company without premium or penalty.

Representations and Warranties

 In the Merger Agreement, the Company and NAPW have each made customary representations and warranties to each other, including, without limitation, representations and warranties related to incorporation, qualification, good standing and corporate authority, capitalization, outstanding options, warrants and rights, financial statements, the absence of undisclosed liabilities, compliance with law and other regulations, environmental law and regulatory compliance, employee benefit plans, the absence of a material adverse change, tax status and qualifications, tax returns and tax payments, litigation, intellectual property, agreements or contracts, insurance, the absence of violation, breach or default under governing documents and the accuracy of certain statements and information. The Company has also expressly warranted that, at the effective time of the Merger, as a result of the issuance of the Merger Shares and the Merger Option Consideration, Messrs. Proman and Wesser and Ms. Jones will own, in the aggregate, 50% of the Company on a fully-diluted basis.

Indemnification Obligations

Pursuant to the Merger Agreement, following the consummation of the Merger, Proman has agreed to indemnify the Company, its directors, officers, employees, agents, subsidiaries and affiliates for any losses related to breaches of representations or warranties of NAPW contained in the Merger Agreement and any failure by NAPW to perform or comply with any covenant or agreement applicable to it contained in the Merger Agreement. As security for such indemnification obligations, the parties to the Merger Agreement have agreed that, at the closing of the Merger, 1,261,969 shares (the “Escrowed Shares”) of the 6,309,845 Merger Shares to be issued as consideration for the Merger will be withheld by the Company. In the event of an indemnifiable loss incurred by the Company in excess of $250,000 during the 12 month period following the effective date of the Merger, the Company may be entitled to deduct from the Escrowed Shares a number of shares of Common Stock equal to the quotient of the amount of such indemnifiable losses suffered by the Company divided by a number based on the recent average price paid per share of the Company’s Common Stock on the open market.  Except with respect to breaches of certain fundamental representations and warranties or fraud, the indemnification liability of Proman is limited to the Escrowed Shares, except that Proman may choose to satisfy any such indemnification liability in cash, in which case a number of Escrowed Shares having a market value (as determined in accordance with the Merger Agreement) equal to the amount of such payment will be released to Proman.

The Company has also agreed to indemnify NAPW and its directors, officers, employees, agents, subsidiaries and affiliates for any losses in excess of $250,000 during the 12 month period following the effective date of the Merger related to breaches of representations or warranties of the Company contained in the Merger Agreement and any failure by the Company to perform or comply with any covenant or agreement applicable to it contained in the Merger Agreement.  Except with respect to breaches of certain fundamental representations and warranties or fraud, the indemnification liability of the Company is limited to $5,300,000.

Covenants

 In the Merger Agreement, the Company has made covenants with which it must comply from the date of the Merger Agreement until the effective time of the Merger, unless consented to in writing by NAPW, including covenants that the Company:

(i)

conduct its business in the ordinary course of business;

(ii)

use commercially reasonable efforts to preserve substantially intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with significant suppliers, licensors, licensees, distributors, lessors and others with which it has significant business dealings;

(iii)

not grant any stock options, stock appreciation rights or other equity-based awards with respect to its stock nor increase the compensation payable to its current or former directors, officers, employees, consultants or independent contractors or enter into any new employment, change of control, severance or similar agreements with any such person, except under certain circumstances;

(iv)

 not materially change its financial accounting policies or procedures or methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, an SEC rule or applicable law;

(v)

not amend its certificate of incorporation or by-laws;

(vi)

not issue, sell, pledge, dispose or encumber any shares of its capital stock or other ownership interests or any securities convertible or exchangeable therefor;

(vii)

not purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire such shares, except under certain circumstances;

(viii)

not incur, assume, guarantee, prepay, redeem, repurchase or otherwise become liable for any indebtedness, except under certain circumstances;

(ix)

not sell, lease, transfer, encumber or otherwise dispose of any material portion of its properties or assets;

(x)

not modify, amend, terminate or waive any rights under any material contracts or real property lease to which it is party, or enter into any new real property lease or contract that would be a material contract;

(xi)

not acquire any corporation, partnership or other business organization or division thereof;

(xii)

not authorize or make any capital expenditures, except under certain circumstances;

(xiii)

not make any loans, advances or capital contributions to any person other than to the Company;

(xiv)

not enter into, amend, waive or terminate any transactions with affiliates of the Company;

(xv)

not abandon, fail to maintain and renew or otherwise let lapse any material intellectual property;

(xvi)

not adopt or enter into a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization;

(xvii)

 not waive, settle or compromise any legal actions, suits or proceedings, except under certain circumstances; or

(xviii)

not agree or announce an intention to take any of the actions listed above.

In the Merger Agreement, NAPW has made covenants with which it must comply from the date of the Merger Agreement until the effective time of the Merger, unless consented to in writing by the Company, including covenants that NAPW:

(i)

conduct its business in the ordinary course of business;

(ii)

use commercially reasonable efforts to preserve substantially intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with significant suppliers, licensors, licensees, distributors, lessors and others with which it has significant business dealings;

(iii)

not grant any stock options, stock appreciation rights or other equity-based awards with respect to its stock nor increase the compensation payable to its current or former directors, officers, employees, consultants or independent contractors or enter into any new employment, change of control, severance or similar agreements with any such person, except under certain circumstances;

(iv)

not materially change its financial accounting policies or procedures or methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, an SEC rule or applicable law;

(v)

not amend its certificate of incorporation or by-laws;

(vi)

not issue, sell, pledge, dispose or encumber any shares of its capital stock or other ownership interests or any securities convertible or exchangeable therefor;

(vii)

not purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire such shares, except under certain circumstances;

(viii)

not incur, assume, guarantee, prepay, redeem, repurchase or otherwise become liable for any indebtedness, except under certain circumstances;

(ix)

not sell, lease, transfer, encumber or otherwise dispose of any material portion of its properties or assets;

(x)

not modify, amend, terminate or waive any rights under any material contracts or real property lease to which it is party, or enter into any new real property lease or contract that would be a material contract;

(xi)

not acquire any corporation, partnership or other business organization or division thereof;

(xii)

not authorize or make any capital expenditures, except under certain circumstances;

(xiii)

not make any loans, advances or capital contributions to any person other than to NAPW;

(xiv)

not enter into, amend, waive or terminate any transactions with affiliates of NAPW;

(xv)

not abandon, fail to maintain and renew or otherwise let lapse any material intellectual property;

(xvi)

not adopt or enter into a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization;;

(xvii)

 not waive, settle or compromise any legal actions, suits or proceedings, except under certain circumstances; or

(xviii)

not agree or announce an intention to take any of the actions listed above.

The Company, Merger Sub and NAPW have also agreed to cease and terminate any activities, discussions or negotiations with any third parties conducted prior to the date of the Merger Agreement with respect to any alternative merger or sale proposal.

Directors’ and Officers’ Indemnification

The Merger Agreement provides for certain indemnification rights in favor of NAPW’s current and former directors, officers, employees and agents. Following the effective time, the Company and the surviving corporation will indemnify such persons in connection with claims, liabilities or judgments arising out of or pertaining to the fact that such person is or was an officer, director, employee or agent of NAPW. In addition, following the effective time, the surviving corporation will maintain in effect provisions providing rights to indemnification, exculpation from liability and advancement of expenses to such individuals in the surviving corporation’s organizational documents that are no less favorable than those of NAPW prior to the Merger, and not amend or repeal such terms in any manner that would adversely affect the rights of the individuals covered by such provisions.  The indemnification provisions of the Merger Agreement are intended to benefit, and are enforceable by, the indemnified persons.

NASDAQ Listing

The Merger Agreement requires that the Company use its reasonable best efforts to cause the Merger Shares and the shares of Common Stock underlying the Merger Option Consideration be approved for listing on The NASDAQ Capital Market, subject to official notice of issuance, before the effective time of the Merger.

Composition of the Board

Under the Merger Agreement, the Company is required to take all requisite action to cause the Board, at the effective time of the Merger, to consist of nine members, five of whom are to be the current directors and four of whom are to be the persons designated by NAPW. NAPW has selected Proman, Star Jones, Randi Zuckerberg and Donna Brazile as its designees.

Conditions to the Completion of the Merger

The obligations of the Company and NAPW to close the Merger are subject to the satisfaction or waiver of the following conditions:

•

the absence of any law, judgment, injunction, order or decree by any court which prohibits the consummation of the Merger;

•

the Merger Shares and shares underlying the options issued as consideration shall have been approved for listing on NASDAQ, subject to official notice of issuance;

•

the registration rights agreement shall have been entered into by the parties thereto; and

•

the amendment to the amended and restated certificate of incorporation of the Company shall have been executed, filed and become effective.

The obligation of NAPW to close the Merger is subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of the Company being true and correct in the manner discussed in the Merger Agreement;

•

the performance by the Company in all material respects of the obligations under the Merger Agreement;

•

the Company having an aggregate balance of cash plus short term investments of no less than $10,000,000; and

•

the delivery by the Company of a certificate signed by an authorized officer certifying as to the matters set forth in the preceding three bullet points.

The obligation of the Company to close the Merger is subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of NAPW being true and correct in the manner discussed in the Merger Agreement;

•

the performance by NAPW in all material respects of the obligations under the Merger Agreement;

•

the receipt of all approvals required to be obtained by NAPW;

•

the delivery by NAPW of a certificate signed by an authorized officer certifying as to the matters set forth in the preceding three bullet points;

•

the absence of any material adverse change to the assets, properties, business, prospects or financial conditions or results of operation of NAPW;

•

the entrance by each of certain key employees into an employment agreement with the Company for a term of not less than three years; and

•

the delivery by Star Jones and Chris Wesser of subscription agreements with respect to the shares of Company Common Stock to be issued to such persons.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the completion of the Merger in any of the following ways:

•	by mutual written consent of the Company and NAPW;

•	by the Company or NAPW if the Merger has not been consummated on or before December 31, 2014, subject to certain conditions and possible extensions;

•

by the Company or NAPW if a final and non-appealable injunction, order, decree or ruling of a governmental entity has been entered permanently restraining, enjoining or otherwise prohibiting the Merger;

•

by NAPW if the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any of such representations or warranties become untrue as of any date subsequent to the date the Merger Agreement was executed, which breach, failure to perform or untruth (1) would result in the failure of a condition to the Merger and (2) cannot be cured prior to the closing of the Merger, or if curable, is not cured within 30 days after the receipt of written notice of such breach or failure to perform from NAPW, subject to certain conditions; or

•

by the Company if the NAPW breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any of such representations or warranties become untrue as of any date subsequent to the date the Merger Agreement was executed, which breach, failure to perform or untruth (1) would result in the failure of a condition to the Merger and (2) cannot be cured prior to the closing of the Merger, or if curable, is not cured within 30 days after the receipt of written notice of such breach or failure to perform from the Company, subject to certain conditions.

If terminated in accordance with its terms, the Merger Agreement will become void and of no effect and there shall be no liability of any party, except with respect to any liability or damages resulting from any willful breach of the Merger Agreement.

Amendment of the Merger Agreement

The Merger Agreement may be amended by the parties at any time prior to the effective time of the Merger Agreement, provided that (i) after NAPW’s sole shareholder has approved the Merger, which has already occurred pursuant to a written consent, then any amendment must be further approved by the sole shareholder, if the nature of the amendment is such that shareholder approval is required by applicable law, and (ii) after the approval of the Company’s stockholders, which has already been given pursuant to a written consent, then any amendment must be further approved by the stockholders, if the nature of the amendment is such that stockholder approval is required by applicable law and the rules of the NASDAQ Capital Market.

Expenses

Under the Merger Agreement, whether or not the Merger is closed, all costs and expenses incurred by either party in connection with the Merger Agreement, the Merger and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses.

AGREEMENTS RELATED TO THE MERGER

Voting Agreement

In connection with the parties’ entry into the Merger Agreement, the Approving Stockholders, who, in the aggregate, hold approximately 58.6% of the outstanding Common Stock of the Company, entered into the Voting Agreement with NAPW.  In the Voting Agreement, the Approving Stockholders agreed to vote or give written consent (i) in favor of the issuance of the Merger Shares in connection with the Merger, (ii) for the election of the persons designated by each of NAPW and the Company to serve on the Board following the closing of the Merger, (iii) in favor of the amendment of the Company’s amended and restated certificate of incorporation to increase the total number of directors permitted on the Board from seven to nine members and to remove a provision that required the approval of a majority of the total voting power of the Company’s outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws, (iv) in favor of any amendment to the Company’s equity compensation plan to increase the number of shares reserved thereunder, (v) in favor of any other actions contemplated by the Merger Agreement and (vi) against any action or agreement that would result in a breach by the Company of the Merger Agreement.

 Pursuant to the Voting Agreement, the Approving Stockholders have also agreed not to sell, transfer or otherwise encumber Company Common Stock owned by them until the earlier of the termination of the Merger Agreement or the completion of the Merger, with the exception that the stockholders may transfer such shares to certain persons, provided that such persons agree to be bound by the terms and provisions of the Voting Agreement.

The Voting Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement, or (ii) the completion of the Merger.

Registration Rights Agreement

As a condition to the closing of the Merger, each of the prospective parties to the registration rights agreement is required to have entered into the registration rights agreement (the “Registration Rights Agreement”). Each of the Company and the NAPW Affiliates is a party to the Registration Rights Agreement pursuant to which the Company is required, not later than nine months following the closing of the Merger, to file a shelf registration statement on Form S-3 with the SEC with respect to the Merger Shares to be issued in connection with the Merger. The Company is further required to use its best efforts to have such registration statement declared effective not later than 12 months following the closing of the Merger and kept effective until the earlier of three years thereafter or when each of the parties to the Registration Rights Agreement can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act. Under the terms of the Registration Rights Agreement, each NAPW Affiliate agrees not, without the consent of the Company, to offer to sell, sell or otherwise dispose of, or encumber any shares of the Company’s Common Stock received by such NAPW Affiliate in connection with the Merger during the 12 months following the closing of the Merger, except under certain circumstances.

The Company has agreed to bear all SEC registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for the Company and all expenses related to listing the shares on the NASDAQ Capital Market, while the NAPW Affiliates have agreed to bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares and any discounts, commissions and fees of such underwriters, brokers and dealers, FINRA filing fees and expenses, legal fees and disbursements and other expenses of complying with state securities or blue sky laws and the fees and disbursements of legal counsel for the NAPW Affiliates. The Registration Rights Agreement also places indemnity obligations on each of the Company, to indemnify the NAPW Affiliates under certain circumstances, and the NAPW Affiliates, to indemnify the Company under certain circumstances.

Aegis Warrant

As discussed above, Aegis acted as financial advisor to the Company in connection with the Merger. As consideration for rendering and delivering its fairness opinion to the Board, the Company agreed to pay Aegis a fee of $100,000. In addition, as consideration for providing financial advisory services to the Company in connection with the Merger, the Company agreed to (i) pay Aegis a fee equal to 1% of the value of the consideration to be paid by the Company in the Merger and (ii) issue to Aegis the Aegis Warrant. The Aegis Warrant will be issued at the effective time of the Merger, and will entitle Aegis to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share. The Aegis Warrant will be exercisable by Aegis at any time beginning on the five year anniversary date of the closing of the Merger. The terms of the Aegis Warrant will provide that the exercise price of the Aegis Warrant, and the number of shares of Common Stock for which the Aegis Warrant may be exercised, are be subject to adjustment to account for increases or decreases in the number of outstanding shares of Common Stock resulting from stock dividends, stock splits, consolidation, combination, reclassification or similar events.

Pursuant to NASDAQ Listing Rule 5635(c), stockholder approval is required when an equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees or consultants. Accordingly, the issuance of the Aegis Warrant as compensation to Aegis, as the Company’s financial advisor, and thus a consultant to the Company, requires stockholder consent. On July 11, 2014, the Approving Stockholders executed a written consent approving, among other things, the issuance of the Aegis Warrant in accordance with the NASDAQ Listing Rules. Therefore, no further action by any other stockholder of the Company is required to approve the issuance of the Aegis Warrant. Additional information about the Aegis Warrant is set forth below.

NEW PLAN BENEFITS
Aegis Warrant
Name and Position	Dollar Value ($)	Number of Units
James Kirsch, Chairman and Chief Executive Officer	-	-

Rudy Martinez, Executive Vice President and CEO of iHispano.com division	-	-
Daniel Sullivan, Chief Revenue Officer	-	-
David Mecklenburger, Chief Financial Officer	-	-
All executive officers as a group	-	-
All current directors who are not executive officers as a group	-	-
All employees, including all current officers who are not executive officers	-	-
Aegis Capital Corp.	$83,000 (1)	50,000

(1) This represents the value of the Aegis Warrant, if the Aegis Warrant were immediately exercisable, based on the closing price of $5.66 of the Company’s Common Stock on August 5, 2014.

 Securities Authorized for Issuance under Equity Compensation Plans

Prior to the consummation of the Company’s initial public offering in March 2013, the Company adopted the 2013 Equity Compensation Plan under which 500,000 shares of the Company’s Common Stock were reserved for the purpose of providing equity incentives to the Company’s employees, officers, directors and consultants including options, restricted stock, restricted stock units, stock appreciation rights, other equity awards, annual incentive awards and dividend equivalents. The plan provides for a maximum of 500,000 shares of Common Stock that could be acquired upon the exercise of a stock option or the vesting of restricted stock. The plan was approved by the Company’s stockholders prior to the consummation of the Company’s initial public offering. As of the end the fiscal year ended December 31, 2013, there were no securities granted under the plan. Since then, the Company has granted options to purchase 183,000 shares of the Company’s Common Stock that are currently outstanding.

HOUSEHOLDING OF MATERIALS

SEC rules permit registrants to send a single Information Statement to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Information Statement or wish to revoke your decision to household, and thereby receive multiple Information Statements. Those options are available to you at any time.

COMPARATIVE PER SHARE DATA

The following tables present historical per share data for the Company and NAPW; pro forma per share data for the Company after giving effect to the Merger, the termination of NAPW’s existence and S-corporation status and acquisition of NAPW by a C-corporation and unaudited pro forma equivalent per share data for NAPW with respect to the consideration that will be received in the form of shares of Company Common Stock. You should read these tables in conjunction with the historical audited and unaudited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report for the fiscal period ended March 31, 2014, attached hereto as Annex E and F, respectively, and the historical consolidated financial statements of NAPW contained elsewhere in this Information Statement. See the sections entitled “Where You Can Find More Information” beginning on page 55 and “NAPW’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 40.

We are providing the unaudited pro forma combined condensed financial data for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of the Company would actually have been had the Merger with NAPW and other pro forma adjustments in fact occurred at the dates indicated. It also does not necessarily represent or indicate the future financial position or results of operations the Company will achieve after the Merger with NAPW.

	NAPW	Professional Diversity	Pro Forma Condensed Combined Income Statement
Net Loss or Pro Forma Net Loss for the Three Months Ended March 31, 2014	$ (1,017,912)	$ (262,543)	$ (1,252,833)

Weighted Average Shares Outstanding - Basic		6,316,207	12,626,052

Loss Per Share or Pro Forma Loss Per Share - Basic, for the Three Months Ended March 31, 2014		$ (0.04)	$ (0.10)

Net Loss or Pro Forma Net Loss for the Year Ended December 31, 2013	$ (2,475,135)	$ (1,436,387)	$ (4,439,641)

Weighted Average Shares Outstanding - Basic		6,318,085	12,627,930

Loss Per Share or Pro Forma Loss Per Share - Basic, for the Year Ended December 31, 2013		$ (0.23)	$ (0.35)

Shares Outstanding		6,316,027	12,625,872
Stockholders' Equity (Deficit)	$ (14,553,058)	$ 20,236,590	$ 50,296,646
Book Value Per Share or Pro Forma Book Value Per Share at March 31, 2014		$ 3.20	$ 3.98

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of August 5, 2014, by:

•

each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•

each of our named executive officers;

•

each of our directors; and

•

all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon a total of 6,309,845 shares of Common Stock outstanding.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of options that are either immediately exercisable or exercisable on or before that date that is 60 days after the date of this Information Statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, Inc., 801 W. Adams Street, Suite 600, Chicago, Illinois 60667.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
Daniel Ladurini	2,290,541(1)(2)	36.3%
Ronald Chez c/o Thompson Coburn LLP 55 East Monroe Street, Suite 3700 Chicago, Illinois 60603	620,585	9.8%

Executive Officers and Directors
James Kirsch	1,431,788 (2)(3)	22.7%
Rudy Martinez	344,285(2)	5.5%
David Mecklenburger	-	-
Chad Hoersten	-	-
Daniel Sullivan	-	-
Kevin Williams	-	-
Daniel Marovitz	-	-
Stephen Pemberton	-	-
Barry Feierstein	-	-
Andrea Sáenz	-	-

Directors and officers as a group (10 persons)	1,402,111	28.2%

______________

(1)

Includes 2,071,781 shares held by the Ladurini Family Trust, for which Daniel Ladurini is Trustee.  Mr. Ladurini holds voting and dispositive power over the shares held by the Ladurini Family Trust.  Prior to the consummation of the Company’s initial public offering in March 2013, the Ladurini Family Trust entered into option agreements with certain of the Company’s directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from the Ladurini Family Trust, up to 10% of the Company’s shares of Common Stock held by the Ladurini Family Trust, at $8.00 per share, the initial public offering price.

(2)

Daniel Ladurini, James Kirsch and Rudy Martinez are each party to a voting agreement with NAPW, dated as of July 11, 2014, pursuant to which they have agreed to vote their shares as a group in favor of the Merger and the related transactions. The parties to the voting agreement have sole or shared voting power with respect to 58.6% of the outstanding voting power of the Company.

(3)

1,000 of these shares are held by Mr. Kirsch’s daughter who shares the same household as Mr. Kirsch in an account over which Mr. Kirsch serves as custodian. 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult son and 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult daughter.  369,322 of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Kirsch pursuant to which Mr. Kirsch may purchase, during a ten year exercise period, from the Ladurini Family Trust a number of shares of the Company’s Common Stock at $8.00 per share, the initial public offering price of such stock, as to which Mr. Kirsch would have sole voting and sole dispositive power upon acquisition. As of the date of this Information Statement, Mr. Ladurini is also the beneficial owner of these 369,322 shares.

As described above, the Company entered into the Merger Agreement with NAPW on July 11, 2014, the closing of which will result in the NAPW Affiliates owning, in the aggregate, 50% of the outstanding Common Stock of the Company, as well as 50% of the Common Stock on a fully-diluted basis, which constitutes a change of control of the Company.

INFORMATION ABOUT NATIONAL ASSOCIATION OF PROFESSIONAL WOMEN

Business

About NAPW

NAPW is a for-profit membership organization for professional women and NAPW believes it is the largest women-only professional networking organization in the United States with more than 600,000 members.  NAPW members enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills and promoting their businesses and career accomplishments.

NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at events hosted at nearly 300 local chapters across the country.  Through the NAPW website, members are able to create, manage and share their professional identity online, build and engage with their professional network and promote themselves and their businesses.  In addition to on-line networking, members can participate in a number of local events held across the country including monthly chapter meetings, business expos, charitable events and other events developed specifically to facilitate face-to-face networking with other professional women.  NAPW also sponsors a two-day National Networking Conference hosted by Star Jones, its President and National Spokesperson, that provides participants the opportunity to network with other members from across the country, hear inspiring presentations from renowned keynote speakers and participate in valuable break-out sessions.

NAPW members can also promote their career achievements and their businesses through placement on the website’s home page, in proprietary Press Releases, in the on-line Member Marketplace and in monthly newsletter publications.

In addition to networking and promotional opportunities, NAPW provides its members with the ability to further develop their skills and expand their knowledge base through monthly newsletters, on-line and in-person seminars, webinars and certification courses.  Members are also provided exclusive discounts on third-party products and services through partnerships with valuable brands that include Lenovo personal computers, Regus office space and GEICO insurance.

Since its founding in 2007, NAPW has developed a significant proprietary database of more than 600,000 professional women who are, have been or have otherwise indicated an interest in being, a member of the organization.  NAPW believes that it can capitalize in the future on the value of this database of information about professional women, their interests and their purchasing habits.

NAPW generates revenues through membership subscriptions, the sale of press releases and an annual registry publication.  For the three months ended March 31, 2014 and years ended December 31, 2013 and 2012, its revenues were $5,922,098, $19,762,735 and $15,087,871, respectively, and net losses for those periods were $(1,017,912), $(2,475,135) and $(1,284,269), respectively.  Membership subscriptions represented approximately 88%, 84%  and 81% of NAPW’s revenue in the three months ended March 31, 2014 and years ended December 31, 2013 and 2012, respectively.

NAPW’s Mission and Vision

Aspire.  Connect.  Achieve.  NAPW’s mission is to provide the venue, support system and resources to women who aspire to achieve through connections with like-minded women.

NAPW’s Membership Benefits

NAPW believes that through providing (i) the unique combination of both an on-line and face-to-face venue for professional women to network and develop a robust support system of their peers, (ii) the educational programs necessary to meet the ever-expanding continuing education needs of adult professionals across all industries and (iii) a platform that can promote their career accomplishments and business endeavors, NAPW can facilitate its members’ ability to achieve their professional goals and aspirations.

NAPW provides the following key benefits to its members:

Ability to engage with a network of professional women both on-line and in-person.  NAPW enables members to build their professional networks by providing access to a robust database of professional women in their local community, as well as across the country through the ‘members-only’ features of its website.  They are able to search based on a number of criteria including name, city, state, company, industry and expertise.  Through the platform, members are able to connect with those fellow members that have the specific expertise, complementary businesses or other features that will provide them what it is they seek.

In addition, through monthly local events sponsored at nearly 300 local chapters across the country, regional business expos, charitable events, the National Networking Conference and five Regional Networking Summits, members can meet face-to-face with those they have connected with on-line.  Recent studies by Forbes Insights and The Maritz Institute indicate that executives prefer face-to-face networking over virtual, citing the ability to build stronger, more meaningful relationships.  Through events developed specifically for women, and held exclusively for women, NAPW is providing a more robust, secure and less intimidating networking environment.  Women-only groups provide a gentle introduction to networking, giving women who have not networked before the opportunity to do so, building their confidence.  Through the expansion of their professional network, women can further their careers, businesses and professional endeavors.  NAPW believes that through the personal interaction of members at inspiring events in their communities, members strengthen and deepen their connection to those in their NAPW network.  And, in turn, they strengthen and deepen their connection to NAPW.

Ability to manage their professional identity.  Through online professional profiles of record that members create, manage and control, members present their professional identity to their fellow NAPW members.  NAPW members share, at their own discretion, information about themselves in their profiles.  Through the creation and management of their profiles, and presentation only to those fellow NAPW members, members can safely and securely promote themselves and their business endeavors within the NAPW network.

Access to continuing education and professional development.  NAPW provides members the ability to further develop their professional skills and expand their business knowledge through discounts on third-party seminars, webinars, certification courses and other on-line educational tools.  Particularly for those members whose employers do not provide continuing education benefits, or those entrepreneurs who need to expand their knowledge beyond their core competency, NAPW’s partners can provide both on-line and face-to-face educational opportunities covering a multitude of topics in core areas including accounting, finance, marketing, computers, management and leadership, human resources and customer service.

Opportunity to promote themselves and their businesses.  NAPW members can promote their career achievements and their businesses through placement on the website and in the Member Marketplace and in monthly newsletter publications.

Discounts on products and services.  Members obtain discounts on third-party products and services through “NAPW Perks”  and “Diamond Discounts” offerings, as well as through exclusive partnerships which include Lenovo personal computers, Regus office space, GEICO insurance and other valuable brands.

NAPW’s Competitive Strengths

NAPW believes that its key competitive strengths are as follows:

Exclusive focus on professional women.  As a result of its exclusive focus on professional women, NAPW believes that it provides a unique, secure and less intimidating environment within which members can successfully network and establish strong business relationships.  As the “wage gap” still exists, and women ages 35 to 64 earn 80% or less of what men do across the board, according to the U.S. Department of Labor’s Bureau of Labor Statistics, “Women in the Labor Force: A Databook” (Dec. 2011), networking can build their base of contacts and provide a support network as they explore and pursue career goals and new business endeavors.  A single personal connection can lead to multiple opportunities for professional and personal growth, from job leads to lasting friendships.  Networking helps members explore new career options and can help them keep up with changing trends in their field.  By investing in and developing their professional networks, NAPW members can be better positioned to achieve their professional goals and career aspirations.

Attractive industry demographic trends.  Favorable demographic trends are expected further the growth in NAPW’s membership base.  According to data released by the U.S. Bureau of Labor Statistics in February 2014, the number of women in the workforce is expected to increase to 76.5 million by 2022 from 72.7 million in 2013.  Women make up the majority of professional and related occupations (57.1%) and service occupations (56.6%), the occupations expected to grow most rapidly (16.8% and 13.8%, respectively) from 2008, as reported by the U.S. Bureau of Labor Statistics.  Further, as women continue to receive more advanced educational degrees than men in the United States, younger professional women represent a strong source of potential members for the organization.  Women have made substantial strides in recent decades and now surpass men in both college enrollment and completion.  Some 44% of women ages 18 to 24 were enrolled in college or graduate programs as of October 2010, according to the Pew Research Center’s Social & Demographic Trends Report (April 19, 2012), compared with just 38% of men in the same age group.  In addition, 36% of women ages 25 to 29 had a bachelor’s degree, compared with only 28% of men in the same age group – a record-high divergence, according to the Pew Research Center’s Social & Demographic Trends Report (August 17, 2001).  Women account for approximately 58% of students in two-and four-year colleges in the United States, as reported in a 2012 article on the development of women leaders appearing in the Indiana University Kelly School of Business Executive Digest, and six out of ten graduate students, according to the Council of Graduate Schools (2010).

These demographics are attractive for NAPW and to the third-party providers who discount merchandise for NAPW members and prospective strategic partners.  According to a study from the Boston Consulting Group (2013), women in the United States reported “controlling” 72.8% of household spending.  Women are earning, spending and influencing spending at a greater rate than ever before, accounting for $7 trillion in consumer and business spending annually in the United States, according to an article “Understanding Today’s Digital Women,” iMedia Infocus Summit (June 4-6, 2013).  It is estimated in the iMedia article that, over the next decade, women will control two-thirds of consumer wealth.

Large, growing and diverse national membership base.  NAPW is the largest women-only networking organization in the United States by number of members, with more than 600,000 members located in all 50 states.  Its membership base is comprised of over 60,000 dues-paying members, who have access to varying benefits depending on their membership tier, and nearly 600,000 complimentary members, who are considered members because they have provided their demographic information and are permitted to use NAPW as a reference but do not have access to the networking, educational and promotional benefits.  NAPW’s membership base is diverse in terms of ethnicity, age, income, experience, industry and occupation.  It includes members from small and large corporations, as well as entrepreneurs and business owners.  NAPW believes the diversity of its membership base is a key component of its value.

Comprehensive product and service offerings to deliver value to members.  NAPW believes its comprehensive product offerings provide women valuable tools to help them advance their careers and expand their businesses.  Through networking opportunities on-line and at local chapter events in their communities, regional events that include business expos and charitable events and NAPW’s National Networking Conference,  discounts provided on seminars, webinars and educational certification courses and promotional offerings that include the Member Marketplace, website and monthly newsletter placements, members are provided the opportunities and tools for their professional development.  Further, NAPW believes its leading position within the women’s networking industry allows it to leverage its negotiating power, enabling it to pass along competitive merchandise prices to members through discounts and promotions.

Business model with efficient member acquisition model and recurring cash flow.  NAPW’s direct marketing lead generation efforts, which utilize both direct mail and digital strategies, are among the most efficient in the industry as measured by internal response and click-through rates.  This efficiency, combined with effective call center operations, results in what NAPW believes to be a market leading member acquisition process and direct variable contribution.  Further, membership fees are charged annually providing a valuable recurring stream of cash flow.  Currently, approximately 15% of NAPW’s revenue is generated through the annual renewal of members’ subscriptions.  NAPW’s membership has an average retention rate for the years 2012 and 2013 of approximately 50%, which it believes compares favorably to other member subscription-based businesses.  NAPW believes that the deployment of capital in member acquisition and retention initiatives will continue the expansion of its membership base.  This expansion will provide additional membership fee and renewal revenues, as well as other database monetization opportunities.

Experienced and successful management team.  NAPW’s executive management team has a proven track record in direct marketing in the membership subscription industry.  Management has developed substantial experience in increasing NAPW’s target membership base using strategic alliances to bolster merchandise offerings that create value for its members and increasing upselling opportunities for higher membership levels.  Additionally, NAPW has a network of well-known women celebrities and business leaders including its President and National Spokesperson Star Jones, and former National Networking Conference keynote speakers Martha Stewart, Arianna Huffington, Randi Zuckerberg, Barbara Corcoran and Sara Blakely.

NAPW’s Business Strategy

NAPW’s primary business strategy is to expand its membership base and create a robust database of information about its key demographic – professional women.  NAPW believes it can do so through the deployment of capital into (i) its existing member acquisition model, (ii) testing new methods of member acquisition, (iii) key member retention initiatives, (iv) the refinement of existing and development of additional member benefits, and (v) its information collection and technology infrastructure.

Continue to efficiently acquire new members.  NAPW’s member acquisition strategy is to continue to execute its historically successful lead generation and candidate conversion efforts, supported by targeted branding, public relations, and local chapter/regional event initiatives.  NAPW’s highly effective marketing campaigns solicit professional women for membership using extensively and continually tested marketing materials distributed though both direct mail and digital channels.  NAPW uses direct mail and social media marketing, and has historically experienced a combined response rate of three times industry and national averages.  It believes efficient member acquisition is critical to driving growth and profitability.  In order to reduce lead generation and conversion costs, NAPW plans to use sophisticated mining and predictive analytics, so that it can focus its lead generation efforts primarily on those prospects with the highest propensity to purchase a membership in a women-only networking organization.  Further, NAPW has plans to capitalize on interest generated through the nearly 300 local chapters across the country, regional events and its National Networking Conference to launch new membership drives, and have recently implemented the “NAPW Agency” model, which incentivizes existing members to bring in new members.  NAPW is also evaluating an e-commerce solution.

Maximize member retention with valuable local and regional events, expanded membership services and value-added offerings.  A key aspect of NAPW’s strategy is to develop strong membership loyalty by providing an attractive value proposition for members. NAPW believes membership provides members with tangible business, career and personal benefits, as well as cost savings on continuing professional education programs and partner product offerings which substantially exceed the membership dues.  To continue to improve member retention rates, NAPW regularly evaluates the composition of its membership base, their satisfaction, interests and needs in order to actively respond to changing member preferences.  NAPW believes the face-to-face member networking and member-to-member relationship building experience is its key differentiator and the foundation of its value creation opportunity.  Through facilitating the development of strong relationships within the membership base using networking and business promotional events such as local chapter meetings, regional business expo and charitable events and the National Networking Conference, NAPW can strengthen each member’s connection to other members and, in turn, to it.

Upgrade the website into an open, global on-line platform with premium “members only” features.  To further improve the online member experience, NAPW intends to rebuild its website to create a more robust, seamless online experience by incorporating features from other successful networking sites.  It intends to build a social media content oriented web and mobile platform for professional women.  Expanded functionality is planned to include integration of well-known third-party solutions, as well as the development of custom functionalities such as mobile tools and services for geo-location based matching.  Other features may include community curated and produced content and services and a content and service aggregator for members.  NAPW plans to enhance its site for mobile and tablet viewing experiences and is currently developing a stand-alone mobile application.

Explore ways to capitalize on the database, mining and analytics.  With more than 600,000 members and efforts underway to expand the membership base, NAPW is exploring ways to capitalize on the significant opportunity to create value through the development of a robust database of information about professional women, their interests and purchasing habits.  As a result of these efforts, NAPW will be able to not only monetize the database through partnerships with large consumer product companies, but also reduce lead generation costs through the use of data mining analytics and predictive modeling tools.  In addition, analysis of the database and member’s purchasing behaviors will also facilitate the new product development efforts described above.

Expand internationally.  NAPW believes there exists significant opportunity to replicate the success of its domestic business model internationally.  Its plan is to initially focus on English-speaking countries with similar market trends and prospects for professional women such as Canada, Australia and the United Kingdom, then expand into the rest of Europe, Asia and Latin America.

NAPW believes the key to international expansion is to partner with a respected and well-known professional woman in the country in which it intends to expand, as NAPW has done with Star Jones in the United States.  That person will become the local ‘face’ of NAPW, and through her relationships and brand positioning in that home country, develop a marketing strategy to capitalize on this position in the local professional women’s community.  Using the local celebrity/professional as the anchor, monies will then be invested in NAPW brand or co-brand positioning and lead generation efforts.  The existing lead conversion model can then be built to support the marketing efforts, resulting in the build-out of the international network.  NAPW will then develop websites to incorporate the specific interests, needs and demands of the host country’s professional women.

For example, the Canadian government’s latest statistics claim that women make up more than 60% of the labor force.  This ratio compares favorably to that in the United States.   Canada is a particularly attractive expansion zone for several reasons.  First, there are more than 9,000,000 women in the Canadian labor force, according to Statistics Canada, Canada’s national statistical agency (January 10, 2014).  Second, Canada is on the very cusp of the “second” women’s rights revolution, where the place of women in the workforce is just becoming a prevalent social, media and political issue.  NAPW believes there is an opportunity for it to satisfy the demand created by that country’s modern empowerment movement.  Finally, Canada’s population is clustered among relatively few urban population centers, with only six areas exceeding 1,000,000 persons in population (Toronto, Montreal, Vancouver, Ottawa-Gatineau, Calgary and Edmonton).  Logistically, the country is appropriate for NAPW’s local chapter/key cities model, and the population distribution lends itself to focused lead generation marketing strategies.

Similarly, the United Kingdom has approximately 14,000,000 women in its labor force, according to the Office of National Statistics, the United Kingdom’s national statistical agency (September 25, 2013).  Like other industrialized English-speaking countries, women make up just under half (47%) of the labor force, so it also compares favorably to the United States from a demographic perspective.  There are at least three distinct political regions (England proper, North Ireland and Scotland), each of which has only a few major metropolitan centers.  This permits NAPW to employ its key cities model, and to do so with a targeted strategy for each political region.

Women’s Networking Industry Overview

Favorable demographic trends will facilitate further growth in NAPW’s membership base.  According to data released by the U.S. Bureau of Labor Statistics, in February 2014, there were 72.7 million women in the workforce in the United States in 2013.  This number is expected to increase to 76.5 million by 2022.  Of these working women, approximately 73% have “white collar” jobs.  Women also make up the majority of professional and related occupations (57.1%) and service occupations (56.6%), the occupations expected to grow most rapidly from 2008 to 2018.  NAPW’s membership surveys indicate that its targeted membership base of professional women has higher than average annual household income as compared to the national average.  It believes that the demographic trend towards women advancement will have a favorable impact on NAPW.  The demographic profile of a typical NAPW member follows that of the general population and thus NAPW believes this will also have a favorable impact on demand for memberships and related products and service offerings.

Membership Benefits

NAPW member benefits include both on-line and face-to-face networking opportunities, discounts on continuing professional education and career and business promotional opportunities.  Below are its most established offerings.

Online networking for career enhancement.  The NAPW website, www.napw.com, is a secure environment for professional women to network, gain exposure and find extensive tools and resources for career enhancement.  The website offers a community where like-minded women can exchange ideas, gain exposure and discover new opportunities while staying current with the latest developments in their respective fields.

In-person networking at local chapters.  NAPW provides face-to-face networking opportunities through local chapter meetings throughout the United States, as well as regional and national events.  Members enjoy the benefits of meeting other professional women in their geographic area and throughout the country.  Local NAPW chapters give members the opportunity to build innovative and supportive professional social relationships while listening to inspiring and educational speakers.

National Networking Conference with Star Jones.  NAPW sponsors an annual National Networking Conference, hosted by its President and National Spokesperson Star Jones.  The conference provides participants the opportunity to network with more than 1,500 members, hear inspiring presentations from keynote speakers such as former speakers Martha Stewart, Arianna Huffington, Randi Zuckerberg, Barbara Corcoran and Sara Blakely, and participate in valuable break-out sessions on topics that include “The Transforming Leader,” “Striking A Balance” and “Igniting Your Personal Brand.”

Educational seminars for career and personal development.  NAPW supplies a wealth of resources to enhance a member’s skills and foster career development.  Members are provided discounts on hundreds of seminars, webinars, certification programs and conferences geared towards career and personal development.

Business platform and member Marketplace.  NAPW provides a platform for professional women to showcase their businesses and career endeavors.  Members can gain exposure in a host of ways including by becoming a featured VIP level member, joining a local chapter and searching for potential clients.  Members can also promote their career achievements and their businesses through placement on NAPW’s website and in the Member Marketplace, in proprietary Press Releases, as well as in NAPW’s monthly newsletter publications.

Discounts on recognized branded merchandise.  Members receive discounts on a wide variety of third- party merchandise through the NAPW Perks Program, as well as additional special offers from key partners including Lenovo personal computers, Regus office space, Ritz-Carlton hotels, the University of Phoenix, GEICO insurance and others.  None of the participating vendors are owned or operated by NAPW.

Membership Levels

NAPW offers six dues-paying membership levels for members – Trial, Introductory, Standard, Preferred, Elite and VIP.  The distinctions between membership levels include the amount of discounts available on higher value offerings such as certification programs and other professional development seminars and webinars, the cost associated with attending the National Conference and the ability to promote and market themselves and their businesses through NAPW’s website and monthly publications.  Successive levels of membership include the offerings of the lower level plus add-on benefits.

Member Acquisition

NAPW’s member acquisition efforts are centered around lead generation and candidate conversion, supported by targeted branding, public relations and local chapter and regional event initiatives.  Its marketing campaigns solicit professional women for membership using extensively tested marketing materials distributed though both direct mail and digital channels.  For direct mail, mail lists are rented and marketing collateral distributed to targeted candidates.  The materials call for the candidates to complete a business reply card or on-line application containing basic contact information.  The historic response rate is almost three times the industry average published by the Direct Marketing Association.  This response rate is due, in large part, to management’s extensive experience in optimizing direct mail lead generation efforts and ongoing efforts to continually test various creative and marketing materials and methods.  Results for each campaign, including response rate, sale conversion rate, average selling price and amount of additional revenue (from, for example, renewals and upsells) from members solicited through these campaigns are collected and analyzed.  Future marketing campaigns are then revised based on the test results.

NAPW has also focused efforts in recent years on digital marketing campaigns, primarily through the use of targeted advertisements on LinkedIn.com.  After having tested this channel throughout 2010 and 2011 using a third-party vendor, NAPW determined in November 2012 to bring this critical function in-house.  By hiring an experienced digital marketer, NAPW has increased the quality and quantity of its digital leads while reducing the costs associated with generating those leads.  Through the segmentation of the online population by professional level (e.g., manager, executive and senior executive), NAPW can use customized creative and content copy to optimize response rates.  The year-to-date average click-through rates and conversion rates are three times the published LinkedIn.com averages.  These efforts reduced average digital lead costs in 2013 by 13%.

By applying best practices from successful direct mail marketing efforts to digital channels, NAPW has successfully capitalized on the opportunity available to expand its lead sources.  NAPW aims to further improve the efficiency of its marketing efforts through data mining.  Data mining is the process of taking unrelated data from different platforms and discovering previously unseen links and relationships.  This aids lead generation because data mining is used specifically to sift through large sets of data to find associations that might prove useful.  Through the use of mining and predictive analytics, NAPW can focus lead generation efforts primarily on those prospects with the highest propensity to purchase.  This targeted approach to lead generation has the potential to significantly reduce lead generation costs.

Memberships automatically renew annually in an amount equal to the cost of the member’s respective level of membership.  In addition to generating revenue from member initiation and renewal fees, NAPW contacts members approximately 60 to 90 days after they have enrolled to provide them the opportunity to upgrade their membership level status, purchase a press release and purchase a registry publication.

Membership Coordinators

Information obtained about potential membership candidates generated through the lead generation process is distributed to one of NAPW’s membership coordinators.  They, in turn, contact the candidate and conduct an interview.  Information is gathered regarding the candidate’s title, employer, job responsibilities, experience, education, professional aspirations and charitable and personal interests.  The membership coordinator then suggests an appropriate membership level to the candidate.  Once the level is selected, the candidate provides the membership coordinator with her credit card information and purchases the membership.  The sale is conducted in a PCI compliant environment. In conjunction with a planned increase in lead generation marketing spend, NAPW intends to triple the size of its membership coordinator team by mid-2014 from approximately 120 as of December 31, 2013, to ensure adequate capacity to interview and convert potential candidates to dues-paying members.

The membership coordination team is integral to the success of NAPW.  It runs a rigorous recruitment and appraisal process to ensure that the team is comprised of only highly motivated sales staff.  Led by the head of the human resources department, who has been in this role since NAPW’s inception, the hiring process begins with the search for potential candidates on sites such as CareerBuilder, Indeed.com and Craigslist, as well as through local job fairs.  Those candidates found to be the most successful membership coordinators are those that have prior job experience in sales, real estate, retail, mortgage brokerage, food service and hospitality.  Additionally, NAPW has found that recent college graduates, as well as people who have “retired” from their first careers and are looking for a job locally, are ideal candidates.

Once a qualified candidate has been identified, she is contacted for a preliminary phone interview.  This initial process ensures that the candidate has good phone communication skills and serves as a general screening process.  Once a candidate passes the initial screen, she is brought in for a series of face-to-face interviews with the recruiter and sales managers.  To succeed in the role as a membership coordinator, candidates must have good verbal communication skills, be driven by the earnings potential and believe in NAPW’s mission.

The membership coordinator team is continually evaluated for performance and policy compliance.  Underperformers are coached and counseled.  If, after coaching and counseling, their performance does not improve, they are terminated.  NAPW manages toward eliminating those performing in the bottom 10% of the membership coordinator team so as to ensure the continual optimization of conversion rates.

Local Chapter and Regional Events

NAPW’s member acquisition is supported by focused marketing, public relations and local chapter and regional event initiatives.  Currently, in addition to the hundreds of local chapter events hosted across the country, NAPW is planning targeted regional events in 2014 and 2015 in 10 to 14 key markets across the country.  An evaluation of the population of professional women, the existing membership base and those active in local chapters in cities across the country has been performed to identify these key target markets.

Member Retention

NAPW is continuously seeking to optimize the member experience and increase member retention.  Initiatives include the Speaker Series and brand awareness efforts described above under “Member Acquisition,” an expansion of the local chapter support infrastructure, development of local and regional events, the rebuilding of the website and online member experience, the continued refinement of membership product features and the restructuring and development of NAPW’s membership services operations.

In-Person Networking

The face-to-face member networking and relationship building experience is the key differentiator and the foundation of the value creation opportunity that NAPW seeks to offer.  NAPW believes that through facilitating the development of strong relationships within the membership base using networking and business promotional events such as local chapter meetings, business expositions, the mentor program, the Speaker Series and the annual National Networking Conference, it can fortify members’ connection with one another and, in turn, to the organization.  In this regard, NAPW has begun to build out its local chapter management function through the creation of a regional management structure.

Headed by Star Jones, with support from the National Director of Local Chapters, management of the nearly 300 local chapters across the country has been broken down into five regions.  Each region has been assigned a manager, who is responsible for ensuring that their local chapters are managed effectively, that event calendars are robust and in line with the needs of that chapter’s members, and that brand positioning in the field is consistent with established protocols.  The regional managers are also charged with increasing membership, retention and local chapter participation in their markets.  Compensation structure will consist of a variable component to ensure the team is appropriately incentivized.

Online Networking

Online networking through NAPW’s website has proved to be a valuable member engagement and retention tool.  The current website offers members proprietary access to a wide network of executives, entrepreneurs and professional women.  It provides a comfortable and secure method for women to contact each other, share their insights, ask questions and nurture professional relationships, all within the napw.com community.  In addition, the site’s community wall offers members an online social community to engage in conversations and gain exposure for their business or services.  Members can add posts and comment on other posts.  Unlike most other social media walls, the NAPW community wall allows members to filter their wall by industry, category or local chapter.

To further improve the online member experience, NAPW intends to build a social media content oriented web and mobile platform for professional women.  Expanded functionality is planned to include integration of well-known third-party solutions from other successful networking sites, as well as the development of custom functionalities such as mobile tools and services for geo-location based matching, expanded member product and service offering marketplace and robust mentor/mentee platform.  The website will be transitioned to an interactive member dashboard, or destination site, where members will be able to develop a more robust profile and manage their experience incorporating social media elements such as mutual friends, degrees of connectivity, links on commonality or similar interests and “likes,” as well as suggestive search features.  Other features may include community curated and produced content and services, and a content and service aggregator for members.  NAPW also intends to incorporate the use of gamification techniques to reward those members who produce valuable content, defined as that which is ‘liked’ and appreciated by their peers.  NAPWwill then provide the means for those members to have that content accessible through other third-party media outlets.

Additional Products and Service Offerings

Continued optimization of membership products and service offerings is another initiative currently underway that will further efforts to increase NAPW’s member retention rate.  NAPW is continually reviewing the varying levels of membership to ensure an appropriate value proposition for members and are currently evaluating additional offerings for those higher levels of membership.  They may include benefits such as “Lunch and Learn” meetings with NAPW’s President and National Spokesperson Star Jones, free “Master Class” notes that will provide summaries of the key points from sponsored event presentations, tiered pricing discounts for the annual National Networking Conference, Diamond Club discounts on luxury goods and services and participation in an Advisory Council where members lead discussions on topics relevant to their professions, as well as other additional benefits from key strategic partnerships with educational and third-party product and service providers.

Third-party products and services marketed to members have included personal computers, office space, automobile insurance and other brands.  When introducing new products, NAPW concentrates on products and services provided by recognized brands, which it can market without significant capital investment, and for which it receives a marketing fee from the third-party provider based on sales volume.  NAPW seeks to utilize the purchasing power of its members to obtain products and services at attractive prices.

NAPW has authorized an NAPW Certification Program through a strategic alliance with the University of Phoenix.  The Certification Program would be a formal training program in which members would be required to take a series of predetermined courses in areas including accounting, human resources, marketing, business ethics and other relevant areas of study in order to obtain certification.  This curriculum will provide the candidate a verifiable skill set to serve as the foundation and platform for their professional success.  Those seeking certification would be required to submit an essay discussing how their course work, as well as the certification itself, will augment their professional development.  Along with the prestige and “stamp of approval” of certification, certified members would receive a special seal which can be displayed on their websites and business cards and access to a special certified member-only database and events, allowing them to connect with other certified members.

To further ensure that offerings are in line with the needs of the existing and potential membership base, NAPW is evaluating a number of research organizations with the intent of funding a robust online and offline focus group.  These efforts will supplement existing research tools that include periodic member surveys and data gathering through chapter president and local chapter meetings.  Through the use of both qualitative and quantitative research tools, NAPW will gain additional insight as to critical determinants of a professional woman’s decision to enroll, and maintain membership in, an organization such as NAPW.  NAPW would then use that insight to focus efforts on appropriate refinements to existing products and services, as well as the development of additional offerings.  Through this process, NAPW will be better able to test messages, concepts, products, services and feature sets to determine how best to communicate to the market and gauge the potential impact of features and benefits of new product offerings.

Membership Services

As its membership ranks have grown, particularly since the third quarter of 2012, NAPW has focused on expanding its membership services function.  Historically, the function has been performed by a handful of former salespeople who expressed an interest in the role.  They handle inbound questions from members about log-in challenges, locations of the local chapter meetings and other general member inquiries.  NAPW is in the process of revising the function, with an eye toward a more proactive, outbound membership services function.  Having recently performed a test of outbound “welcome calls” to new members, NAPW received a clear response from members that they liked the idea of being formally welcomed just weeks after enrolling, as well as being provided unsolicited assistance in helping them log-in and use their member benefits.

NAPW is evaluating the creation of a more formal account management or concierge structure.  This structure would assign new members to their own personal membership coordinator, who would be the single point of contact for the member for the term of their membership.  The membership coordinator would be responsible for welcoming the new member within two weeks of enrolling to facilitate an efficient welcome process and ensuring that the new member is getting the most from her membership.  In addition to welcoming and serving as a single point of contact, the membership coordinator would also provide new members with the opportunity to purchase additional products and services such as a VIP level upgrade, press release and inclusion in the legacy registry.

Additional products and services developed through efforts, such as video resumes, career coaching services and other items relevant to the needs of professional women, would also be made available through conversations with the member’s personal membership coordinator.

Database Building and Mining Analytics

With more than 600,000 members and initiatives underway to further expand its membership base, NAPW seeks to capitalize on the opportunity to create value through the development of a robust database of information about professional women, their interest and purchasing habits.  As a result of these efforts, NAPW will be able to not only monetize the database through partnerships with large consumer product companies, but also reduce lead generation costs through the use of data analytics and predictive modeling tools.  In addition, analysis of the database and member’s purchasing behaviors will also facilitate new product development efforts.

NAPW currently collects information about members through initial phone interviews and member updates to their online profiles, as well as from public records obtained from multiple sources such as municipal tax records, U.S. census data and surveys and online mail order catalog shopping records.  Plans are in development to further these efforts to ensure that NAPW is gathering the most relevant, valuable member information through the use of the most efficient, least disruptive collection methods.  In addition to potentially expanding the interview process to gather data while the member is on the phone and appending data from third-party sources, NAPW is also evaluating member surveys and other online methods such as gamification to further develop its database.  According to a Gartner Group analyst in an April 2011 press release “by 2014, a gamified service for consumer goods marketing and customer retention will become as important as Facebook, eBay or Amazon, and more than 70 percent of Global 2000 organizations will have at least one gamified application.”  The gathering and mining of data about its membership base and their purchasing habits will provide NAPW with a competitive advantage in its lead generation and conversion efforts.

Marketing

NAPW markets memberships and related products and service offerings primarily through direct mail, e-mail, digital advertisements, promotional events and direct sales.  Direct response marketing efforts account for the vast majority of new enrollments with a very small portion coming from other sources, such as member referrals and networking events.

The Internet has proved to be a significant, low-cost source for new members, subscriptions and other ancillary product sales.  NAPW maintains multiple websites, which are accessible through http://www.napw.com.

Operations

NAPW membership services operations are located in Garden City, New York and Los Angeles, California.  The primary focus of this group is to reach out to those who have responded to direct response advertising indicating an interest in learning more about membership, or becoming a member.  The membership coordinators speak to them about the varying tiers of membership available, gather information about them to create their on-line profile and process the sale of memberships.  In addition, there are customer service representatives located in the Garden City location who handle in-bound member inquiries that include questions about logging in to the website, local chapter events in their areas, general member benefits and payment inquiries.

NAPW publication operations are based in Jericho, New York.  Internal marketing, creative and writing teams develop the newsletter, which is distributed via email to all members on a monthly basis.

Information Support Services

NAPW utilizes integrated computer systems to support membership and publishing operations.  A database containing all member activity across the various programs has been integrated into the websites and call centers.  Comprehensive information on each member, including a profile of the purchasing activities of members, is available to membership services representatives when responding to member requests and when marketing NAPW products and services.  NAPW employs publishing software for publication makeup and content and for advertising to support its publications operations.  A wide-area network facilitates communication within and between offices.  NAPW also utilizes information technology, including list segmentation, merge and purge programs and database analysis to select prospects for direct mail solicitations and other direct marketing efforts.

NAPW is committed to protecting the privacy, reputations and dignity of its members.  Accordingly, it has invested heavily in many areas to prevent the misuse of information that NAPW collects.  NAPW does not misuse personally identifiable information that it collects and it uses reasonable and suitable physical, electronic and managerial safeguards to protect such information.  NAPW systems are PCI compliant.

Regulation

NAPW operations are subject to varying degrees of federal, state and local regulation.  Its outbound telemarketing and direct mail activities are currently subject to regulation.  In addition to the existing regulatory framework, new regulatory efforts affecting operations may be proposed from time to time in the future at the federal, state and local level.  There can be no assurance that such regulatory efforts will not have a material adverse effect on the ability of NAPW to operate the businesses or onits  results of operations.

NAPW direct marketing operations are subject to various federal and state “do not call” list requirements.  The Federal Trade Commission has created a national “do not call” registry.  Under these federal regulations, consumers may have their phone numbers added to the national “do not call” registry.  Generally, NAPW is prohibited from calling anyone on that registry.  In September 2003, telemarketers were granted access to the registry and are now required to compare their call lists against the national “do not call” registry at least once every 31 days.  Telemarketers are required to pay a fee to access the registry.  Enforcement of the “do not call” provisions began in late 2003, and the rule provides for fines of up to $16,000 per violation and other possible penalties.  These rules may be construed to limit NAPW’s ability to market its products and services to new customers.  Further, it may incur penalties if it does not conduct its telemarketing activities in compliance with these rules.

Competition

The market for organizations and services targeting professional women is highly competitive with few barriers to entry.  The market segment that NAPW targets is characterized by an increasing number of market entrants with competing content and services such as Ellevate, eWoman’s Network, National Association of Women Business Owners, Savor the Success and NAFE.  While NAPW believes that this market segment is large enough to support multiple companies, one or a few service providers could dominate this particular market niche.  NAPW must compete with such entities for user time and attention.  In order to compete successfully, NAPW must provide compelling content and services to attract members within its target demographic group.

In general, NAPW membership operations and publications compete with numerous organizations in the women’s networking industry for disposable income spent on professional and career advancement.  By offering significant membership benefits at a reasonable cost and actively marketing to members, NAPW believes that it has been able to maintain a loyal following for its membership organization as evidenced by the high retention rates of its membership.

Trademarks and Copyrights

NAPW owns a variety of registered trademarks and service marks for the name and acronym of the organization and the names of its programs and conferences, including the Power to Be You and Endless Opportunities.  NAPW also owns the copyrights to certain articles in its publications.  NAPW believes that its trademark and copyrights have significant value and are important to its marketing efforts.

Employees

As of July 22, 2014, NAPW had 168 full-time employees, consisting of 4 executives, 28 employees in administrative and membership operations, 125 employees in marketing and sales and 5 employees in information support services and the remainder in Finance, Human Resources and analytical positions.  To support anticipated future growth, NAPW expects to hire additional employees, particularly in the areas of sales, marketing, information technology, product development and local chapters.  No employees are covered by a collective bargaining agreement.  NAPW believes that its employee relations are good.

Facilities

NAPW currently leases approximately 20,000 square feet of office space in Garden City, New York, which is used by its membership coordinators, and approximately 15,000 square feet of office space in Jericho, New York, which is used by its executive and administrative staff.  In September 2013, NAPW opened a sales and marketing office in Los Angeles, California.  Total rental expense in 2013 was approximately $675,000, and is expected to be approximately $1,373,000 in 2014.

Legal Proceedings

From time to time, NAPW is involved in litigation arising in the normal course of its business operations.  Other than as set forth below, NAPW does not believe it is currently involved in any litigation that will have a material effect on the financial condition of the business.

NAPW have been named as defendants in the related cases of Costantino v. NAPW, Inc., No. 000074/2013 (Sup. Ct., Nassau Co.) and DeLisi, et al. v. NAPW, Inc., et al., No. 2:13-CV-05322 (E.D.N.Y.).  These cases involve allegations of same-sex sexual harassment by a female sales manager against four employees over a period of several years.  Upon learning of these allegations, which came only after the employees involved were terminated for “cause,” NAPW engaged an independent investigator that conducted a thorough investigation and returned a conclusion that the allegations were unfounded.  NAPW is covered in these matters through an insurance policy and has exhausted the self-insured retention.  Both cases are in the early stages of discovery.  At this time, NAPW does not have an estimate of the likelihood or the amount of any potential exposure.  NAPW believes that there is no merit to these cases and continues to vigorously defend itself against the plaintiffs’ allegations.

Market for NAPW’s Common Equity and Related Shareholder Matters

NAPW is a New York corporation with only one class of common equity outstanding, all of the shares of which, as of the date of this Information Statement, are owned by Proman. There is no established public trading market for NAPW’s common equity. NAPW made cash and other distribution on its common stock valued at $740,937, $1,404,016 and $477,668 during the three months ended March 31, 2014, the year ended December 31, 2013 and the year ended December 31, 2012, respectively.

Equity Compensation Plan Information

NAPW has no compensation plans (including individual compensation arrangements) under which equity securities of NAPW are authorized for issuance.

NAPW’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties.  NAPW’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this Information Statement.  The following discussion should be read in conjunction with NAPW’s financial statements and related notes thereto included elsewhere in this Information Statement.

Overview

NAPW is a for-profit membership organization for professional women and NAPW believes it is the largest women-only professional networking organization in the United States with approximately 600,000 members.  NAPW’s members enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills, and promoting their businesses and career accomplishments.

NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at events hosted at its local chapters across the country. Through its website, members are able to create, manage and share their professional identity online, build and engage with their professional network, and promote themselves and their businesses.  In addition to on-line networking, its members can participate in a number of local events held across the country including monthly chapter meetings, business expos and other events developed specifically to facilitate face-to-face networking with other professional women.  NAPW also sponsors its annual “National Networking Conference,” hosted by its President and National Spokesperson Star Jones, which provides participants the opportunity to network with other members from across the country, attend inspiring presentations from renowned keynote speakers and participate in valuable break-out sessions.  Members can also promote their career achievements and their businesses through placement on NAPW’s home page, in its on-line “Member Marketplace,” and in monthly newsletter publications.

In addition to networking and promotional opportunities, NAPW provides members the ability to further develop their professional skills and expand their knowledge base through monthly newsletters, on-line and in-person seminars, webinars, and certification courses.  Members are also provided exclusive discounts on third-party products and services through partnerships with valuable brands.  NAPW generates revenue through the sale of annual memberships, renewal fees, membership upgrades and the sale of ancillary products.  Under GAAP, revenue generated from membership fees is capitalized and amortized on a straight line basis over the life of the membership (which is 12 months).

Critical Accounting Policies and Estimates

The policies discussed below are considered by NAPW management to be critical to an understanding of NAPW’s financial statements because their application places the most significant demands on NAPW management’s judgment, with financial reporting results relying on the estimation about the effect of matters that are inherently uncertain.  Specific risks for these critical accounting policies are described below.  For these policies, NAPW management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

The SEC has issued cautionary advice to elicit more precise disclosure about accounting policies that management believes are most critical in portraying a company’s financial results and in requiring management’s most difficult subjective or complex judgments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments and estimates.  On an ongoing basis, NAPW evaluates its estimates, the most significant of which include accounting for incremental direct costs and advertising costs, recognizing revenue and deferred revenue, and determining the recoverability of long-lived assets.  The basis for NAPW’s estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources.  Actual results may differ from the amounts estimated and recorded in NAPW’s financial statements. NAPW believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of NAPW’s financial statements.

Incremental Direct Costs – Incremental direct costs incurred in connection with enrolling members consist of sales commissions paid to NAPW’s direct sales agents.  The commissions are deferred and amortized over the term of membership, which is a twelve-month period.  Amortization of deferred commissions is included in sales and marketing expense in the accompanying statements of operations.

Advertising – Advertising costs are expensed as incurred or the first time the advertising takes place.  The production costs of advertising are expensed the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefit.  Direct-response advertising consists primarily of advertising contracts and is amortized over the life of the applicable contract. At March 31, 2014, $3,323 of advertising costs were reported as other costs. Advertising expense for the three months ended March 31, 2014 was $2,037,529. At December 31, 2013, $63,211 of advertising costs was reported as other assets.  Advertising expense for the year ended December 31, 2013, was $5,642,848.  At December 31, 2012, $292,769 of advertising costs was reported as other assets.  Advertising expense for the year ended December 31, 2012, was $4,739,435, including $486,643 for amounts written down to net realizable value.  Advertising expense for the three months ended March 31, 2014 and years ended December 31, 2013 and 2012 are included in sales and marketing expense in the statements of operations appearing in NAPW’s financial statements included elsewhere in this Information Statement.

Revenue and Deferred Revenue – NAPW recognizes revenue primarily from membership dues and related services and product sales when persuasive evidence of an arrangement exists, services have been rendered or delivery of the product has occurred, the dues are fixed or determinable and collectability is probable.  Membership dues are collected up-front and member benefits become available immediately; however, those benefits must remain available over the 12 month membership period.  At the time of enrollment, membership dues are recorded as a liability under deferred revenue and are recognized as revenue ratably over the 12 month membership period.  Members who are enrolled in an annual payment plan may cancel their membership in the program at any time and receive a partial refund (amount remaining in deferred revenue) or due to consumer protection legislation, a full refund based on the policies of the member’s credit card company.  Revenue from membership sales are recognized net of all refunds.  For the three months ended March 31, 2014 and years ended December 31, 2013 and 2012, membership sales account for approximately 88%, 84% and 81%, respectively, of net revenues.  Revenue from related membership services are derived from fees for development and set-up of a member’s personal on-line profile and/or press release announcements.  Fees related to these services are recognized as revenue at the time the on-line profile is complete and press release is distributed. Revenues from on-line profile and press release fees accounted for approximately 8%, 9% and 11% of net revenues for the three months ended March 31, 2014 and years ended December 31, 2013 and 2012, respectively.  Products offered to members relate to custom made plaques and an annual registry book.  Product sales are recognized as liabilities under deferred revenue at the time the initial order is placed.  Revenue is then recognized at the time these products are shipped.  NAPW’s shipping and handling costs are included in cost of sales in the accompanying statements of operations.  Plaque and registry book sales accounted for approximately 4%, 6% and 8% of net revenues for the three months ended March 31, 2014 and years ended December 31, 2013 and 2012, respectively.

Impairment of Long-Lived Assets – Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  Impairment losses are recognized when the estimated undiscounted cash flows to be generated by those assets are less than the assets’ carrying amount.  Impaired assets are recorded at their estimated fair value calculated based on the discounted estimated cash flows generated by the asset.  NAPW’s long-lived assets include property, equipment and computer software.  As of December 31, 2013 and 2012, NAPW has determined that none of its long-lived assets are impaired.

Matters that May or Are Currently Affecting NAPW’s Business

The main challenges and trends that could affect or are affecting NAPW’s financial results include:

Attracting new members and renewing existing member subscriptions - In order to grow its business, NAPW must continually attract new members, sell additional product and service offerings to existing members and increase the rate of retention in its business.  NAPW’s ability to do so depends in large part on the success of its sales and marketing efforts.  NAPW does not typically enter into long-term contracts with its members, and even when it does, they can generally terminate their relationship with NAPW.  NAPW has limited historical data with respect to rates of membership renewals, upgrades and expansions, so it may not accurately predict future trends for any of these metrics.  Further, unlike companies with different business models, the nature NAPW’s product and service offerings is such that members may decide to terminate or not renew their agreements with NAPW without causing significant disruptions to their own businesses.  The rate at which NAPW expands its membership base or increases its members’ renewal rates may decline or fluctuate because of several factors, including the prices of NAPW’s product and service offerings, the prices of products and services offered by its competitors or reductions in their professional advancement and networking spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of NAPW’s offerings.  If NAPW does not attract new members or if its members do not renew their agreements for NAPW’s product and service offerings, renew at lower levels or on less favorable terms, or do not purchase additional offerings, NAPW’s revenue may grow at a slower rate than expected or decline.

Maintaining, protecting and enhancing NAPW’s brand - NAPW has developed a strong and trusted brand that it believes has contributed significantly to the success of its organization.  NAPW’s brand is predicated on the idea that professional women will trust it and find value in building and maintaining their professional identities and reputations on the NAPW platform.  Maintaining, protecting and enhancing its brand is critical to expanding NAPW’s base of members, and increasing their engagement with NAPW’s product and services offerings, and will depend largely on its ability to maintain member trust, be a technology leader and continue to provide high-quality offerings, which NAPW may not do successfully.  Despite NAPW’s efforts to protect its brand and prevent its misuse, if others misuse NAPW’s brand or pass themselves off as being endorsed or affiliated with NAPW, it could harm NAPW’s reputation and its business could suffer.  NAPW’s brand is also important in attracting and maintaining high performing employees.  If NAPW does not successfully maintain a strong and trusted brand, its business could be harmed.

Avoiding out-of-date, inaccurate or missing member profiles - If NAPW members do not update their information or provide accurate and complete information when they join NAPW or experience changes in their professional careers, or do not establish sufficient connections, the value of NAPW’s network may be negatively impacted because its value proposition as a professional networking organization and as a source of accurate and comprehensive data will be weakened.  For example, incomplete or outdated member information would diminish the ability of members to reach their target audiences and NAPW’s ability to provide its members with valuable insights.  If NAPW fails to successfully motivate its members to do so, NAPW’s business and operating results could be adversely affected.

Scaling and adapting existing technology and network infrastructure - A key element to NAPW’s continued growth is the ability of its members to access NAPW’s website within acceptable load times.  NAPW has experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing NAPW’s services simultaneously, and denial of service or fraud or security attacks.  In some instances, NAPW may not be able to identify the cause or causes of these website performance problems within an acceptable period of time.  NAPW expects it will become increasingly difficult to maintain and improve its website performance, especially during peak usage times and as its solutions become more complex and its total user traffic increases.  NAPW expects to continue to make significant investments to maintain and improve website performance and to enable rapid releases of new product and service offerings.  To the extent that NAPW does not effectively address capacity constraints, upgrade its systems as needed and continually develop its technology and network architecture to accommodate actual and anticipated changes in technology, its business and operating results may be negatively impacted.

Increasing competition from social networking sites – NAPW’s industry is evolving rapidly and is becoming increasingly competitive.  Larger and more established social networking sites and Internet search companies may focus on this market and could directly compete with NAPW.  Users of social networks may choose to use, or increase their use of, those networks for professional purposes, which may result in those users decreasing or eliminating their membership in NAPW.  Companies that currently focus on social networking could also expand their focus to professional women.  Should this occur, and if NAPW is unsuccessful in establishing alliances or relationships with such competitors or potential competitors, NAPW’s business could be harmed.

Dependence on third-party providers – NAPW’s business depends in part on developing and maintaining productive relationships with third-party providers of products and services that NAPW markets to its members.  Many factors outside NAPW’s control may harm these relationships.  For example, financial difficulties that some of these providers face may adversely affect NAPW’s marketing program with them and could result in their inability to service, manufacture or deliver products to NAPW or its members in a timely manner.  NAPW sources products from over a dozen vendors.  If any of NAPW’s key vendors or manufacturers fail to supply it with merchandise, NAPW may not be able to meet the demands of its members and its sales could decline. A disruption of NAPW’s relationships with its marketing partners or a disruption in its marketing partners’ operations could have a material adverse effect on NAPW’s business and results of operations.

Results of Operations

The following discussion should be read in conjunction with the information set forth in the financial statements and the related notes thereto appearing elsewhere in this Information Statement.

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

Revenues, net

Revenues for the three months ended March 31, 2014 were $5,922,098 compared to $4,100,837 for the three months ended March 31, 2013.  The primary drivers of this increase were the continued growth in the number of new memberships sold, combined with the benefit from an increase in the annual membership fee; a significant increase in annual renewal revenue, the result of the continued expansion of NAPW’s membership base; and an increase in the sale of VIP membership upgrades.

Revenues generated from new memberships increased by $817,072 in the three months ended March 31, 2014, up 35% from the comparable prior year period.  Renewal revenue increased by $660,006, up 138% from the prior year – the result of the continued expansion of NAPW’s membership base, combined with an increase in the annual renewal fee.  Additionally, VIP upgrade revenue increased by $294,436, up 45% in 2014 – primarily as a result of an increase in unit sales and average selling price.

Cost of Sales and Gross Profit

Cost of sales increased by $1,032,455 to $4,052,992 for the three months ended March 31, 2014 from $3,020,537 for the three months ended March 31, 2013.  The primary drivers of this increase were lead generation cost increased by $708,932 in 2014 to drive the continued expansion of NAPW’s membership base; NAPW’s membership coordinator sales force expense increased by $218,340, a result of an increase to 113 representatives at March 31, 2014 from 89 representatives at March 31, 2013; amortization of sales commissions increased $174,209, the result of the increased sales mentioned above.

Gross profit increased by $788,806 to $1,869,106 for the three months ended March 31, 2014 compared to $1,080,300 for the three months ended March 31, 2013.  Gross profit percentage increased to 32% for the three months ended March 31, 2014 compared to 26% for the three months ended March 31, 2013.

Payroll and Related Expense

Payroll and related expense for the three months ended March 31, 2014 was $1,467,165 compared to $1,007,958 for the three months ended March 31, 2013.  This increase was a result of additions to NAPW’s customer service, administrative and executive teams.

Facility Expense

Facility related expenses for the three months ended March 31, 2014 was $477,322 compared to $174,527 for the three months ended March 31, 2013.  This increase was a result of opening an additional sales office in California and an administrative office in New York.

Twelve Months Ended December 31, 2013 Compared to Twelve Months Ended December 31, 2012

	2013	2012	$ Change	% Change
Revenues, net	$19,762,735	$15,087,871	$4,674, 864	31.0%
Cost of sales	12,948,673	9,694,567	3,254,107	33.6%
Gross profit	6,814,062	5,393,304	1,420,757	26.3%
General and administrative:
Payroll and related	4,808,314	3,398,107	1,410,207	41.5%
Facility	1,051,121	703,107	348,015	49.5%
Travel and entertainment	859,980	363,869	496,110	136.4%
Other expenses	2,349,123	1,938,526	410,597	21.2%
Total general and administrative	9,068,538	6,403,609	2,664,929	41.6%
Loss from operations	(2,254,476)	(1,010,304)	(1,244,172)	123.1%
Other expenses	(220,659)	(273,965)	53,307	-19.5%

Net loss	$(2,475,135)	$(1,284,269)	$(1,190,865)	92.7%

Revenues, net

Revenues for the twelve months ended December 31, 2013 were $19,762,735 compared to $15,087,871 for the twelve months ended December 31, 2012.  The primary drivers of this increase were the continued growth in the number of new memberships sold, combined with the benefit from an increase in the annual membership fee; a significant increase in annual renewal revenue, the result of the continued expansion of NAPW’s membership base.

Revenues generated from new memberships increased by $3,358,581 in the twelve months ended December 31, 2013, up 44% from the comparable prior year period.  Renewal revenue increased by $809,017, up 45% from the prior year – the result of the continued expansion of NAPW’s membership base, combined with an increase in the annual renewal fee.

Cost of Sales and Gross Profit

Cost of sales increased by $3,254,107 to $12,948,673 for the twelve months ended December 31, 2013 from $9,694,567 for the twelve months ended December 31, 2012.  The primary drivers of this increase were lead generation cost increased $1,552,610 in 2013 to drive the continued expansion of NAPW’s membership base; NAPW’s membership coordinator sales force expense increased $1,167,599, a result of an increase to 132 representatives at December 31, 2013 from 76 representatives at December 31, 2012; amortization of sales commissions increased $955,611, the result of the increased sales mentioned above.

Gross profit increased by $1,420,757 to $6,814,062 for the twelve months ended December 31, 2013 compared to $5,393,305 for the twelve months ended December 31, 2012.  Gross profit percentage decreased to 34% for the twelve months ended December 31, 2013 compared to 36% for the twelve months ended December 31, 2012, a result of the investment in increasing the sales force.

Payroll and Related Expense

Payroll and related expense for the twelve months ended December 31, 2013 was $4,808,314 compared to $3,398,107 for the twelve months ended December 31, 2012.  This increase is a result of additions to NAPW’s customer service, administrative and executive teams.

Facility Expense

Facility related expenses for the twelve months ended December 31, 2013 was $1,051,121 compared to $703,107 for the twelve months ended December 31, 2012.  This increase was a result of opening an additional sales office in California and an administrative office in New York.

Travel and Entertainment Expense

Travel and entertainment related expenses for the twelve months ended December 31, 2013 was $859,980 compared to $363,869 for the twelve months ended December 31, 2012.  This increase was a result of establishing an additional sales office in California.

Liquidity and Capital Resources

As of March 31, 2014, NAPW had cash and cash equivalents of $87,228 and a working capital deficit of approximately $15,295,873.  NAPW incurred net losses of $1,017,912 and $906,565 for the three months ended March 31, 2014 and March 31, 2013, respectively, and had an accumulated deficit of $14,553,058 as of March 31, 2014.  The opinion of NAPW’s independent registered public accounting firm on its audited financial statements as of and for the twelve months ended December 31, 2013 contains an explanatory paragraph regarding substantial doubt about NAPW’s ability to continue as a going concern due to recurring losses from operations and its net capital deficiency.

NAPW management believes that going-forward, NAPW will generate sufficient cash flows from its operating activities to meet its capital requirements.  However, NAPW may choose to raise equity capital from time to time to support general working capital needs, certain capital expenditures or potential acquisitions.  Matthew B. Proman, NAPW’s Chairman and Chief Executive Officer, has made advances to NAPW in the past, at competitive market levels, and may do so in the future.

Net cash provided in operating activities was $1,038,182 for the three months ended March 31, 2014, compared to $552,198 for the three months ended March 31, 2013, an increase of $485,984, or 88%.  The increase in net cash provided in operating activities is primarily related to an increase in accounts payable.

Net cash used in investing activities was $91,614 for the three months ended March 31, 2014, compared to net cash used in investing activities of $28,971 for the three months ended March 31, 2013, an increase in net cash used in investing activities of $62,644.  In 2014, this primarily consisted of cash paid for leasehold improvements made in the Los Angeles office. In 2013, this primarily consisted of investment in website development of $28,225.

Net cash used in financing activities was $905,411 for the three months ended March 31, 2014, compared net cash used in financing activities of $445,688 for the three months ended March 31, 2013.  In 2014, this primarily consisted of $740,577 in distributions to the shareholder and the satisfaction of the settlement payable of $201,026.  In 2013, this primarily consisted of shareholder distributions.

Income Taxes

NAPW, with the consent of its shareholder, has elected under the Internal Revenue Code to be taxed as an S corporation.  The shareholders of an S corporation are taxed on their proportionate share of NAPW’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in the financial statements.  Certain specific deductions and credits flow through NAPW to its shareholder.  This election is also valid for New York State.  It is the opinion of management that there are no material uncertain tax positions that require recognition or disclosure in the financial statements.  Tax returns for the years 2010 to date are subject to examination by tax authorities.

Off–Balance Sheet Arrangements

As of March 31, 2014, December 31, 2013 and December 31, 2012, NAPW had no material off-balance sheet arrangements other than operating leases to which NAPW is a party.

Impact of Inflation

The impact of inflation upon NAPW’s revenue and income/(loss) from continuing operations during each of the past two fiscal years has not been material to its financial position or results of operations for those years because NAPW does not maintain any inventories whose costs are affected by inflation.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived from Professional Diversity’s Network, Inc. ("Professional Diversity") and NAPW’s respective historical audited financial statements as of and for the year ended December 31, 2013.

The following unaudited pro forma condensed combined financial statements give effect to the Merger Transaction (as defined below) between Professional Diversity and NAPW. The unaudited pro forma condensed combined financial statements are intended to show how the Merger Transaction might have affected the historical financial statements of Professional Diversity if the Merger Transaction had been completed at an earlier time. The unaudited pro forma adjustments are based upon certain assumptions that we believe are reasonable, as set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma adjustments reflecting the completion of the Merger Transaction are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma condensed combined balance sheet as of March 31, 2014 combines Professional Diversity’s and NAPW’s balance sheets, each as of March 31, 2014, giving effect to the Merger Transaction as if the Merger Transaction had occurred on March 31, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 combines Professional Diversity’s statement of comprehensive loss and NAPW’s statement of operations for their respective periods, giving effect to the Merger Transaction as if the Merger Transaction had occurred on January 1, 2014. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 combines Professional Diversity’s statement of comprehensive loss and NAPW’s statement of operations for their respective periods, giving effect to the Merger Transaction as if the Merger Transaction had occurred on January 1, 2013.

The historical financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the Merger Transaction, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed using information available to date and have been prepared to illustrate the estimated effect of the Merger Transaction and certain other adjustments. The actual adjustments described herein are expected to change based upon the finalization of valuations related to the Merger Transaction.

The pro forma adjustments included herein are subject to change depending on changes in the components of assets acquired and liabilities assumed and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price of NAPW will be determined after completion of a thorough analysis to determine the fair value of NAPW’s tangible and identifiable intangible assets and liabilities as of the acquisition date. Increases or decreases in the estimated fair values of the net liabilities assumed may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact our statement of operations. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Professional Diversity would have been had the Merger Transaction occurred at an earlier date, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the historical financial statements and related notes thereto contained in Professional Diversity’s 2013 Annual Report on Form 10-K, filed on March 23, 2014, with the Securities and Exchange Commission (the “SEC”), the historical consolidated financial statements and related notes thereto contained in Professional Diversity’s Quarterly Report on Form 10-Q, filed on May 15, 2014, with the SEC and the historical financial statements and related notes of NAPW, included elsewhere in this Information Statement.

Actual results may be materially different from the pro forma information presented.

The Merger Transaction

On July 11, 2014, Professional Diversity, NAPW Merger Sub, Inc., a wholly-owned subsidiary of Professional Diversity (“Merger Sub”), NAPW, and Matthew B. Proman, the sole shareholder of NAPW, (“Mr. Proman”) entered into an Agreement and Plan of Merger, pursuant to which, among other things, all shares of common stock of NAPW will be exchanged for 6,309,845 shares of Professional Diversity’s common stock (the “Merger Transaction”). Also, at the effective time of the Merger Transaction, Professional Diversity will pay to Mr. Proman $3,450,000 in cash and issue to Mr. Proman a promissory note in the principal amount of $550,000. As additional consideration, Mr. Proman will also receive options to purchase 183,000 shares of Professional Diversity’s common stock at an exercise price of $3.45, warrants to purchase 50,000 shares of common stock at $4.00 per share and warrants to purchase 131,250 shares of common stock at $10.00 per share.

In consideration for its services as financial advisor to the Company, Professional Diversity will also issue Aegis Capital Corp. (“Aegis”) a warrant to purchase 50,000 shares of its common stock with an exercise price of $4.00 per share.

Promissory Note

On the closing date of the Merger Transaction, Professional Diversity will issue Mr. Proman a promissory note in the amount of $550,000 (the “Note”). The Note will have an annual interest rate of 0.35% and will be due and payable in quarterly installments of $137,500 on each of November 15, 2014, February 15, 2015, May 15, 2015, and August 15, 2015.

If on any installment payment, as of the end of NAPW’s most recently ended fiscal quarter, NAPW (on a stand-alone basis) fails to maintain both annualized gross revenue (as defined in the Note) for the period from June 30, 2014 to such fiscal quarter end of at least $20,000,000 and (ii) positive net cash from operations less capital expenditures (“cash flow from operations”) for the fiscal quarter then ended of at least an amount equal to the sum of $137,500 plus all interest that will have accrued under the Note to such installment payment date, then (1) except as provided in the following provision, payment of the quarterly principal installment of the Note and all unpaid accrued interest will be deferred to the installment payment date that follows the next fiscal quarter end of NAPW that NAPW (on a stand-alone basis) has maintained both annualized gross revenue of at least $20,000,000 as of such fiscal quarter end and positive cash flow from operations for the fiscal quarter then ended of at least an amount equal to the sum of $137,500 plus all accrued interest (2) not more than $137,500 principal amount of the Note will be due on any such deferred installment payment date, and (3) the maturity date of the Note shall be correspondingly extended until such time as the Note may be paid in full; provided, however, that, on any installment payment date following a fiscal quarter end that NAPW has maintained both annualized gross revenue of at least $20,000,000 as of such fiscal quarter end and positive cash flow from operations for the fiscal quarter then ended that is less than an amount equal to the sum of $137,500 plus all accrued interest, then Professional Diversity will pay Mr. Proman an aggregate amount equal to the amount of such positive cash flow from operations to be applied as follows: (x) first to pay accrued and unpaid interest and (y) thereafter, to repay the outstanding principal of the Note and shall reduce the scheduled principal installments in the reverse order of maturity.

Pro Forma Condensed Combined Balance Sheet

March 31, 2014

(Unaudited)

	Professional Diversity	NAPW	Pro Forma Adjustments		Pro Forma Condensed Combined
	(a)	(b)
Current Assets:
Cash and cash equivalents	$10,829,109	$ 87,228	$ (3,450,000)	(c)	$ 7,466,337
Accounts receivable	959,957	267,049	-		1,227,006
Short-term investments	7,500,341	-	-		7,500,341
Prepaid expense and other current assets	351,641	200,981	-		552,622
Total current assets	19,641,048	555,258	(3,450,000)		16,746,306

Property and equipment, net	60,498	754,529	-		815,027
Capitalized technology, net	655,798	-	-		655,798
Goodwill	735,328	-	36,373,151	(c)	42,378,479
			5,270,000	(f)
Sales Process			2,290,000	(c)	2,290,000
Paid Member Lists			860,000	(c)	860,000
Member List			8,957,000	(c)	8,957,000
Developed Technology			648,000	(c)	648,000
Trade name	90,400	-	420,000	(c)	510,400
Deferred tax asset	560,099	-	-		560,099
Security deposits	12,644	342,190	-		354,834
Incremental direct costs	-	1,052,696	-		1,052,696
Merchant reserve	-	260,067	-		260,067
Other assets	-	10,000	-		10,000
Total assets	$21,755,815	$2,974,740	$ 51,368,151		$ 76,048,706

Current Liabilities:
Accounts payable and accrued expenses	663,092	5,475,081	950,000	(d)	7,088,173
Deferred revenue	814,721	10,918,925	-		11,733,646
Warrant liability	41,412	-	-		41,412
Merchant cash advances	-	455,939	-		455,939
Capital lease obligations, current portion	-	53,882	-		53,882
Note payable – current portion	-	-	535,037	(c)	535,037
Total current liabilities	1,519,225	16,903,827	1,485,037		19,908,089

Deferred rent	-	623,971	-		623,971
Deferred tax liability	-	-	5,270,000	(f)	5,270,000
Total liabilities	1,519,225	17,527,798	6,755,037		25,802,060

Commitments and contingencies

Stockholder’s Equity
Common stock	63,182	-	63,098	(c)	126,280
Additional paid in capital	21,883,593	-	33,559,853	(c)	55,530,586
			87,139	(e)
Accumulated deficit	(1,698,930)	(14,553,058)	11,940,162	(c)	(5,348,965)
			(87,139)	(e)
Treasury stock	(11,255)	-	(950,000)	(d)	(11,255)
Total stockholders’ equity	20,236,590	(14,553,058)	44,613,714		50,296,646

Total liabilities and stockholders’ equity	$21,755,815	$ 2,974,740	$ 51,368,151		$ 76,098,706

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Derived from the unaudited balance sheet of Professional Diversity as of March 31, 2014.

(b)

Derived from the unaudited balance sheet of NAPW as of March 31, 2014.

(c)

Reflects the allocation, on a preliminary basis, of cost associated with the Merger Transaction under the acquisition method of accounting as though the acquisition occurred on March 31, 2014. The fair value of the common stock issued was determined using the closing market price of Professional Diversity’s common stock on July 28, 2014, which was $5.26 per share. The fair value of the options and warrants to be issued was determined using the Black-Scholes option-pricing model. The preliminary allocation of the purchase price is as follows:

Fair value of common stock issued (6,309,845 shares)	$33,189,785
Cash paid	3,450,000
Promissory note issued	550,000
Stock options issued (183,000 options)	301,754
Common Stock Purchase warrants issued (181,250 warrants)	131,413
Total consideration	37,607,989

Allocated to:
Cash and cash equivalents	87,228
Accounts receivable	267,049
Repaid expenses and other current assets	200,981
Property and equipment	754, 529
Security deposits	342,190
Incremental direct costs	1,052,696
Merchant reserve	260,067
Other assets	10,000
Accounts payable and accrued expenses	(5,475.081)
Deferred revenue	(8,930,000)
Merchant cash advances	(455,939)
Capital lease obligations	(53,882)
Net liabilities assumed	(11,940,162)

Excess of purchase price over net liabilities assumed before allocation to identifiable intangible assets and goodwill	49,548,151

An increase or decrease of 1% in Professional Diversity’s common stock price will result in an approximate $332,000 increase or decrease to the amount recorded as goodwill.

The fair value of deferred revenue was determined to be $8,930,000, based upon management’s estimate of how much it would cost to transfer the liability. The liability is measured as the direct, incremental costs to fulfill the legal performance obligation, plus a reasonable profit margin. Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. While a final determination of the value of the identifiable intangibles has not been completed, management has made an initial determination that approximately $13,175,000 of the excess of the purchase price over the net liabilities assumed should be allocated to identifiable intangible assets. The unidentified excess of the purchase price over the fair value of the net liabilities assumed has been recorded as goodwill.

	Amount	Estimated Useful Life (Years)
Sales Process	$2,296,060	10
Paid Member Relationships	860,000	5
Member Lists	8,957,000	5
Developed Technology	648,000	3
Trade Name/Trademarks	420,000	4
Goodwill	36,373,151
	$49,548,151

(d)

To record direct, incremental costs to be incurred in connection with the Merger Transaction of approximately $950,000. These costs have been accrued on the pro forma condensed combined balance sheet as of March 31, 2014 in accounts payable and accrued expenses, and are also included in accumulated deficit.

(e)

To record the fair value of warrants Deferred Tax Liabilities to be issued to Aegis to purchase 50,000 shares of Professional Diversity’s common stock at an exercise price of $4.00 per share. The fair value of the warrant to be issued of $87,139 was determined using the Black-Scholes option-pricing model.

(f)

Represents the income tax effects of the acquisition date differences between the financial reporting and income tax assumed, excluding goodwill. The deferred tax liability was calculated using a 40% tax rate.

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2014

(Unaudited)

Professional Diversity	NAPW	Pro Forma Adjustments		Pro Forma Condensed Combined
	(a)	(b)			
Revenues	$ 1,237,653	$ 5,922,098	$ -		$ 7,159,751
Costs and expenses:					
Cost of services	366,471	422,116	-		788,587
Sales and marketing	796,444	3,630,876	-		4,427,320
General and administrative	535,696	2,835,592	-		3,371,288
Depreciation and amortization	90,907	40,255	628,350	(e)	759,512
Total costs and expenses	1,789,518	6,928,839	628,350		9,346,707
(Loss) income from operations	(551,865)	(1,006,741)	(628,350)		(2,186,956)
Other income (expense)	66,246	(11,171)	(4,222)	(f)	50,853
Change in fair value of warrant liability	43,809	-	-		43,809
(Loss) income before income taxes	(441,810)	(1,017,912)	(632,572)		(2,092,294)
Income tax benefit	(179,267)	-	(660,194)	(g)	(839,461)
Net (loss) income	$ (262,543)	$ (1,017,912)	$ 27,622		$ (1,252,833)
Net (loss) income per common share, basic and diluted	$ (0.04)				$ (0.10)
Weighted average number of shares outstanding					
Basic and diluted	6,316,207		6,309,845	(h)	12,626,052

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(Unaudited)

Professional Diversity	NAPW	Pro Forma Adjustments		Pro Forma Condensed Combined
	(c)	(d)			
Revenues	$ 4,034,644	$ 19,762,735	$ -		$ 23,797,379
Costs and expenses:					
Cost of services	1,152,544	1,797,790	-		2,950,334
Sales and marketing	2,346,847	11,150,883	-		13,497,730
General and administrative	2,268,118	9,068,538	-		11,336,656
Depreciation and amortization	281,648	188,236	2,513,400	(e)	2,983,284
Gain on sale of property and equipment	(4,158)	-	-		(4,158)
Total costs and expenses	6,044,999	22,205,447	2,513,400		30,763,846
(Loss) income from operations	(2,010,355)	(2,442,712)	(2,513,400)		(6,966,467)
Other income (expense)	(137,011)	(32,423)	(16,888)	(f)	(186,322)
Change in fair value of warrant liability	330,147	-	-		330,147
(Loss) income before income taxes	(1,817,219)	(2,475,135)	(2,530,288)		(6,822,642)
Income tax benefit	(380,832)	-	(2,002,169)	(g)	(2,383,001)
Net (loss) income	$ (1,436,387)	$ (2,475,135)	$ (528,119)		$ (4,439,641)
Net (loss) income per common share, basic and diluted	$ (0.23)				$ (0.35)
Weighted average number of shares outstanding					
Basic and diluted	6,318,085		6,309,845	(h)	12,627,930

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)

Derived from the unaudited statement of comprehensive loss of Professional Diversity for the three months ended March 31, 2014.

(b)

Derived from the unaudited statement of operations of NAPW for the three months ended March 31, 2014.

(c)

Derived from the audited statement of comprehensive loss of Professional Diversity for the year ended December 31, 2013.

(d)

Derived from the audited statement of operations of NAPW for the year ended December 31, 2013.

(e)

Reflects the amortization of the values assigned to the sales processes acquired over an estimated useful life of ten years, paid member lists acquired over an estimated useful life of five years, member lists acquired over an estimated useful life of five years, developed technology acquired over an estimated useful life of three years and trade names/trademarks acquired over an estimated useful life of four years.

(f)

Reflects (1) contractual interest expense incurred on the $550,000 Note to be issued to Mr. Proman upon consummation of the Merger Transaction and (2) amortization of the debt discount incurred in connection with the Note. The stated interest rate of the Note is 0.35%, which was determined to be below Professional Diversity’s expected borrowing rate of 4.80%, therefore the Note was discounted by $14,963 using a 4.45% imputed annual interest rate. The discount is being amortized over the term of the Note and recorded as interest expense in the pro forma condensed combined statement of operations.

(g)

Reflects adjustment of the tax benefit related to NAPW at an estimated tax rate of 40%, which represents the tax effects that management estimates would have been reported had NAPW been subject to U.S. federal and state income taxes as a corporation for all periods presented.

(h)

Since the Merger Transaction is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the 6,309,845 shares of common stock issuable relating to the Merger Transaction have been outstanding for the each entire period presented.

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

The amendment to the Company’s amended and restated certificate of incorporation will increase the total number of directors permitted on the Board from seven to nine members and remove a provision that required the approval of a majority of the total voting power of the Company’s outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws. A copy of the proposed amendment to the Company’s amended and restated certificate of incorporation is attached to this Information Statement as Annex C.  The amendment to the Company’s By-laws will replace a provision purporting to restrict the ability of the Company’s stockholders to act by written consent without a meeting. A copy of the proposed amendment to the By-laws is attached to this information Statement as Annex D.

Effects of the Amendments

The effect of the amendment to the amended and restated certificate of incorporation will be that the Board will be able to fix the number of directors serving on the Board within a range of one to nine directors.  Currently, there are five directors serving on the Board, and the maximum number of directors that may be fixed by the Board is seven. Under the terms of the Merger Agreement, the Company is obligated to appoint four individuals designated by NAPW to fill the new vacancies on the Board.  Accordingly, the amendment will allow the Company to appoint four additional individuals to the Board without any of the Company’s current directors being removed or having to resign.

The amendment removing a provision that currently requires the approval of a majority of the total voting power of the Company’s outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws will grant to the Board the power to alter, amend or repeal the By-laws without having to obtain the approval of the Company’s stockholders. However, under Delaware law, the fact that such power has been conferred upon the directors does not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal the By-laws.

The amendment to the By-laws will expressly authorize the taking of corporate action by written consent of stockholders without a meeting by replacing a current provision that purported to restrict such action.

The approval of the amendment to each of the Company’s amended and restated certificate of incorporation and By-laws requires the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. The written consent executed by the Approving Stockholders on July 11, 2014 approved these amendments and, because the Approving Stockholders own approximately 58.6% of the outstanding shares of the Company’s Common Stock, no further action by any other stockholder of the Company is required to approve these amendments. The written consent, and the amendments to each of the Company’s amended and restated certificate of incorporation and By-laws, will not take effect until the date that is 20 days after the date this Information Statement is first given to all stockholders of the Company who did not execute the written consent.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act relating to our business, financial condition and other matters. Such reports and other information (including this information statement, proxy statements, our Annual Report on Form 10-K for the year ended December 31, 2013 attached as Annex E and incorporated by reference herein, and filed Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2014 attached as Annex F and incorporated by reference herein), may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an internet website located at www.sec.gov, which contains reports, proxy statements and other information that we file with the SEC electronically via the EDGAR system. You may also obtain free copies of documents that we file with the SEC by accessing the Company’s website at www.prodivnet.com or by directing a request to Professional Diversity Network, Inc., 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, Attention: Chief Financial Officer and Secretary.

INDEX TO FINANCIAL STATEMENTS OF NAPW, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2014

BALANCE SHEETS	F-1
STATEMENTS OF OPERATIONS	F-2
STATEMENTS OF ACCUMULATED DEFICIT	F-3
STATEMENTS OF CASH FLOWS	F-4

BALANCE SHEETS
	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$ 87,228	$ 46,073
Accounts receivable, net of allowance for doubtful accounts of $37,753 and $35,610	267,049	72,754
at March 31, 2014 and December 31, 2013, respectively
Employees loan receivable	50,950	1,413
Shareholder loan receivable	-	90,480
Incremental direct costs	1,052,696	978,115
Prepaid advertising	3,323	63,211
Prepaid expenses	146,708	162,209
Total current assets	1,607,954	1,414,255

Property and equipment, net	754,529	620,525

Other assets:
Employees loan receivable, noncurrent	-	39,623
Computer software, net	-	2,076
Merchant reserve	260,067	-
Security deposits	342,190	342,190
Other	10,000	10,000
Total assets	$ 2,974,740	$ 2,428,669

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$ 5,475,081	$ 4,549,872
Deferred revenue	10,918,925	9,520,009
Merchant cash advances	455,939	401,900
Settlement payable	-	201,026
Current portion, capital lease obligations	53,882	71,728
Total current liabilities	16,903,827	14,744,535

Deferred rent	623,971	478,703
Total liabilities	17,527,798	15,223,238

Commitments and contingencies (Note 5)

Stockholder’s deficit:
Common stock - no par value; authorized 200 shares;
issued and outstanding 100 shares	-	-
Accumulated deficit	(14,553,058)	(12,794,569)
	$ 2,974,740	$ 2,428,669

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED

	March 31,
	2014	2013
Revenues, net	$ 5,922,098	$ 4,100,837

Cost of revenues and operating expenses
Cost of sales	422,116	384,529
Sales and marketing	3,630,876	2,636,008
General and administrative	2,835,592	1,931,495
Depreciation and amortization	40,255	50,392
Total cost of revenues and operating expenses	6,928,839	5,002,424

Loss from operations	(1,006,741)	(901,587)

Other expenses	11,171	4,977

Net loss	$ (1,017,912)	$ (906,564)

STATEMENTS OF ACCUMULATED DEFICIT

Balance, January 1, 2013	$ (8,915,418)

Shareholder distributions	(1,404,016)

Net loss	(2,475,135)

Balance, December 31, 2013	$ (12,794,569)

Shareholder distributions	(740,577)

Net loss	(1,017,912)

Balance, March 31,	$ (14,553,058)

THREE MONTHS ENDED

	March 31,
	2014	2013
Cash flows from operating activities
Net loss	$ (1,017,912)	$ (906,564)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation and amortization	40,255	50,392
Amortization of incremental direct costs	576,768	402,559
Provision for doubtful accounts	1,943	(2,844)
Net changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(196,238)	(66,849)
Incremental direct costs	(651,350)	(786,760)
Prepaid advertising	59,888	781
Prepaid expenses	15,501	(4,182)
Merchant Reserve	(260,067)	-
Increase (decrease) in
Accounts payable and accrued expenses	925,207	183,825
Deferred revenue	1,398,916	1,681,244
Deferred rent	145,268	596
Net cash provided by operating activities	1,038,180	552,198

Cash flows from investing activities
Purchases of property and equipment	(172,181)	(29,973)
Loan made to shareholder	(781,000)	-
Collections on shareholder loan	871,480	-
Loans made to employees	(10,837)	(1,541)
Collections on employee loans	923	2,544
Net cash used in investing activities	(91,614)	(28,971)

Cash flows from financing activities
Proceeds from merchant cash advances, net	54,039	140,733
Repayment of settlement payable	(201,026)	(146,164)
Repayment of capital lease obligations	(17,847)	(16,468)
Shareholder distributions	(740,577)	(423,789)
Net cash used in financing activities	(905,411)	(445,688)

Net increase (decrease) in cash	41,155	77,540

Cash, beginning of quarter	46,073	1,917

Cash, end of quarter	$ 87,228	$ 79,457

Supplemental cash flow disclosure
Interest paid during the year	$ 8,071	$ 4,977

NAPW, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013 AND 2012

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

NAPW, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Officers and Stockholder

NAPW, Inc., d/b/a the National Association of Professional Women

We have audited the accompanying balance sheets of NAPW, Inc. (the “Company”), d/b/a the National Association of Professional Women as of December 31, 2013 and 2012, and the related statements of operations, accumulated deficit, and cash flows for the years then ended. NAPW, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NAPW, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

June 24, 2014

NAPW, INC.

BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$ 46,073	$ 1,917
Accounts receivable, net of allowance for doubtful accounts of $35,610 and $24,692 at December 31, 2013 and 2012, respectively	72,754	36,954
Employees loan receivable	1,413	5,988
Shareholder loan receivable	90,480	-
Incremental direct costs	978,115	591,971
Prepaid advertising	63,211	292,769
Prepaid expenses	162,209	102,579
Total current assets	1,414,255	1,032,178
Property and equipment, net	620,525	537,319
Other assets:
Employees loan receivable, noncurrent	39,623	39,655
Computer software, net	2,076	49,321
Security deposits	342,190	80,890
Other	10,000	10,000
Total assets	$ 2,428,669	$ 1,749,363
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$ 4,549,872	$ 2,961,677
Deferred revenue	9,520,009	6,119,812
Merchant cash advances	401,900	141,783
Settlement payable	201,026	1,000,232
Current portion, capital lease obligations	71,728	67,898
Total current liabilities	14,744,535	10,291,402
Deferred rent	478,703	301,651
Capital lease obligations, net of current portion	-	71,728
Total liabilities	15,223,238	10,664,781
Commitments and contingencies (Note 5)
Stockholder’s deficit:
Common stock - no par value; authorized 200 shares; issued and outstanding 100 shares	-	-
Accumulated deficit	(12,794,569)	(8,915,418)
	$ 2,428,669	$ 1,749,363

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

STATEMENTS OF OPERATIONS

	December 31,
	2013	2012
Revenues, net	$ 19,762,735	$ 15,087,871
Cost of revenues and operating expenses Cost of sales	1,797,790	1,571,130
Sales and marketing	11,150,883	8,123,435
General and administrative	9,068,538	6,403,609
Depreciation and amortization	188,236	255,112
Total cost of revenues and operating expenses	22,205,447	16,353,286
Loss from operations	(2,442,712)	(1,265,415)
Other expenses	32,423	18,854
Net loss	$ (2,475,135)	$ (1,284,269)

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

STATEMENTS OF ACCUMULATED DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Balance, January 1, 2012 (as previously reported)	$ (5,611,006)
Restatement of financial statements	(1,542,475)
Balance, January 1, 2012 (as restated)	(7,153,481)
Shareholder distributions	(477,668)
Net loss	(1,284,269)
Balance, December 31, 2012	(8,915,418)
Shareholder distributions	(1,404,016)
Net loss	(2,475,135)
Balance, December 31, 2013	$ (12,794,569)

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net loss	$ (2,475,135)	$ (1,284,269)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	188,236	255,112
Amortization of incremental direct costs	2,050,453	1,094,842
Provision for doubtful accounts	161,719	9,913
Net changes in operating assets and liabilities (Increase) decrease in
Accounts receivable	(197,519)	185,941
Incremental direct costs	(2,436,597)	(1,212,120)
Prepaid advertising	229,558	269,975
Prepaid expenses	(59,630)	165,490
Security deposits	(261,300)	-
Increase (decrease) in
Accounts payable and accrued expenses	1,588,195	1,337,902
Deferred revenue	3,400,197	(57,441)
Deferred rent	177,052	259,692
Net cash provided by operating activities	2,365,229	1,025,037
Cash flows from investing activities
Purchases of property and equipment	(224,197)	(83,652)
Loan made to shareholder	(744,480)	-
Collections on shareholder loan	654,000	-
Loans made to employees	(1,581)	(44,221)
Collections on employee loans	6,188	7,378
Net cash used in investing activities	(310,070)	(120,495)
Cash flows from financing activities
Proceeds from merchant cash advances, net	260,117	141,783
Repayment of settlement payable	(799,206)	(606,091)
Repayment of capital lease obligations	(67,898)	(62,257)
Shareholder distributions	(1,404,016)	(477,668)
Net cash used in financing activities	(2,011,003)	(1,004,233)
Net increase (decrease) in cash	44,156	(99,691)
Cash, beginning of year	1,917	101,608
Cash, end of year	$ 46,073	$ 1,917
Supplemental cash flow disclosure
Interest paid during the year	$ 8,847	$ 14,081

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

NAPW, Inc. (the “Company”), d/b/a the National Association of Professional Women (“NAPW”), was incorporated on October 3, 2007 under the laws of the State of New York. The Company’s operations and corporate headquarters are based in New York.

NAPW, a for-profit membership organization for professional women, is an exclusive women-only professional networking organization. Its members enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills, and promoting their businesses and career accomplishments.

NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at members-only events hosted at its local chapters across the country. Through its website, members are able to create, manage and share their professional identity online, build and engage with their professional network, and promote themselves and their businesses. In addition to on-line networking, its members can participate in a number of local events held across the country including monthly chapter meetings, business expos and other events developed specifically to facilitate face-to-face networking with other professional women. NAPW also sponsors its annual “National Networking Conference”, hosted by its national spokesperson Star Jones, that provide participants the opportunity to network with other members from across the country, attend inspiring presentations from renowned keynote speakers and participate in valuable break-out sessions.

Members can also promote their career achievements and their businesses through placement on its website’s home page, in its on-line “Member Marketplace”, and in monthly newsletter publications.

In addition to networking and promotional opportunities, NAPW provides members the ability to further develop their professional skills and expand their knowledge base through monthly newsletters, on-line and in-person seminars, webinars, and certification courses. Members are also provided exclusive discounts on third-party products and services through partnerships with valuable brands.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. As a result, the carrying amounts of some or all of the related assets and liabilities could be materially changed in the near term.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in amounts that, at times, may exceed federally insured limits. For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Management performs a detailed analysis of the collectability of accounts receivable, based on historical experience and trends to estimate the appropriate allowance for doubtful accounts. Accounts are written off as uncollectible when substantially all collection efforts have been exhausted.

Property and Equipment

Property and equipment are stated at cost. Assets held under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset at the inception of the lease. Depreciation, which includes the amortization of assets held under capital leases, is calculated on a straight-line basis over the estimated useful lives of those assets as follows:

Computer and equipment

3 to 5 years

Furniture and fixtures

7 years

Leasehold improvements

Shorter of the lease term or 7.5 years

When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from their respective accounts and any resulting gain or loss is reflected in the results of operations.

Incremental Direct Costs

Incremental direct costs incurred in connection with enrolling members consist of sales commissions paid to the Company’s direct sales agents. The commissions are deferred and amortized over the term of membership, which is a 12 month period. Amortization of deferred commissions is included in sales and marketing expense in the accompanying statements of operations.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Computer Software

The Company capitalizes costs incurred during the application development stage of internal use computer software, which include costs to design the software configuration and interfaces, coding, installation and testing. Capitalized development costs are amortized over various periods up to three years. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors including, but not limited to, technological and economic feasibility and estimated economic life. Amortization expense attributable to computer software for the years ended December 31, 2013 and 2012 was $47,245 and $130,000, respectively. Accumulated amortization attributable to computer software as of December 31, 2013 and 2012 was $723,948 and $676,703, respectively.

Costs incurred during the preliminary and post-implementation states of internal use computer software, are expensed as incurred. Also, costs incurred to maintain existing software applications are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Impairment losses are recognized when the estimated undiscounted cash flows to be generated by those assets are less than the assets’ carrying amount. Impaired assets are recorded at their estimated fair value calculated based on the discounted estimated cash flows generated by the asset. The Company’s long-lived assets include property, equipment and computer software. As of December 31, 2013 and 2012, the Company has determined that none of its long-lived assets are impaired.

Merchant Cash Advances

In November 2012, NAPW entered into an agreement with a credit card merchant in which the Company receives monthly advanced funding of their future forecasted credit card receipts. The amount of funding is determined by the credit card merchant based on the Company’s volume of credit card charges, net of credits, chargebacks and other fees as forecasted for the current month based on a historical 12 month period. Terms of repayment are direct withdrawals of a percentage of the Company’s daily credit card sales by the credit card merchant. A discount fee of 0.50% is charged on the total monthly funds advanced.

Deferred Rent

The Company has entered into operating lease agreements for its corporate offices which contain provisions for rent holidays and for future rent increases (escalation provisions). The Company records monthly rent expense on a straight-line basis with the difference between rent expense recorded and the amount paid being credited or charged to deferred rent.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Revenue and Deferred Revenue

The Company recognizes revenue primarily from membership fees and related services and product sales when persuasive evidence of an arrangement exists, services have been rendered or delivery of the product has occurred, the fee is fixed or determinable and collectability is probable.

Membership fees are collected up-front and member benefits become available immediately; however those benefits must remain available over the 12 month membership period. At the time of enrollment, membership fees are recorded as a liability under deferred revenue and are recognized as revenue ratably over the 12 month membership period. Members who are enrolled in an annual payment plan may cancel their membership in the program at any time and receive a partial refund (amount remaining in deferred revenue) or due to consumer protection legislation, a full refund based on the policies of the member’s credit card company. Revenue from membership sales are recognized net of all refunds. For the years ended December 31, 2013 and 2012 membership sales account for approximately 84% and 81%, respectively, of net revenues.

Revenue from related membership services are derived from fees for development and set-up of a member’s personal on-line profile and/or press release announcements. Fees related to these services are recognized as revenue at the time the on-line profile is complete and press release is distributed. Revenues from on-line profile and press release fees account for approximately 9% and 11% of net revenues for the years ended December 31, 2013 and 2012, respectively.

Products offered to members relate to custom made plaques and an annual registry book. Product sales are recognized as liabilities under deferred revenue at the time the initial order is placed. Revenue is then recognized at the time these products are shipped. The Company’s shipping and handling costs are included in cost of sales in the accompanying statements of operations. Plaque and registry book sales account for approximately 6% and 8% of net revenues for the years ended December 31, 2013 and 2012, respectively

Advertising

Advertising costs are expensed as incurred or the first time the advertising takes place. The production costs of advertising are expensed the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefit. Direct-response advertising consists primarily of advertising contracts and is amortized over the life of the applicable contract.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Advertising (Continued)

At December 31, 2013, $63,211 of advertising costs was reported as other assets. Advertising expense for the year ended December 31, 2013, was $5,642,848.

At December 31, 2012, $292,769 of advertising costs was reported as other assets. Advertising expense for the year ended December 31, 2012, was $4,739,435, including $486,643 for amounts written down to net realizable value.

Advertising expense for the years ended December 31, 2013 and 2012 are included in sales and marketing expense in the accompanying statements of operations.

Income Taxes

The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be taxed as an S Corporation. The shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its shareholder. This election is also valid for New York State.

It is the opinion of management that there are no material uncertain tax positions that require recognition or disclosure in the financial statements.

Tax returns for the years 2010 to date are subject to examination by tax authorities

Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through June 24, 2014, the date the financial statements were available to be issued.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

2 – RESTATEMENT OF FINANCIAL STATEMENTS

The accumulated deficit at the beginning of 2012 has been adjusted for deferred revenue and intangible assets recognized in error in 2011. Accordingly, the Company restated its results for the year ended December 31, 2011. The effect of these restatements increased the accumulated deficit as of January 1, 2012 by a total of $1,406,506, relating to the recognition errors of deferred revenue and intangible assets of $456,215 and $950,291, respectively. The effect of these restatements as of December 31, 2011 increased deferred revenue and decreased intangible assets, net of accumulated amortization by the same amounts, respectively.

In addition, management noted that deposits relating to 2011 credit card receipts were incorrectly recorded in 2012, resulting in an overstatement of 2011’s accounts receivable. Also, management noted deferred commissions had been improperly calculated at December 31, 2011, resulting in an overstatement of incremental direct costs. The effect of these restatements increased the accumulated deficit as of January 1, 2012 by a total of $135,969, relating to the overstatement of accounts receivable and incremental direct costs of $113,299 and $22,670, respectively. The effect of these restatements as of December 31, 2011 decreased accounts receivable and incremental direct costs by the same amounts, respectively.

The effect of these changes on the financial position and results of operations as of and for the year ended December 31, 2011 is as follows:

	As Previously Reported	As Restated
Revenues, net	$ 15,634,624	$ 15,065,110
Cost of revenues and operating expenses	(12,434,527)	(13,407,488)
Income from operations	3,200,097	1,657,622
Accounts receivable, net	346,528	233,229
Incremental direct costs	497,363	474,693
Intangible assets, net	950,291	-
Deferred revenue	5,721,037	6,177,252
Accumulated deficit	(5,611,006)	(7,153,481)

Overall, the restatements resulted in a decrease of total assets of $1,086,260 and an increase in total liabilities of $456,215 as of December 31, 2011. For the year ended December 31, 2011 the restatements, in total, increased the accumulated deficit by $1,542,475 as shown on the accompanying statements of accumulated deficit.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

3 - PROPERTY AND EQUIPMENT

The Company’s property and equipment accounts as of December 31, 2013 and 2012 were comprised of the following:

	2013	2012
Furniture and fixtures	$ 254,482	$ 243,369
Computers and equipment	464,321	296,323
Leasehold improvements	262,775	217,689
	981,578	757,381
Less - Accumulated depreciation and amortization	361,053	220,062
	$ 620,525	$ 537,319

Depreciation expense as of December 31, 2013 and 2012 was $140,991 and $125,112, respectively.

Assets held under capital leases had a cost of $223,367 as of December 31, 2013 and 2012, with accumulated depreciation of $82,119 and $44,573, respectively.

4 - CAPITAL LEASES

In prior years, the Company entered into two capital lease agreements for the purchase of office furniture and computers. The capital lease for office furniture is payable in 36 monthly installments of $5,465 through December 2014, including interest at an effective rate of 8.45%. The capital lease for computers is payable in 34 monthly installments of $930 through October 2014, including interest at an effective rate of 6.00%. Both capital lease agreements contain a bargain purchase option at the end of the lease term.

Total future minimum lease payments as of December 31, 2013 was $74,884, of which $3,156 represents interest. As of December 31, 2013, the present value of future minimum lease payments was $71,728.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

5 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases facilities space, vehicles, office furniture and equipment under operating lease agreements.

The Company occupies three sales and administrative offices under non-cancelable lease arrangements that provide for payments on a graduated basis with various expiration dates. In addition to rental payments, two of the three lease agreements require the Company to pay 5.05% and 11.06%, respectively, of any increase in taxes over the base year amount. The remaining lease agreement requires an additional annual payment for 1.36% of executory costs (e.g., taxes, maintenance, and insurance).

The Company leases three vehicles which include a lease agreement with its sole shareholder. The related party lease is payable in 60 monthly installments (paid directly to the vehicle’s financing company) of $4,513 through December 2017, including interest at an effective rate of 5.54%.

Rental expense for these operating leases was $811,765 and $540,919 for the years ended December 31, 2013 and 2012, respectively.

Total minimum rental commitments under the terms of these leases, are approximately as follows:

Year Ending December 31,
2014	1,328,000
2015	1,516,000
2016	1,560,000
2017	1,601,000
2018	1,359,000
Thereafter	304,000
$ 7,668,000

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

5 - COMMITMENTS AND CONTINGENCIES (Continued)

Legal

The Company is involved in litigation and regulatory investigations arising in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that the resolution of outstanding claims, as follows, will not have a material adverse effect on the financial position or results of operations of the Company:

In 2010, the Company received a subpoena for documents from the New York State Attorney General (“AG”), related to an unspecified number of consumer complaints. The Company continues to cooperate with the AG and has provided all information requested. No additional subpoenas have been received and no further actions have occurred in this case. The applicable statute of limitations expired in February 2013.

In 2012, claims were filed with the Equal Employment Opportunity Commission (“EEOC”), related to employee allegations of gender discrimination and retaliation. In response, the Company filed position statements with the EEOC contesting wrongdoing and denying liability. The EEOC declined to perform an in-depth investigation or initiation of any further action against the Company and, in July of 2013, issued right to sue letters to the individuals who filed the claim. In September 2013, these individuals filed a putative class action lawsuit in U.S. District Court alleging gender discrimination, retaliation and wrongful pay practices. In response, the Company filed an answer to this complaint disputing any liability and asserting a number of affirmative defenses. This matter is in the early stages of discovery; therefore no further action has occurred in this case. The Company’s insurance carrier provides defense counsel with respect to this matter.

In January 2013, a complaint was filed with the New York State Supreme Court, asserting claims under the New York State Human Rights Law. In response, the Company filed an answer to this complaint disputing any liability and asserting a number of affirmative defenses. This matter is currently in the latter stages of discovery. At the close of discovery, the Company intends to file a motion to seek dismissal of the complaint in its entirety. The Company’s insurance carrier provides defense counsel with respect to this matter.

In 2012, an action was commenced by a vendor against the Company and its sole shareholder seeking a judgment for damages of approximately $328,000. At December 31, 2012, an accrued contingency loss for this amount was included in accounts payable and accrued expenses. The accrued contingency loss of approximately $328,000 was paid in 2013 at the time the matter was settled.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

5 - COMMITMENTS AND CONTINGENCIES (Continued)

Guarantee of Indebtedness of Related Party Convertible Promissory Note and Related

Settlement

In connection with a related party convertible promissory note (the “financing arrangement”) between the sole shareholder of the Company (the “borrower”) and RCDC Capital LLC (the “lender”), the Company was contingently liable, up to a maximum of $2,700,000, to satisfy the claims of the lender if the borrower were to become in default of his required loan payments. The guarantee was scheduled to expire in July 2011. At the time the financing arrangement was entered into, a Director of the Company (through December 23, 2010) was also a member of RCDC Capital LLC. Under the terms of the financing arrangement, either the lender or borrower had the option to cancel the borrower’s obligation in exchange for equity equal to 50% of the Company’s outstanding shares (at the date option was exercised) of common stock.

In December 2010, the borrower repaid the remaining principal balance and accrued interest owed on the financing arrangement. At this time, a dispute arose whereby the lender asserted that it had exercised its right to convert the promissory note into equity per the terms set forth in the financing arrangement. The dispute was resolved in May 2011 in which the lender and borrower entered into a settlement agreement releasing each party from any further claims or obligations. In consideration of the lender’s full and complete performance of, and strict compliance with the settlement, the Company, on behalf of the borrower, has agreed to pay the lender $2,300,000. Payment terms were to commence as follows: $500,000 at settlement closing date (May 2011), followed by $100,000, payable in twenty monthly installments of $5,000 beginning in June 2011 and beginning in September 2011, $1,700,000 (remaining amount owed) to be paid in thirty monthly installments, including interest at an effective rate of 3.75%. Final payment would be made in September 2013. An extension of the due date was granted with the remaining balance to be paid in January 2014. Final settlement amount of $201,026 was paid in January 2014, therefore performance under the settlement agreement was completed in full.

6 - RELATED PARTY TRANSACTIONS

As discussed in Note 5, the Company leases a vehicle under an operating lease agreement with its sole shareholder.

In connection with an operating lease agreement for facility space, as discussed in Note 5, the sole shareholder is the guarantor on the obligation. In the event the Company defaults under its lease agreement the sole shareholder would be required to pay all obligations due under the lease and up to an additional $600,000 cash guaranty. The lease expires on June 30, 2019. If the Company is not in default, the $600,000 cash guaranty in the initial lease year will be reduced by $100,000 annually over the following three years. In the lease’s fifth year, the cash guaranty is reduced to $150,000. In the lease’s sixth year the obligation related to the cash guaranty is expired.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

6 - RELATED PARTY TRANSACTIONS (Continued)

The Company holds a demand note on the sole shareholder with the interest rate equivalent to the Applicable Federal Rate as issued by the IRS. The balance due on the note at December 31, 2013 was $90,480.

7 - GOING CONCERN

The Company has been experiencing recurring operating losses and working capital deficiencies. Also, going forward over the next year and half, the Company expects the capital requirements needed to fund its growth will consume a large majority of its expected cash flow to be generated from both operations and proceeds from intended issuances of debt and equity securities. Also, during this period the Company foresees its gross earnings from operations to be insufficient to adequately cover its expected operating costs. Accordingly, the Company will require external funding to sustain operations and follow through on the execution of its business plan. Although management believes that the Company has access to capital resources, there are currently no commitments in place for new financing at this time. If the Company is unable to raise or obtain the additional working capital needed, management will implement various cost reduction measures; such as reductions in workforce, base salaries for senior executives and employees, and other operating costs.

The ability of the Company to continue as a going concern is dependent upon the success of the Company in securing an adequate amount of debt or equity capital in order to meet its cash requirements. There can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

8 - SUBSEQUENT EVENTS

In January 2014, the Company entered into an operating lease agreement with its sole shareholder to lease an additional vehicle. As discussed in Note 5, the Company has an existing operating lease agreement with its sole shareholder related to another vehicle. The 2014 operating lease is payable in 60 monthly installments (paid directly to the vehicle’s financing company) of $10,787 through December 2018, including interest at an effective rate of 4.79%.

In April 2014, the Company entered into an agreement with a new merchant processor for the processing of customer credit card transactions. Under this agreement, the merchant processor is collecting a reserve deposit calculated based on a percentage of the Company’s gross sales. The reserve deposit percentage will be reviewed periodically and adjusted as required.

ANNEX A

MERGER AGREEMENT

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

PROFESSIONAL DIVERSITY NETWORK, INC.,

MERGER SUB, INC.,

NAPW, INC. and

MATTHEW B. PROMAN

Dated as of July 11, 2014

i

TABLE OF CONTENTS (cont’d)

ii

TABLE OF CONTENTS (cont’d)

iii

EXHIBITS AND ANNEXES

Exhibit 1 – NAPW, Inc. Voting Agreement
Exhibit 2 – PDN, Inc. Voting Agreement
Exhibit 3 – Form of Certificate of Incorporation of Merger Sub
Exhibit 4 – Form of Bylaws of Merger Sub
Exhibit 5 – Form of PDN Charter Amendment
Exhibit 6 – Form of PDN Bylaw Amendment
Exhibit 7 – Registration Rights and Lock-Up Agreement
Exhibit 8 – Form of Seller Note
Exhibit 9 – Form of NAPW Key Employee Employment Agreement
Annex A – Approving Professional Diversity Network, Inc. Stockholders
iv

THIS AGREEMENT AND PLAN OF MERGER, dated as of July __, 2014 (this “Agreement”), among Professional Diversity Network, Inc., a Delaware corporation (“PDN“), Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of PDN (“Merger Sub”), NAPW, Inc., a New York subchapter S-corporation (“NAPW”), and Matthew Proman, in his capacity as the sole shareholder of NAPW (“Proman”).

WHEREAS, pursuant to this Agreement, in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and the New York Business Corporation Law (”NYCL”), NAPW will be merged with and into Merger Sub, with Merger Sub as the surviving corporation (the “Merger”), and as a result of the Merger, Merger Sub will continue as a direct, wholly owned subsidiary of PDN;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to PDN’s willingness to enter into this Agreement, Proman, in his capacity as the sole shareholder of NAPW, has entered into a Voting and Lock-Up Agreement, dated as of the date of this Agreement, a copy of which is attached as Exhibit 1 hereto (the “NAPW Voting Agreement”), pursuant to which Proman, among other things, has agreed to vote all of his stock of NAPW, constituting all of the issued and outstanding NAPW capital stock, in favor of the adoption of the NAPW Stockholder Approval Matters;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to PDN’s willingness to enter into this Agreement, Proman has entered into a Registration Rights and Lock-Up Agreement, dated as of the date of this Agreement, a copy of which is attached as Exhibit 7 hereto (the “Registration Rights Agreement”), pursuant to which PDN has agreed to provide certain registration rights and Proman has, among other things, agreed not to transfer any portion of the Merger Share Consideration to any third party for the periods set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to NAPW’s willingness to enter into this Agreement, those certain stockholders of PDN listed on Annex A (the “Approving PDN Stockholders”) have entered into a Voting Agreement, dated as of the date of this Agreement, a copy of which is attached as Exhibit 2 hereto (the “PDN Voting Agreement”), pursuant to which such Approving PDN Stockholders have, among other things, agreed to vote all of the stock of PDN owned by such Approving PDN Stockholders in favor of the adoption of the PDN Stockholder Approval Matters;

WHEREAS, the board of directors of NAPW (the “NAPW Board of Directors”) has unanimously (i) determined that it is in the best interests of NAPW and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend its adoption by the stockholders of NAPW;

1

WHEREAS, the board of directors of PDN (the “PDN Board of Directors”) has unanimously (i) determined that it is in the best interests of PDN and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend that the stockholders of PDN approve the PDN Stockholder Approval Matters;

WHEREAS, the board of directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and PDN, as its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend that the sole stockholder of Merger Sub approve the Merger and adopt this Agreement; and

WHEREAS, PDN, Merger Sub and NAPW desire to make certain representations, warranties and agreements specified in this Agreement in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained in this Agreement, and intending to be legally bound hereby, PDN, Merger Sub and NAPW agree as follows:

ARTICLE I

THE MERGER

Section 1.1             The Merger.  At the Effective Time (as defined below), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL and the NYCL, NAPW will be merged with and into Merger Sub, whereupon the separate corporate existence of NAPW will cease, and Merger Sub will continue as the surviving corporation of the Merger and as a direct, wholly owned subsidiary of PDN.  Merger Sub in its capacity as the surviving corporation of the Merger is sometimes referred to herein as the “Surviving Subsidiary.”

Section 1.2             Closing.  The closing of the Merger (the “Closing”) will take place remotely via the exchange of documents and signature pages on a date and time to be specified by the parties (the “Closing Date”), which shall be the second Business Day after the satisfaction or waiver (to the extent waiver is permitted by applicable Law) of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (if legally permissible) of those conditions) or at such other place, date and time as NAPW and PDN may agree in writing.

Section 1.3             Effective Time.  On the Closing Date, immediately after the Closing, the parties shall cause the Merger to be consummated by executing and filing certificates of merger (each, a “Certificate of Merger”) with the Secretary of State of the State of Delaware and with the New York Department of State and making all other filings or recordings required under the DGCL or the NYCL in connection with the Merger.  The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Secretary of State of the State of Delaware and the New York Department of State, or at such later date as the parties shall agree

2

and as shall be set forth in the Certificates of Merger (the time the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4          Effects of the Merger.  The effects of the Merger will be as provided in this Agreement and in the applicable provisions of the DGCL and the NYCL.  Without limiting the generality of the foregoing, at the Effective Time, all the assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority of NAPW shall vest in the Surviving Subsidiary, and all obligations of NAPW shall become the obligations of the Surviving Subsidiary, all as provided in the DGCL, the NYCL and the other applicable Laws.  At and after the Effective Time, the officers and directors of the Surviving Subsidiary will be authorized to execute and deliver, in the name and on behalf of NAPW, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NAPW, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Subsidiary any and all right, title and interest in, to and under any of the properties, assets or rights of NAPW.  From and after the Effective Time, PDN shall trade under the symbol “IPDN” on NASDAQ, as further determined by the PDN Board of Directors.

Section 1.5           Certificate of Incorporation and Bylaws of the Surviving Subsidiary.

(a)           At the Effective Time, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Subsidiary until thereafter amended in accordance with the provisions thereof and this Agreement and applicable Law.

(b)           At the Effective Time and without any further action on the part of NAPW or Merger Sub, the bylaws of the Surviving Subsidiary shall be the bylaws of the Surviving Subsidiary until thereafter amended in accordance with the provisions thereof and this Agreement and applicable Law.

Section 1.6          Directors.  The directors of NAPW immediately prior to the Effective Time shall be the initial directors of the Surviving Subsidiary and shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 1.7           Officers.  The officers of NAPW immediately prior to the Effective Time shall be the initial officers of the Surviving Subsidiary and shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 1.8           Tax Consequences.  It is intended by the parties hereto that the Merger constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulation sections 1.368-1(c) and 1.368-2(g).

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ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1           Effect of Merger on Capital Stock of NAPW and Merger Sub.  At the Effective Time, by virtue of the Merger and without any action on the part of NAPW, Merger Sub or the holders of any securities of NAPW or Merger Sub:

(a)           Conversion of NAPW Common Shares.  Subject to Section 2.1(d), Section 2.1(e), Section 2.1(f), Section 2.3(c), and Section 5.5, all of the issued and outstanding common shares of NAPW (the “NAPW Common Shares,” and each, a “NAPW Common Share”) issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, be automatically converted into and shall thereafter represent the right to receive, in the aggregate, 5,110,975 shares of PDN Common Stock (subject to adjustment as provided in this Agreement, the “Merger Share Consideration”), in each case upon surrender of the certificate(s) representing such NAPW Common Shares, and all NAPW Common Shares that have been converted into the right to receive the Merger Share Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist. At the Effective Time, PDN shall withhold from the Merger Share Consideration the Escrowed Shares to be distributed in accordance with Section 5.5.  At the Effective Time, PDN shall issue to (i) Proman the Merger Share Consideration consisting of 5,110,975, (ii) Jones 959,096 shares of PDN Common Stock (the “Jones Shares”) and (iii) Wesser 239,774 shares of PDN Common Stock (the “Wesser Shares”).

(b)           Cancellation of Treasury Stock and PDN and Merger Sub-Owned Shares.  Each NAPW Common Share that is held by PDN or any Subsidiary of PDN immediately prior to the Effective Time or held by NAPW (as treasury stock or otherwise) immediately prior to the Effective Time (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor or in respect thereof.

(c)           Conversion of Merger Sub Common Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and those shares of common stock of the Surviving Subsidiary shall constitute the only outstanding shares of capital stock of the Surviving Subsidiary.  From and after the Effective Time, all certificates representing common shares of Merger Sub will for all purposes represent the number of common shares of the Surviving Subsidiary into which they were converted in accordance with the immediately preceding sentence.

(d)           Adjustments.  If at any time between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of PDN shall occur for any reason, whether as a result of any reclassification, recapitalization, share split (including a reverse share split) or combination, exchange or readjustment of shares, or any share dividend or share distribution with a record date during such period, or as a result of the exercise,

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conversion or exchange of any outstanding PDN capital stock options, warrants or other convertible or exchangeable securities, or as a result of any other issuance of PDN capital stock, the Exchange Ratio will be adjusted to reflect such change such that number of shares comprising the Merger Share Consideration shall be equal to the aggregate number of shares of PDN capital stock issued and outstanding immediately prior to the Effective Time.

(e)           Dissenting Shares. All NAPW Common Shares are owned by Proman and Proman has not and will not exercise any dissenters’ rights under the NYCL.

(f)           No Fractional Shares.  No certificates or scrip representing fractional shares of PDN Common Stock shall be issued upon the surrender for exchange of Certificates, no dividends or other distributions of PDN shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of PDN.

Section 2.2            Stock Options.  At the Effective Time, PDN shall, as additional consideration for the Merger, issue to Proman: (i) 187,000 PDN Stock Options with an exercise price of $3.45 per share, (ii) a warrant to purchase 50,000 shares of PDN Common Stock with an exercise price of $4 per share and (iii) a warrant to purchase 131,250 shares of PDN Common Stock with an exercise price of $10 per share (the “Merger Option Consideration”), each as may be adjusted as of the Effective time such that Proman receives PDN Stock Options or warrants, as the case may be, for the right to purchase, in the aggregate, such number of PDN Common Shares that will cause the representation of PDN contained in the last sentence of Section 4.3(a) of this Agreement to be true; provided, however, that the number of PDN Stock Options and warrants to be issued pursuant to this Section 2.2 shall be in the same proportion and with the same features, including without limitation, the exercise price thereof, as the PDN Stock Options and the warrants outstanding immediately prior to the Effective Time.

Section 2.3           Other Consideration.  At the Effective Time, PDN shall, as additional consideration for the Merger:

(a)           Pay to Proman an amount equal to the Merger Cash Consideration by wire transfer of immediately available funds; and

(b)           Issue to Proman the Seller Note in the original principal amount of Five Hundred and Fifty Thousand Dollars ($550,000) in substantially the form attached hereto as Exhibit 8; and

(c)           Withhold the Escrowed Shares from the Merger Share Consideration as security for Proman’s indemnification obligations under this Agreement, which shall be distributed in accordance with Section 5.5.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NAPW

Except as disclosed in the corresponding sections or subsections of the disclosure schedules delivered to PDN by NAPW in connection with this Agreement (the “NAPW Disclosure Schedule”), NAPW represents and warrants to PDN and Merger Sub as follows:

Section 3.1           Qualification, Organization, Subsidiaries, etc.

(a)           NAPW is a subchapter S corporation validly existing and in good standing under the Laws of the state of New York and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b)           NAPW is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

(c)           NAPW has made available to PDN prior to the date of this Agreement a true and complete copy of NAPW’s Certificate of Incorporation and Bylaws, each as amended through the date of this Agreement (such certificate of incorporation, the “NAPW Certificate of Incorporation” and such bylaws, the “NAPW Bylaws”).  The NAPW Certificate of Incorporation and NAPW Bylaws are in full force and effect.  NAPW is not in violation of the NAPW Certificate of Incorporation or the NAPW Bylaws, other than such violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

Section 3.2           Capital Stock.

(a)           The authorized capital stock of NAPW consists of 200 authorized NAPW Common Shares, no par value.  The capitalization of NAPW is as set forth in Section 3.2(a) of the NAPW Disclosure Schedule.  All outstanding NAPW Common Shares, and all NAPW Common Shares reserved for issuance, when issued in accordance with the terms thereof, are or will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights, purchase option, call or right of first refusal rights.

(b)           Except as set forth in subsection (a) above and as set forth in Section 3.2(a) of the NAPW Disclosure Schedule, as of the date of this Agreement, (i) NAPW does not have any shares of its capital stock issued or outstanding, and (ii) there are no outstanding subscriptions, options, stock appreciation rights, warrants, calls, convertible securities, restricted stock units, performance units, deferred stock units or other similar rights, agreements or commitments relating to the issuance of capital stock or voting securities to which NAPW is a party obligating NAPW to (A) issue, transfer or sell any shares of capital stock or other equity interests of NAPW or securities convertible into or exchangeable for such shares or

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equity interests, (B) grant, extend or enter into any such subscription, option, stock appreciation right, warrant, call, convertible securities, restricted stock units, performance units, deferred stock units or other similar right, agreement or arrangement, or (C) redeem or otherwise acquire, or vote or dispose of, any such shares of capital stock or other equity interests.

(c)           NAPW does not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of NAPW on any matter.

(d)           There are no voting trusts or other agreements or understandings to which NAPW is a party with respect to the voting of the capital stock or other equity interests of NAPW.

Section 3.3           Corporate Authority; No Violation.

(a)           NAPW has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the NAPW Board of Directors and, except for (i) the NAPW Stockholder Approval and (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the New York Department of State, no other corporate proceedings on the part of NAPW are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.  The NAPW Board of Directors, at a meeting duly called and held, has by unanimous vote of all its members, duly adopted resolutions (i) determining that it is in the best interests of NAPW and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approving this Agreement and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) directing that the NAPW Stockholder Approval Matters be submitted to a vote at a meeting of stockholders of NAPW and (iv) recommending that stockholders of NAPW vote in favor of the NAPW Stockholder Approval Matters (the item set forth in clause (iv) of this sentence, the “NAPW Recommendation”).  This Agreement has been duly and validly executed and delivered by NAPW and, assuming this Agreement constitutes the valid and binding agreement of PDN and Merger Sub, constitutes the valid and binding agreement of NAPW, enforceable against NAPW in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity).

(b)           Subject to the accuracy of the representations and warranties of PDN and Merger Sub in Section 4.2(b), no authorization, consent, permit, action or approval of, or filing with, or notification to, any United States federal, state or local, provincial or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary under applicable Law for the consummation by NAPW of the transactions contemplated by this Agreement, except for such authorizations, consents, permits, actions, approvals, notifications or filings required under (i) the NYCL and the DGCL, (ii) the Securities Act of 1933, as amended (the “Securities Act”), (iii) the Securities Exchange

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Act of 1934, as amended (the “Exchange Act”), and (iv) the items set forth on Section 3.3(b) of the NAPW Disclosure Schedule (collectively, the “NAPW Approvals”), and except for such authorizations, consents, permits, actions, approvals, notifications or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

(c)           The execution and delivery by NAPW of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or to the loss of a material benefit under, any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment or instrument (each, including all amendments thereto, a “Contract”), to which NAPW is a party or any of their respective properties or other assets is subject, (ii) conflict with or result in any violation of any provision of the NAPW Certificate of Incorporation or the NAPW Bylaws or (iii) assuming the NAPW Approvals are obtained, conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, amendment, cancellation, acceleration, right or loss that has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

Section 3.4           Financial Statements.

(a)           NAPW has previously delivered to PDN true, correct and complete copies of the following financial statements and notes (collectively, the “NAPW Financial Statements”): (i) the audited balance sheet of NAPW as of December 31, 2012 and December 31, 2013 (the “NAPW Balance Sheet”) and the related audited statements of operations, statements of changes in redeemable convertible preferred stock and statements of accumulated deficit and statements of cash flows of NAPW for the year ended December 31, 2013; and (ii) the unaudited balance sheet of NAPW as of March 31, 2014 (the “NAPW Unaudited Interim Balance Sheet”) and the related unaudited statement of operations, statements of accumulated deficit and statement of cash flows of NAPW for the three (3) months then ended.  The NAPW Financial Statements are accurate and complete in all material respects and fairly present the financial position of NAPW as of the respective dates thereof and the results of operations, changes in stockholders’ equity and cash flows of NAPW for the periods covered thereby.  Except as may be indicated in the notes to the NAPW Financial Statements, the NAPW Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered.

(b)           No financial statements of any person other than NAPW are required by GAAP to be included in NAPW Financial Statements.

(c)           Except as required by GAAP, NAPW has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year.

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(d)           NAPW’s external auditors have not identified to NAPW any material weaknesses in NAPW’s internal controls impacting on the reliability of NAPW Financial Statements.

(e)           NAPW has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year and it has no reason to believe that there will be an adjustment to, or any restatement of, the NAPW Financial Statements.  No current or former independent auditor for NAPW has resigned or been dismissed from such capacity as a result of or in connection with any disagreement with NAPW on a matter of accounting practices.  The NAPW Financial Statements were prepared from, and are consistent with, the accounting records of NAPW.  NAPW has also delivered to the PDN copies of all letters from NAPW’s auditors to the NAPW Board since January 1, 2013, together with copies of all responses thereto.

(f)            NAPW keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and acquisitions and dispositions of assets of NAPW.  NAPW has designed and maintains a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external reporting and the preparation of financial statements for external purposes in accordance with GAAP.  NAPW has provided to PDN copies of all letters, advice, and analyses that it has received from any accountant, consultant, or advisor since January 1, 2013 relating to financial controls and accounting systems.

Section 3.5           No Undisclosed Liabilities.  Except for (i) those liabilities that are fully reflected or reserved for in the NAPW Financial Statements, (ii) liabilities incurred since the date of the NAPW Unaudited Interim Balance Sheet in the ordinary course of business consistent with past practice, (iii) those liabilities that are incurred after the date of this Agreement and are permitted to be incurred by this Agreement or are incurred as a result of the transactions contemplated by this Agreement (e.g., attorneys’ fees), (iv) liabilities and obligations incurred in the ordinary course of business consistent with past practice that would not reasonably be expected, individually or in the aggregate, to have a NAPW Material Adverse Effect, and (v) liabilities or obligations that have been discharged or paid in full in the ordinary course of business, as of the date of this Agreement, NAPW does not have, and since the date of the NAPW Unaudited Interim Balance Sheet NAPW has not incurred, any liabilities or obligations of any nature whatsoever, whether or not accrued, absolute, matured, determined, contingent or otherwise, and whether or not required by GAAP to be reflected in the NAPW Financial Statements in accordance with GAAP, other than those that have not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

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Section 3.6           Compliance with Law; Permits.

(a)           NAPW is, and at all times since its inception, has been, in compliance with and not in default under or in violation of any applicable federal, state, provincial, municipal, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except (i) with respect to any Drug Laws, which are addressed in Section 3.22 and (ii) for any such non-compliance, default or violation that would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

(b)           NAPW is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for NAPW to own, lease and operate its properties and assets or to carry on its businesses as they are now being conducted (the “NAPW Permits”), except for any failure to have any of the NAPW Permits that have not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  All NAPW Permits are in full force and effect, except for any failure to be in full force and effect that has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

Section 3.7          Environmental Laws and Regulations.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect, (i) NAPW has conducted its businesses in compliance with all applicable Environmental Laws, (ii) to the knowledge of NAPW, none of the properties leased or operated by NAPW contains any Hazardous Substance in amounts which would reasonably be expected to give rise to liability under Environmental Laws, (iii) since January 1, 2013, NAPW has not received any written notice, demand letter or written request for information from any Governmental Entity indicating that NAPW or any person whose liability NAPW has retained or assumed, either contractually or by operation of law, may be in violation of, or liable under, any Environmental Law, (iv) to the knowledge of NAPW, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner which has given rise to any liability under Environmental Law, from any properties presently or formerly owned, leased or operated by NAPW or any other property and (v) neither NAPW nor any of its properties or any person whose liability NAPW has retained or assumed, either contractually or by operation of law, is subject to any liabilities relating to any pending or, to the knowledge of NAPW, threatened suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law.

Section 3.8           Employee Benefit Plans.

(a)           Section 3.8(a) of the NAPW Disclosure Schedule sets forth a true and complete list of each benefit plan, arrangement, agreement, program, practice, and policy, including each employee welfare benefit plan (including post-retirement health and insurance plan) within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974 (“ERISA“), each employee pension benefit plan within the meaning of section 3(2) of ERISA, and each bonus, incentive, deferred compensation, profit-sharing, savings, retirement, vacation, sick leave, share purchase, incentive compensation, equity or equity-based, severance,

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retention, employment (other than employment agreements that are terminable at-will without notice or without liability), consulting, change of control, fringe benefit, and employee loan plan, arrangement, agreement, program, practice, and policy, whether written or unwritten (the “NAPW Benefit Plans”), in each case that is sponsored, maintained, or contributed to, or required to be maintained or contributed to, by NAPW, or to which NAPW or any person or entity that, together with NAPW, is treated as a single employer under section 414 of the Code (a “Commonly Controlled Entity”), has any direct or indirect liability, contingent or otherwise, for the benefit of any current or former director, officer, employee, consultant, or independent contractor of NAPW.

(b)           With respect to each material NAPW Benefit Plan, NAPW has made available to PDN complete and accurate copies of each of the following documents, as applicable: (i) such written NAPW Benefit Plan (including all amendments thereto) or a written description of any such NAPW Benefit Plan that is not otherwise in writing, (ii) the three most recent Annual Reports on IRS Form 5500 Series and accompanying schedules, if any, (iii) the most recent actuarial valuation report required to be filed under ERISA or required pursuant to applicable Laws or the terms of such NAPW Benefit Plan (iv) a copy of the most recent summary plan description (“SPD“), together with all summaries of material modifications issued with respect to such SPD, if required under ERISA or required pursuant to applicable Laws or the terms of such NAPW Benefit Plan, (v) if such NAPW Benefit Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all material amendments thereto) and the latest financial statements thereof, if any, (vi) all contracts relating to such NAPW Benefit Plan with respect to which NAPW or any Commonly Controlled Entity may have any material liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, (vii) the most recent determination letter received from (or determination letter request submitted to) the Internal Revenue Service (“IRS“) or the most recent master or prototype opinion letter issued by the IRS with respect to a master or prototype plan adopted by NAPW or any Commonly Controlled Entity upon which such sponsor is entitled to rely (if applicable) with respect to any NAPW Benefit Plan that is intended to be qualified under section 401(a) of the Code and (viii) communications (other than routine communications) from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation or any successor thereto with respect to any such NAPW Benefit Plan.

(c)           (i) Each of the NAPW Benefit Plans (and any related trust or other funding vehicle) has been established and administered in compliance in all material respects with its terms and applicable Laws, including, but not limited to, ERISA and the Code and in each case the regulations thereunder and (ii) with respect to each of the NAPW Benefit Plans intended to be “qualified” within the meaning of section 401(a) of the Code, either the IRS has issued a favorable determination or opinion letter that has not been revoked, or an application for a favorable determination or opinion letter was timely submitted to the IRS for which no final action has been taken by the IRS, or the plan is relying on a prototype or volume submitter letter, and, to the knowledge of NAPW there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan.

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(d)           Neither NAPW nor any Commonly Controlled Entity has during the period beginning with the sixth plan year preceding the plan year that includes the Effective Time ever sponsored, maintained, contributed to, or been required to maintain or contribute to, or has any actual or contingent liability under any employee benefit plan subject to Title IV or section 302 of ERISA or sections 412 or 4971 of the Code, or any “multiemployer pension plan” (as such term is defined in section 3(37) of ERISA), and neither NAPW nor any Commonly Controlled Entity has incurred any withdrawal liability which remains unsatisfied, and to the knowledge of NAPW, no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to NAPW.

(e)           All material contributions and other amounts payable by NAPW as of the date of this Agreement with respect to each NAPW Benefit Plan in respect of any plan year during the period beginning with the sixth plan year preceding the plan year that includes the Effective Time have been paid or, if not yet due have been properly accrued in accordance with GAAP in all material respects.  NAPW has not engaged in a transaction in connection with which NAPW became, or could reasonably be expected to become, subject to either a material civil penalty assessed pursuant to sections 409 or 502(i) of ERISA or a material Tax imposed pursuant to sections 4975 or 4976 of the Code.  There are no material pending or, to the knowledge of NAPW, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the NAPW Benefit Plans or any trusts related thereto.

(f)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event, including any termination of employment at or following the Effective Time) will (i) cause any material payment (including, without limitation, severance, unemployment compensation, change in control payment, “excess parachute payment” (within the meaning of section 280G of the Code), forgiveness of indebtedness, or other compensation or benefits) to become due to any current or former director, officer, employee, consultant, or independent contractor of NAPW from NAPW or any Commonly Controlled Entity under any NAPW Benefit Plan or otherwise (other than amounts payable to any such person in his or her capacity as an equityholder of NAPW), (ii) materially increase any benefits otherwise payable under any NAPW Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding of any such benefits, (v) result in any breach or violation of or default under, or limit (except as may be specifically set forth in this Agreement) NAPW’s right to amend, modify, or terminate any collective bargaining agreement or NAPW Benefit Plan, or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible as a result of section 280G of the Code.  Section 3.8(f) of the NAPW Disclosure Schedule sets forth, as of the date hereof, individuals the Company reasonably believes are “disqualified individuals” within the meaning of section 280G of the Code and the Regulations thereunder.

(g)           Each NAPW Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in section 409A(d)(1) of the Code) subject to section 409A of the Code has been operated since January 1, 2013 in good faith compliance with section 409A of the Code and the regulations and guidance promulgated thereunder.

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(h)           No NAPW Benefit Plan provides benefits, including death or medical, health, or other welfare benefits (whether or not insured), with respect to current or former directors, officers, employees, consultants, or independent contractors of NAPW or any Commonly Controlled Entity after retirement or other termination of service other than (i) coverage mandated by applicable Laws (including continuation coverage under section 4980B of the Code), (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as such term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of NAPW or a Commonly Controlled Entity or (iv) benefits the full direct cost of which is borne by the current or former employee (or beneficiary thereof), and no circumstances exist that would reasonably be expected to cause NAPW or a Commonly Controlled Entity to become obligated to provide any such benefits.

(i)            No NAPW Benefit Plan is subject to the laws of any jurisdiction outside of the United States.

Section 3.9           Absence of Certain Changes or Events.  From the date of the NAPW Unaudited Interim Balance Sheet to the date hereof, (i) the businesses of NAPW has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any change, effect, event, development, occurrence or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

Section 3.10         Investigations; Litigation.  Except as set forth in Section 3.10 of the NAPW Disclosure Schedule, there is no investigation or review pending (or, to the knowledge of NAPW, threatened) by any Governmental Entity with respect to NAPW and (b) there are no actions, suits, arbitrations, mediations or proceedings pending (or, to the knowledge of NAPW, threatened) against NAPW, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in the case of each of clause (a) or (b), which has had or would reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

Section 3.11         Information Statement.  None of the information provided in writing by NAPW to be included in the Information Statement will, at the time of the mailing of the Information Statement or any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.12         Tax Matters.

(a)           (1)            NAPW has prepared in material compliance with the prescribed manner and filed within the time required by applicable Law (including any extension of time within which to file) all Tax Returns required to be filed by it with all relevant Governmental Entities, and all such Tax Returns are true, correct and complete in all material respects;

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(ii)            NAPW has timely paid all Taxes whether or not shown on any Tax Return that are required to have been paid by it;

(iii)           the NAPW Financial Statements reflect adequate reserves for all unpaid Taxes payable by NAPW for all taxable periods and portions thereof through the date of such financial statements and NAPW has not incurred any material Tax liability since the date of such financial statements other than for Taxes arising in the ordinary course of business; and

(iv)           as of the date of this Agreement, there are not pending or, to the knowledge of NAPW, threatened, any Tax audits, examinations, assessments, reassessments or other proceedings of NAPW.

(b)           There are no waivers of any statute of limitations in respect of assessment or collection of Taxes or any agreements or requests for an extension of time for assessment or collection of any Tax, which waiver or extension is currently effective.

(c)           NAPW is not a party to any agreement relating to Tax allocation, Tax indemnification or Tax sharing and NAPW does not have any liability for Taxes of any person under Treasury Regulation section 1.1502-6, Treasury Regulation section 1.1502-78 or any similar state, local or non-U.S. Laws, as a transferee or successor, by contract or otherwise.

(d)           No claim in writing has been made against NAPW by any Governmental Entity in a jurisdiction where NAPW does not file Tax Returns that NAPW is or may be subject to taxation by that jurisdiction.  All deficiencies for Taxes asserted or assessed in writing against NAPW has been fully and timely paid, settled or properly reflected in the NAPW Financial Statements.

(e)           NAPW has made available to PDN correct and complete copies of all material U.S. federal income Tax Returns, state income Tax apportionment data, examination reports and statements of deficiencies for which the applicable statutory periods of limitations have not yet expired.

(f)           There are no material liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien“) for Taxes upon any of the assets of NAPW, except for Permitted Liens.

(g)           NAPW has withheld and paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid by NAPW in connection with amounts paid to any employee, independent contractor, creditor, stockholder, or third party for all periods ending on or before the Closing Date.

(h)          NAPW has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of section 355(a)(1)(A) of the Code) in a distribution that could constitute part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

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(i)            Any closing agreements under section 7121 of the Code or any similar provision of state, local or non-U.S. Laws or full acceptance letters which NAPW has executed, entered into or received is valid and enforceable in accordance with its terms.  NAPW has not committed fraud, collusion, concealment or malfeasance or made a misrepresentation of material fact in connection with the execution or entering into of any closing agreement with, or the receipt of any full acceptance letter or private letter ruling from any Governmental Entity.

(j)            NAPW has not agreed to and is not required to make any adjustment pursuant to section 481(a) of the Code or any similar provision of applicable Law, and NAPW has no knowledge that any Governmental Entity has proposed any such adjustment, nor does NAPW have any application pending with any Governmental Entity requesting permission for any change in accounting methods.  There is no taxable income of NAPW that will be required under any applicable Law to be reported in a taxable period beginning after the Closing Date which taxable income was realized (or reflects economic income) arising prior to the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in section 7121 of the Code executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) election under section 108(i) of the Code.

(k)           NAPW has never participated in any reportable transaction within the meaning of Treasury Regulation section 1.6011-4(b) or taken any position on any Tax Return that would subject it to a substantial understatement of Tax penalty under section 6662 of the Code which has not been properly disclosed to the IRS as required by the Code and the Treasury Regulations promulgated thereunder.

(l)            NAPW has never been a “United States real property holding corporation,” as defined in section 897(c)(2) of the Code, at any time during the past five years or made an election under section 897(i) of the Code to be treated as a domestic corporation for purposes of sections 897, 1445 and 6039C of the Code or been a passive foreign investment company within the meaning of section 1297 of the Code.  NAPW has never had a permanent establishment in any country other than the United States, nor has it engaged in a trade or business in any country other than the United States that subjected it to Tax in such country.

(m)          NAPW has no knowledge of any fact, agreement, plan or other circumstance that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

(n)           No employee, director, consultant or other service provider of NAPW is entitled to receive any gross up payment from NAPW by reason of any taxes imposed by section 4999 of the Code.

Section 3.13         Employee Relations Matters.

(a)          NAPW is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union, labor organization, trade union or works council.  NAPW has not committed any material unfair labor practice as

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defined in the National Labor Relations Act or other applicable Laws.  To the knowledge of NAPW, there are no organizational efforts with respect to the formation of a collective bargaining unit or, as of the date of this Agreement, labor union organizing activities being made or threatened involving employees of NAPW.

(b)           There are no pending or, to the knowledge of NAPW, threatened arbitrations, grievances, labor disputes, strikes, lockouts, slowdowns or work stoppages against NAPW, nor, to the knowledge of NAPW, has there been any of the foregoing that has had, or would reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

(c)           NAPW is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, employee classifications, and unemployment insurance.  NAPW is not in any material respect delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.  NAPW is not a party to, or otherwise bound by, any order of any Governmental Entity relating to employees or employment practices other than any ordinary course settlement with a Governmental Entity, in each case in an amount not more than $100,000 individually.

(d)           Except as set forth on Section 3.13(d) of the NAPW Disclosure Schedule, NAPW has not received written notice of (i) any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against it, (ii) any complaints, grievances or arbitrations against it arising out of any collective bargaining agreement, (iii) any charge or complaint with respect to or relating to it pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (iv) the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or such investigation is in progress or (v) any complaint, lawsuit or other proceeding pending or, to the knowledge of NAPW, threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, in each case, which has had or would reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.

(e)           NAPW is not currently engaged in any layoffs or employment terminations sufficient in number to trigger application of the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”), or any similar state, local or foreign Law.  During the ninety (90) day period prior to the date of this Agreement, not more than 30 employees of NAPW were terminated from any single site of employment.

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(f)           As of the date of this Agreement, no NAPW Key Employee has given notice terminating employment with NAPW, which termination will be effective on or after the date of this Agreement.  For the purposes hereof (”NAPW Key Employee”) means the persons set forth in Section 3.13(f) of the NAPW Disclosure Schedule.

Section 3.14         Intellectual Property.

(a)           NAPW owns, licenses, sublicenses or otherwise possesses legally enforceable rights to use all Intellectual Property material to the conduct of the business of NAPW, as currently conducted and as currently proposed to be conducted (in each case excluding generally commercially available, off-the-shelf software programs).

(b)           The execution and delivery of this Agreement by NAPW and the consummation of the Merger will not result in the breach of or loss of rights under, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by NAPW under which NAPW has granted an exclusive license or which is otherwise material to the business of NAPW, as currently conducted and as currently proposed to be conducted (the “NAPW Intellectual Property”), or (ii) any license, sublicense or other agreement to which NAPW is a party and pursuant to which NAPW is authorized to use any third party’s Intellectual Property on an exclusive basis or that is otherwise material to the business of NAPW, as currently conducted and as currently proposed to be conducted, excluding generally commercially available, off-the-shelf software programs (the “NAPW Third Party Intellectual Property”).  The execution and delivery of this Agreement by NAPW and the consummation of the Merger will not, as a result of any contract to which NAPW is a party, result in NAPW granting to any third party any rights or licenses to any Intellectual Property or the release or disclosure of any trade secrets that would not have been granted or released absent such execution or consummation.

(c)           Section 3.14(c) of the NAPW Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign issued patents and pending patent applications and trademarks, service marks, copyrights, domain names and social media pages and accounts owned or co-owned by NAPW material to the conduct of the business of NAPW, as currently conducted and as currently proposed to be conducted.  Section 3.14(c) of the NAPW Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names material to the conduct of the business of NAPW, as currently conducted and as currently proposed to be conducted, licensed to NAPW, and Section 3.14(c) of the NAPW Disclosure Schedule sets forth a complete and accurate list of all other licenses to NAPW of NAPW Intellectual Property or NAPW Third Party Intellectual Property.

(d)           All items of Intellectual Property set forth in Section 3.14(c) of the NAPW Disclosure Schedule are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and all such rights (other than such rights that are currently the subject of pending applications) are valid and enforceable.  NAPW has implemented commercially reasonable measures to maintain the confidentiality of NAPW Intellectual Property of a nature that NAPW intends to keep confidential.  To the knowledge of NAPW, no third party is infringing, violating or

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misappropriating any of the NAPW Intellectual Property or NAPW Third Party Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a NAPW Material Adverse Effect.

(e)           To the knowledge of NAPW, the conduct of the business of NAPW as currently conducted and as currently proposed to be conducted does not infringe, violate, conflict with or constitute a misappropriation of any Intellectual Property of any third party.  Since January 1, 2013, NAPW has not received any written claim or notice alleging any such infringement, violation or misappropriation, and all claims or allegations of infringement, violation or misappropriation have been resolved.

(f)           All former and current employees, consultants and contractors of NAPW who contribute or have contributed to the creation or development of any Intellectual Property for or on behalf of NAPW material to the conduct of the business of NAPW, as currently conducted and as currently proposed to be conducted, have executed written instruments that assign to NAPW all right, title and interest in and to any such contributions.

(g)           NAPW’s collection, storage, use and dissemination of personally identifiable information is and since January 1, 2013, has been in compliance in all material respects with all applicable Law, including Laws relating to privacy, data security and data protection, and all applicable privacy policies and terms of use or other contractual obligations applicable thereto.  Since January 1, 2013, there have been no written allegations or claims received by NAPW from any Governmental Entity or any person of a breach of any such Laws, policies or obligations.  To the knowledge of NAPW, since January 1, 2013, there have been no material losses or thefts of any such information.

(h)           Except as set forth in Section 3.14 of the NAPW Disclosure Schedule, NAPW has no royalty payment obligations, or agreements with respect to royalty obligations, or understandings that could give rise to royalty obligations, however calculated, with respect to sales, sublicensing or commercialization of any products (including products under development), or with respect to the use of any NAPW Intellectual Property necessary to create, develop, test or manufacture such products, or used in conjunction with such products.

Section 3.15         Real Property.

(a)           NAPW does not own any real property.

(b)           NAPW has a good leasehold estate in each lease of real property (“Real Property Leases”), under which NAPW is a tenant or a subtenant (“Leased Real Property”), in each case free and clear of all Liens and defects in title, other than Permitted Liens.  NAPW is not in breach of or default under the terms of any Real Property Lease, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  To the knowledge of NAPW, no other party to any Real Property Lease is in breach of or default under the terms of any Real Property Lease, which breach or default has had or would reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  Each Real Property

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Lease is a valid and binding obligation of NAPW and, to the knowledge of NAPW, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           Section 3.15(c) of the NAPW Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all leases, subleases or similar agreements under which NAPW is the landlord or the sublandlord (such leases, subleases and similar agreements, collectively, the “Real Property Subleases”).  NAPW is not in breach of or default under the terms of any Real Property Sublease, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  To the knowledge of NAPW, no other party to any Real Property Sublease is in breach of or default under the terms of any Real Property Sublease except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  Each Real Property Sublease is a valid and binding obligation of NAPW and, to the knowledge of NAPW, is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.16         Required Vote of NAPW Stockholders.  Except for the approval (“NAPW Stockholder Approval”) by Proman in favor of the adoption of this Agreement and the Merger and the election of the PDN Board Designees and the NAPW Board Designees (the “NAPW Stockholder Approval Matters”), no vote of the stockholders of NAPW or the holders of any other securities of NAPW (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of NAPW to consummate the transactions contemplated hereby.

Section 3.17        Takeover Statutes.  No federal or state anti-takeover statute or regulation, or any takeover-related provision in the NAPW Certificate of Incorporation or NAPW Bylaws would prohibit or restrict the ability of NAPW to consummate the Merger or of the NAPW Stockholder party to the NAPW Voting Agreement to perform his obligations thereunder.

Section 3.18         Material Contracts.

(a)           Except as disclosed in Section 3.18 of the NAPW Disclosure Schedule, and except for this Agreement, NAPW is not bound by any contract, arrangement, commitment or understanding:

(i)             that constitutes a partnership, joint venture, technology sharing or similar agreement between NAPW and any other person;

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(ii)            with respect to the service of any directors, officers, employees, or independent contractors or consultants that are natural persons, involving the payment of $100,000 or more in any 12 month period, other than those that are terminable by NAPW on no more than 30 days’ notice without penalty;

(iii)           that limits the ability of NAPW to compete or enter into in any line of business, in any geographic area or with any person and, in each case, which limitation or requirement would reasonably be expected to be material to NAPW;

(iv)           with or to a labor union, works council or guild (including any collective bargaining agreement or similar agreement);

(v)            relating to the use or right to use Intellectual Property, including any license or royalty agreements, other than agreements entered into in the ordinary course of business and that are not material to NAPW;

(vi)          that provides for indemnification by NAPW to any person, other than an agreement entered into in the ordinary course of business and that is not material to NAPW;

(vii)         between NAPW and any current or former director or officer of NAPW, or any affiliate of any such person (other than NAPW Benefit Plan);

(viii)        with respect to (A) Indebtedness, (B) any capital lease obligations to any person other than NAPW, (C) any obligations to any person other than NAPW in respect of letters of credit and bankers’ acceptances, (D) any indebtedness to any person other than NAPW under interest rate swap, hedging or similar agreements, (E) any obligations to pay to any person other than NAPW the deferred purchase price of property or services, (F) indebtedness secured by any Lien on any property owned by NAPW even though the obligor has not assumed or otherwise become liable for the payment thereof, or (G) any guaranty of any such obligations described in clauses (A) through (F) of any person other than NAPW, in each case, having an outstanding amount in excess of $250,000 individually or $500,000 in the aggregate;

(ix)           that is material to NAPW or that contains any so called “most favored nation” provision or similar provisions requiring NAPW to offer to a person any terms or conditions that are at least as favorable as those offered to one or more other persons;

(x)            pursuant to which any agent, sales representative, distributor or other third party markets or sells any NAPW Product;

(xi)           pursuant to which NAPW is a party granting rights of first refusal, rights of first offer or similar rights to acquire any business or assets of NAPW;

(xii)          relating to the purchase or sale of assets outside the ordinary course of business of NAPW;

(xiii)         relating to the issuance of any securities of NAPW (other than those set forth on Section 3.2(a) to the Disclosure Schedule);

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(xiv)         pursuant to which any material asset of NAPW is leased;

(xv)          relates to the purchase of (A) any equipment entered into since December 31, 2013 and (B) any materials, supplies, or inventory since December 31, 2013, other than any agreement which, together with any other related agreement, involves the expenditure by the NAPW of less than $100,000;

(xvi)         that represents a purchase order with any supplier for the purchase of inventory items in an amount in excess of $100,000 of materials;

(xvii)        pursuant to which NAPW is a party and having a remaining term of more than one (1) year after the date hereof or involving a remaining amount payable thereunder (either to or from NAPW) as of the date hereof, of at least $100,000;

(xviii)       that involves the payment of $250,000 or more in any 12 month period after the date hereof; or

(xix)          that would prevent, delay or impede the consummation, or otherwise reduce the contemplated benefits, of any of the transactions contemplated by this Agreement.

NAPW has previously made available to PDN or its representatives complete and accurate copies of each Contract of the type described in this Section 3.18(a) (collectively referred to herein as “NAPW Material Contracts”).

(b)           All of the NAPW Material Contracts were entered into at arms’ length in the ordinary course of business and are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms.  NAPW has not given or received a notice of cancellation or termination under any NAPW Material Contract, or has, or is alleged to have, and to the knowledge of NAPW, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any NAPW Material Contract.

(c)           NAPW is not in breach of or default under the terms of any NAPW Material Contract, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  To the knowledge of NAPW, no other party to any NAPW Material Contract is in breach of or default under the terms of any NAPW Material Contract except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  Each NAPW Material Contract is a valid and binding obligation of NAPW and, to the knowledge of NAPW, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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Section 3.19        Finders or Brokers.  Except for Maxim Group, LLC, NAPW has not employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who is entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

Section 3.20        Insurance.  NAPW owns or holds policies of insurance in amounts that NAPW has determined in good faith provide reasonably adequate coverage for its business and in amounts sufficient to comply with (i) applicable Law and (ii) all NAPW Material Contracts to which NAPW is a party or is otherwise bound.

Section 3.21        Affiliate Transactions.  There are no transactions, agreements or arrangements between (i) NAPW on the one hand, and (ii) any director, executive officer or affiliate of NAPW or any of their respective affiliates or immediate family members, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (such transactions referred to herein as “NAPW Affiliate Transactions”).

Section 3.22        Subsidiaries.  NAPW has no Subsidiaries and NAPW neither directly nor indirectly, (a) owns or otherwise controls, (b) has agreed to purchase or otherwise acquire or (c) holds any interest convertible into or exchangeable for, any capital stock or other equity interest of any other corporation, partnership, joint venture or other business association or entity.

Section 3.23         Disclosure.  No representation or warranty or other statement made by NAPW in this Agreement, the NAPW Disclosure Schedule, the certificates delivered pursuant to Section 7.3(d) or otherwise in connection with the transactions contemplated herein contains any untrue statement or, to NAPW’s knowledge, omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PDN AND MERGER SUB

Except as expressly set forth in (a) (i) PDN’s Annual Report on Form 10-K for the year ended December 31, 2013 and (ii) PDN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (other than any predictive, cautionary or forward looking disclosures contained under the captions “Risk Factors,” “Forward Looking Statements” or any similar precautionary sections and any other disclosures contained therein to the extent they are predictive, cautionary or forward looking in nature, but not to the extent that they consist of facts describing the current state of PDN); or (b) the corresponding sections or subsections of the disclosure schedules delivered to NAPW by PDN in connection with this Agreement (the “PDN Disclosure Schedule”), PDN and Merger Sub represent and warrant to NAPW as follows:

Section 4.1           Qualification; Organization, Subsidiaries, etc.

(a)           Each of PDN and Merger Sub is a legal entity validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in

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good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

(b)           PDN has made available to NAPW prior to the date of this Agreement a true and complete copy of the certificate of incorporation and bylaws or other equivalent organizational documents of PDN and Merger Sub, each as amended through the date of this Agreement. The certificate of incorporation and bylaws or similar organizational documents of PDN and Merger Sub are in full force and effect.  None of PDN or Merger Sub is in violation of any provisions of its certificate of incorporation or bylaws or similar organizational documents, other than such violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

(c)           Section 4.1(c) of PDN Disclosure Schedule lists, and PDN has made available to NAPW, accurate and complete copies of: (i) the charters of all committees of the Board of Directors of PDN; (ii) any code of conduct or similar policy adopted by PDN or by the Board of Directors, or any committee of the Board of Directors, of PDN, each as in effect on the date hereof, and (iii) any Contracts relating to the nomination or election of PDN directors (collectively, the “PDN Board Charters and Policies”).  PDN has not taken any action in breach or violation of any of the provisions of the PDN Board Charters and Policies nor is in breach or violation of any of the provisions of the PDN Board Charters and Policies, except as would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

Section 4.2           Corporate Authority; No Violation.

(a)           Each of PDN and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by (a) the boards of directors and stockholders of PDN and Merger Sub, and except for (i) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the New York Department of State in respect of the Merger and (ii) any consents, authorizations, approvals, filings or exceptions in connections with compliance with the rules of NASDAQ with respect to the Merger and the PDN Common Stock to be issued pursuant to the terms of this Agreement, no other corporate proceedings on the part of PDN and Merger Sub are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.  The PDN Board of Directors, at a meeting duly called and held, has by unanimous written consent of all of its members duly adopted resolutions (1) determining that it is in the best interests of PDN and its stockholders, and declaring it advisable, to enter into this Agreement and the other documents and instruments contemplated by the PDN Stockholder Approval Matters, (2) approving this Agreement and the PDN Stockholder Approval Matters and authorizing the execution, delivery and performance of this Agreement and the other documents and instruments contemplated by the PDN Stockholder Approval Matters, and the consummation of the transactions contemplated hereby and thereby, including the Merger and the PDN Stockholder Approval Matters, (3) directing that the PDN Stockholder Approval Matters be submitted to a vote of stockholders of PDN and (4)

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recommending that stockholders of PDN vote in favor of the PDN Stockholder Approval Matters.  The PDN Stockholder Approval has been obtained.  This Agreement has been duly and validly executed and delivered by PDN and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of NAPW, this Agreement constitutes the valid and binding agreement of PDN and Merger Sub, enforceable against each of PDN and Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity).

(b)           Subject to the accuracy of the representations and warranties of NAPW in Section 3.3(b), no authorization, consent, permit, action or approval of, or filing with, or notification to, any Governmental Entity is necessary, under applicable Law, for the consummation by PDN or Merger Sub or any of their respective Subsidiaries of the transactions contemplated by this Agreement, except for such authorizations, consents, permits, actions, approvals, notifications or filings required under (i) the NYCL and the DGCL, (ii) the Securities Act, and (iii) the Exchange Act, and except for such authorizations, consents, permits, actions, approvals, notifications or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

(c)           The execution and delivery by PDN and Merger Sub of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to the loss of a benefit under, any Contract to which PDN, Merger Sub or any of their respective Subsidiaries is a party or any of their respective properties or other assets is subject, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended, of PDN or Merger Sub or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, amendment, cancellation, acceleration, right or loss that has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

Section 4.3           Capital Stock.

(a)           The authorized capital stock of PDN consists of 25,000,000 shares of common stock with $0.01 par value (“PDN Common Stock“).  As of June 30, 2014, (i) 6,318,227 shares of PDN Common Stock were issued and 6,309,845 shares of PDN Common Stock were outstanding, (ii) 500,000 shares of PDN Common Stock were reserved for issuance and issuable or otherwise deliverable under the Professional Diversity Network, Inc. 2013 Equity Compensation Plan (the “PDN Stock Incentive Plan”) and 187,000 stock options had been issued under the PDN Stock Incentive Plan, and (iii) 131,250 shares of PDN Common Stock were reserved for issuance under warrants.  All outstanding shares of PDN Common Stock, and all shares of PDN Common Stock reserved for issuance as noted in the immediately preceding clause (ii), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any

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preemptive rights, purchase option, call or right of first refusal rights.  Immediately after the Effective Time, as a result of the issuance of the Merger Share Consideration, the Merger Option Consideration, the Jones Shares and the Wesser Shares, Proman, Jones and Wesser will own, in the aggregate, 50% of the Fully Diluted Equity of PDN.

(b)           As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, of which 1,000 are validly issued and outstanding and all of the issued and outstanding capital stock of Merger Sub is, and until the Effective Time will be, owned by PDN.  Merger Sub will not have outstanding any option, warrant, right, or any other agreement pursuant to which any person may acquire any equity security of Merger Sub.  Merger Sub has not conducted any business prior to the date of this Agreement and prior to the Effective Time, will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(c)           Except as set forth in subsection (a) above or on Section 4.3(c) of the PDN Disclosure Schedule, as of the date of this Agreement, (i) PDN does not have any shares of its capital stock issued or outstanding and (ii) there are no outstanding subscriptions, options, stock appreciation rights, warrants, calls, convertible securities, restricted stock units, performance units, deferred stock units or other similar rights, agreements or commitments relating to the issuance of capital stock or voting securities to which PDN or any of its Subsidiaries is a party obligating PDN or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of PDN or any Subsidiary of PDN or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, stock appreciation right, warrant, call, convertible securities, restricted stock units, performance units, deferred stock units or other similar right, agreement or arrangement, (C) redeem or otherwise acquire, or vote or dispose of, any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of PDN.

(d)           Except as set forth in subsection (a) above, neither PDN nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with stockholders of PDN on any matter.

(e)           Except as set forth on Section 4.3(e) of the PDN Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which PDN or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of PDN or any of its Subsidiaries.

(f)           All outstanding shares of capital stock of, or other equity interests in, each Subsidiary of PDN are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal rights.  All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of PDN that are owned by PDN or a Subsidiary of PDN are free and clear of all Liens other than Permitted Liens.

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(g)           The PDN Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement be validly issued, fully paid and nonassessable.

Section 4.4           Reports and Financial Statements.

(a)           PDN has filed or furnished all forms, documents and reports required to be filed or furnished since January 1, 2013 with the SEC (the “PDN SEC Documents”).  As of their respective dates, or, if amended, as of the date of the last such amendment (excluding any amendments made after the date of this Agreement), the PDN SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the PDN SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  To the knowledge of PDN, none of the PDN SEC Documents is the subject of any outstanding SEC comments or outstanding SEC investigation.  No Subsidiary of PDN is required to file any form or report with the SEC.  PDN has made available to NAPW all material correspondence (if such correspondence has occurred since January 1, 2013) between the SEC on the one hand, and PDN and any of its Subsidiaries, on the other hand received by PDN prior to the date of this Agreement.  The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the PDN SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Law.  As used in this Section 4.4, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)           The consolidated financial statements (including all related notes and schedules) of PDN included in PDN SEC Documents fairly present in all material respects the consolidated financial position of PDN and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in each case in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c)           Except as noted in Section 4.4(c) of the PDN Disclosure Schedule, PDN is in compliance with all applicable NASDAQ listing rules and requirements and continued listing standards, and, to PDN’s knowledge, there are no facts that cause or could reasonably be expected to cause PDN to be non-compliant with any applicable NASDAQ listing rules and requirements and continued listing standards.

(d)           PDN auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the knowledge of the PDN, “independent” with respect to the PDN within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge

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of the PDN, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(e)           Since January 1, 2013, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of PDN, the Board of Directors of PDN or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.  Except as noted in Section 4.4(c) of the PDN Disclosure Schedule, since January 1, 2013, neither PDN nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by PDN, (ii) any fraud, whether or not material, that involves PDN’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by PDN or (iii) any claim or allegation regarding any of the foregoing.

Section 4.5         Internal Controls and Procedures.  PDN has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  PDN’s disclosure controls and procedures are reasonably designed to provide reasonable assurance that all material information required to be disclosed by PDN in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to PDN’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to sections 302 and 906 of the Sarbanes-Oxley Act.  PDN’s management has completed an assessment of the effectiveness of PDN’s internal control over financial reporting in compliance with the requirements of 404 of the Sarbanes-Oxley Act for the year ended December 30, 2013, and except as set forth on Section 4.5 of the PDN Disclosure Schedule, such assessment concluded that such controls were effective.  PDN has disclosed, based on its most recent evaluation prior to the date of this Agreement, to PDN’s auditors and the audit committee of the PDN Board of Directors and to NAPW (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect PDN’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves executive officers or employees who have a significant role in PDN’s internal controls over financial reporting.  As of the date of this Agreement and except as set forth on Section 4.5 of the PDN Disclosure Schedule, to the knowledge of PDN, PDN has not identified any significant deficiencies or any material weaknesses in the design or operation of internal controls over financial reporting.  There are no outstanding loans made by PDN or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of PDN.

Section 4.6         No Undisclosed Liabilities.  Except (a) as reflected or reserved against in PDN’s consolidated balance sheets (or the notes thereto) included in the PDN SEC Documents, (b) as are incurred after the date of this Agreement and are permitted to be incurred by this

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Agreement or are incurred as a result of the transactions contemplated by this Agreement (e.g., attorneys’ fees), (c) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2013, that would not reasonably be expected, individually or in the aggregate, to have a PDN Material Adverse Effect and (d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business, as of the date of this Agreement, neither PDN nor any Subsidiary of PDN have and since March 31, 2014 have not incurred any liabilities or obligations of any nature whatsoever, whether or not accrued, absolute, matured, determined, contingent or otherwise, and whether or not required by GAAP to be reflected on a consolidated balance sheet of PDN and its Subsidiaries (or in the notes thereto), other than those that have not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

Section 4.7           Compliance with Law; Permits.

(a)           PDN and each of its Subsidiaries are, and at all times since January 1, 2013 have been, in compliance with and not in default under or in violation of Law and (ii) for any such non-compliance, default or violation that would not, reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

(b)           PDN and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for PDN and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “PDN Permits”), except for any failure to have any of the PDN Permits that have not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  All PDN Permits are in full force and effect, except for any failure to be in full force and effect that has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

Section 4.8          Environmental Laws and Regulations.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect, (i) PDN has conducted its businesses in compliance with all applicable Environmental Laws, (ii) to the knowledge of PDN, none of the properties leased or operated by PDN contains any Hazardous Substance in amounts which would reasonably be expected to give rise to liability under Environmental Laws, (iii) since January 1, 2013, PDN has not received any written notice, demand letter or written request for information from any Governmental Entity indicating that PDN or any person whose liability PDN has retained or assumed, either contractually or by operation of law, may be in violation of, or liable under, any Environmental Law, (iv) to the knowledge of PDN, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner which has given rise to any liability under Environmental Law, from any properties presently or formerly owned, leased or operated by PDN or any other property and (v) neither PDN nor any of its properties or any person whose liability PDN has retained or assumed, either contractually or by operation of law, is subject to any liabilities relating to any pending or, to the knowledge of PDN, threatened suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law.

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Section 4.9           Employee Benefit Plans.

(a)           Section 4.9(a) of the PDN Disclosure Schedule sets forth a true and complete list of each benefit plan, arrangement, agreement, program, practice, and policy, including each employee welfare benefit plan (including post-retirement health and insurance plan) within the meaning of section 3(1) of ERISA, each employee pension benefit plan within the meaning of section 3(2) of ERISA, and each bonus, incentive, deferred compensation, profit-sharing, savings, retirement, vacation, sick leave, share purchase, incentive compensation, equity or equity-based, severance, retention, employment (other than employment agreements that are terminable at-will without notice or without liability), consulting, change of control, fringe benefit, and employee loan plan, arrangement, agreement, program, practice, and policy, whether written or unwritten (the “PDN Benefit Plans”), in each case that is sponsored, maintained, or contributed to, or required to be maintained or contributed to, by PDN or any of its Subsidiaries, or to which PDN or any person or entity that, together with PDN, is treated as a single employer under section 414 of the Code (a “PDN Commonly Controlled Entity”), has any direct or indirect liability, contingent or otherwise, for the benefit of any current or former director, officer, employee, consultant, or independent contractor of PDN or any of its Subsidiaries.

(b)           With respect to each material PDN Benefit Plan, PDN has made available to NAPW complete and accurate copies of each of the following documents, as applicable: (i) such written PDN Benefit Plan (including all amendments thereto) or a written description of any such PDN Benefit Plan that is not otherwise in writing, (ii) the three most recent Annual Reports on IRS Form 5500 Series and accompanying schedules, if any, (iii) the most recent actuarial valuation report required to be filed under ERISA or required pursuant to applicable Laws or the terms of such PDN Benefit Plan, (iv) a copy of the most recent SPD, together with all summaries of material modifications issued with respect to such SPD, if required under ERISA or required pursuant to applicable Laws or the terms of such PDN Benefit Plan, (v) if such PDN Benefit Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all material amendments thereto) and the latest financial statements thereof, if any, (vi) all contracts relating to such PDN Benefit Plan with respect to which PDN, any of its Subsidiaries, or any PDN Commonly Controlled Entity may have any material liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, (vii) the most recent determination letter received from (or determination letter request submitted to) the IRS or the most recent master or prototype opinion letter issued by the IRS with respect to a master or prototype plan adopted by PDN or any PDN Commonly Controlled Entity upon which such sponsor is entitled to rely (if applicable) with respect to any PDN Benefit Plan that is intended to be qualified under section 401(a) of the Code and (viii) communications (other than routine communications) from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation or any successor thereto with respect to any such PDN Benefit Plan.

(c)           (i) Each of the PDN Benefit Plans (and any related trust or other funding vehicle) has been established and administered in compliance in all material respects with its terms and applicable Laws, including, but not limited to, ERISA and the Code and in each case the regulations thereunder and (ii) with respect to each of the PDN Benefit Plans intended to be “qualified” within the meaning of section 401(a) of the Code, either the IRS has

29

issued a favorable determination or opinion letter that has not been revoked, or an application for a favorable determination or opinion letter was timely submitted to the IRS for which no final action has been taken by the IRS, or the plan is relying on a prototype or volume submitter letter, and, to the knowledge of PDN there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan.

(d)           Neither PDN, any of its Subsidiaries, nor any PDN Commonly Controlled Entity has during the period beginning with the sixth plan year preceding the plan year that includes the Effective Time ever sponsored, maintained, contributed to, or been required to maintain or contribute to, or has any actual or contingent liability under any employee benefit plan subject to Title IV or section 302 of ERISA or sections 412 or 4971 of the Code, or any “multiemployer pension plan” (as such term is defined in section 3(37) of ERISA), and neither PDN nor any PDN Commonly Controlled Entity has incurred any withdrawal liability which remains unsatisfied, and to the knowledge of PDN, no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to PDN or any of its Subsidiaries.

(e)           All material contributions and other amounts payable by PDN or its Subsidiaries as of the date of this Agreement with respect to each PDN Benefit Plan in respect of any plan year during the period beginning with the sixth plan year preceding the plan year that includes the Effective Time have been paid or, if not yet due have been properly accrued in accordance with GAAP in all material respects.  Neither PDN nor any of its Subsidiaries has engaged in a transaction in connection with which PDN or any of its Subsidiaries became, or could reasonably be expected to become, subject to either a material civil penalty assessed pursuant to sections 409 or 502(i) of ERISA or a material Tax imposed pursuant to sections 4975 or 4976 of the Code.  There are no material pending or, to the knowledge of PDN, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the PDN Benefit Plans or any trusts related thereto.

(f)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event, including any termination of employment at or following the Effective Time) will (i) cause any material payment (including, without limitation, severance, unemployment compensation, change in control payment, “excess parachute payment” (within the meaning of section 280G of the Code), forgiveness of indebtedness, or other compensation or benefits) to become due to any current or former director, officer, employee, consultant, or independent contractor of PDN or any of its Subsidiaries from PDN or any PDN Commonly Controlled Entity under any PDN Benefit Plan or otherwise (other than amounts payable to any such person in his or her capacity as an equityholder of PDN), (ii) materially increase any benefits otherwise payable under any PDN Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding of any such benefits, (v) result in any breach or violation of or default under, or limit (except as may be specifically set forth in this Agreement) PDN’s right to amend, modify, or terminate any collective bargaining agreement or PDN Benefit Plan, or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible as a result of section 280G of the Code.  Section 4.9(f) of the PDN Disclosure Schedule sets forth, as of the date hereof,

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individuals the Company reasonably believes are “disqualified individuals” within the meaning of Section 280G of the Code and the Regulations thereunder.

(g)           All PDN Stock Options have an exercise price per share that was not less than the “fair market value” of one share of PDN Common Stock on the date of grant.  All PDN Stock Options have been properly accounted for in accordance with GAAP in all material respects, and no change is expected in respect of any prior financial statements relating to expenses for stock-based compensation.  There is no pending audit, investigation or inquiry by any Governmental Entity or by PDN (directly or indirectly) with respect to PDN Stock Option granting practices or other equity compensation practices.  The grant date of each PDN Stock Option is on or after the date on which such grant was authorized by PDN board of directors or the compensation committee thereof.

(h)           Each PDN Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in section 409A(d)(1) of the Code) subject to section 409A of the Code has been operated since January 1, 2012 in good faith compliance with section 409A of the Code and the regulations and guidance promulgated thereunder.

(i)            No PDN Benefit Plan provides benefits, including death or medical, health, or other welfare benefits (whether or not insured), with respect to current or former directors, officers, employees, consultants, or independent contractors of PDN, its Subsidiaries, or any PDN Commonly Controlled Entity after retirement or other termination of service other than (i) coverage mandated by applicable Laws (including continuation coverage under section 4980B of the Code), (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as such term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of PDN, any of its Subsidiaries, or a PDN Commonly Controlled Entity or (iv) benefits the full direct cost of which is borne by the current or former employee (or beneficiary thereof), and no circumstances exist that would reasonably be expected to cause PDN, any of its Subsidiaries, or a PDN Commonly Controlled Entity to become obligated to provide any such benefits.

(j)            Except as set forth in Schedule 4.9(j) of the PDN Disclosure Schedule, no PDN Benefit Plan is subject to the laws of any jurisdiction outside of the United States.

Section 4.10        Absence of Certain Changes or Events.  From December 31, 2013 to the date hereof, (i) the businesses of PDN and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any change, effect, event, development, occurrence or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

Section 4.11       Investigations; Litigation.  Except as disclosed on Schedule 4.11, there are no (a) investigations or reviews pending (or, to the knowledge of PDN, threatened) by any Governmental Entity with respect to PDN or any of its Subsidiaries nor (b) any actions, suits, arbitrations, mediations, or proceedings pending (or, to PDN’s knowledge, threatened) against PDN or any of its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in the case

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of each of clause (a) or (b), which have had or would reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

Section 4.12         Information Statement.  Assuming the accuracy of the representations made by NAPW in Section 3.11, the Information Statement will not, at the time of the mailing of the Information Statement or any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.13         Tax Matters.

(a)           (i) PDN and each of its Subsidiaries have prepared in material compliance with the prescribed manner and filed within the time required by applicable Law (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them with all relevant Governmental Entities for all taxation or fiscal periods ending prior to the date hereof, and all such Tax Returns are true, correct and complete in all material respects, (ii) PDN and each of its Subsidiaries have fully and timely paid all material Taxes shown thereon as owing and all material Taxes otherwise owed by or with respect to PDN or any of its Subsidiaries within the time required by applicable Law, (iii) the financial statements included in the PDN SEC Documents reflect adequate reserves for all material unpaid Taxes payable by PDN and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and neither PDN nor any of its Subsidiaries has incurred any material Tax liability since the date of such financial statements other than for Taxes arising in the ordinary course of business and (iv) as of the date of this Agreement, there are not pending or, to the knowledge of PDN, threatened, any audits, examinations, assessments, reassessments or other proceedings in respect of Taxes (except, in the case of clause (i), (ii) or (iv) above, with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP).

(b)           There are no waivers of any statute of limitations in respect of assessment or collection of Taxes or any agreements or requests for an extension of time for assessment or collection of any Tax, which waiver or extension is currently effective.

(c)           None of PDN or any of its Subsidiaries is a party to any agreement relating to Tax allocation, Tax indemnification or Tax sharing (other than any such agreements solely among PDN and any of its Subsidiaries) and none of PDN or any of its Subsidiaries has any liability for Taxes of any person (other than members of the affiliated group, within the meaning of section 1504(a) of the Code, filing consolidated federal income tax returns of which PDN is the common parent) under Treasury Regulation section 1.1502-6, Treasury Regulation section 1.1502-78 or any similar state, local or non-U.S. Laws, as a transferee or successor, or otherwise.

(d)           No claim in writing has been made against PDN or any of its Subsidiaries by any Governmental Entity in a jurisdiction where PDN and its Subsidiaries do not file Tax Returns that PDN or such Subsidiary is or may be subject to taxation by that jurisdiction.  All deficiencies for Taxes asserted or assessed in writing against PDN or any of its Subsidiaries

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have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the PDN SEC Documents.

(e)           PDN and its Subsidiaries have made available to NAPW correct and complete copies of all material U.S. federal income Tax Returns, state income Tax apportionment data, examination reports and statements of deficiencies for which the applicable statutory periods of limitations have not yet expired.

(f)            There are no material Liens for Taxes upon any of the assets of PDN or any of its Subsidiaries, except for Permitted Liens.

(g)           PDN and its Subsidiaries have each withheld from their respective employees, independent contractors, creditors, stockholders and third parties, and timely paid or remitted to the appropriate Governmental Entity, proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all material Tax withholding and remitting provisions of applicable Law.

(h)           Neither PDN nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of section 355(a)(1)(A) of the Code) in a distribution that could constitute part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(i)            Each of the closing agreements under section 7121 of the Code or any similar provision of state, local or non-U.S. Laws or full acceptance letters which PDN or any of its Subsidiaries has executed, entered into or received is valid and enforceable in accordance with its terms.  Neither PDN nor any of its Subsidiaries has committed fraud, collusion, concealment or malfeasance or made a misrepresentation of material fact in connection with the execution or entering into of any closing agreement with, or the receipt of any full acceptance letter or private letter ruling from, any Governmental Entity.

(j)            There is no taxable income of PDN that will be required under any applicable Law to be reported in a taxable period beginning after the Closing Date which taxable income was realized (or reflects economic income) arising prior to the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in section 7121 of the Code executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) election under section 108(i) of the Code.

(k)           Neither PDN nor any of its Subsidiaries has ever participated in any reportable transaction within the meaning of Treasury Regulations section 1.6011-4(b) or taken any position on any Tax Return that would subject it to a substantial understatement of Tax penalty under section 6662 of the Code which has not been properly disclosed to the IRS as required by the Code and the Treasury Regulations promulgated thereunder.

(l)            Neither PDN nor any of its Subsidiaries has (A) been a “United States real property holding corporation,” as defined in section 897(c)(2) of the Code, at any time

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during the past five years or made an election under section 897(i) of the Code to be treated as a domestic corporation for purposes of sections 897, 1445 and 6039C of the Code or (B) been a passive foreign investment company within the meaning of section 1297 of the Code.

(m)          Neither PDN nor any of its Subsidiaries has any knowledge of any fact, agreement, plan or other circumstance that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

(n)           No employee, director, consultant or other service provider of PDN or any of its Subsidiaries is entitled to receive any gross up payment from PDN or any of its subsidiaries by reason of any taxes imposed by Section 4999 of the Code.

Section 4.14         Employee Relations Matters.

(a)           Neither PDN nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union, labor organization, trade union or works council.  Neither PDN nor any of its Subsidiaries has committed any material unfair labor practice as defined in the National Labor Relations Act or other applicable Laws.  To the knowledge of PDN, there are no organizational efforts with respect to the formation of a collective bargaining unit or, as of the date of this Agreement, labor union organizing activities being made or threatened involving employees of PDN or any of its Subsidiaries.

(b)           There are no pending or, to the knowledge of PDN, threatened arbitrations, grievances, labor disputes, strikes, lockouts, slowdowns or work stoppages against PDN or any of its Subsidiaries, nor to the knowledge of PDN, has there been any of the foregoing that has had, or would reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

(c)           PDN and each of its Subsidiaries are and have been in compliance in all material respects with all applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, employee classifications, and unemployment insurance.  PDN and each of its Subsidiaries are not in any material respect delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.  Neither PDN nor any of its Subsidiaries is a party to, or otherwise bound by, any order of any Governmental Entity relating to employees or employment practices other than any ordinary course settlement with a Governmental Entity, in each case in an amount not more than $100,000 individually.

(d)           Neither PDN nor any of its Subsidiaries has received written notice of (i) any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against it, (ii) any complaints, grievances or arbitrations against it arising out of any collective bargaining agreement, (iii) any charge or complaint with respect to or relating to it pending before the Equal Employment

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Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (iv) the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or such investigation is in progress or (v) any complaint, lawsuit or other proceeding pending or, to the knowledge of PDN, threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, in each case, which has had or would reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.

(e)           Neither PDN nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of the WARN or any similar state, local or foreign Law.  During the ninety (90) day period prior to the date of this Agreement, not more than 30 employees of PDN or its Subsidiaries were terminated from any single site of employment.

(f)           As of the date of this Agreement, no PDN Key Employee or any of its Subsidiaries has given written notice terminating employment with PDN or any of its Subsidiaries, which termination will be effective on or after the date of this Agreement.  For the purposes hereof (“PDN Key Employee”) means the persons set forth in Section 4.14(f) of the PDN Disclosure Schedule.

Section 4.15         Intellectual Property.

(a)           PDN and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property material to the conduct of the business of PDN and its Subsidiaries, as currently conducted and as currently proposed to be conducted (in each case excluding generally commercially available, off-the-shelf software programs).  PDN’s public filings described in the preamble to this Article IV set forth all of the PDN’s research and development programs and any other material programs.

(b)           The execution and delivery of this Agreement by PDN and the consummation of the Merger will not result in the breach of or loss of rights under, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by PDN or any of its Subsidiaries under which PDN or any of its Subsidiaries has granted an exclusive license or which is otherwise material to the business of PDN and its Subsidiaries, as currently conducted and as currently proposed to be conducted (the “PDN Intellectual Property”), or (ii) any license, sublicense or other agreement to which PDN or any of its Subsidiaries is a party and pursuant to which PDN or any of its Subsidiaries is authorized to use any third party’s Intellectual Property on an exclusive basis or that is otherwise material to the business of PDN and its Subsidiaries, as currently conducted and as currently proposed to be conducted, excluding generally commercially available, off-the-shelf software programs (the “PDN Third Party Intellectual Property”).  The execution and delivery of this Agreement by PDN and the consummation of the Merger will not, as a result of any contract to which PDN or any of its Subsidiaries is a party, result in PDN, PDN

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or any of PDN’s Subsidiaries granting to any third party any rights or licenses to any Intellectual Property or the release or disclosure of any trade secrets that would not have been granted or released absent such execution or consummation.

(c)           Section 4.15(c) of the PDN Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign issued patents and pending patent applications and trademarks, service marks, copyrights, domain names and social media pages and all accounts owned or co-owned by PDN or any of its Subsidiaries material to the conduct of the business of PDN and its Subsidiaries, taken as a whole, as currently conducted and as currently proposed to be conducted.  Section 4.15(c) of the PDN Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names material to the conduct of the business of PDN and its Subsidiaries, taken as a whole, as currently conducted and as currently proposed to be conducted, licensed to PDN or any of its Subsidiaries, and Section 4.15(c) of the PDN Disclosure Schedule sets forth a complete and accurate list of all other licenses to PDN or any of its Subsidiaries of PDN Intellectual Property or PDN Third Party Intellectual Property.

(d)           All items of Intellectual Property set forth in Section 4.15(c) of the PDN Disclosure Schedule are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and all such rights (other than such rights that are currently the subject of pending applications) are valid.  PDN and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of PDN Intellectual Property of a nature that PDN intends to keep confidential.  To the knowledge of PDN, no third party is infringing, violating or misappropriating any of the PDN Intellectual Property or PDN Third Party Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a PDN Material Adverse Effect.

(e)           To the knowledge of PDN, the conduct of the business of PDN and its Subsidiaries as currently conducted and as currently proposed to be conducted does not infringe, violate, conflict with or constitute a misappropriation of any Intellectual Property of any third party.  Since January 1, 2013, neither PDN nor any of its Subsidiaries has received any written claim or notice alleging any such infringement, violation or misappropriation, and all claims or allegations of infringement or misappropriation have been resolved.

(f)           All former and current employees, consultants and contractors of PDN or its Subsidiaries who contribute or have contributed to the creation or development of any Intellectual Property for or on behalf of PDN or any of its Subsidiaries material to the conduct of the business of PDN and its Subsidiaries, taken as a whole, as currently conducted and as currently proposed to be conducted, have executed written instruments that assign to PDN or the relevant Subsidiary all right, title and interest in and to any such contributions.

(g)           PDN’s and each of its Subsidiaries’ collection, storage, use and dissemination of personally identifiable information is and since January 1, 2013, has been in compliance in all material respects with all applicable Law, including Laws relating to privacy, data security and data protection, and all applicable privacy policies and terms of use or other

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contractual obligations applicable thereto.  Since January 1, 2013, there have been no written allegations or claims received by PDN or any of its Subsidiaries from any Governmental Entity or any person of a breach of any such Laws, policies or obligations.  To the knowledge of PDN, since March 1, 2013, there have been no material losses or thefts of any such information.

(h)           Except as set forth on Section 4.15(h) of the PDN Disclosure Schedule, PDN has no royalty payment obligations, or agreements with respect to royalty obligations, or understandings that could give rise to royalty obligations, however calculated, with respect to sales, sublicensing or commercialization of any products (including products under development), or with respect to the use of any PDN Intellectual Property necessary to create, develop, test or manufacture such products, or used in conjunction with such products.

Section 4.16         Real Property.

(a)           Except as noted on Section 4.16(a) of the PDN Disclosure Schedule, neither PDN nor any Subsidiary of PDN owns any real property.

(b)           PDN or a Subsidiary of PDN has a good leasehold estate in each Real Property Leases, under which PDN or a Subsidiary of PDN is a tenant or a subtenant, in each case free and clear of all Liens and defects in title, other than Permitted Liens.  Neither PDN nor any Subsidiary of PDN is in breach of or default under the terms of any Real Property Lease, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  To the knowledge of PDN, no other party to any Real Property Lease is in breach of or default under the terms of any Real Property Lease, which breach or default has had or would reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  Each Real Property Lease is a valid and binding obligation of PDN or the Subsidiary of PDN which is party thereto and, to the knowledge of PDN, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           PDN’s public filings described in the preamble to this Article IV set forth, as of the date of this Agreement, a true and complete list of all leases, subleases or similar agreements under which PDN or a Subsidiary of PDN is the landlord or the sublandlord (such leases, subleases and similar agreements, collectively, the “PDN Real Property Subleases”).  Neither PDN nor any Subsidiary of PDN is in breach of or default under the terms of any PDN Real Property Sublease, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  To the knowledge of PDN, no other party to any PDN Real Property Sublease is in breach of or default under the terms of any PDN Real Property Sublease except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  Each PDN Real Property Sublease is a valid and binding obligation of PDN or the Subsidiary of PDN which is party thereto and, to the knowledge of PDN, of each other party thereto, and is in full force and effect, except that (i) such

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enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.17         Takeover Statutes.  No federal or state anti-takeover statute or regulation, or any takeover-related provision in the PDN Certificate of Incorporation or PDN Bylaws would prohibit or restrict the ability of PDN to consummate the Merger or of the PDN Stockholders party to the PDN Voting Agreement to perform their respective obligations thereunder.

Section 4.18         Material Contracts.

(a)           Except as disclosed in Section 4.18 of the PDN Disclosure Schedule, and except for this Agreement, neither PDN nor any of its Subsidiaries is bound by any contract, arrangement, commitment or understanding:

(i)            that constitutes a partnership, joint venture, technology sharing or similar agreement between PDN or any of its Subsidiaries and any other person;

(ii)            with respect to the service of any directors, officers, employees, or independent contractors or consultants that are natural persons, involving the payment of $100,000 or more in any 12 month period, other than those that are terminable by PDN or any of its Subsidiaries on no more than 30 days’ notice without penalty;

(iii)           that limits the ability of PDN or any of its Subsidiaries to compete or enter into in any line of business, in any geographic area or with any person, in each case, which limitation or requirement would reasonably be expected to be material to PDN and its Subsidiaries taken as a whole;

(iv)           with or to a labor union, works council or guild (including any collective bargaining agreement or similar agreement);

(v)            relating to the use or right to use Intellectual Property, including any license or royalty agreements, other than an agreement entered into in the ordinary course of business and that is not material to PDN;

(vi)           that provides for indemnification by PDN to any person, other than an agreement entered into in the ordinary course of business and that is not material to PDN;

(vii)          between PDN or any of its Subsidiaries and any current or former director or officer of PDN or any of its Subsidiaries, or any affiliate of any such person (other than an PDN Benefit Plan);

(viii)         with respect to (A) Indebtedness, (B) any capital lease obligations to any person other than PDN or any of its Subsidiaries, (C) any obligations to any person other than PDN or any of its Subsidiaries in respect of letters of credit and bankers’

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acceptances, (D) any indebtedness to any person other than PDN or any of its Subsidiaries under interest rate swap, hedging or similar agreements, (E) any obligations to pay to any person other than PDN or any of its Subsidiaries the deferred purchase price of property or services, (F) indebtedness secured by any Lien on any property owned by PDN or any of its Subsidiaries even though the obligor has not assumed or otherwise become liable for the payment thereof, or (G) any guaranty of any such obligations described in clauses (A) through (F) of any person other than PDN or any of its Subsidiaries, in each case, having an outstanding amount in excess of $100,000 individually or $250,000 in the aggregate;

(ix)           that is material to PDN or that contains any so called “most favored nation” provision or similar provisions requiring PDN to offer to a person any terms or conditions that are at least as favorable as those offered to one or more other persons;

(x)            pursuant to which any agent, sales representative, distributor or other third party markets or sells any PDN Product;

(xi)           pursuant to which PDN or any Subsidiary is a party granting rights of first refusal, rights of first offer or similar rights to acquire any business or assets of the PDN or any Subsidiary;

(xii)           relating to the purchase or sale of assets outside the ordinary course of business of PDN;

(xiii)         relating to the issuance of any securities of PDN or any Subsidiary;

(xiv)         pursuant to which any material asset of PDN or any of its Subsidiaries is leased;

(xv)          relates to the purchase of (A) any equipment entered into since December 31, 2013 and (B) any materials, supplies, or inventory since December 31, 2013, other than any agreement which, together with any other related agreement, involves the expenditure by the PDN of less than $100,000;

(xvi)         that represents a purchase order with any supplier for the purchase of inventory items in an amount in excess of $100,000 of materials;

(xvii)        pursuant to which PDN or any Subsidiary is a party and having a remaining term of more than one (1) year after the date hereof or involving a remaining amount payable thereunder (either to or from PDN) as of the date hereof, of at least $100,000;

(xviii)       that involves the payment of $250,000 or more in any 12-month period after the date hereof; or

(xix)         that would prevent, delay or impede the consummation, or otherwise reduce the contemplated benefits, of any of the transactions contemplated by this Agreement.

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PDN has previously made available to PDN or its representatives complete and accurate copies of each Contract of the type described in this Section 4.18(a) (collectively referred to herein as “PDN Material Contracts”).

(b)           All of the PDN Material Contracts were entered into at arms’ length in the ordinary course of business and are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms.  Neither PDN nor any of its Subsidiaries has given or received a notice of cancellation or termination under any PDN Material Contract, or has, or is alleged to have, and to the knowledge of PDN, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any PDN Material Contract.

(c)           Neither PDN nor any Subsidiary of PDN is in breach of or default under the terms of any PDN Material Contract, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  To the knowledge of PDN, no other party to any PDN Material Contract is in breach of or default under the terms of any PDN Material Contract except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  Each PDN Material Contract is a valid and binding obligation of PDN or the Subsidiary of PDN which is party thereto and, to the knowledge of PDN, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(d)           Neither PDN nor any Subsidiary of PDN is subject to any continuing obligations or restrictions under the Alliance Agreement between Monster Worldwide Inc. and PDN or the Diversity Recruitment Partnership Agreement, dated as of November 6, 2012, between PDN and LinkedIn Corporation (including under any amendment to either such agreement).

Section 4.19         Insurance.  PDN and its Subsidiaries own or hold policies of insurance in amounts that PDN has determined in good faith provide reasonably adequate coverage for its business and in amounts sufficient to comply with (i) applicable Law and (ii) all PDN Material Contracts to which PDN or any of its Subsidiaries are parties or are otherwise bound.

Section 4.20         Affiliate Transactions.  There are no transactions, agreements or arrangements between (i) PDN or any of its Subsidiaries on the one hand, and (ii) any director, executive officer or affiliate of PDN (other than any of its Subsidiaries) or any of their respective affiliates or immediate family members, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (such transactions referred to herein as “PDN Affiliate Transactions”).

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Section 4.21         Subsidiaries.  Except for Merger Sub, PDN has no Subsidiaries.  All of the shares of capital stock of Merger Sub are fully paid and non-assessable and are owned by PDN or a Subsidiary of PDN free and clear of any material Lien, except for PDN Permitted Liens.  Except for the Merger Sub, PDN neither directly nor indirectly, (a) owns or otherwise controls, (b) has agreed to purchase or otherwise acquire or (c) holds any interest convertible into or exchangeable for, any capital stock or other equity interest of any other corporation, partnership, joint venture or other business association or entity.

Section 4.22         Finders or Brokers.  Except for Aegis Capital Corp., neither PDN nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who is entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

Section 4.23         Vote of PDN Stockholders.  Except for the approval (“PDN Stockholder Approval”) by the vote of holders of a majority of the outstanding shares of PDN Common Stock in favor of (a) the consummation of the transactions contemplated by this Agreement, (b) the issuance of the aggregate Merger Share Consideration, the Merger Option Consideration, the Jones Shares and the Wesser Shares, (c) the election of the PDN Board Designees and the NAPW Board Designees, (d) the amendment to the PDN amended and restated certificate of incorporation (“PDN Charter Amendment”) in the form attached hereto as Exhibit 5, and (d) the amendment to the PDN amended and restated bylaws in the form attached hereto as Exhibit 6 (the “PDN Bylaw Amendment”) (the matters in clauses (a), (b), (c) and (d) collectively, the “PDN Stockholder Approval Matters”), no vote of the stockholders of PDN or the holders of any other securities of PDN (equity or otherwise) is required by any applicable Law, the PDN amended and restated certificate of incorporation or the PDN amended and restated bylaws or other equivalent organizational documents of PDN to consummate the transactions contemplated hereby.

Section 4.24         Disclosure.  No representation or warranty or other statement made by PDN or Merger Sub in this Agreement, the PDN Disclosure Schedule, the certificates delivered pursuant to Section 7.2(d) or otherwise in connection with the transactions contemplated herein contains any untrue statement or, to PDN’s knowledge, omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

ARTICLE V

INDEMNIFICATION

Section 5.1           Indemnification by Proman. Subject to the terms, conditions and limitations set forth herein, Proman shall indemnify and hold harmless PDN and its directors, officers, employees, agents, subsidiaries and affiliates (the “PDN Indemnified Persons”), and will reimburse the PDN Indemnified Persons for, any loss, liability, damage or expense, including reasonable out-of-pocket costs of investigation and defense of claims and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by the PDN Indemnified Persons arising or resulting from or in connection with any of the following:

(a)           any breach of any representation or warranty made by NAPW in Article III of this Agreement; or

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(b)           any breach of any covenant or agreement of NAPW in Article VI of this Agreement.

All claims for indemnification under this Section 5.1 shall be administered by PDN for itself and on behalf of all other PDN Indemnified Persons.  For purposes of this Article V, notwithstanding anything to the contrary contained herein, Losses shall include, and PDN Indemnified Persons shall be compensated for, any consequential, special, incidental or punitive damages incurred by a PDN Indemnified Person arising or resulting from or in connection with a claim asserted by any person who is not a PDN Indemnified Person.

Section 5.2           Indemnification by PDN or the Surviving Subsidiary.  In addition to the indemnification provided in Section 6.9,  and subject to the terms and conditions set forth herein, PDN and the Surviving Subsidiary shall indemnify and hold harmless NAPW and its directors, officers, stockholders, employees, agents, subsidiaries and affiliates (the “NAPW Indemnified Persons”), and will reimburse the NAPW Indemnified Persons for, any Losses incurred by the NAPW Indemnified Persons arising or resulting from or in connection with any of the following:

(a)           any breach of any representation or warranty made by PDN in Article IV of this Agreement; or

(b)           any breach of any covenant or agreement of PDN in Article VI of this Agreement.

All claims for indemnification under this Section 5.2 shall be administered by Proman for himself and on behalf of all other NAPW Indemnified Persons.  For purposes of this Article V, notwithstanding anything to the contrary contained herein, Losses shall include, and NAPW Indemnified Persons shall be compensated for, any consequential, special, incidental or punitive damages incurred by a NAPW Indemnified Person arising or resulting from or in connection with a claim asserted by any person who is not a NAPW Indemnified Person.

Section 5.3           Indemnification Limitation – Survival.  Except for the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.12, 3.19, 4.1, 4.2, 4.3, 4.13 and 4.22 (the “Fundamental Representations”), which shall survive the Closing forever (except for the representations and warranties in Sections 3.12 and 4.13, which shall survive until the expiration of the applicable statute of limitations), all representations and warranties contained in this Agreement shall survive the Closing and shall continue in full force and effect until the date that is twelve (12) months after the Closing Date (the “Indemnity Period”).  All covenants and other obligations contained in this Agreement shall expire at the Closing, except those covenants or obligations that explicitly survive the Closing, which covenants and obligations shall continue in full force and effect until the earlier of such time as (i) such covenants or obligations expire according to their terms, (ii) such covenants or obligations are fully performed and satisfied, or (iii) the expiration of the statute of limitations with respect to such covenants or obligations, in each case in accordance with the respective terms of such covenants and obligations set forth in this Agreement.  The right to indemnification based upon such representations, warranties, covenants and obligations shall not be affected by any examination, inspection, audit, or other investigation conducted with respect to, or any knowledge acquired at any time with respect to, the accuracy or inaccuracy of or compliance with any such representation, warrant, covenant or

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obligation, except that, in such event, an indemnified person will not be entitled to indemnification with respect to any inaccuracy or breach of any representation, warranty, covenant or obligation by an Indemnifying Party that would result in the failure of a condition set forth in Article VII if (i) the Indemnifying Party provided notice to the indemnified person of such inaccuracy or breach and (ii) the failure of such condition provides the indemnified person the right to terminate this Agreement under Article VIII (without regard to notices or cure periods) or the ability to not consummate the transactions contemplated hereby.

Section 5.4           Indemnification Limitation.

(a)           Proman shall not have any obligation to indemnify the PDN Indemnified Persons pursuant to Section 5.1, and no such indemnification claims shall be brought against Proman, absent fraud or willful misconduct of NAPW or Proman, unless the total of all such Losses for all indemnification claims made by the PDN Indemnified Persons pursuant to Section 5.1 exceeds $250,000, and then the PDN Indemnified Persons will be entitled to recover only such amounts in excess of $250,000.  It is understood and agreed by the parties that sole and exclusive remedy for all Losses (other than for fraud or willful misconduct by NAPW or Proman) of the PDN Indemnified Persons shall be to the Escrowed Shares pursuant to Section 5.5; provided, however, that any material breach by NAPW or Proman of a Fundamental Representation shall not be subject to the Indemnification Cap nor shall the recourse of the PDN Indemnified Persons be limited to the Escrowed Shares.

(b)           Neither PDN nor the Surviving Subsidiary shall have any obligation to indemnify the NAPW Indemnified Persons under Section 5.2(a), and no such indemnification claims shall be brought against PDN or the Surviving Subsidiary, absent fraud or willful misconduct of PDN or Merger Sub, unless the total of all such Losses for all indemnification claims made by the NAPW Indemnified Persons pursuant to Section 5.2(a) exceeds $250,000, and then the NAPW Indemnified Persons will be entitled to recover only such amounts in excess of $250,000. Neither PDN nor the Surviving Subsidiary shall have liability for any Losses (other than for fraud or willful misconduct by PDN or Merger Sub) payable to NAPW Indemnified Persons in excess of the Indemnification Cap; provided, however, that any material breach by PDN or Merger Sub of a Fundamental Representation shall not be subject to the Indemnification Cap.

Section 5.5           Escrowed Shares.

(a)           As security for Proman’s indemnity obligations under this ARTICLE V, PDN shall withhold the Escrowed Shares from the Merger Share Consideration at the Effective Time.  A stock certificate representing the Escrowed Shares shall be delivered to the transfer agent at the Effective Time to be held by such transfer agent during the period beginning on the Effective Time and ending on the first anniversary of the Effective Time and distributed in accordance with Section 5.5(b).  Proman shall retain the beneficial ownership and voting rights associated with the Escrowed Shares until such time as such shares are distributed to PDN pursuant to Section 5.5(b).

(b)           PDN shall have the right to deduct from the Escrowed Shares any Losses suffered by PDN Indemnified Persons that have been finally resolved in accordance with

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this Agreement whereby the number of Escrowed Shares deducted by PDN equals the quotient of the amount of the Losses suffered by PDN as finally resolved divided by the Current Market Value (as hereinafter defined) of PDN Common Stock as of the date such shares are transferred to PDN.  On the first anniversary of the Effective Time, PDN shall distribute to Proman the balance of any of the Escrowed Shares remaining after the deduction for Losses suffered by a PDN Indemnified Person in accordance with the immediately preceding sentence.  Notwithstanding the foregoing, any Losses incurred, paid or borne by a PDN Indemnified Person for which such PDN Indemnified Person is entitled to indemnification from Proman under this Article V may, at the election of Proman, be satisfied, in whole or in part, by Proman in the form of cash, rather than shares of PDN Common Stock, in which event Escrowed Shares having a Current Market Value equal to the amount of such payment shall be promptly released to Proman.

Section 5.6           Indemnification Procedures.

(a)           A PDN Indemnified Person or NAPW Indemnified Person, as the case may be, hereunder (the “Claiming Party”) shall give Proman or PDN, as applicable (the “Indemnifying Party”), prompt written notice of any third party claim during the Indemnity Period (a “Third Party Claim”) as to which the Claiming Party proposes to demand indemnification hereunder, within fifteen (15) days after learning of such Third Party Claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim and, in any event, prior to the expiration of the Indemnity Period), together with a statement setting forth in reasonable detail the nature and basis of such Third Party Claim and providing copies of the relevant documents evidencing such Third Party Claim, the amount of the claim, and the basis for the indemnification sought (such notice, statement and documents together, the “Third Party Claim Notice”).  The Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Claiming Party with respect to such Third Party Claim.  The failure to give a Third Party Claim Notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder unless the Indemnifying Party was prejudiced thereby under this Article V, and then only to the extent of such prejudice.  The Indemnifying Party shall provide written notice to the Claiming Party that it is either (i) assuming responsibility for the Third Party Claim, or (ii) disputing the claim for indemnification against it (such notice, the “Indemnification Notice”).  The Indemnification Notice must be provided to the Claiming Party within forty-five (45) days after receipt of the notice from the Claiming Party of the Third Party Claim (such period is referred to herein as the “Indemnification Notice Period”).

(b)           If the Indemnifying Party provides an Indemnification Notice to the Claiming Party within the Indemnification Notice Period stating that it assumes responsibility for the Third Party Claim, the Indemnifying Party shall have the right to assume and conduct the defense of such Third Party Claim at its own expense; provided, however, that the Claiming Party will be allowed a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense; and provided, further, that in the event that the interests of the Claiming Party and Indemnifying Party are, or may reasonably become, in conflict with, or adverse to one another, with respect to such Third Party Claim, the Claiming

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Party may retain its own counsel at the Indemnifying Party’s expense with respect to such Third Party Claim.  In the event the Indemnifying Party assumes and conducts the defense on behalf of the Claiming Party, the Indemnifying Party shall, subject to this Article V, be deemed to acknowledge that it is responsible to the Claiming Party for any damages as a result of such Third Party Claim, and may settle such Third Party Claim, but shall not, without the consent of the Claiming Party (which consent shall not be unreasonably withheld or delayed), agree to any settlement that does not include a provision whereby the plaintiff or claimant in the Third Party Claim releases the Claiming Party from all liability with respect thereto or agree to any relief other than money damages (and a full release related thereto).  If the Indemnifying Party does not assume the defense of such Third Party Claim in the manner provided above and does not dispute the claim for indemnification against it, or if after commencing or undertaking any such defense, fails to prosecute diligently or withdraws from such defense, the Claiming Party shall have the right to undertake the defense or settlement thereof, and the Claiming Party may defend against, or enter into any settlement with respect to, the matter in any manner the Claiming Party reasonably may deem appropriate; provided that any such settlement of such Third Party Claim must include a provision whereby the plaintiff or claimant in the matter releases the Claiming Party and the Indemnifying Party from all liability with respect thereto; provided further that such Third Party Claim may not be settled without the consent of the Indemnifying Party (not to be unreasonably withheld or delayed); and provided further that the Indemnifying Party will be allowed a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense.

(c)           In the event that the Indemnifying Party disputes the claim for indemnification against it with respect to such Third Party Claim, the Claiming Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim in any manner the Claiming Party may deem reasonably appropriate; provided that the Claiming Party shall not, without the consent of the Indemnifying Party, agree to any settlement that does not include a provision whereby the plaintiff or claimant of such Third Party Claim releases the Indemnifying Party from all liability with respect to such Third Party Claim; and provided further that such Third Party Claim may not be settled without the consent of the Indemnifying Party (not to be unreasonably withheld or delayed).

(d)           In the event any Claiming Party should have a claim against the Indemnifying Party for indemnification of Losses hereunder during the Indemnity Period (other than in connection with a Third Party Claim), such Claiming Party shall deliver prompt notice of such claim to the Indemnifying Party within fifteen (15) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim and, in any event, prior to the expiration of the Indemnity Period) and stating (A) that the Claiming Party has paid or reserved the Losses and (B) in reasonable detail the nature and basis of such claim and providing copies of the relevant documents evidencing such claim, the amount of the claim, and the basis for the indemnification sought.  Notwithstanding the foregoing, the failure of the Claiming Party to give such notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder unless the Indemnifying Party was prejudiced thereby under this Article V, and then only to the extent of such prejudice.  If the Indemnifying Party notifies the Claiming Party that it does not dispute the claim described in such notice or fails to notify the Claiming Party within thirty (30) days

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after delivery of such notice by the Claiming Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Claiming Party’s notice shall be conclusively deemed a liability of the Indemnifying Party.  If the Indemnifying Party has timely disputed its liability with respect to such claim within such 30-day period by delivering a notice (a “Response Notice”) to the Claiming Party in which the Indemnifying Party shall set forth the matters and amounts for which it denies liability, then, during the period of thirty (30) days following receipt of the Response Notice by the Claiming Party, the Claiming Party and the Indemnifying Party shall use reasonable efforts to resolve in writing any differences that they may have with respect to any matter specified in the Response Notice.  If at the end of such thirty (30) day period, the Claiming Party and the Indemnifying Party have failed to reach written agreement with respect to any of such matters, then either of them shall submit a demand for arbitration with respect to the matters as to which they have failed to reach written agreement, to an arbitrator satisfactory to both the Claiming Party and the Indemnifying Party, for final and binding resolution of the specific items of such disagreement, the terms of which resolution shall be set forth by the arbitrator in a written notice, which the arbitrator shall promptly deliver to the Claiming Party and the Indemnifying Party.  With respect to any such Loss, the Indemnifying Party shall transfer to Claiming Party an amount equal to such Losses (which, in the case of indemnification by Proman, shall occur by the release of Escrowed Shares having an aggregate Current Market Value equal to the amount of such Losses) no later than ten (10) days following the determination of the Indemnifying Party’s liability (whether such determination is made pursuant to the procedures set forth in this Section 5.6(d), by agreement between the Indemnifying Party and the Claiming Party or by final arbitration).

(e)           Any indemnity payment due and payable under this Agreement shall be net of (i) any insurance proceeds actually recovered or received by the Claiming Party or any of its respective affiliates with respect to the applicable Losses (less any expenses incurred in obtaining such insurance proceeds and the amount of any insurance premium increase to such Claiming Party or its affiliates due to such Losses), (ii) indemnity or contribution amounts actually received from third parties with respect to the applicable Losses (net of applicable costs of recovery or collection thereof), and (iii) the amount of any Tax refunds, credits or other reductions in Taxes actually received or realized or recognized by such Claiming Party to the extent directly attributable to the incurrence or payment of such Losses.  The Claiming Party agrees to use commercially reasonable efforts to pursue any claims for insurance with respect to the claims or Losses for which it is seeking indemnification hereunder.

Section 5.7           Equitable Remedy.  Except with respect to any Loss that is the result of fraud or willful misconduct by NAPW or Proman, PDN agrees that from and after the Effective Time, the sole and exclusive remedy of a PDN Indemnified Person with respect to any and all claims relating to inaccuracies or breaches of representations, warranties, covenants and agreements contained in this Agreement shall be indemnification pursuant to this Article V, provided, however, that nothing in this Article V shall limit any equitable remedy, including injunctions and specific performance, that a PDN Indemnified Person or NAPW Indemnified Person may have pursuant to this Agreement.

Section 5.8            Subrogation.  Upon making any indemnification payment under this Article V, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights

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of the Claiming Party against any third party in respect of the Losses to which such payment relates.

Section 5.9          Merger Share Consideration Adjustment.  All indemnification payments made hereunder will be treated by all parties as adjustments to the Merger Consideration.

ARTICLE VI

CERTAIN AGREEMENTS

Section 6.1           Conduct of Business by NAPW and by PDN.

(a)           Subject to the terms of the Confidentiality Agreement, which PDN and NAPW agree will continue in full force following the date of this Agreement, from and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1  (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by PDN or NAPW, as applicable, (iii) as may be required or expressly permitted by this Agreement or (iv) as set forth in Section 6.1 of the NAPW Disclosure Schedule or Section 6.1 of the PDN Disclosure Schedule, as applicable, each of PDN (with respect to itself and its Subsidiaries) and NAPW agrees that (A) the business of it and, with respect to PDN, its Subsidiaries shall be conducted in, and such entities shall not take any action except in, the ordinary course of business and, to the extent consistent therewith, (B) it shall use commercially reasonable efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees and to preserve its relationships with significant suppliers, licensors, licensees, distributors, lessors and others having significant business dealings with it.

(b)           Between the date of this Agreement and the earlier of the Effective Time and the Termination Date, without the prior written consent of PDN (not to be unreasonably withheld, conditioned or delayed), except as set forth in Section 6.1  of the NAPW Disclosure Schedule or as required by applicable Law, NAPW, or Proman, as the case may be, shall not:

(i)             authorize, declare or pay any dividends on, or make any distribution with respect to, its outstanding shares of capital stock (whether in cash, assets, shares or other securities of NAPW);

(ii)            split, combine or reclassify any of its capital stock or other equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity securities;

(iii)           (A) grant, or commit to grant any stock options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of NAPW Common Shares, or other equity-based awards with respect to NAPW Common Shares, under any equity incentive plan or otherwise, or (B) except as required by applicable Law (including section 409A of the Code and regulations issued thereunder), (1) increase or commit to increase the compensation or other benefits payable or provided to NAPW’s current or former directors, officers, employees, consultants, or independent

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contractors, (2) enter into or commit to enter into any employment, change of control, severance, retention, deferred compensation, indemnification, or similar agreement with any director, officer, employee, consultant, or independent contractor of NAPW, other than (I) in the ordinary course of business with respect to a new employee in a manner consistent with past practice or (II) for employment agreements terminable on less than thirty (30) days’ notice without penalty or cost, including severance, or (3) except as permitted pursuant to clause (I) or (II) above or as required pursuant to the terms of any NAPW Benefit Plan, establish, adopt, enter into, amend, become a party to, or commence participation in, or commit to establish, adopt, enter into, amend, become a party to, or commence participation in, any collective bargaining agreement, plan, trust, fund, policy, or arrangement, or NAPW Benefit Plan (or any plan, arrangement, agreement, program, practice, or policy that would be a NAPW Benefit Plan if it were in effect as of the date of this Agreement) for the benefit of any current or former directors, officers, employees, consultants, or independent contractors, or any of their beneficiaries;

(iv)           materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(v)            adopt any amendments to the NAPW Certificate of Incorporation or the NAPW Bylaws;

(vi)           issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in NAPW or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;

(vii)         directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than purchases or deemed acquisitions of NAPW Common Shares in respect of the exercise price or tax withholding obligations relating to a NAPW share-based award upon the net exercise or vesting of any such award in a manner consistent with past practice;

(viii)         incur, assume, guarantee, prepay, redeem, repurchase or otherwise become liable for, or modify in any material respect the terms of, any Indebtedness for borrowed money or become responsible for the Indebtedness of any person (directly, contingently or otherwise), other than in the ordinary course of business consistent with past practice and except for (A) Indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing Indebtedness for borrowed money that (x) is in an amount not exceeding such existing Indebtedness, (y) is on terms no less favorable in the aggregate than such existing Indebtedness and (z) that does not contain provisions that will result in the occurrence of a default or event of default (with notice or lapse of time, or both) upon the consummation of the Merger or (B) guarantees by NAPW of Indebtedness for borrowed money of NAPW, which Indebtedness for borrowed money is incurred in compliance with this Section 6.1(b).

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(ix)           sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including via securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets, license or otherwise, and including by way of formation of a joint venture) any material portion of its properties or assets and except pursuant to existing agreements in effect prior to the execution of this Agreement and listed in Section 3.18 of the NAPW Disclosure Schedule;

(x)           modify, amend, terminate or waive any rights under any NAPW Material Contract or Real Property Lease, in any manner the effect of which is, individually or in the aggregate, materially adverse to NAPW;

(xi)          enter into any Contract that would be a NAPW Material Contract or Real Property Lease if in effect on the date of this Agreement, other than in the ordinary course of business consistent with past practice;

(xii)          acquire (whether by merger, consolidation or acquisition of stock or assets, license or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than purchases of inventory and other assets in the ordinary course of business consistent with past practice;

(xiii)         authorize or make any capital expenditures, other than (A) in accordance with NAPW capital expenditures plan set forth as Section 6.1(b)(xiii) to the NAPW Disclosure Schedule, (B) in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) and (C) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (C) not to exceed $250,000;

(xiv)         make any loans, advances or capital contributions to, or investments in, any person, in each case other than loans and advances to NAPW;

(xv)         enter into, amend, waive or terminate (other than terminations in accordance with their terms) any NAPW Affiliate Transactions in any material respect;

(xvi)         abandon, fail to maintain and renew, or otherwise let lapse, any material Intellectual Property;

(xvii)        adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of NAPW;

(xviii)       (A) waive, settle, satisfy or compromise any actions, suits, arbitrations, mediations or proceedings, other than any such actions, suits, arbitrations, mediations or proceedings not in excess of $250,000 individually or in the aggregate, except for any actions, suits, arbitrations, mediations or proceedings where NAPW is the plaintiff, in which case, NAPW made waive, settle, satisfy or compromise, provided that any such waiver, settlement, satisfaction or compromise does not result in an obligation of NAPW to pay money or have any other obligation to the counterparty as a result thereof, or (B) waive, settle, satisfy or

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compromise any pending or threatened actions, suits, arbitrations, mediations or proceedings arising out of or related to this Agreement or the transactions contemplated hereby; or

(xix)          agree, in writing or otherwise, or announce an intention, to take any of the foregoing actions.

(c)           Between the date of this Agreement and the earlier of the Effective Time and the Termination Date, without the prior written consent of NAPW (not to be unreasonably withheld, conditioned or delayed), except as set forth in Section 6.1 of the PDN Disclosure Schedule or as required by applicable Law, PDN shall not, and shall not permit any of its Subsidiaries to:

(i)             authorize, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of PDN or its Subsidiaries), except for dividends by any wholly owned Subsidiary of PDN to PDN or to another wholly owned Subsidiary of PDN;

(ii)            split, combine or reclassify any of its capital stock or other equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity securities, except for any such transaction by a wholly owned direct or indirect Subsidiary of PDN which remains a wholly owned direct or indirect Subsidiary after consummation of such transaction;

(iii)           (A) other than grants to PDN employees in the ordinary course of business or to a new employee in a manner consistent with past practice, grant or commit to grant any stock options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of PDN Common Stock, or other equity-based awards with respect to PDN Common Stock, under any equity incentive plan or otherwise, or (B) except as required by applicable Law (including section 409A of the Code and regulations issued thereunder), (1) increase or commit to increase the compensation or other benefits payable or provided to PDN’s current or former directors, officers, employees, consultants, or independent contractors, (2) enter into or commit to enter into any employment, change of control, severance, retention, deferred compensation, indemnification, or similar agreement with any director, officer, employee, consultant, or independent contractor of PDN, other than (I) in the ordinary course of business with respect to a new employee in a manner consistent with past practice or (II) for employment agreements terminable on less than thirty (30) days’ notice without penalty or cost, including severance, (3) add additional participants to or increase any benefits for existing participants in the severance plan adopted on May 9, 2012 and described in the PDN proxy statement for the 2013 annual meeting of PDN Stockholders or (4) except as permitted pursuant to clause (I) or (II) above or as required pursuant to the terms of any PDN Benefit Plan, establish, adopt, enter into, amend, become a party to, or commence participation in, or commit to establish, adopt, enter into, amend, become a party to, or commence participation in, any collective bargaining agreement, plan, trust, fund, policy, or arrangement, or PDN Benefit Plan (or any plan, arrangement, agreement, program, practice, or policy that would be a PDN Benefit Plan if it were in effect as of the date of this Agreement) for the benefit of any current or former directors, officers, employees, consultants, or independent contractors, or any of their beneficiaries;

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(iv)          materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(v)           adopt any amendments to PDN’s Certificate of Incorporation or PDN’s Bylaws or similar applicable charter documents of PDN or any of its Subsidiaries;

(vi)           except for transactions among PDN and its wholly owned direct or indirect Subsidiaries or among PDN’s wholly owned direct or indirect Subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in PDN or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unvested PDN Stock Option, or cause to be vested any unvested PDN share-based award, under the PDN Stock Incentive Plan (except as otherwise provided by the terms of this Agreement or for nondiscretionary actions pursuant to the express terms of any unvested PDN Stock Options or unvested PDN share-based awards outstanding on the date of this Agreement), other than (A) issuances of PDN Common Shares in respect of any exercise of PDN Stock Options and settlement of any PDN share-based awards outstanding on the date of this Agreement (in accordance with their respective terms), or that may be granted after the date of this Agreement as permitted under this Section 6.1(c) and (B) the sale of PDN Common Stock pursuant to the exercise of PDN Stock Options to purchase PDN Common Stock if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes;

(vii)          except for transactions among PDN and its wholly owned Subsidiaries or among PDN’s wholly owned Subsidiaries, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than purchases or deemed acquisitions of Common Shares in respect of the exercise price or tax withholding obligations relating to a PDN share-based award upon the net exercise or vesting of any such award in a manner consistent with past practice;

(viii)         incur, assume, guarantee, prepay, redeem, repurchase or otherwise become liable for, or modify in any material respect the terms of, any Indebtedness for borrowed money or become responsible for the Indebtedness of any person (directly, contingently or otherwise), other than in the ordinary course of business consistent with past practice and except for (A) any intercompany Indebtedness for borrowed money among PDN and its wholly owned Subsidiaries or among PDN wholly owned Subsidiaries, (B) Indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing Indebtedness for borrowed money that (x) is in an amount not exceeding such existing Indebtedness, (y) is on terms no less favorable in the aggregate than such existing Indebtedness and (z) that does not contain provisions that will result in the occurrence of a default or event of default (with notice or lapse of time, or both) upon the consummation of the Merger or (C) guarantees by PDN or one of its Subsidiaries of Indebtedness for borrowed money of PDN or

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any of its Subsidiaries, which Indebtedness for borrowed money is incurred in compliance with this Section 6.1(c);

(ix)           except for transactions among PDN and its wholly owned Subsidiaries or among PDN’s wholly owned Subsidiaries, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including via securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets, license or otherwise, and including by way of formation of a joint venture) any material portion of its or its Subsidiaries’ properties or assets, including the capital stock of Subsidiaries and except pursuant to existing agreements in effect prior to the execution of this Agreement and listed in Section 4.18 of the PDN Disclosure Schedule;

(x)            modify, amend, terminate or waive any rights under any PDN Material Contract or Real Property Lease, in any manner the effect of which is, individually or in the aggregate, materially adverse to PDN and its Subsidiaries taken as a whole;

(xi)           enter into any Contract that would be a PDN Material Contract or Real Property Lease if in effect on the date of this Agreement, other than in the ordinary course of business consistent with past practice;

(xii)           acquire (whether by merger, consolidation or acquisition of stock or assets, license or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than purchases of inventory and other assets in the ordinary course of business consistent with past practice;

(xiii)          authorize or make any capital expenditures, other than (A) in accordance with PDN capital expenditures plan set forth as Section 6.1(c)(xiii) of the PDN Disclosure Schedule, (B) in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) and (C) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (C) not to exceed $250,000;

(xiv)         make any loans, advances or capital contributions to, or investments in, any person, in each case other than loans and advances to PDN or a wholly owned Subsidiary of PDN by a wholly owned Subsidiary of PDN, or loans, advances, capital contributions to, or investments in, a wholly owned Subsidiary of PDN;

(xv)          enter into, amend, waive or terminate (other than terminations in accordance with their terms) any PDN Affiliate Transaction in any material respect;

(xvi)         abandon, fail to maintain and renew, or otherwise let lapse, any material Intellectual Property;

(xvii)        adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of PDN, or any of its

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Subsidiaries (other than the Merger or a merger of two or more wholly owned Subsidiaries of PDN);

(xviii)       (A) waive, settle, satisfy or compromise any actions, suits, arbitrations, mediations or proceedings, other than any such actions, suits, arbitrations, mediations or proceedings not in excess of $250,000 individually or in the aggregate, except for any actions, suits, arbitrations, mediations or proceedings where PDN is the plaintiff, in which case, PDN may waive, settle, satisfy or compromise, provided that any such waiver, settlement, satisfaction or compromise does not result in an obligation of PDN to pay money or have any other obligation to the counterparty as a result thereof without restriction or (B) waive, settle, satisfy or compromise any pending or threatened action, suits, arbitrations, mediations or proceedings arising out of or related to this Agreement or the transactions contemplated hereby; or

(xix)         agree, in writing or otherwise, or announce an intention, to take any of the foregoing actions.

(d)           Between the date of this Agreement and the earlier of the Effective Time and the Termination Date, PDN and its Subsidiaries shall maintain its existing listing on NASDAQ and file or furnish on a timely basis all forms, documents and reports required to be filed or furnished with the SEC, which forms, documents and reports shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of such forms, documents and reports shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition to the foregoing, PDN shall:

(i)             prepare and timely file all Tax Returns required to be filed by it (or them) on or before the Closing Date (“PDN Post-Signing Returns”) in a manner consistent with past practice, except as otherwise required by a change in applicable Law;

(ii)           consult with NAPW with respect to all material closing agreements, issue resolution agreements and other agreements or confirmations to be executed or entered into or received by PDN or any of its Subsidiaries with or from the IRS;

(iii)           fully and timely pay all material Taxes due and payable in respect of such PDN Post-Signing Returns that are so filed, or for any such Taxes as to which there is a good faith dispute, provide for adequate reserves on the financial statements of PDN;

(iv)           properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no PDN Post-Signing Return is due prior to the Closing Date in a manner consistent with past practice;

(v)            promptly notify NAPW of any material actions, suits, arbitrations, mediations or proceedings or audit pending or threatened against NAPW or any of its Subsidiaries in respect of any material Tax matter, including Tax liabilities and refund claims;

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(vi)           not make (except in the ordinary course of business) or revoke any material election with regard to Taxes or file any material amended Tax Returns, without the prior written consent of NAPW;

(vii)          not make (except in the ordinary course of business) any change in any Tax or accounting methods or systems of internal accounting controls (including procedures with respect to the payment of accounts payable and collection of accounts receivable), except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements, without the prior written consent of NAPW; and

(viii)         terminate all Tax allocation, indemnification or sharing agreements to which NAPW or any of its Subsidiaries is a party such that there are no further liabilities thereunder (other than any such agreements solely among PDN and any of its Subsidiaries).

(e)           Between the date of this Agreement and the earlier of the Effective Time and the Termination Date, NAPW shall:

(i)             prepare and timely file all Tax Returns required to be filed by it (or them) on or before the Closing Date (“NAPW Post-Signing Returns”) in a manner consistent with past practice, except as otherwise required by a change in applicable Law;

(ii)            consult with PDN with respect to all material closing agreements, issue resolution agreements and other agreements or confirmations to be executed or entered into or received by NAPW or any of its Subsidiaries with or from the IRS;

(iii)           fully and timely pay all material Taxes due and payable in respect of such NAPW Post-Signing Returns that are so filed, or for any such Taxes as to which there is a good faith dispute, provide for adequate reserves on the financial statements of NAPW;

(iv)           properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no NAPW Post-Signing Return is due prior to the Closing Date in a manner consistent with past practice;

(v)            promptly notify PDN of any material actions, suits, arbitrations, mediations or proceedings or audit pending or threatened against NAPW or any of its Subsidiaries in respect of any material Tax matter, including Tax liabilities and refund claims;

(vi)           not make (except in the ordinary course of business) or revoke any material election with regard to Taxes or file any material amended Tax Returns, without the prior written consent of PDN;

(vii)           not make (except in the ordinary course of business) any change in any Tax or accounting methods or systems of internal accounting controls (including procedures with respect to the payment of accounts payable and collection of accounts receivable), except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements, without the prior written consent of PDN; and

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(viii)        terminate all Tax allocation, indemnification or sharing agreements to which NAPW or any of its Subsidiaries is a party such that there are no further liabilities thereunder (other than any such agreements solely among NAPW and any of its Subsidiaries).

(f)           Between the date of this Agreement and the earlier of the Effective Time and the Termination Date, Merger Sub shall not, without the prior written consent of NAPW:  (i) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any equity securities of Merger Sub, (ii) incur any obligations or liabilities or enter into any Contract other than in furtherance of the transactions contemplated hereby or (iii) authorize any of, or commit or agree to take, any of the foregoing actions.

Section 6.2           Investigation.  Prior to the earlier of the Effective Time and the Termination Date, each of PDN and NAPW shall afford to the other party and to each of the other party’s officers, employees, accountants, consultants, legal counsel, financial advisors, prospective financing sources (and their advisors) and agents and other representatives (collectively, “Representatives”) reasonable access upon at least one Business Day’s prior notice during normal business hours to its (and its Subsidiaries’, if applicable) officers, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and shall furnish the other party and their respective Representatives with financial, operating and other data and information as the other party may from time to time reasonably request.  Without limiting the generality of any of the foregoing, until the earlier of the Effective Time and the Termination Date, each of PDN and NAPW shall promptly make available to the other party copies of:

(a)           the unaudited monthly consolidated balance sheets of such party as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered within twenty days after the end of such calendar month, or such longer periods as the parties may mutually agree to in writing;

(b)           the unaudited quarterly consolidated balance sheets of such party as of the end of each calendar quarter and the related unaudited quarterly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar quarter, reviewed by such party’s independent auditor, which shall be delivered within forty days after the end of such calendar quarter, or such longer periods as the parties may mutually agree to in writing;

(c)           any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Entity on behalf of a party in connection with the Merger or any of the transaction contemplated hereby;

(d)           any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a party relating to any pending or threatened actions, suits, arbitrations, mediations or proceedings pending involving or affecting such party;

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(e)           any material notice, report or other document received by a party from any Governmental Entity; and

(f)           with respect to PDN, (i) any quarterly report on Form 10-Q, annual report on Form 10-K, proxy statement, information statement or similar document required to be filed or furnished with the SEC at least five (5) days prior to the date of such filing and (ii) all current reports on Form 8-K to be filed or furnished with the SEC at least 24 hours prior to the date of such filing and, in each case, give NAPW the opportunity to review and provide comments, which PDN may accept or reject in its sole discretion.

Notwithstanding the foregoing, neither party shall be required to afford such access to the extent it would unreasonably disrupt the operations of such party or any of such party’s Subsidiaries, would cause a violation of any agreement to which such party or any of such party’s Subsidiaries is a party (although each party shall use commercially reasonable efforts to obtain any necessary consent so that such violation would not occur), would cause a reasonable risk of a loss of a privilege to such party or any of such party’s Subsidiaries or would constitute a violation of any applicable Law, nor shall such party or any of its Representatives be permitted to perform any onsite procedure (including any onsite environmental study) with respect to any property of the other party or any of its Subsidiaries.  The parties agree that no information discovered by any party or its Representatives in the course of any investigation pursuant to this Section 6.2 or otherwise shall be deemed to modify or waive any representation, warranty, covenant or agreement of the other party contained in this Agreement.

Section 6.3          No Negotiation.  Each of PDN, NAPW, each of their respective Subsidiaries and each of their respective Representatives shall (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any merger or sale proposal and (ii) promptly (and in any event within one (1) Business Day after the date hereof) request the prompt return from all such Persons or cause the destruction of all copies of all information or data previously provided to such Persons by PDN or NAPW or their respective Representatives, as the case may be, in accordance with the provisions of the confidentiality or non-disclosure agreement governing PDN’s or NAPW’s arrangements with such Person and shall deny access to any virtual data room containing any such information to any party (other than NAPW or PDN and their respective Representatives in connection with this Agreement).

Section 6.4           Filings; Other Actions. Each of NAPW, PDN and Merger Sub shall use reasonable best efforts to take or cause to be taken such actions as may be required to be taken under the Securities Act, the Exchange Act, any other federal securities Laws, any applicable state securities or “blue sky” Laws and any stock exchange requirements in connection with the Merger and the other transactions contemplated by this Agreement.  Without limiting the foregoing, as promptly as practicable after the date of this Agreement, the parties hereto shall prepare and cause to be filed with the SEC the Information Statement; provided, however, that prior to the filing of the Information Statement, PDN shall consult with NAPW with respect to such filings and shall afford NAPW and its Representatives reasonable opportunity to comment thereon. The parties hereto shall use reasonable best efforts to cause the Information Statement to be mailed to PDN’s stockholders as promptly as reasonably practicable after the date on which the Information Statement is cleared by the SEC.  NAPW shall provide PDN with any

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information for inclusion in the Information Statement that may be required under applicable Law or that is reasonably requested by PDN.  PDN shall notify NAPW of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the Information Statement or for additional information, and will promptly supply to NAPW and its counsel copies of all correspondence between PDN or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Information Statement.  Each of NAPW, PDN and Merger Sub shall use reasonable best efforts to resolve all SEC comments with respect to the Information Statement and any other required filings as promptly as practicable after receipt thereof.  Each of NAPW, PDN and Merger Sub agree to correct any information provided by it for use in the Information Statement which shall have become false or misleading in any material respect.  NAPW will promptly notify PDN if at any time prior to the Closing any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Information Statement.  In such case, the parties will cooperate to promptly prepare and file such amendment or supplement with the SEC to the extent required by applicable Law and will mail such amendment or supplement to PDN’s stockholders to the extent required by applicable Law; provided, however, that prior to such filing, each party shall consult with each other party with respect to such amendment or supplement and shall afford each such party and its Representatives reasonable opportunity to comment thereon.  Notwithstanding the forgoing, no party shall have any obligation to notify the other parties of any matters to the extent that its board of directors or any committee thereof determines in good faith, after consultation with its outside legal counsel, that to do so would be inconsistent with the directors’ exercise of their fiduciary obligations to its stockholders under applicable Law.

Section 6.5           Benefit Plans.

(a)           With respect to any NAPW Benefit Plan or PDN Benefit Plan in which any employees and former employees of NAPW (the “Participating Employees”) first become eligible to participate on or after the Effective Time, and in which such Participating Employees did not participate prior to the Effective Time (collectively, the “New Plans”), each Participating Employee shall, to the extent permitted by applicable law, receive full credit for the months and years of continuous service by such Participating Employee recognized by NAPW prior to the Effective Time to the same extent as if it were service with PDN for purposes of (1) satisfying the service requirements for eligibility to participate in each such New Plan, (2) vesting in any benefits under each such New Plan, and (3) calculating the level of benefits with respect to vacation, personal days off, severance benefits and any other welfare-type benefits with respect to which a Participating Employee may be eligible, where service is a factor in calculating benefits, provided that, none of the foregoing shall apply with respect to defined benefit pension plans benefit accrual or where such credit would result in a duplication of benefits.  With respect to any New Plan that is a welfare benefit plan in which any Participating Employees first become eligible to participate on or after the Effective Time, and in which such Participating Employees did not participate prior to the Effective Time, subject to any applicable plan provisions, contractual requirements or laws, PDN shall, (A) cause to be waived any eligibility requirements or pre-existing condition limitations except to the extent such eligibility requirements, waiting periods, any evidence of insurability requirements, waiting periods, any evidence of insurability requirements or pre-existing conditions would apply under the analogous

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NAPW Benefit Plan or PDN Benefit Plan in which any such Participating Employee (or spouse or dependent) was a participant or eligible to participate as of immediately prior to the Effective Time, and (B) give effect, in determining any deductibles, co-insurance or maximum out of pocket limitations, to amounts paid (without regard to medium of payment) by or on behalf of such Participating Employees prior to the Effective Time under a NAPW Benefit Plan or PDN Benefit Plan in which any such Participating Employee (or spouse or dependent) was a participant as of immediately prior to the Effective Time (to the same extent that such credit was given under such NAPW Benefit Plan or PDN Benefit Plan prior to the Effective Time) in satisfying such requirements during the plan year in which the Effective Time occurs.

(b)           If requested by PDN at least ten business days prior to the Closing Date, NAPW shall take (or cause to be taken) all actions reasonably necessary pursuant to resolutions of the NAPW Board of Directors necessary or appropriate to terminate, effective no later than the day prior to the Closing Date, any defined contribution NAPW Benefit Plan that contains a cash or deferred arrangement, whether intended to qualify under section 401(k) of the Code or otherwise (a “NAPW Defined Contribution Plan”).  If NAPW is required to terminate any NAPW Defined Contribution Plan, then NAPW shall provide to PDN prior to the Closing Date written evidence of the adoption by the NAPW Board of Directors of resolutions authorizing the termination of such NAPW Defined Contribution Plan (the form and substance of which resolutions shall be subject to the prior reasonable review and approval of PDN, which approval shall not be unreasonably withheld or delayed).

(c)           Nothing contained in this Section 6.5, express or implied, (1) shall be construed to establish, amend, or modify any benefit plan, program, agreement or arrangement, including without limitation, any NAPW Benefit Plan or any PDN Benefit Plan, (2) shall alter or limit the ability of any of PDN, Merger Sub, NAPW, the Surviving Subsidiary, or, with respect to PDN, its Subsidiaries to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them, (3) is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment, or (4) is intended to confer upon any person (including for the avoidance of doubt any current or former employee) any right as a third-party beneficiary of this Agreement.

(d)           To the maximum extent permitted by Law, PDN and NAPW shall treat, and cause their respective affiliates to treat, the U.S. federal and state income tax deductions resulting from any severance payments and any other compensatory payments arising as a result of the transactions contemplated hereby that are, in each case, made on the Closing Date as accruing on the day after the Closing pursuant to the “next day” rule of Treasury Regulation section 1.1502-76(b)(1)(ii)(B) or any similar provision of state or local Tax Law.

Section 6.6           Reasonable Best Efforts.

(a)           Subject to the terms and conditions set forth in this Agreement, and except where a different standard of effort is provided in this Agreement, each of the parties hereto shall use (and cause its affiliates to use) its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken promptly, all actions,

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and to do promptly, or cause to be done promptly, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including without limitation (i) obtaining all necessary actions or nonactions, waivers, consents and approvals, including the PDN and NAPW Approvals, from Governmental Entities and making all necessary registrations and filings, (ii) obtaining all necessary consents, approvals or waivers from third parties and (iii) executing and delivering any additional instruments necessary to consummate the Merger and the other transactions contemplated by this Agreement.

(b)           If any administrative or judicial action or proceeding or any proceeding or action by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement or seeking to restrain, enjoin or otherwise prohibit the consummation of the Merger, each of NAPW and PDN shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.6 shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 6.6.

Section 6.7           Takeover Statute.  If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation becomes applicable to the transactions contemplated hereby, each party hereto and the members of their respective boards of directors shall, to the extent permitted by applicable Law, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 6.8           Public Announcements; Confidentiality.  NAPW and PDN shall consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated by this Agreement and neither shall issue any such press release or other public statement or comment without the other’s prior consultation, except as may be required by applicable Law or by the rules or regulations of the SEC or any applicable national securities exchange.  PDN and NAPW agree to issue a joint press release announcing this Agreement upon the consummation of the transactions contemplated by this Agreement.  The parties hereto acknowledge that PDN and NAPW have previously executed the Confidentiality Agreement and agree that the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

Section 6.9           Indemnification and Insurance.

(a)           PDN and the Surviving Subsidiary shall indemnify the current and former directors, officers, employees and agents of NAPW (an “Indemnified Party”) for all

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claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, employee or agent of NAPW or, while a director or officer of NAPW, is or was serving at the request of NAPW or as a director, officer, employee or agent of another person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by Law, and such obligations shall survive the Merger, and shall continue in full force and effect in accordance with their respective terms from the Effective Time, until the expiration of the applicable statute of limitations with respect to any claims against such Indemnified Parties arising out of such acts or omissions.  Each Indemnified Party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of PDN and the Surviving Subsidiary within ten Business Days of receipt by PDN or the Surviving Subsidiary from the Indemnified Party of a request therefor; provided that any Indemnified Party to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under applicable Law. The certificate of incorporation and bylaws of the Surviving Subsidiary shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former and present officers, directors, employees and agents than are set forth in the NAPW Certificate of Incorporation and Bylaws, as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified, except as required by applicable Law, for a period of six years from the Effective Time, in any manner that would adversely affect the rights thereunder of any such individuals. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.9 that is denied by PDN or the Surviving Subsidiary, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification or advancement of expenses, then PDN or the Surviving Subsidiary shall pay the Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred by the Indemnified Party in connection with pursuing his or her claims to the fullest extent permitted by Law.

(b)           The provisions of this Section 6.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(c)           If PDN, the Surviving Subsidiary or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of PDN or the Surviving Subsidiary, as the case may be, shall assume the obligations set forth in this Section 6.9.

(d)           The provisions of this Section 6.9 are intended to be in addition to the rights otherwise available to the current officers, directors, employees and agents of NAPW by Law, charter, statute, bylaw or agreement.

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Section 6.10          Control of Operations.  Nothing contained in this Agreement shall give PDN, directly or indirectly, the right to control or direct NAPW operations prior to the Effective Time.  Prior to the Effective Time, NAPW shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.  Nothing contained in this Agreement shall give NAPW, directly or indirectly, the right to control or direct PDN’s operations prior to the Effective Time.  Prior to the Effective Time, PDN shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.11          No Other Representations or Warranties.  Except for the representations and warranties contained in Article III, neither NAPW nor any person on behalf of NAPW makes any other express or implied representation or warranty with respect to NAPW or with respect to any other information provided to PDN or Merger Sub in connection with the transactions contemplated by this Agreement.  Except for the representations and warranties contained in Article IV, none of PDN or Merger Sub or any other person on behalf of PDN or Merger Sub makes any other express or implied representation or warranty with respect to PDN or any of its Subsidiaries or with respect to any other information provided to NAPW in connection with the transactions contemplated hereby.

Section 6.12         Stock Exchange.  PDN shall use its reasonable best efforts to cause the shares of PDN Common Stock to be issued in the Merger (including the Merger Shares Consideration, the shares of PDN Common Stock underlying the Merger Option Consideration, the Jones Shares and the Wesser Shares) to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

Section 6.13          PDN Board.  PDN shall take all requisite action to cause, effective as of the Effective Time, the board of directors of PDN to consist of nine (9) members, five (5) of whom shall be the current directors of PDN (each such person, a “PDN Board Designee”) and four (4) of whom shall be the persons identified by NAPW in Section 6.13 of the NAPW Disclosure Schedule (each such person, a “NAPW Board Designee”).

Section 6.14          Treatment as Reorganization.  Unless required by applicable Law, none of PDN, the Merger Sub or NAPW shall, and, with respect to PDN, shall not permit its Subsidiaries to, take any action (other than actions contemplated by this Agreement) or fail to take any action prior to, at or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization with the meaning of section 368(a) of the Code.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1           Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

(a)           No Law, judgment, injunction, order or decree by any court or other tribunal of competent jurisdiction which prohibits the consummation of the Merger shall have been adopted or entered and shall continue to be in effect.

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(b)           The shares of PDN Common Stock to be issued in the Merger (including the Merger Share Consideration, the shares of PDN Common Stock underlying the Merger Option Consideration, the Jones Shares and the Wesser Shares) shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(c)           The Information Statement shall have been cleared by the SEC and shall have been mailed to the stockholders of PDN whose consent is not being solicited, in each case in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and there shall have elapsed such period of time as is required by applicable Law or stock exchange regulations since the date of such mailing.

(d)           The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

(e)           The PDN Charter Amendment shall have been executed, filed and effective.

Section 7.2           Conditions to Obligation of NAPW to Effect the Merger.  The obligation of NAPW to effect the Merger is further subject to the fulfillment of the following conditions:

(a)           The representations and warranties of PDN and Merger Sub set forth in this Agreement (other than those contained in Section 4.1(a), Section 4.2(a), Section 4.3(a), Section 4.3(b), Section 4.3(c), Section 4.3(g), Section 4.17 and Section 4.23 which are covered by the next succeeding sentence), disregarding all qualifications and exceptions contained therein related to “materiality” or “PDN Material Adverse Effect,” shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure of such representations or warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a PDN Material Adverse Effect.  The representations and warranties set forth in Section 4.1(a), Section 4.2(a), Section 4.3(a), Section 4.3(b), Section 4.3(c), Section 4.3(g), Section 4.17 and Section 4.23 shall be true and correct in all respects (except, in the case of Section 4.3(a), Section 4.3(b) and Section 4.3(c), for such inaccuracies as are de minimis in the aggregate) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, as of such date).

(b)           PDN shall have in all material respects performed all obligations and complied with all the agreements required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)           PDN shall have delivered to NAPW a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(e) have been satisfied.

(d)           Since the date hereof, no PDN Material Adverse Effect shall have occurred.

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(e)           PDN shall have notified NAPW in writing of PDN’s aggregate balance of cash plus short term investments as of the Closing Date, which shall not be less than Ten Million Dollars and 00/100 ($10,000,000).

Section 7.3         Conditions to Obligation of PDN to Effect the Merger.  The obligation of PDN to effect the Merger is further subject to the fulfillment of the following conditions:

(a)           The representations and warranties of NAPW set forth in this Agreement (other than those contained in Section 3.1(a), Section 3.2(a), Section 3.3(a), Section 3.16, and Section 3.17, which are covered by the next succeeding sentence), disregarding all qualifications and exceptions contained therein related to “materiality” or “NAPW Material Adverse Effect,” shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure of such representations or warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a NAPW Material Adverse Effect.  The representations and warranties of NAPW set forth in Section 3.1(a), Section 3.2(a), Section 3.3(a), Section 3.16, and Section 3.17 shall be true and correct in all respects (except, in the case of Section 3.2(a), for such inaccuracies as are de minimis in the aggregate) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, as of such date).

(b)           NAPW shall have in all material respects performed all obligations and complied with all the agreements required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)           NAPW shall have delivered to PDN a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(e) have been satisfied.

(d)           Since the date hereof, no NAPW Material Adverse Effect shall have occurred.

(e)           All NAPW Approvals shall have been obtained.

(f)           Each NAPW Key Employee shall have entered into an employment agreement with PDN with a term of not less than three years from the Effective Time in substantially the form attached hereto as Exhibit 9.

(g)           The PDN Board of Directors shall have received an opinion From Aegis Capital Corp. that the Merger Consideration to be paid by PDN pursuant to this Agreement is fair from a financial point of view to the stockholders of PDN, in form and substance reasonably acceptable to the PDN Board of Directors.

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(h)           Each of Jones and Wesser shall have delivered to PDN subscription agreements with respect to the purchase of the Jones Shares and the Wesser shares, respectively, each in form and substance reasonably satisfactory to PDN.

ARTICLE VIII

TERMINATION

Section 8.1          Termination and Abandonment.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time:

(a)           by the mutual written consent of NAPW and PDN;

(b)           by either PDN or NAPW if the Merger shall not have been consummated by December 31, 2014 (the “Outside Closing Date Termination Right”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party hereto whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement, provided, further, that, in the event that the SEC has not cleared the Information Statement by November 30, 2014, then either PDN or NAPW shall be entitled to extend the date for termination of this Agreement pursuant to this Section 8.1(b) for an additional sixty (60) days;

(c)           by either NAPW or PDN if an injunction, order, decree or ruling of a Governmental Entity of competent jurisdiction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable (the “Transaction Prohibition Termination Right”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose material breach of a representation, warranty, covenant or agreement in this Agreement has been a principal cause of the entry of such final and non-appealable injunction, order, decree or ruling;

(d)           by NAPW, if PDN shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or any of such representations and warranties shall have become untrue as of any date subsequent to the date of this Agreement, which breach, failure to perform or untruth (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) (assuming, in the case of any untruth, that such subsequent date was the Closing Date) and (ii) is not capable of being cured prior to the Closing or, if capable of being cured, shall not have been cured by PDN by the 30th calendar day following receipt of written notice of such breach or failure to perform from NAPW (the “PDN Breach Termination Right”); provided, however, that NAPW shall not be entitled to terminate this Agreement under this Section 8.1(d) if NAPW is then in breach of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition to Closing set forth in Section 7.3(a) or Section 7.3(b) (assuming, in the case of any untruth, that such subsequent date was the date of termination);

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(e)           by PDN if Aegis Capital Corp. fails to deliver to the PDN Board of Directors an opinion that the Merger Consideration to be paid by PDN pursuant to this Agreement is fair from a financial point of view to the stockholders of PDN, in form and substance reasonably acceptable to the PDN Board of Directors; or

(f)           by PDN, if NAPW shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or any of such representations and warranties shall have become untrue as of any date subsequent to the date of this Agreement, which breach, failure to perform or untruth (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) (assuming, in the case of any untruth, that such subsequent date was the Closing Date) and (ii) is not capable of being cured prior to the Closing or, if capable of being cured, shall not have been cured by NAPW by the 30th calendar day following receipt of written notice of such breach or failure to perform from PDN (the “NAPW Breach Termination Right”); provided, however, that PDN shall not be entitled to terminate this Agreement under this Section 8.1(f) if PDN is then in breach of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition to Closing set forth in Section 7.2(a) or Section 7.2(b) (assuming, in the case of any untruth, that such subsequent date was the date of termination).

Section 8.2           Effect of Termination and Abandonment.  In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.2, Article IX and the Confidentiality Agreement) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, attorneys or other Representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement by such party.

ARTICLE IX

MISCELLANEOUS

Section 9.1          Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 9.2           Counterparts; Effectiveness.  This Agreement may be executed in counterparts, each of which will constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, e-mail or otherwise) to the other parties.

Section 9.3           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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Section 9.4           Specific Performance; Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, without the requirement to post bond or other security.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.4, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

Section 9.5           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.6            Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a)           To PDN or Merger Sub:

66

Professional Diversity Network, Inc.

801 West Adams Street, Suite 600

Chicago, IL 60607

Attention: Chief Executive Officer

with a copy to:

McGuirewoods LLP

1345 Avenue of the Americas, 7th Floor

New York, NY 10105

Attention: Stephen E. Older

(b)           To NAPW:

Matthew B. Proman

c/o NAPW, Inc.

1325 Franklin Avenue, Suite 160

Garden City, NY 11530

with a copy to:

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022

Attention: Spencer G. Feldman

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given will be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 9.7            Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

Section 9.8            Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement and without rendering invalid or unenforceable any terms in

67

any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, it is the parties’ intent that such provision will be interpreted to be only so broad as is enforceable.

Section 9.9           Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter of this Agreement and thereof.  This Agreement, except for Article V and Section 6.9, which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.  No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties hereto.

Section 9.10          Amendments; Waivers.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by NAPW, Proman, PDN and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the NAPW Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NASDAQ require further approval of the stockholders of NAPW, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of NAPW; provided, further, however, that after the receipt of the PDN Stockholder Approval, if any such amendment or waiver shall by applicable law or in accordance with the rules and regulations of NASDAQ require further approval by the stockholders of PDN, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of PDN.  Notwithstanding the foregoing, no failure or delay by NAPW or PDN in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.11         Headings.  Headings of the Articles and sections of this Agreement are for convenience of the parties only and will be given no substantive or interpretive effect whatsoever.  The table of contents to this Agreement is for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 9.12          Interpretation.  When a reference is made in this Agreement to an Article or section, such reference shall be to an Article or section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement will have those defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time

68

amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.  References in this Agreement to specific laws or to specific provisions of laws include all rules and regulations promulgated thereunder.  Any statute defined or referred to herein or in any agreement or instrument referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

Section 9.13         Definitions.  As used in this Agreement (except as specifically otherwise defined):

(a)           “affiliates” mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise;

(b)           “Business Day” means any day other than a Saturday, Sunday or a day on which the banks in Delaware and New York are authorized by law or executive order to be closed;

(c)           “Certificates” means certificates representing NAPW Common Shares;

(d)           “Confidentiality Agreement” means that certain Confidentiality Agreement, dated April 2, 2014, by and between PDN and NAPW;

(e)           “Current Market Value” of PDN Common Stock as of a particular date shall mean the average of the price of a share of PDN Common Stock, determined on the basis of the last reported sales price regular way of PDN Common Stock reported on the composite tape, or similar reporting system for issues listed on the New York Stock Exchange, or if PDN Common Stock is not traded in such Exchange, the National Market System of NASDAQ, for the ten (10) consecutive trading days (the “Measurement Days”) commencing twelve (12) trading days before such date; or if PDN Common Stock is not traded on either such Exchange or the National Market System, the average during the Measurement Days quoted in the NASDAQ System as of the close of business on each such day or, if PDN Common Stock is not traded on the NASDAQ System, the average during the Measurement Days of averages of the high bid and low asked prices as of the close of business on such dates as reported by the OTC Bulletin Board or a tier of the OTC Markets Group or any similar successor organization or, if none of the above applies, the Current Market Value will be determined by an independent reputable valuation and appraisal company mutually agreed upon by PDN and Proman (which appraiser shall be instructed to disregard any minority interest discount), and if no agreement can

69

be reached within a 30-day period, by the average of the two Current Market Values determined by independent reputable valuation and appraisal companies retained by each of PDN and Proman; provided, however, that the aggregate fees and expenses of any such independent valuation and approval company or companies shall be shared evenly between PDN, on the one hand, and Proman, on the other hand.

(f)           “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances;

(g)           “Escrowed Shares” means 1,261,969 shares of PDN Common Stock that would otherwise be issuable as part of the Merger Share Consideration at the Effective Time.

(h)           “Fully Diluted Equity” means (i) with respect to PDN, the total number of shares of PDN Common Stock then issued and outstanding, including the full conversion or exercise of all then outstanding options and warrants to purchase PDN Common Stock, and (ii) with respect to NAPW, the total number of NAPW Common Shares then issued and outstanding;

(i)           “GAAP” means accounting principles generally accepted in the United States;

(j)           “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law.  Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance (including toxic mold), toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls;

(k)           “Indebtedness” means (A) all indebtedness for borrowed money (including the issuance of any debt security), (B) any other indebtedness that is evidenced by a note, bond, mortgage debenture or similar instrument, (C) all obligations under capital leases, (D) all obligations in respect of outstanding letters of credit and (E) all guarantee obligations with respect to the foregoing;

(l)           “Indemnification Cap” means, in the case of indemnification by Proman, an amount of cash and/or Escrowed Shares (valued at the Current Market Price on the date of determination) having a total value of $5,300,000, and in the case of indemnification by PDN and the Surviving Subsidiary, $5,300,000; provided, however, that notwithstanding the foregoing, Proman’s indemnification obligations shall be limited and satisfied solely in accordance with Section 5.5.

70

(m)           “Information Statement” means the Schedule 14C information statement to be prepared and filed by the Company with the SEC with respect to the PDN Stockholder Approval Matters.

(n)           “Intellectual Property” means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials;

(o)           “Jones” means Star Jones, an individual.

(p)           “knowledge” means (i) with respect to an individual, that such individual is actually aware of the relevant fact and (ii) with respect to any person, that any officer of such person is actually aware of the relevant fact;

(q)           “Merger Cash Consideration” means Three Million Four Hundred Fifty Thousand and 00/100 Dollars ($3,450,000);

(r)           “Merger Consideration” shall mean the Merger Share Consideration, plus the Merger Option Consideration, plus the Merger Cash Consideration, plus the Seller Note;

(s)           “Merger Option Consideration” is defined in Section 2.2.

(t)           “NASDAQ” shall mean the NASDAQ OMX trading market;

(u)           “NAPW Material Adverse Effect” means any change, effect, event, occurrence or state of facts that, individually or in the aggregate, is, or would reasonably expected to be, (x) materially adverse to the assets, properties, business, prospects or financial condition or results of operations of NAPW, but shall not include an effect arising from facts, circumstances, events or changes, (a) generally affecting the economy or the financial or securities markets in the United States or elsewhere in the world, including governmental, regulatory, social or political conditions or developments (including any outbreak or escalation of hostilities or acts of war, whether or not pursuant to the declaration of a national emergency or war, or acts of terrorism), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world or changes in interest rates, but, in each case, only to the extent such matters do not have a disproportionate impact on NAPW as compared to other participants in their industries or (b) to the extent resulting from (i) the announcement of, or compliance with, this Agreement or the announcement of the transactions contemplated by this Agreement, other than for purposes of Section 3.3 (and the condition contained in Section 7.3(a) with respect thereto), (ii) changes in applicable Law or GAAP or interpretation thereof by a third party, (iii) the failure, in and of itself, of NAPW to meet any expected or projected financial or operating performance target, but not any underlying cause of such failure (it being understood that the cause of any such failure may be deemed to constitute, in and of itself, a

71

NAPW Material Adverse Effect and may be taken into consideration in determining whether a NAPW Material Adverse Effect has occurred), (iv) any legal proceedings made or brought by any of the stockholders of NAPW (on their own behalf or on behalf of NAPW) against NAPW or PDN arising out of the Merger or in connection with any other transactions contemplated by this Agreement; or (y) prevent or materially delay the performance by NAPW of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement;

(v)           “NAPW Stockholder” means Proman, the sole stockholder of NAPW;

(w)           “PDN Material Adverse Effect” means any change, effect, event, occurrence or state of facts that, individually or in the aggregate, is, or would reasonably be expected to be, (x) materially adverse to the assets, properties, business, prospects or financial condition or results of operations of PDN and its Subsidiaries, taken as a whole, but shall not include an effect arising from facts, circumstances, events or changes, (a) generally affecting the economy or the financial or securities markets in the United States or elsewhere in the world, including governmental, regulatory, social or political conditions or developments (including any outbreak or escalation of hostilities or acts of war, whether or not pursuant to the declaration of a national emergency or war, or acts of terrorism), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world or changes in interest rates, but, in each case, only to the extent such matters do not have a disproportionate impact on PDN and its Subsidiaries as compared to other participants in their industries or (b) to the extent resulting from (i) the announcement of, or compliance with, this Agreement or the announcement of the transactions contemplated by this Agreement other than for purposes of Section 4.2 (and the condition contained in Section 7.2(a) with respect thereto), (ii) changes in applicable Law or GAAP or interpretation thereof by a third party, (iii) changes, solely in and of themselves, in the market price or trading volume of the PDN Common Stock (it being understood that the cause of any such changes may be deemed to constitute, in and of itself, a PDN Material Adverse Effect and may be taken into consideration in determining whether a PDN Material Adverse Effect has occurred), or (iv) the failure, in and of itself, of PDN to meet any expected or projected financial or operating performance target, but not any underlying cause of such failure (it being understood that the cause of any such failure may be deemed to constitute, in and of itself, a PDN Material Adverse Effect and may be taken into consideration in determining whether a PDN Material Adverse Effect has occurred); or (y) prevent or materially delay the performance by PDN of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement;

(x)           “PDN Stock Option” means options to purchase PDN Common Stock;

(y)          “Permitted Liens” means, as to any person, any Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due or being contested in good faith and for which adequate accruals or reserves have been established, (B) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other similar lien arising in the ordinary course of business, (C) that is disclosed on the most recent

72

consolidated balance sheet of such person or notes thereto or securing liabilities reflected on such balance sheet, (D) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of such person, (E) with respect to Leased Real Property, related to the rights of tenants and subtenants under Real Property Leases and Real Property Subleases, including, without limitation, any right of first offer, right of first refusal or options to purchase, (F) with respect to Leased Real Property, that is disclosed by any title commitment, any title policy, survey or other document made available to either PDN or NAPW, as applicable, (G) that is a title exception, defect, encumbrance or other matter, whether or not of record, which does not materially affect the continued use of the property for the purposes for which the property is currently being used by such person or a Subsidiary of such person as of the date of this Agreement or (H) with respect to any Real Property Lease that affects the interest of the landlord thereunder, which does not materially impair the value or use of such Real Property Lease;

(z)            “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person;

(aa)          “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

(bb)         “SEC” means the U.S. Securities and Exchange Commission;

(cc)          “Seller Note” means the promissory note issued by PDN in favor of Proman in the original principal amount of $550,000 in the form attached hereto as Exhibit 8.

(dd)         “Subsidiaries” of any party mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date of this Agreement directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner or managing member (excluding partnerships or limited liability companies in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership or limited liability company);

(ee)          “Tax Law” means any Law related to Taxes;

(ff)           “Taxes” means (x) any and all domestic or non-U.S., federal, state, provincial, municipal, local or other charges in the nature of taxes (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, escheat, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, (y) all liability for the payment of any amounts of the type described in clause (x) as a result of successor liability or as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group, and (z) all liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the

73

payment of any amounts of the type described in clause (x) or (y) and (ii) “Tax Return” means any return, report, claim for refund, or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, statement, or declaration of estimated Taxes, and including any amendment thereof;

(gg)         “Wesser” means Christopher Wesser, an individual; and each of the following terms is defined on the page set forth opposite such term:

74

Term	Section
Affiliates	Section 9.13(a)
Agreement	Preamble
Approving PDN Stockholders	Recitals
Business Day	Section 9.13(b)
Cancelled Shares	Section 2.1(b)
Certificate of Merger	Section 1.3
Certificates	Section 9.13(c)
Certifications	Section 4.4(a)
Claiming Party	Section 5.6(a)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 1.8
Commonly Controlled Entity	Section 3.8(a)
Confidentiality Agreement	Section 9.13(d)
Contract	Section 3.3(c)
Control	Section 9.13(a)
Current Market Value	Section 9.13(e)
Dissenting Shares	Section 2.1(e)
Effective Time	Section 1.3
Environmental Law	Section 9.13(f)
ERISA	Section 3.8(a)
Escrowed Shares	Section 9.13(e)
Exchange Act	Section 3.3(b)
Exchange Ratio	Section 2.1(d)
Fully Diluted Equity	Section 9.13(h)
Fundamental Representations	Section 5.3
GAAP	Section 9.13(i)
Governmental Entity	Section 3.3(b)
Hazardous Substance	Section 9.13(j)
Indebtedness	Section 9.13(k)
Indemnification Cap	Section 9.13(l)
Indemnification Notice	Section 5.6(a)
Indemnification Notice Period	Section 5.6(a)
Indemnified Party	Section 5.6(a), Section 6.9(a)
Indemnity Period	Section 5.3
Intellectual Property	Section 9.13(n)
IRS	Section 3.8(b)
Jones	Section 9.13(o)
Jones Shares	Section 2.1(a)
Knowledge	Section 9.13(p)
Law	Section 3.6(a)
Laws	Section 3.6(a)
75

Term	Section
Leased Real Property	Section 3.15(b)
Lien	Section 3.12(f)
Losses	Section 5.1
Merger	Recitals
Merger Cash Consideration	Section 9.13(q)
Merger Consideration	Section 9.13(r)
Merger Option Consideration	Section 2.2
Merger Share Consideration	Section 2.1(a)
Merger Sub	Preamble
NAPW	Preamble
NAPW Affiliate Transactions	Section 3.21
NAPW Approvals	Section 3.3(b)
NAPW Balance Sheet	Section 3.4(a)
NAPW Benefit Plans	Section 3.8(a)
NAPW Board Designee	Section 6.13
NAPW Board of Directors	Recitals
NAPW Breach Termination Right	Section 8.1(f)
NAPW Bylaws	Section 3.1(c)
NAPW Certificate of Incorporation	Section 3.1(c)
NAPW Common Share	Section 2.1(a)
NAPW Common Shares	Section 2.1(a)
NAPW Defined Contribution Plan	Section 6.5(b)
NAPW Disclosure Schedule	ARTICLE III
NAPW Financial Statements	Section 3.4(a)
NAPW Indemnified Persons	Section 5.2
NAPW Intellectual Property	Section 3.14(b)
NAPW Key Employee	Section 3.13(f)
NAPW Material Adverse Effect	Section 7.3(a), Section 9.13(u)
NAPW Material Contracts	Section 3.18(a)
NAPW Permits	Section 3.6(b)
NAPW Post-Signing Returns	Section 6.1(e)(i)
NAPW Recommendation	Section 3.3(a)
NAPW Stockholder	Section 9.13(v)
NAPW Stockholder Approval	Section 3.16
NAPW Stockholder Approval Matters	Section 3.16, Section 4.23
NAPW Third Party Intellectual Property	Section 3.14(b)
NAPW Unaudited Interim Balance Sheet	Section 3.4(a)
NAPW Voting Agreement	Recitals
NASDAQ	Section 9.13(t)
New Plans	Section 6.5(a)
NYCL	Recitals
76

Term	Section
Outside Closing Date Termination Right	Section 8.1(b)
Participating Employees	Section 6.5(a)
PDN	Preamble
PDN Affiliate Transactions	Section 4.20
PDN Benefit Plans	Section 4.9(a)
PDN Board Charters and Policies	Section 4.1(c)
PDN Board Designee	Section 6.13
PDN Board of Directors	Recitals
PDN Breach Termination Right	Section 8.1(d)
PDN Bylaw Amendment	Section 4.23
PDN Charter Amendment	Section 4.23
PDN Common Stock	Section 4.3(a)
PDN Commonly Controlled Entity	Section 4.9(a)
PDN Disclosure Schedule	ARTICLE IV
PDN Indemnified Persons	Section 5.1
PDN Intellectual Property	Section 4.15(b)
PDN Key Employee	Section 4.14(f)
PDN Material Adverse Effect	Section 9.13(w), Section 7.2(a)
PDN Material Contracts	Section 4.18(a)
PDN Permits	Section 4.7(b)
PDN Post-Signing Returns	Section 6.1(d)(i)
PDN Real Property Subleases	Section 4.16(c)
PDN SEC Documents	Section 4.4(a)
PDN Stock Incentive Plan	Section 4.3(a)
PDN Stock Option	Section 9.13(x)
PDN Stockholder Approval Matters	Section 4.23
PDN Third Party Intellectual Property	Section 4.15(b)
PDN Voting Agreement	Recitals
Permitted Liens	Section 9.13(y)
Person	Section 9.13(z)
Proman	Preamble
Proman Shares	Section 2.1(a)
Real Property Leases	Section 3.15(b)
Real Property Subleases	Section 3.15(c)
Registration Rights Agreement	Recitals
Representatives	Section 6.2
Response Notice	Section 5.6(d)
Sarbanes-Oxley Act	Section 9.13(aa)
SEC	Section 9.13(bb)
Securities Act	Section 3.3(b)
Seller Note	Section 9.13(cc)
SPD	Section 3.8(b)
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Term	Section
Subsidiaries	Section 9.13(dd)
Surviving Subsidiary	Section 1.1
Tax Law	Section 9.13(ee)
Tax Return	Section 9.13(ff)
Taxes	Section 9.13(ff)
Termination Date	Section 6.1(a)
Third Party Claim	Section 5.6(a)
Third Party Claim Notice	Section 5.6(a)
Transaction Prohibition Termination Right	Section 8.1(c)
WARN Act	Section 3.13(e)
Wesser	Section 9.13(gg)
Wesser Shares	Section 2.1(a)

(Signature page to follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ James Kirsch
Name:	James Kirsch
Title:	Chief Executive Officer

NAPW MERGER SUB, INC.

By:	/s/ James Kirsch
Name:	James Kirsch
Title:	President

[Signature page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above

NAPW, INC.

By:	/s/ Matthew B. Proman
Name:	Matthew B. Proman
Title:	Chairman, President and Chief Executive Officer

/s/ Matthew B. Proman
Matthew B. Proman, individually

[Signature page to Agreement and Plan of Merger]

EXHBIT 1

EXHBIT 2

EXHBIT 3

EXHBIT 4

EXHBIT 5

EXHBIT 6

EXHBIT 7

EXHBIT 8

EXHBIT 9

Reserved.

ANNEX A

APPROVING PDN STOCKHOLDERS

James Kirsch

Daniel Ladurini

Rudy Martinez

ANNEX B

OPINION OF AEGIS

AEGIS  CAPITAL CORP

810 7th Ave.

181   Floor

New York, NY 10019

July 25, 2014

Board of Directors

Professional Diversity Network, Inc.

801 West Adams Street

Suite 600

Chicago, IL 60607

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point ofview to Professional Diversity Network, Inc. (the "Company" or "PDN") of the Merger Consideration (as defined below) to be paid by the Company for the purchase ofNAPW, Inc. ("NAPW") pursuant to the Agreement of Plan and Merger, dated as of July 8, 2014 (the "Agreement"), by and among NAPW, the Company, NAPW Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), and Matthew B. Proman ("Proman").

Pursuant to the Agreement, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the New York Business Corporation Law (''NYCL"), NAPW will be merged with and into Merger Sub, with Merger Sub as the "Surviving Corporation" (the "Merger"), and as a result of the Merger, Merger Sub will continue as a direct, wholly owned subsidiary of PDN; The "Merger Consideration" is as follows:

i.      Merger Share Consideration: Subject to Section 2.1 (d), Section 2.1(e), Section 2.3(c), and Section 5.5 of the Agreement, all of the issued and outstanding common shares of NAPW (the "NAPW Common Shares," and each, a "NAPW Common Share") issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, be automatically converted into and shall thereafter represent the right to receive, in the aggregate, 6,309,845 shares of PDN Common Stock (subject to adjustment as provided in this Agreement, the "Merger Share Consideration"), in each case upon surrender of the certificate(s) representing such NAPW Common Shares, and all NAPW Common Shares that have been converted into the right to receive the Merger Share Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist. At the Effective Time, PDN shall withhold from the Merger Share Consideration the Escrowed Shares to be distributed in accordance with Section 5.5.

ii.      Seller Note: Subject to Exhibit 8, PDN will issue the "Seller Note;" a promissory note in favor of Proman in the original principal amount of $550,000

iii.

Merger Cash Consideration: Subject to Section 2.3(a), at the Effective Time, PDN shall pay to Proman $3,450,000 by wire transfer.

We are obliged to advise you that Aegis Capital Corp. and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Aegis Capital Corp. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company, NAPW, the Surviving Corporation, and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction") for their own account and for the accounts of their customers.

We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive compensation for our advisory services contingent upon consummation of the Transaction (an advisory fee equal upon to one percent (1%) of the closing transaction value and 50,000 warrants to purchase common shares of PDN at an exercise price of $4.00), and the Company has agreed to reimburse our expenses (all reasonable, documented  out-of-pocket expenses not to exceed $25,000) and indemnify us against certain liabilities arising out of our engagement. We will also receive compensation upon issuance of this Fairness Opinion (a fee equal to $100,000), which is not contingent on either the conclusion herein or the consummation of the Transaction. In addition, we have provided certain investment banking and other financial services to the Company  and  its affiliates from time to time, including having acted as sole bookrunner on its Initial Public Offering for an aggregate amount of $24,150,000 in March 2013, in which we received compensation (the Underwriting Discount equal to 7% of the per share price of the shares sold in the offering and the accountable expense allowance of up to 1.5% of the gross proceeds). We also may provide investment banking and other financial services to the Company and its affiliates in the future. In connection with the above-described services, we have received, and may receive, compensation.

You have asked for our opinion  as to whether the Consideration  to be paid by the Company  for the purchase of  NAPW pursuant to the Agreement is fair from a financial point of view to the Company.

For purposes of the opinion set forth herein, we have:

1)   Reviewed certain public or privately audited and unaudited financial statements and other business and financial information of the Company and NAPW, respectively;

2)   Reviewed  certain  internal  financial  statements  and  other  financial  and  operating  data concerning the Company and NAPW, respectively;

3)   Reviewed certain financial projections prepared by the management ofNAPW;

4)   Reviewed  the reported prices and trading activity for the Company's  Common Stock, as reported by Bloomberg;

5)   Compared the financial performance of the Company and NAPW and the price and trading activity of the Company's  Common Stock with that of certain other selected publicly traded companies that, based on considerable  analysis, were deemed by us to be reasonably comparable with the Company and NAPW, respectively;

6)   Reviewed  the  financial  terms,  to  the  extent  publicly  available,  of  certain  acquisition transactions  that, based on considerable  analysis, were deemed  by us to be reasonably comparable to the Transaction;

7)   Utilized a Discounted Cash Flow analysis  as a principal valuation  methodology coupled with the analysis of trading multiples;

8)   Participated   in  certain   discussions   and   negotiations   among   representatives   of   the Company and NAPW and their financial and legal advisors;

9)   Reviewed the Merger Agreement, and certain related transaction documents; and

10) Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming  any responsibility  for independent  investigation  and/or verification,  the accuracy  and completeness  of all of the  financial,  legal,  regulatory,  tax, accounting  and  other  information  provided  to, discussed with or reviewed by us.  In  that regard, we have assumed  with  your consent that the forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management  of the Company. With respect to such forecasts  provided  to us and examined  by us, we note that  projecting future  results of  any company, partnership,  venture, or business combination is inherently subject to uncertainty.  In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet  assets and liabilities) of the Company,  NAPW  or any of their respective  subsidiaries  and we have not been furnished  with any such evaluation or appraisal. We also have assumed that all governmental,  regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, NAPW or the Surviving Corporation   or  on  the  expected benefits  of  the Transaction in any way meaningful  to our analysis. Our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision  of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company.  This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Consideration  to be paid by the Company  pursuant to the Agreement.  We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including,  without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company or NAPW; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or NAPW, or class of such persons in connection with the Transaction,  whether relative to the Consideration to be paid by the Company  pursuant to the Agreement or otherwise.  We are not expressing any opinion as to the prices at which the Company's common shares will trade at any time. Our opinion  is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed  herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration  of the Transaction.

This opinion has been approved by a fairness committee of Aegis Capital Corp. Except as otherwise provided in our engagement letter with PDN, our opinion may not be used or referred to by any party to the Transaction or quoted or disclosed to any other  person  in any manner without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

Aegis Capital Corp.

ANNEX C

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PROFESSIONAL DIVERSITY NETWORK, INC.

Professional Diversity Network, Inc. (the “Corporation”), in order to amend its Amended and Restated Certificate of Incorporation, hereby certifies as follows:

FIRST:          The name of the Corporation is:

PROFESSIONAL DIVERSITY NETWORK, INC.

SECOND:     The Corporation hereby amends its Amended and Restated Certificate of Incorporation as follows:

The third sentence of Paragraph 5.1 of the Amended and Restated Certificate of Incorporation, relating to the Stockholder Action by Written Consent Without a Meeting, is hereby amended to read as follows:

“The total number of directors constituting the entire Board of Directors shall be not less than one (1) nor more than nine (9), with the then authorized number of directors being fixed from time to time by the Board of Directors.”

THIRD:          The Corporation hereby amends its Amended and Restated Certificate of Incorporation by deleting the second sentence of Paragraph 8 in its entirety.

FOURTH:      The amendment effected herein was authorized by the affirmative written consent of the holders of a majority of the outstanding shares entitled to vote thereon pursuant to Section 228(a) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I hereby certify that this Certificate of Amendment of Amended and Restated Certificate of Incorporation was approved by the affirmative written consent of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote.

ANNEX D

AMENDMENT TO THE COMPANY’S BY-LAWS

FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS

 OF

PROFESSIONAL DIVERSITY NETWORK, INC.

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF PROFESSIONAL DIVERSITY NETWORK, INC. (“Amendment”) is made effective as of July __, 2014 and amends the Amended and Restated Bylaws (“Bylaws”), of Professional Diversity Network, Inc. (the “Corporation”) dated March 3, 2013 and effective as of the closing of the Corporation’s initial public offering, in accordance with the terms of Article X of such Bylaws, Paragraph 8 of the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter”) and applicable law.

WITNESSETH:

WHEREAS, pursuant to Article X of the Bylaws and Paragraph 9 of the Charter, amendment of the Bylaws requires the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote;

WHEREAS, by affirmative written consent, a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote voted to amend the Bylaws as set forth below.

NOW THEREFORE, in accordance with the Bylaws, the undersigned certifies the following as a true copy of the Amendment to the Bylaws:

1.     The Bylaws are hereby amended by amending Section 2.10 to read as follows:

2.10          STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if the requisite number of stockholders of the Corporation that would otherwise be required to take such an action at a meeting of the stockholders consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the stockholders. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

*     *     *     *     *

I hereby certify that this Amendment is a true and correct copy of the Amendment to the Bylaws as approved by the stockholders of the Corporation at a meeting of the stockholders on July ____, 2014.

Dated as of _________________, 2014

By:
Secretary

ANNEX E

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Form 10-K

(Mark One)

☑	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 For the fiscal year ended December 31, 2013

 Or

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission file number:                                001-35824

Professional Diversity Network, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	80-0900177
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 W. Adams Street, Suite 600, Chicago, Illinois 60607

 (Address of Principal Executive Offices)

 Telephone: (312) 614-0950

 (Registrant’s telephone number, including area code)

 Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	On Which Registered
Common Stock, $0.01	The Nasdaq Stock Market LLC
par value per share

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes   ☐ No   ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes   ☐ No   ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes   ☑     No   ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes   ☑     No   ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (229.405 of this chapter) is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes   ☐ No   ☑

The aggregate market value of the registrant’s common stock held by non-affiliates of the registrant on June 28, 2013, the last business day of the registrant’s most recently completed second fiscal quarter, was $10,989,532 (based on a price per share of $4.19, the price at which the common shares were last sold as reported on the NASDAQ Capital Market on such date).

There were 6,316,027 shares outstanding of the registrant’s common stock as of March 26, 2014.

DOCUMENTS INCORPORATED BY REFERENCE

None.

PROFESSIONAL DIVERSITY NETWORK, INC.

FORM 10-K

FOR THE YEAR ENDED DECEMBER 31, 2013

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K (this “Annual Report”), including Part I, Item 1 – Business and Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Annual Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

●	our historical alliance with Monster Worldwide, which ended December 31, 2012;

●	our historical dependence on two customers, LinkedIn, which will cease being a customer as of March 29, 2014, and Apollo Group, with whom we still have an exclusive arrangement;

●	our operating loss in 2013;

●	our limited operating history in a new and unproven market;

●	increasing competition in the market for online professional networks;

●	our ability to comply with increasing governmental regulation and other legal obligations related to privacy;

●	our ability to adapt to changing technologies and social trends and preferences;

●	our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the company’s business strategies and plans;

●	our ability to obtain and maintain intellectual property protection for our intellectual property;

●	any future litigation regarding our business, including intellectual property claims;

●	general and economic business conditions; and

●	any other risks described under “Risk Factors” in this Annual Report.

These factors could cause actual results to differ materially from the results anticipated by these forward-looking statements. You should read these risk factors and the other cautionary statements made in this Annual Report as being applicable to all related forward-looking statements wherever they appear in this Annual Report. We cannot assure you that the forward-looking statements in this Annual Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

You should read this Annual Report completely. Other than as required by law, we undertake no obligation to update these forward-looking statements, even though our situation may change in the future. We qualify all the forward-looking statements contained in this Annual Report by the foregoing cautionary statements.

PROFESSIONAL DIVERSITY NETWORK, INC.

PART I

ITEM 1 — BUSINESS

Unless we specify otherwise, all references in this Annual Report to “Professional Diversity Network,” “PDN,” “we,” “our,” “us” and “company” refer to Professional Diversity Network, LLC d/b/a iHispano.com prior to the consummation of our reorganization (from an Illinois limited liability company into a Delaware corporation) on March 5, 2013, and Professional Diversity Network, Inc. after our reorganization. For purposes of this Annual Report, unless the context clearly dictates otherwise, all references to “professional(s)” means any person interested in the company’s websites presumably for the purpose of career advancement or related benefits offered by the company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. The company does not impose any selective or qualification criteria on membership and the term “professional(s)” as used in this Annual Report should be interpreted accordingly. In addition, the company does not verify that any member of a particular company website qualifies as a member of the ethnic, cultural or other group identified by that website. References to “user(s)” means any person who visits one or more of our websites and “our member(s)” means an individual user who has created a member profile on that website as of the date of measurement. If a member is inactive for 24 months then such person will be automatically de-registered from our database. The term “diverse” (or “diversity”) is used throughout this Annual Report to include communities that are distinct based on a wide array of criteria which may change from time to time, including ethnic, national, cultural, racial, religious or gender classification.

Overview

Professional Diversity Network, Inc. (the “company,” “Professional Diversity Network,” “we,” “our” and “us”) is a corporation originally formed as IH Acquisition, LLC under the laws of the State of Illinois on October 3, 2003. On February 4, 2004, we changed our name to iHispano.com LLC. In 2007, we changed our business platform and implemented technology to operate our business as communities of professional networking sites for diverse professionals. We have continued with this business platform ever since. In September 2008, we began to brand ourselves as Professional Diversity Network. On March 15, 2012, we changed our name from iHispano.com LLC to Professional Diversity Network, LLC. On March 5, 2013, we reorganized our business, converting from an LLC into a Delaware corporation, in conjunction with our initial public offering of common stock, which is listed on the NASDAQ Capital Market.

The company operates online professional networking communities with career resources specifically tailored to the needs of different diverse cultural groups including: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT), and Students and Graduates seeking to transition from education to career. The networks’ purposes are to assist its members in their efforts to connect with like-minded individuals, identify career opportunities within the network and connect members with prospective employers. The company’s technology platform is integral to the operation of its business.

Our company is built on the philosophy of “relationship recruitment,” connecting talent with opportunity within the context of a common culture or affinity. We provide an environment that celebrates the identity of our members and fosters a sense of community and trust. We believe that we provide value to our members by enabling them to leverage their connections and share beneficial information with other members and employers that participate on our platform, providing access to employment opportunities and valuable career resources. At the same time, we believe that our members and their level of engagement is attractive to employers and advertisers that seek to target an audience of diverse professionals for hiring purposes, to increase brand awareness or to market products and services.

The company currently has over 3 million registered users. We expect that our continued membership growth will enable us to further develop our menu of online professional diversity networking and career placement solutions. Additionally, the company has established systems to distribute jobs to career agencies, including those of state and local governments, in a manner that complies with the requirements of the Office of Federal Contract Compliance Programs (“OFCCP”) compliant manner to career agencies, including those of state and local governments. The company added over 500,000 registered users during the year ended December 31, 2013.

The company continues to expand its partnership relationships with key strategic alliances that we believe are valuable to our core clients. Professional Diversity Network presents job postings on our own sites and to additional locations that are frequented by diverse job seekers. The locations include not-for-profit professional organizations, local employment offices, including Veteran employment offices, state employment agencies and websites with a diverse audience, such as Ebony and Jet magazines. The company currently maintains relationships with the following key strategic allies: the National Black MBA Association; National Urban League; the National Association for the Advancement of Colored People; VetJobs; DisabledPersons.com, a leading not-for-profit organization serving employment needs of people with disabilities; ALPFA, an organization dedicated to building Latino business leaders; Latino(a)s in Tech Innovation & Social Media; Illinois Hispanic Nursing Association; Women in Biology; Black Sales Journal; Ebony Magazine and numerous others. The company considers its partner alliances to be a key value to its clients because it enables the company to expand its job distribution and outreach efforts.

1

We believe our revenue model is aligned with our focus on serving our members. We currently provide members with access to our websites at no cost, a strategy that we believe will allow us to continue to grow our membership base and promote high levels of member engagement for the mutual benefit of members and employers.

During the third quarter of 2013, the company enhanced its Employer Recruitment Intelligent Compliance Assistance (“ERICA”) product. The ERICA product was designed to align corporate compliance efforts with the diversity recruitment requirements of the OFCCP. In 2013 the United States government modified OFCCP regulations, increasing the focus on reaching diverse talent, including requirements relating to effective job postings and diversity recruitment effectiveness. These revisions, published in the Federal Register and effective March 24, 2014, change existing affirmative action obligations for federal contractors and subcontractors. Key highlights of the revisions establish new job distribution requirements, recordkeeping guidelines and hiring goals. Professional Diversity Network is well positioned to provide recruiting and recordkeeping solutions to address these changes in an OFCCP-compliant manner.

Diversity Recruitment Methodology

Our company is built on the philosophy of “relationship recruitment,” connecting talent with opportunity within the context of a common culture or affinity. We provide an environment that celebrates the identity of our members and fosters a sense of community and trust. We believe that we provide value to our members by enabling them to leverage their connections and share beneficial information with other members and employers that participate on our platform, providing access to employment opportunities and valuable career resources. At the same time, we believe that our members and their level of engagement is attractive to employers and advertisers that seek to target an audience of diverse professionals for hiring purposes, to increase brand awareness or to market products and services.

We believe our revenue model is aligned with our focus on serving our members. We currently provide members with access to our websites at no cost, a strategy that we believe will allow us to continue to grow our membership base and promote high levels of member engagement for the mutual benefit of members and employers.

Key Historical Alliances

Monster Worldwide

Our alliance agreement with Monster Worldwide expired on December 31, 2012. Pursuant to this agreement, Monster Worldwide had been the exclusive seller of job postings on our websites. Monster Worldwide sells, among other services, diversity and inclusion recruitment solutions (including job postings, resume search services and recruitment media advertising) to employers that seek diverse job candidates and maintains a database of resumes from applicants seeking employment opportunities. Pursuant to our agreement with Monster Worldwide, Monster Worldwide posted job opportunities of certain of these employers on our websites and on the websites of diverse professional organizations with which we have cross-posting arrangements. Also, we posted resumes of our members who also wished to have their resume posted in Monster Worldwide’s resume database. We also provided resume search services, recruitment media advertising, talent recruitment communities, basic and premier corporate memberships, hiring campaign marketing and advertising, e-newsletter marketing and research and outreach services to employers secured by Monster Worldwide as customers of its diversity and inclusion recruitment solutions.

2

Our agreement with Monster Worldwide provided for an annual fixed fee that was subject to adjustment based on certain criteria. For the year ended December 31, 2012, 65% of our revenue was generated from our agreement with Monster Worldwide.

Following the expiration of our agreement with Monster Worldwide, we experienced significant decreases in revenue because (i) our agreement with LinkedIn provided for fixed quarterly payments that were half of the fixed quarterly payments we received from Monster Worldwide and we did not receive any commission revenue through LinkedIn and (ii) our sales force required time to generate sales because we could not and did not begin to market and sell our recruitment services directly to companies until after our agreement with Monster Worldwide expired on December 31, 2012. We expect to experience such decreases in revenue until such time as our sales team is able to generate sufficient sales to replace the revenue previously generated by our agreement with Monster Worldwide.

Under our agreement with Monster Worldwide, we agreed to continue to provide limited support and access to data to permit Monster Worldwide to continue to meet certain obligations to its customers in 2013. With respect to job postings that Monster sold prior to the expiration of our agreement, we permitted Monster to maintain such postings on our websites until the earlier of (a) the date that Monster Worldwide’s obligation to maintain such posting expired or (b) December 31, 2013. In addition, we continued to provide Monster Worldwide with access to our data until December 31, 2013. We incurred only de minimis additional labor and de minimis additional costs in complying with such post-agreement services, and did not receive any additional payments from Monster Worldwide subsequent to the expiration of our agreement. We have completed all obligations pursuant to the former agreement with Monster Worldwide.

LinkedIn

The company entered into an agreement with LinkedIn Corporation that became effective on January 3, 2013 and which will terminate as of March 29, 2014. During the term of the agreement, LinkedIn may resell to its customers diversity-based job postings and recruitment advertising on our websites. Our agreement with LinkedIn provides that LinkedIn will make fixed quarterly payments to us in the amount of $500,000 per quarter during the term of the agreement. Under the LinkedIn agreement, we also may have earned commissions for sales of our services by LinkedIn in excess of certain thresholds. The fixed quarterly payments are payable regardless of sales volumes or any other performance metric. We do not obtain information about commissions earned from LinkedIn, if any, until within 60 days following the end of any fiscal quarter. During 2013, the company did not receive any additional commissions from LinkedIn. Our revenue derived from the LinkedIn contract during the year ended December 31, 2013 was $2,000,000, the amount of the guaranteed payment.

During the term of our agreement with LinkedIn, we may not permit any competitor of LinkedIn to resell our diversity-based recruitment services. Our agreement does not prohibit LinkedIn from selling its own or any third party’s diversity recruitment services, however, during the term of our agreement with LinkedIn; and for a period of one year thereafter, we agreed not to sell our diversity-based recruitment services, directly or indirectly, to any of the 1,000 companies on LinkedIn’s restricted account list. The companies on the restricted accounts list are of varying sizes, operate in diverse geographical locations and conduct business in different sectors. However, we will be permitted, as of March 30, 2014, to market and sell our products to any company, including those 1,000 companies on LinkedIn’s restricted account list because as part of our termination arrangement with LinkedIn, the restricted account list will no longer apply.

On December 31, 2013, LinkedIn served the company notice of termination, effective as of March 29, 2014. LinkedIn did not provide a reason for the termination of the agreement. As part of the termination notice, LinkedIn waived their right to prevent the company from soliciting the 1,000 accounts on the LinkedIn protected list for a period of one year.

University of Phoenix

On February 14, 2014, we renewed our agreement with Apollo Education Group, Inc. (“Apollo Group”), the parent company of the University of Phoenix., The agreement runs through February 28, 2015 and provides for fees to us in the amount of $116,667 per month. The company provides the following services to the Apollo Group: (1) access to the hosted service for University of Phoenix students and alumni; (2) reports on a daily, weekly or as otherwise requested basis by Apollo Group; and (3) supporting services, including technical support for the hosted service, or as requested by Apollo Group. The hosted service is available to University of Phoenix alumni at https://alumni.education2career.com/. A UOPX branded version of the hosted service is available to University of Phoenix Students through University of Phoenix’s proprietary student web site, eCampus, at https://www.education2career.com/.

Revenue derived from the Apollo Group constituted 36% of our total revenue and 92% of our revenue from consumer media advertising and marketing solutions for the year ended December 31, 2013. For the year ended December 31, 2012, 31% of our total revenue and 88% of our revenue from consumer media advertising and marketing solutions was generated from our agreement with Apollo Group.

3

Recruitment Revenue

Direct Sales to Employers

We are maturing our capabilities to market and sell recruitment services directly to employers. We have segregated the diversity recruitment market into three sectors:

●	Federal, state and local governments and companies and contractors who serve these governmental entities

●	Small and medium sized businesses, (defined as companies with less than 2,500 employees)

●	Large enterprises with greater than 2,500 employees

Our sales team expects to approach these markets using a combination of telephone and email marketing to companies and/or their recruitment agencies. We also plan to attend major recruitment conferences where recruiters who focus their efforts on diverse candidates are in attendance. In 2013 and until March 29, 2014, our sales team did not have the ability to sell to any of the 1,000 companies on the restricted account list pursuant to our agreement with LinkedIn. All of the obligations under our previous contract with Monster Worldwide have been satisfied. We have no restriction on accessing any companies relating to our contract with Monster Worldwide, which ended on December 31, 2012.

In 2013, we invested in the development of our own internal direct sales infrastructure. We currently have 21 professionals actively selling, servicing and marketing to employers who seek to hire diverse talent. The company invested heavily in 2013 to create our sales force, which added to our cost of doing business. These costs are primarily for sales personnel and technology to support the sales team with tools such as client relationship management systems, personal computers and travel expenses. The sales expenses are variable and can be adjusted to meet market conditions. However, there is a risk that we will not successfully sell our products and services directly to employers at a level that supports the cost of providing those services.

Our financial statement revenue, in accordance with generally accepted accounting principles, is recognized ratably over the lives of the contracts we sell, which is generally one year. As we work to grow our business with sales made by our internal sales team, we find it useful to monitor the volume of direct sales orders written in a quarter. Orders written from the direct sales of recruitment services to businesses was approximately $885,000 during the year ended December 31, 2013. Direct orders booked during the fourth quarter of 2013 were over $477,000, compared to $194,000 in the third quarter of 2013, representing a quarterly increase of 146%.

Seasonality

Our quarterly operating results are affected by the seasonality of employers’ businesses. Historically, demand for employment hiring is lower during the first quarter and typically increases during the remainder of the year.

Acquisitions

Part of our growth plan is to acquire companies that we believe will add to and/or expand our service offerings.

On June 14, 2013, we completed the purchase of the proprietary software technology related to developing career guidance tools for job seekers from Careerimp Inc. The terms of the purchase were an initial cash payment of $200,000 plus an additional payment of $200,000 to Careerimp’s former CEO if he remained employed by PDN on December 31, 2013. The second payment of $200,000 was paid as of December 31, 2013 since the former CEO was employed by us as of such date. The technology that we acquired from Careerimp is being used to enhance the functionality and appeal of our networks and provide our registered users with sophisticated technology to enhance their resumes and increase their potential to have a higher percentage of applications result in interviews. We are also selling this product directly to job seekers through a dedicated ecommerce website.

The company made an additional strategic acquisition in the third quarter of 2013 in order to expand its networking capabilities. The company purchased the assets of Personnel Strategies Inc. (“PSI”), a producer of diversity-focused career fairs, on September 20, 2013 for an aggregate purchase price of $200,000. We concurrently hired PSI’s former CEO and committed to pay him an additional $100,000 on each of September 20, 2014 and 2015, contingent upon the former CEO’s continued employment with the company on each of those respective dates. Additionally, the former CEO may receive up to an additional $100,000 on September 20, 2014 and 2015 provided certain cash flow targets are met. PSI is a producer of approximately 25 to 30 career fairs annually in major market locations across the nation reaching approximately 500 employers and 20,000 diverse job seekers. The acquisition will enhance the company’s diversity recruitment offerings and help build brand awareness of Professional Diversity Network, Inc.

We currently have no other agreements or commitments with respect to acquisitions or investments in other companies. However, we continue to actively pursue opportunities to acquire or consolidate some of the companies in our industry, which is highly fragmented.

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Our Mission

Our mission is to serve as an important factor in the career development of diverse professionals who have traditionally faced obstacles to reaching their full employment potential. We believe that the work we do, and the power of our online platform to connect talent with opportunity, can improve the career and financial prospects of our members by empowering them to invest in their professional development, creating employment opportunities for them, and enabling them to achieve higher levels of professional success.

Our Values and Company Culture

As a company, we celebrate diversity. We endeavor to capture the distinct inspirational culture of each community we serve. We strive to put our members first in every decision we make and with every new product we build. We are dedicated to helping fulfill the professional aspirations of those we serve. We aspire to help secure the financial futures of our members and their families.

We believe our creative team is skilled in communicating, in a culturally relevant manner, the messaging of the employers that participate on our platform, and we are dedicated to helping them reach their hiring goals to create a more diverse workforce that better reflects our nation’s demographic.

Industry Background and Our Opportunity

We believe that we are well-positioned for growth because our business benefits from several emerging trends – the increasing socialization of the Internet, the growing ethnic diversity of the United States population and labor force, a regulatory environment that promotes diversity in the workplace, the growing ethnic population’s spending power and the acceptance and growth of online recruitment and advertising.

Increasing Socialization of the Internet

The Internet has revolutionized how information is created and communicated – a wealth of information is readily accessible by browsing the Internet anonymously. However, we believe the social aspect of the Internet is emerging as an increasingly powerful influence on our lives. While an individual’s interpersonal connections traditionally have not been visible to others, social and professional networking websites enable members to share, and thereby unlock, the value of their connections by making them visible. Today, personal connections and other information, such as online social and professional networking websites, are increasingly becoming a powerful tool for a growing population of users to connect with one another.

Growing Ethnic Diversity of the U.S. Population and Labor Force

According to the 2010 U.S. Census, the Hispanic-American population grew 43% from 35.3 million in 2000 to 50.5 million in 2010. The Hispanic-American population accounted for 56% of America’s population growth from 2000 to 2010. Not surprisingly, diversity recruitment is increasingly becoming a common, if not standard, business practice by major employers. According to a job report published on February 5, 2010 on private sector hiring in 2008 by the U.S. Equal Employment Opportunity Commission, or EEOC, the percentage of minority employment in the U.S. compared to overall employment tripled between 1966 and 2008, from 11% to 34%. Of the approximately 62 million private sector employees nationwide covered by the 2008 survey, approximately 30 million (48%) were women and 21 million (34%) were minorities. In the U.S., Hispanic-Americans had the fastest growth rate in the U.S. private sector, with employment of Hispanic-Americans increasing from 2.5% to more than 13% between 1966 and 2008. The share of the labor force that is Hispanic-American is projected to increase to 18.6% in 2020, according to the Bureau of Labor Statistics, with Hispanic-Americans expected to account for the vast majority – 74% – of the 10.5 million workers added to the labor force in the U.S. from 2010 to 2020.

Regulatory Environment Favorable to Promoting Diversity in the Workplace

As outlined in Executive Order 13583, signed by President Obama on August 18, 2011, companies considering contracting with the federal government must be prepared to demonstrate the diversity of their workforce. Certain companies that have federal contracts are subject to this Executive Order.

In the public sector, Section 342 of the recently enacted Dodd-Frank Act creates Offices of Minority and Women Inclusion at twenty various regulatory agencies, including the Treasury, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the twelve Federal Reserve banks and the newly created Consumer Financial Protection Bureau. The Offices of Minority and Women Inclusion will monitor diversity within their ranks as well as within the pool of contractors who provide goods and services to the government. Previously, the Federal Reserve system and some of the agencies were essentially exempt from contract diversity efforts.

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Rising Spending Power of Ethnic Population

The spending power of diverse groups is expected to continue to grow in the United States. According to a January 2011 report by the Kenan-Flagler Business School at the University of North Carolina, by 2014, the buying power of the Hispanic-American population will have grown by 613% since 1990, African-Americans by 257% and Asian-Americans by 498%. According to an article published in the third quarter of 2009 by the Selig Center for Economic Growth at the University of Georgia, it is projected that Hispanic-Americans will wield $1.33 trillion in spending power by 2014. In a report published in September 2011 by Nielsen Media Research, a consumer research firm, Nielsen Media Research projects that the buying power of African-Americans will exceed $1 trillion by 2015.

Acceptance and Growth of Online Recruitment and Advertisement

Businesses now recognize and strive to take advantage of the socialization of the Internet for recruitment and for brand management, marketing and advertising. Results of the 2011 Social Recruiting Survey by Jobvite, Inc., an online professional network, indicate that 89% of companies surveyed are using or planning to use online social networking tools for recruitment and 64% have successfully hired through an online social networking website. The market for advertising on online social networks in the United States is also expected to continue to grow rapidly from $2.54 billion in 2011 to an estimated $3.63 billion in 2012 and $5.59 billion by 2014, according to a February 24, 2012 article published by eMarketer, Inc.

Because of these emerging trends, the company believes there is a great opportunity for growth. Ninety-four companies in the Fortune 100 feature diversity hiring on their online career centers. The online diversity recruitment market is highly fragmented. We believe that we can consolidate this market and maximize shareholder value through strategic acquisitions and through organic growth.

Our Solutions

We offer a variety of solutions to meet the needs of diverse professionals, the employers that seek to hire them and the advertisers that seek to reach them.

Our Online Professional Networking Solutions

In keeping with our tagline, “the power of millions for the benefit of one,” our primary focus is on the members who power our network. To our members, we offer a variety of online professional networking and career placement solutions at no charge, including the following:

●	Talent Recruitment Communities. Each of our websites provides customized “talent recruitment communities” that are company-specific and provide opportunities to engage with employers and receive valuable information and rich media content.

●	Job Postings and Company Information. Members may search for job postings and company information by company name, industry and state.

●	Identity and Contact Management. Each of our members can create an online professional profile that may include job title, employer, contact information, career history, events, education, resume and cover letter, and other information. Each member may choose what information, including the member’s profile and resume, is available to other members and the general public based upon his or her preferred privacy settings.

●	Networking. Members may network by searching for other members on our websites, extending invitations, connecting, and sharing profile information. Members may share job opportunities posted on the network and connect directly with recruiters who utilize the company to hire diverse talent.

●	Career Tools and Skill-Based Content. Our websites offer career tools (including resume/cover letter preparation, self-evaluation and one-on-one critique) and skill-based content on a wide variety of career-oriented topics.

●	E-Newsletter and Nationwide Event Information. We offer our members an e-newsletter and information regarding career-related events.

Solutions for Employers and Recruiters

We post job listings of employers who purchase our services through our e-commerce channel, our direct sales channel or through our strategic partnership with LinkedIn. Such employers include large corporations, small- and medium-sized businesses, educational institutions, government agencies, non-profit organizations and other enterprises. We believe we offer them an online platform to identify and acquire diverse talent for their hiring needs. We believe that online professional networking websites like ours are well-equipped to provide access not only to candidates actively seeking new employment, but also to a growing network of potential candidates who may not currently be seeking new employment but may be well-qualified for, and receptive to, new opportunities. The hiring solutions we offer include:

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●	Talent Recruitment Communities. Each of our websites provides customized, company-specific “talent recruitment communities” that permit employers to engage with our members and deliver valuable information and rich media content.

●	Single and Multiple Job Postings. At the core of our recruitment solutions is the ability for employers to post jobs on our websites and the websites of the professional organizations for which we power career centers and job boards and with which we have cross-posting agreements.

●	Recruitment Advertising. The company provides diversity recruitment outreach with our recruitment advertising products and services. We enable advertisers to target and reach large audiences of diverse professionals and connect them to employers seeking to hire diverse talent. We assist recruitment advertisers in building campaigns and provide additional creative services. Our branding and marketing platform employs email marketing, social media, search engines, traffic aggregators and strategic partnerships. Through these avenues, we enhance companies’ recruitment brand awareness for our customers and sponsors, inform users and members about their products and services, and provide access to data.

●	Resunate. In 2013 we purchased the assets of a company that created Resunate, a technology that utilizes semantic search to identify matching jobs for job seekers, talent for recruiters and optimizes resumes to optimally meet the requirements detailed in a job posting. This technology helps job candidates become more effective in securing an interview and getting hired.

●	Resume Database Access. We provide employers with access to our database of resumes submitted by members who give consent to do so.

●	Hiring Campaign Marketing and Advertising. We assist employers in implementing targeted marketing and advertising campaigns to fill their hiring needs.

●	Research. Based upon our audience, we have the ability to provide valuable research to corporate partners relating to their products or services.

●	Employment Recruitment Intelligence Compliance Assistance (ERICA). Launched in September 2011, our ERICA service is a new technology-based platform designed to streamline compliance with the diversity recruitment requirements of the Office of Federal Contract Compliance Programs (OFCCP).

Our Competitive Strengths

We believe the following elements give us a competitive advantage to accomplish our mission:

●	Dedicated Focus on Diverse Professionals. Our focus on providing career opportunities for diverse professionals differentiates us from other online social networking websites, such as Facebook. We believe our websites have a distinctly career-oriented feel and utility when compared with other online social networking websites. We believe that users prefer to manage their professional and social identities and contacts separately. While other online professional networking websites, such as LinkedIn, also have a professional focus, we are singularly focused on diverse professionals in the United States. We believe that we communicate effectively with each of our diverse communities and create environments that harness a natural affinity among members of common culture, ethnicity, gender, orientation, nationality and experience to stimulate increased member trust, networking and engagement.

●	Platform That Harnesses the Power of Web Socialization. We believe that our membership base will continue to grow and that our platform will be an increasingly powerful tool that enables our members to leverage their connections and shared information for the collective benefit of all of the participants on our platform. We believe that we are the first online professional network to focus on the diversity recruitment sector.

●	Relationships with Strategic Partners. We believe that our relationships with strategic partners are difficult to replicate and give us a competitive advantage in the networking opportunities, career tools and resources we can offer to our members, as well as the diverse audiences we can access for employers and advertisers.

●	Relationships with Professional Organizations. Our team has experience working with multicultural professional organizations. We partner with a number of leading minority professional organizations, including:

- Association for Latino Professionals in Finance and Accounting (ALPFA)
- National Urban League
- National Black MBA Association
- Latinos in Information Science and Technology (LISTA)
- National Association of Hispanic Journalists (NAHJ)
- National Association for the Advancement of Colored People (NAACP)
- Women in Biology
- National Hispanic Sales Network

●	Customized Technology Platform. Our technology platform has been custom-designed and built to facilitate networking engagement and job searching. We believe that it would be costly and time consuming for a new entrant into the online professional networking space to replicate a technology platform with comparable functionality.

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Our Key Metrics

We monitor several key metrics, including our number of members and unique visitors, in order to assess our business, identify challenges and opportunities, produce financial forecasts, formulate strategic plans and make business decisions.

	At December 31,
	2013	2012	2011
iHispano.com Members(1)	1,293,157	1,235,845	1,116,790
AMightyRiver.com Members(1)	998,957	926,914	606,844
Members in Our Other Networks(1)	557,055	116,812	18,590

Total Members Across Our Networks(1)	2,849,169	2,279,571	1,742,224

(1)	The reported number of members is higher than the number of actual individual members because some members have multiple registrations, other members have died or become incapacitated and others may have registered under fictitious names. A substantial majority of our members do not visit our websites on a monthly basis. Please see our risk factor entitled “The reported number of our members is higher than the number of actual individual members, and a substantial majority of our visits are generated by a minority of our members” on page 15.

We believe the number of members is a key indicator of the growth of our online network and our ability to monetize the benefits resulting from such growth for the businesses and professional organizations to which we sell recruitment and marketing solutions. To date, our member base has, in large part, grown virally through users and members who invite colleagues and peers to join their network. Growth in our member base depends, in part, on our ability to successfully develop and market our solutions to professionals who have not yet become members of one of our websites. Our registered users increased from 2.2 million as of December 31, 2012 to 2.8 million as of December 31, 2013.

We define a member of one of our websites as an individual user who has created a member profile on that website or on the website of a partner whose job board or career service center we operate, as of the date of measurement.

Our Strategy

Our strategy for accomplishing our mission involves the following elements:

●	Launch and Acquire Additional Minority Professional Networking Websites. We believe that we can significantly expand our member base by acquiring other online professional networking websites focused on Hispanic-American and African-Americans and other diverse communities, launching our own websites focused on diverse communities and growing our existing websites. Increasing our membership will play a central role in our ability to increase advertising revenue and to enhance the value we provide to employers seeking to attract diverse talent. We believe the diversity recruitment and diversity marketing industries are fragmented and there is an opportunity to consolidate some of the smaller companies in these sectors.

●	Employ Marketing Campaigns that Increase Traffic and Membership. We believe a key driver of our growth has, in large part, been through users and members who invite colleagues and peers to join our network. However, we believe that we can increase our users and members through enhanced marketing efforts, such as media conferences, sponsored events, email marketing, ongoing search engine optimization and improved social media strategies.

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●	Sell our diversity recruitment services directly to employers. During the previous year, the company invested heavily in building a sales force to sell our products and services directly to employers who value diversity. During 2013 and until March 29, 2014, we are prohibited from selling to the 1,000 companies on the restricted account list pursuant to our agreement with LinkedIn. The company will deploy its sales resources aggressively towards communicating to the companies that were on the LinkedIn protected list upon termination of our agreement with LinkedIn as of March 29, 2014. As part of our termination with LinkedIn we are unrestricted from accessing the 1,000 accounts that were reserved by LinkedIn for their exclusive relationship benefit. Additionally, the company will deploy a group of specially trained account managers to service those to which LinkedIn sold our services in hopes of providing these employers with superior service and results to facilitate a direct long-term relationship with Professional Diversity Network. Our direct recruitment marketing and sales efforts have included targeted e-mails, telephone calls and in person meetings.

●	Grow Revenue from Recruitment Advertising. During 2013 the company successfully sold and delivered numerous diversity recruitment-advertising campaigns to leading employers in the nation. We plan on building upon this base of success and expanding our recruitment advertising products and services.

●	Grow our Recruitment Platform. We plan on investing in our recruitment platform by adding additional services in order to enhance the user and recruiter experience. Our product roadmap builds upon our relationship recruitment platform.

●	Leverage Resunate to increase traffic, membership and revenue. Our Resunate technology is now being used to connect with new users in an effort to encourage them to become registered users of Professional Diversity Network. The company has also begun to derive modest revenue from licensing the Resunate technology to staffing firms who desire to optimize their resume data base to help increase their placement rates. Resunate is also being sold as an e-commerce product to job seekers.

●	Strengthen and Develop Relationships with Strategic Partners. We are working to strengthen our relationships with existing strategic partners and develop new relationships with online networking websites and professional organizations, with a view toward increasing traffic to our websites and broadening our base for membership and our hiring and marketing solutions.

●	Hire Strategically. As we grow, we expect to make strategic hires designed to improve efficiency and expand sales, marketing and customer service capabilities of our existing operations and to identify, pursue and manage growth opportunities. We intend to hire experienced individuals in sales, marketing and technology.

●	Add Functionality to Increase Member Value and Generate Revenue. We are working to enhance the functionality of our websites, improve our applications, tools and resources and more efficiently and effectively utilize information captured on our websites. New concepts may include cultural community couponing and business directory services. Such enhancements and improvements should add value for our members and the companies and professional organizations that participate on our websites, as well as add revenue-generating opportunities for us.

Sales, Marketing and Customer and Member Support

We believe our member base has grown virally principally through member invitations to others to join our online networks. Additionally, we seek to drive member growth through the efforts of our sales organization, media conferences, press releases, sponsored events, and email marketing, search engine optimization and social media strategies.

Our marketing team has expertise in multicultural marketing. We expect to continue to provide compelling content that underscores our mission of supporting diverse professionals and encouraging diverse browsers to visit our websites. Additionally we will continue to invest strategically in search engine optimization and search engine marketing to promote our online communities. We continually develop relationships with professional organizations and community groups, such as the National Hispanic Christian Leadership Council, to bring our services to individuals offline as well as online.

At the core of our talent recruitment groups are our expert online community managers. Our community managers encourage interaction between job seekers and recruiters, police for inappropriate online activity, optimize recruitment campaigns and provide reporting and client services for the businesses that use our hiring solutions.

The community managers for our websites respond to both business and technical inquiries from members, businesses and professional organizations relating to their accounts, including guidance on how to utilize our applications, tools and resources. Self-service support also is available on our websites and users can contact us via e-mail or telephone.

Customers

Currently, more than 500 companies and organizations, have listed job postings on our websites. The end of our relationship with LinkedIn will result in the loss of $1,500,000 of our projected revenue for 2014, or 37% of our revenue in 2013. The company will deploy sales resources in an effort to sell to the 1,000 companies that were reserved by LinkedIn accounts. At the same time the company will deploy a specially trained account management team to service those companies to whom LinkedIn sold Professional Diversity Network services and convert those companies to direct relationships with Professional Diversity Network.

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According to the US Department of Labor, there are over 50,000 companies in the United States that are subject to OFCCP regulations, specifically relating to diversity recruitment. In 2013 the OFCCP made certain changes to their regulations including the method of job distribution to State job boards and reporting on the effectiveness of a company’s diversity recruitment efforts. The company believes that these changes are significant and will encourage employers to utilize resources for diversity recruitment that aggressively promote their job openings to diverse candidates. The company will continue to communicate our unique offering to employers who desire to hire diverse talent in an OFCCP compliant manner.

The company will seek to diversify its sources of revenue in an effort to lessen our dependency on a small group of clients. In the fourth quarter of 2013 the company generated over $477,000 of booked revenue, in addition to the $500,000 of revenue associated with our LinkedIn alliance.

A non-renewal of or a material change in our relationship with Apollo Group would have a material adverse effect on our financial results. See “Risk Factors – Our revenues are highly dependent on two customers and we will likely continue to be dependent on a small number of customers.”

Technology Infrastructure

We refer to our customized relationship recruitment technology platform as Affinity Relationship Recruitment Generation V (ARR-V). Benefits of our technology platform include:

●	Ease of Use for Professional Networking. Our ARR-V technology emphasizes ease-of-use, allowing our members to create, manage and share their professional identity online, build and engage with their connections, access shared knowledge and insights, and find career opportunities.

●	New Technology Platform Launched in 2013. Our websites are developed using Ruby on Rails, a commonly-used, general-purpose server-side programming language, which enables our members to access and integrate their LinkedIn contacts for a high level of professional engagement in one location on our websites. Our websites are responsively designed to support the growing mobile users’ job-seeking online experience. We use semantic search to match job seekers and employers in an efficient manner. As part of our new web platform, we have deployed a series of new employer functions to assist with efficient recruitment and reporting.

●	Job Searching; Employer Auto-Matching Tool, or EAMT. Our ARR-V technology is a robust platform for our members to post their resumes and search for career opportunities, and for businesses to post job openings. Our members can execute targeted matches through our customized career-to-employer auto-matching tool.

●	Member Generated Content. Our members can easily input, access, communicate, and share information, via chat, instant message, blogs, forums, and videos. Our ARR-V technology utilizes the content generated by our members, job postings by recruiters and marketing information from sponsors on our websites to provide relevant information to our visitors. We continually work to improve the pertinence of the information on our websites.

●	Member Engagement. Our platform draws on the cultural affinity within our diverse communities, user generated content, job postings and relevant advertising media to encourage a high degree of member engagement on our websites. We believe that engagement enhances the value we offer to our members, as well as to the businesses and professional organizations, that use our websites.

●	Advertising Media Platform. Our ARR-V technology allows us to place targeted advertising media for our advertising customers based upon information we collect from our users, including browsing history. Our advertising service technology enables us to specifically deliver advertisements to our audience by geography, via geo-targeting to specific zip codes, and to retarget relevant advertisements to our audience based upon prior activity on our websites.

●	Vertical and Horizontal Scalability. Our ARR-V platform is designed to allow us to scale both “vertically” and “horizontally”. We can scale vertically, within a specific demographic group, by increasing members and visitors. We can scale horizontally, among different or additional demographic groups, by launching new community websites focused on such groups, and community websites rebranded for our strategic partners. This enables our company to quickly move into new opportunities either with strategic partners or alone without making a sizeable additional investment.

We regularly evaluate our ARR-V technology to improve ease-of-use, enhance and expand our tools and resources, optimize user engagement, and implement industry best practices.

Operations

Our websites are hosted by Engine Yard based in San Francisco, California. Engine Yard provides a robust and easy platform for our hosting needs, allowing us to easily scale up resources to meet our peak needs. It also allows us to quickly and easily deploy website updates. Our websites have backup and contingency plans in place in the event that an unexpected circumstance occurs.

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Intellectual Property

To protect our intellectual property rights, we rely on a combination of federal, state and common law rights, as well as contractual restrictions:

●	We rely on trade secret, copyright, and trademark rights to protect our intellectual property. We pursue the registration of our domain names and trademarks in the United States. Our registered trademarks in the United States include the “iHispano” mark with stylized logo, the “Black Career Network” mark with stylized logo, and the “Professional Diversity Network” mark with our tagline “the power of millions for the benefit of one,” as well as others.

●	We strive to exert control over access to our intellectual property and customized technology by entering into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with third parties in the ordinary course of our business.

Nevertheless, our efforts to protect our proprietary rights may not be successful. Any significant impairment of our intellectual property rights could adversely impact our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and adversely affect our operating results.

Other companies in the Internet, social media, technology and other industries own patents, copyrights, and trademarks, and we expect that from time to time they may request license agreements, threaten litigation, or file suits against us for alleged infringements or other violations of intellectual property rights.

Competition

We face significant competition in all aspects of our business. Specifically, with respect to our members and our recruitment consumer advertising and marketing solutions, we compete with existing general market online professional networking websites, such as LinkedIn, as well as ethnic minority focused social networking websites, such as Black Planet and MiGente, and other companies such as Facebook, Google, Microsoft and Twitter that are developing or could develop competing solutions. Following the expiration of our agreement with Monster Worldwide on December 31, 2012, Monster Worldwide is now another competitor. We also generally compete with online and offline enterprises, including newspapers, television, direct mail marketers that generate revenue from recruiters, advertisers and marketers, and professional organizations. With respect to our hiring solutions, we also compete with traditional online recruiting companies such as Career Builder, talent management companies such as Taleo, and traditional recruiting firms.

Under the terms of our agreement with LinkedIn, we are not permitted to resell our services to any competitor of LinkedIn or to any of the 1,000 companies on the restricted account list maintained by LinkedIn (and to which companies LinkedIn itself sells our services pursuant to our agreement with LinkedIn). Subsequent to the termination of the LinkedIn agreement on March 29, 2014, these restrictions will be eliminated. Furthermore, during the term of our agreement with Apollo, we are unable to provide advertising services to any institution of higher learning, other than Apollo Group. Accordingly, our customer agreements restrict our ability to compete in certain important ways.

Larger, more well-established companies may focus on professional networking and could directly compete with us. Other companies might also launch new competing services that we do not offer. Nevertheless, we believe that our focus on diverse online professional networking communities is a competitive strength in our market.

Government Regulation

We are subject to a number of federal, state and foreign laws and regulations that affect companies conducting business on the Internet. These laws are still evolving and could be amended or interpreted in ways that could be detrimental to our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could materially harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security incident, or security breach for personal data, or requiring the adoption of minimum information security standards that are often unclear and difficult to implement. The costs of compliance with these laws are significant and may increase in the future. Further, we may be subject to significant liabilities if we fail to comply with these laws.

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We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. We post on our websites our privacy policy and terms of use. Compliance with privacy-related laws may be costly. However, any failure by us to comply with our privacy policy or privacy-related laws could result in proceedings against us by governmental authorities or private parties, which could be detrimental to our business. Further, any failure by us to protect our members’ privacy and data could result in a loss of member confidence in us and ultimately in a loss of members and customers, which could adversely affect our business.

Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Facilities

We lease approximately 4,600 square feet of space for our headquarters in Chicago, Illinois under a lease that expires on June 30, 2015. We also lease approximately 1,900 square feet of office space in Minnetonka, Minnesota for our Events division under a lease that expires September 30, 2014.

Employees

As of December 31, 2013, we have 49 employees. From time to time, we also engage independent contractors to perform various services. None of our employees are covered by a collective bargaining agreement. We believe that we have good relationships with our employees.

Legal Proceedings

We are subject to legal proceedings and litigation arising in the ordinary course of business, although no such proceeding or litigation is currently pending.

ITEM 1A — RISK FACTORS

Investing in our common stock involves a great deal of risk. You should carefully consider the following information about risks, together with all of the other information in this Annual Report, including our consolidated financial statements and related notes, before making an investment in our common stock. If any of the circumstances or events described below actually arises or occurs, our business, results of operations, cash flows and financial condition could be materially harmed. In any such case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Strategy

Our revenues are highly dependent on two customers, and we will likely continue to be dependent on a small number of customers.

One of our customers, Apollo Group, accounted for 36% and 31% of our total revenues for the years ended December 31, 2013 and 2012, respectively.

Following the termination of our agreement with LinkedIn, we are substantially dependent on revenues generated by our agreement with the University of Phoenix, at least until we are able to generate significant revenues from a large number of customers through our direct sales efforts. Therefore, we are, and will likely continue to be, dependent on the University of Phoenix, and the loss of this customer would materially and adversely affect our business, operating results and financial condition. Furthermore, as a result of our reliance on a limited number of customers, we could face pricing and other competitive pressures, which may have a material adverse effect on our business, operating results and financial condition.

Our agreement with LinkedIn will terminate on March 29, 2014, and it is uncertain when, if ever, we can replace the revenues we received through our agreement with LinkedIn.

Our agreement with LinkedIn will terminate on March 29, 2014. We expect to experience significant decreases in revenue for a period of time while our sales team attempts to directly sell those 1,000 accounts that were reserved by LinkedIn and attempt to convert those companies to direct customers. Failure to replace the $500,000 per quarter decrease in revenue we received from LinkedIn would materially and adversely affect our business, operating results and financial condition.

We are seeking to generate recruitment revenue through direct sales to customers, which is a new and uncertain initiative.

We began direct sales to employers on January 2, 2013. As a new initiative for the company, we established a sales force to sell directly into companies seeking to hire diverse talent. During the course of 2013 the company optimized its sales team and continued to refine the manner in which its products and services were sold. While the company made progress in growing its direct sales on a quarterly basis, we have not matured the sales force to the point of predictability, nor have we sold enough of our products and services to achieve profitability. Therefore, there is no assurance that we will be successful in selling our services directly to employers.

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Our ability to grow advertising revenue is dependent on our direct sales team.

In 2013, our sales team began selling diversity recruitment advertising. Our ability to increase the amount of diversity recruitment advertising is important to the future profitability of the company.

Our services contract with Apollo Group is an annual agreement and the loss of this client would have an adverse impact on our company.

On February 14, 2014, we renewed our agreement with Apollo Group, which is effective until February 28, 2015. The agreement has numerous performance requirements that must be met in order to maintain the contract. Furthermore, there is no assurance that Apollo Group will renew our agreement in the future.

There can be no assurance that Apollo Group will not terminate its agreement with us. In addition, there are a number of factors, including those that are not within our control that could cause our agreement with Apollo Group to be terminated or not expanded, extended or otherwise continued. Apollo Group may face financial difficulties and may not be able to pay for our services, or Apollo Group may develop its own diversity platform that would replace or compete with us. Furthermore, if Apollo Group seeks to negotiate media schedules for future services under its agreement with us on terms less favorable to us, and we accept such unfavorable terms, or if we seek to negotiate better terms, but are unable to do so, then our business, operating results and financial condition would be materially and adversely affected. In addition, our customer concentration may subject us to perceived or actual leverage that our customers may have, in their dealings with us, given their relative size and importance to us. We do not know what effect, if any, this negotiating leverage may have on our business.

In the event our agreement with Apollo Group does not continue on terms favorable to us, our business, operating results and financial condition would be materially and adversely affected and we will require substantial human and capital resources to generate other sources of revenue. If we are unable to generate other sources of revenue, our business would be negatively impacted.

We have a limited operating history in the online professional networking business, which is a new and unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We began our operations in the online professional diversity networking business in 2007 and online professional networking within specific segments of the population is a new and unproven business concept. Therefore a market for our services may not develop as expected, if at all. This limited operating history and novel business concept makes it difficult to effectively assess our future prospects. You should consider our business and prospects in light of the significant risks, expenses and difficulties frequently encountered by Internet companies, especially those dedicated to the social and/or online professional network sector, in their early stage of development. We may not be able to successfully address these risks and difficulties.

We expect to face increasing competition in the market for online professional networks from professional or social networking websites and Internet search companies, among others.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online professional networks. In particular, Monster Worldwide is now our competitor as of January 1, 2013, following the expiration of our agreement with them.

Our industry is rapidly evolving and is becoming increasingly competitive. Larger and more established online professional networking companies, such as LinkedIn, may focus on the online diversity professional networking market and could directly compete with us. Since the expiration of our agreement with Monster Worldwide, they are competing with us. Rival companies or smaller companies, including application developers, could also launch new products and services that could compete with us and gain market acceptance quickly. Individual employers have and may continue to create and maintain their own network of diverse candidates.

We also expect that our existing competitors will focus on professional diversity recruiting. A number of these companies may have greater resources than we do, which may enable them to compete more effectively. For example, our competitors with greater resources may partner with wireless telecommunications carriers or other Internet service providers that may provide Internet users, especially those that access the Internet through mobile devices, incentives to visit our competitors’ websites. Such tactics or similar tactics could decrease the number of our visits, unique visitors and number of users and members, which would materially and adversely affect our business, operating results and financial condition.

Additionally, users of online social networks, such as Facebook, may choose to use, or increase their use of, those networks for professional purposes, which may result in those users decreasing or eliminating their use of our specialized online professional network. Companies that currently do not focus on online professional diversity networking could also expand their focus to diversity networking. LinkedIn may develop its own proprietary online diversity network and compete directly against us. To the extent LinkedIn develops its own network or establishes alliances and relationships with others, our business, operating results and financial condition could be materially harmed. Finally, other companies that provide content for professionals could develop more compelling offerings that compete with us and adversely impact our ability to keep our members, attract new members or sell our solutions to customers.

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We process, store and use personal information and other data, which subjects us to governmental regulation, enforcement actions and other legal obligations or liability related to data privacy and security, and our actual or perceived failure to comply with such obligations could materially harm our business.

We receive, store and process personal information and other member data, and we enable our members to share their personal information with each other and with third parties. There are numerous federal, state, local and foreign laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other member data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and adhere to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other member data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our members and customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or our policies, such violations may also put our members’ information at risk and could in turn have an adverse effect on our business.

The effect of significant declines in our ability to generate revenue may not be reflected in our short-term results of operations.

We recognize revenue from sales of our hiring solutions on a quarterly basis based on activity related to the prior quarter. As a result, a significant portion of the revenue we report in each quarter is generated from agreements entered into during previous quarters. Consequently, an adjustment, termination or non-renewal of our agreement with Apollo Group, in any one quarter may not significantly impact our revenue in that quarter but will negatively affect our revenue in future quarters. In addition, we may be unable to adjust our fixed costs in response to reduced revenue. Accordingly, the effect of significant declines in our ability to generate revenue may not be reflected in our short-term results of operations.

Our growth strategy may fail as a result of ever-changing social trends.

Our business is dependent on the continuity of certain social trends, some of which may stop abruptly. In particular, increased privacy concerns may jeopardize the growth of online social and professional network websites. Furthermore, it is possible that people may not want to identify in online social or professional networks with a focus on diversity at all. Or alternatively, people who belong to more than one diversity group (such as Hispanic-American females, among others) may not be drawn to our websites, which singularly focus on one specific diversity group. Our strategy may fail as a result of these changing social trends, and if we do not timely adjust our strategy to adapt to changing social trends, we will lose members, and our business, operating results and financial condition would be materially and adversely affected.

The regulatory environment favorable to promoting diversity in the workplace may change.

Federal and state laws and regulations require certain companies engaged in business with governmental entities to report and promote diverse hiring practices. Repeal or modification of such laws and regulations could decrease the incentives for employers to actively seek diverse employee candidates through networks such as ours and materially affect our revenues.

The widespread adoption of different smart phones, smart phone operating systems and mobile applications, or apps, could require us to make substantial expenditures to modify or adapt our websites, applications and services.

The number of people who access the Internet through devices other than personal computers, including personal digital assistants, smart phones and handheld tablets or computers, has increased dramatically in the past few years and we believe this number will continue to increase. Each manufacturer or distributor of these devices may establish unique technical standards, and our services may not work or be viewable on these devices as a result. Furthermore, as new devices and new platforms are continually released, it is difficult to predict the problems we may encounter in developing versions of our services for use on these alternative devices and we may need to devote significant resources to the creation, support, and maintenance of such devices. Our websites are designed using responsive technology and are built to provide a positive user experience on a user’s Internet device, whether a mobile phone, and tablet, laptop or personal computer. If we are slow to develop products and technologies that are compatible with such devices, we might fail to capture a significant share of an increasingly important portion of the market for our services.

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We rely heavily on our information systems and if our access to this technology is impaired, or we fail to further develop our technology, our business could be significantly harmed.

Our success depends in large part upon our ability to store, retrieve, process and manage substantial amounts of information, including our database of our members. To achieve our strategic objectives and to remain competitive, we must continue to develop and enhance our information systems. Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our information systems to evolving industry standards and to improve the performance and reliability of our information systems. This may require the acquisition of equipment and software and the development, either internally or through independent consultants, of new proprietary software. Our inability to design, develop, implement and utilize, in a cost-effective manner, information systems that provide the capabilities necessary for us to compete effectively would materially and adversely affect our business, financial condition and operating results.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our websites are accessible within an acceptable load time.

An element that is key to our continued growth is the ability of our members and other users that we work with to access any of our websites within acceptable load times. We call this website performance. We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our websites simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time.

If any of our websites are unavailable when users attempt to access it or do not load as quickly as users expect, users may seek other websites to obtain the information or services for which they are looking, and may not return to our websites as often in the future, or at all. This would negatively impact our ability to attract members and other users and increase engagement on our websites. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be materially and adversely affected.

Our systems are vulnerable to natural disasters, acts of terrorism and cyber-attacks.

Our systems are vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, cyber-attacks and similar events. We have implemented a disaster recovery program, maintained by a third party vendor, which allows us to move production to a back-up data center in the event of a catastrophe. Although this program is functional, it does not yet provide a real-time back-up data center, so if our primary data center shuts down, there will be a period of time that such website will remain shut down while the transition to the back-up data center takes place. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. Furthermore, we do not carry business interruption insurance or cyber security insurance. Therefore, we will not be compensated by third party insurers in the event of service interruption or cyber-attack, and we face the risk that our business may never recover from such an event.

If our security measures are compromised, or if any of our websites are subject to attacks that degrade or deny the ability of members or customers to access our solutions, members and customers may curtail or stop use of our solutions.

Our members provide us with information relevant to their career-seeking experience with the option of having their information become public or remain private. If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our websites, or the loss or unauthorized disclosure of confidential information, our members may lose trust and confidence in us, and will use our websites less often or stop using our websites entirely. Further, outside parties may attempt to fraudulently induce employees, members or customers to disclose sensitive information in order to gain access to our information or our members’ or customers’ information. Because the methods used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these methods or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to close their accounts or existing customers to cancel their contracts, subject us to lawsuits, regulatory fines or other action or liability, thereby materially and adversely affecting our reputation, our business, operating results and financial condition.

The reported number of our members is higher than the number of actual individual members, and a substantial majority of our visits are generated by a minority of our members.

The reported number of members in our networks is higher than the number of actual individual members because some members have multiple registrations, other members have died or become incapacitated, and others may have registered under fictitious names. Given the challenges inherent in identifying these accounts, we do not have a reliable system to accurately identify the number of actual members, and thus we rely on the number of members as our measure of the size of our networks. Further, a substantial majority of our members do not visit our websites on a monthly basis, and a substantial majority of our visits are generated by a minority of our members and users. If the number of our actual members does not meet our expectations or we are unable to increase the breadth and frequency of our visiting members, then our business may not grow as fast as we expect, which would materially and adversely affect our business, operating results and financial condition.

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If our member profiles are out-of-date, inaccurate or lack the information that users and customers want to see, we may not be able to realize the full potential of our networks, which could adversely impact the growth of our business.

If our members do not update their information or provide accurate and complete information when they join our networks or do not establish sufficient connections, the value of our networks may be negatively impacted because our value proposition as diversity professional networks and as a source of accurate and comprehensive data will be weakened. For example, our hiring solutions customers may find that certain members misidentify their ethnic, national, cultural, racial, religious or gender classification, which could result in mismatches that erode customer confidence in our solutions. Similarly, incomplete or outdated member information would diminish the ability of our marketing solutions customers to reach their target audiences and our ability to provide research data to our customers. Therefore, we must provide features and products that demonstrate the value of our networks to our members and motivate them to add additional, timely and accurate information to their profile and our networks. If we fail to successfully motivate our members to do so, our business, operating results and financial condition could be materially and adversely affected.

Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby materially harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet have recently come under increased public scrutiny. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain on-line tracking and targeted advertising practices. In addition, various government and consumer agencies have also called for new regulations and changes in industry practices.

Our business could be adversely affected if legislation or regulations are adopted, interpreted or implemented in a manner that is inconsistent with our current business practices or that require changes to these practices, the design of our websites, products, features or our privacy policy. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to use the data that our members share with us in accordance with each of our website privacy policies and terms of use. Therefore, our business, operating results and financial condition could be materially and adversely affected by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that our members voluntarily share with us.

Our business is subject to a variety of U.S. laws and regulations, many of which are unsettled and still developing and which could subject us to claims or otherwise materially harm our business.

We are subject to a variety of laws and regulations in the United States, including laws regarding data retention, privacy and consumer protection, that are continually evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. See the discussion included in “Government Regulation” beginning on page 11 of this Annual Report.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain solutions, which would materially and adversely affect our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could materially harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could materially and adversely affect our business, financial condition and results of operations.

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The existing global economic and financial market environment has had, and may continue to have, a negative effect on our business and operations.

Demand for our services is sensitive to changes in the level of economic activity. Many companies hire fewer employees when economic activity is slow. Since the financial crisis in 2008, unemployment in the U.S. had increased and hiring activity had been limited. Although the economy has begun to recover and unemployment in the U.S. has improved, if the economy does not continue to recover or worsens, or unemployment returns to high levels, demand for our services and our revenue may be reduced. In addition, lower demand for our services may lead to lower prices for our services. The volatility in global financial markets may also limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing economic and business conditions. Accordingly, if the economy does not fully recover or worsens, our business, results of operations and financial condition could be materially and adversely affected.

We may seek to acquire or merge with other businesses, which exposes us to certain risks.

As discussed elsewhere in this Annual Report, we currently intend to use approximately 50% of the net proceeds of our initial public offering for strategic acquisitions. Although we currently have no agreements or commitments with respect to material acquisitions or investments in other companies, we may, from time to time, explore opportunities to acquire or consolidate some of the companies in our industry. Depending on the nature of the acquired entity or operations, integration of acquired operations into our present operations may present substantial difficulties. Even where material difficulties are not anticipated, there can be no assurance that we will not encounter such difficulties in integrating acquired operations with our operations, which may result in a delay or the failure to achieve anticipated synergies, increased costs and failures to achieve increases in earnings or cost savings. The difficulties of combining the operations of acquired companies may include, among other things:

●	possible conflicts and inconsistencies in information technology, or IT, infrastructures, which could make it costly or impossible to integrate our IT with the IT of our target;

●	possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between us and an acquired entity;

●	difficulties in the retention of existing customers and attraction of new customers;

●	difficulties in retaining key employees;

●	the identification and elimination of redundant and underperforming operations and assets;

●	diversion of management’s attention from ongoing business concerns;

●	the possibility of tax costs or inefficiencies associated with the integration of the operations; and

●	loss of customer goodwill.

For these reasons, we may fail to successfully complete the integration of an acquired entity, or to realize the anticipated benefits of the integration of an acquired entity. Actual cost savings and synergies which may be achieved from an acquired entity may be lower than we expect and may take a longer time to achieve than we anticipate. Also, there may be overlap of users and such members of an acquired entity and one of our websites that would adversely affect anticipated benefits from such acquisition. One or more of such acquisition-related risks, if realized, could have a material and adverse effect on our business, operating results and financial condition.

Our revenue growth rate will decline as the result of the termination of our agreement with LinkedIn and as our costs increase and we may not be able to maintain our profitability over the long term.

Under our agreement with LinkedIn, which will terminate on March 29, 2014, we received quarterly payments from LinkedIn in the amount of $500,000. In the future, even if our revenues increase, we may not be able to generate sufficient revenue to become profitable. In 2014, our strategy is to continue to invest for future growth and we will incur numerous expenses associated with being a publicly-traded company, and as a result we may not be profitable in 2014. In particular, we expect to continue to expend substantial financial and other resources on:

●	our technology infrastructure, including website architecture, development tools scalability, availability, performance and security, as well as disaster recovery measures;

●	product development, including investments in our product development team and the development of new features;

●	sales and marketing; and

●	general administration, including legal and accounting expenses related to being a public company.

These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business, our business, operating results and financial condition will be harmed. If we fail to effectively manage our growth, our business and operating results could be materially harmed.

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Our business depends on strong brands, and any failure to maintain, protect and enhance our brands would hurt our ability to retain or expand our base of members, enterprises and professional organizations, or our ability to increase their level of engagement.

We believe we have developed strong brands, particularly “iHispano” and “Black Career Network,” which we believe have contributed significantly to the success of our business. Maintaining, protecting and enhancing our brands is critical to expanding our base of members, advertisers, corporate customers and other strategic partners and users, and increasing their engagement with our websites, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality solutions, which we may not do successfully. An inability to successfully maintain strong brands would materially and adversely affect our business, financial condition and results of operations.

Failure to protect or enforce our intellectual property rights could materially harm our business and operating results.

We regard the protection of our intellectual property as critical to our success. In particular, we must maintain, protect and enhance our brands. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. In the ordinary course, we enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information and customized technology platform. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of our domain names, trademarks, and service marks in the United States and in certain locations outside the United States. Effective trademark, trade dress and domain names are expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We are seeking to protect our trademarks and domain names, a process that is expensive and may not be successful.

Litigation may be necessary to enforce our intellectual property rights or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our brands. If we fail to maintain, protect and enhance our intellectual property rights, our business, operating results and financial condition would be materially and adversely affected.

We may in the future be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could materially and adversely affect our business results or operating and financial condition.

We may be party to lawsuits in the normal course of business. Litigation in general is often expensive and disruptive to normal business operations. We may face in the future, allegations and lawsuits that we have infringed the intellectual property and other rights of third parties, including patents, privacy, trademarks, copyrights and other rights. For example, TQP Development, LLC recently filed claims against LinkedIn, Monster Worldwide and other Internet job recruitment and software companies alleging infringement of its patent covering data encryption technology. Litigation, particularly intellectual property and class action matters, may be protracted and expensive, and the results are difficult to predict. Adverse outcomes may result in significant settlement costs or judgments, require us to modify our products and features while we develop non-infringing substitutes or require us to stop offering certain features.

From time to time, we may face claims against companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our solutions, any of which would have a negative effect on our business and operating results.

Our success depends in large part upon our management and key personnel. Our inability to attract and retain these individuals could materially and adversely affect our business, results of operations and financial condition.

We are highly dependent on our management and other key employees, including our founder, Executive Vice President and CEO of iHispano.com Division, Mr. Rudy Martinez, and our Chief Executive Officer, Mr. Jim Kirsch. The skills, knowledge and experience of these individuals, as well as other members of our management team, are critical to the growth of our company. Our future performance will be dependent upon the continued successful service of members of our management and key employees. We do not maintain key man life insurance for any of the members of our management team or other key personnel. Competition for management in our industry is intense, and we may not be able to retain our management and key personnel or attract and retain new management and key personnel in the future, which could materially and adversely affect our business, results of operations and financial condition.

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If Internet search engines’ methodologies are modified or our search result page rankings decline for other reasons, our member engagement and number of members and users could decline.

We depend in part on various Internet search engines, such as Google, Bing and Yahoo!, to direct a significant amount of traffic to our websites. Our ability to maintain the number of visitors directed to our websites is not entirely within our control. Our competitors’ search engine optimization, or SEO, efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our new user growth or in ways that make it harder for our members to use our websites, or if our competitors’ SEO efforts are more successful than ours, overall growth in our member base could slow, member engagement could decrease, and we could lose existing members. These modifications may be prompted by search engine companies entering the online professional networking market or aligning with competitors. Our websites have experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of users directed to our websites would materially harm our business and operating results. Our platform includes connectivity across the social graph, including websites such as Facebook, Google+, LinkedIn and Twitter. If for any reason these websites discontinue or alter their current open platform policy it could have a negative impact on our user experience and our ability to compete in the same manner we do today.

Wireless communications providers may give their customers greater access to our competitors’ websites.

Wireless communications providers may provide users of mobile devices greater access to websites that compete with our websites at more favorable rates or at faster download speeds. This could have a material adverse effect on the company’s business, operating results and financial condition. Creation of an unequal playing field in terms of Internet access could significantly benefit larger and better capitalized companies competing with us.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to increase our sales and marketing efforts and product development and acquire complementary businesses and technologies. We expect to use the proceeds from our initial public offering to make such investments and/or we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuance of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business, operating results and financial condition may be materially harmed.

Risks Related to Our Common Stock

Our directors, executive officers and significant stockholders will continue to have substantial control over us after our initial public offering and could limit your ability to influence the outcome of key transactions, including changes of control.

Our directors and executive officers and their affiliated entities, in the aggregate, beneficially own 22.2% of our outstanding common stock following the completion of our initial public offering, In particular, Daniel Ladurini, who beneficially owns 36.6%, together with Mr. Kirsch, our Chairman and Chief Executive Officer and Mr. Martinez, our Executive Vice President and founder, beneficially own 53% of our outstanding common stock following the completion of our initial public offering, together are able to control or influence significantly all matters requiring approval by our stockholders. These stockholders may have interests that differ from yours, and they may vote in a way with which you disagree and that may be adverse to your interests. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and may affect the market price of our common stock. This concentration of ownership also limits the number of shares of stock likely to be traded in public markets and therefore will adversely affect liquidity in the trading of our common stock. This concentration of ownership of our common stock may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders.

The market price for our securities may be subject to wide fluctuations and our common stock may trade below the initial public offering price.

The initial public offering price of our common stock was determined by negotiations between us and representatives of the underwriter, based on numerous factors. The trading price of our common stock has been, and is likely to continue to be, volatile. Since shares of our common stock were sold in our initial public offering at a price of $8.00 per share, our stock price has ranged from $2.77 to $8.20 through March 15, 2014. In addition to the factors discussed in this Annual Report, the trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including price and volume fluctuations in the stock market, including as a result of trends in the economy as a whole or relating to companies in our industry; actual or anticipated fluctuations in our revenue, operating results or key metrics, including our number of members and unique visitors; investor sentiment with respect to our competitors, our business partners, and our industry in general; announcements by us or our competitors of significant products or features, technical innovations, strategic partnerships, joint ventures or acquisitions; additional shares of our common stock being sold into the market by us or our existing stockholders or the anticipation of such sales; and other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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The securities of technology companies, especially Internet companies, have experienced wide fluctuations subsequent to their initial public offerings, including trading at prices below the initial public offering prices. Factors that could affect the price of our common stock include risk factors described in this section. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular industries or companies. For example, the capital and credit markets have been experiencing volatility and disruption for more than 12 months. Starting in September 2008, the volatility and disruption have reached extreme levels, developing into a global crisis. As a result, stock prices of a broad range of companies worldwide, whether or not they are related to financial services, have declined significantly. These market fluctuations may also have a material adverse effect on the market price of our common stock. The aggregate value of the shares of common stock offered by us is relatively small and may result in relatively low trading volumes in our common stock, making it more difficult for our stockholders to sell their shares.

The NASDAQ Capital Market may delist our common stock from quotation on its exchange which could limit investors’ ability to trade our common stock and subject our shares to additional trading restrictions.

Our common stock trades on the NASDAQ Capital Market (“NASDAQ”). However, we cannot assure you that our common stock will meet the continued listing requirements to be listed on NASDAQ in the future. The continued listing standards for the NASDAQ Capital Market include, among others, a minimum bid price requirement of $1.00 per share and any of: (i) a minimum stockholders’ equity of $2.5 million; (ii) a market value of listed securities of at least $35.0 million; or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in the two of the last three fiscal years.

If, following our initial public offering, NASDAQ decides to delist our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our proposed amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

●	authorize our board of directors to issue, without further action by the stockholders, up to 1,000,000 shares of undesignated preferred stock;

●	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors, and also specify requirements as to the form and content of a stockholder’s notice;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

●	provide that our directors may be removed only for cause and only by the affirmative vote of at least a majority of the total voting power of our outstanding capital stock, voting as a single class; and

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock voting in any election of directors to elect all of the directors standing for election, if they should so choose).

These provisions may frustrate or prevent attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

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We may invest or spend the proceeds of our initial public offering in ways with which you may not agree or in ways that may not yield a return.

Our public offering net proceeds to the company were $18.1 million. The company had $2.3 million dollars in cash prior to the initial public offering. Since the public offering, the company has used $400,000 of cash to purchase the assets of CareerImp and Resunate. The company used $200,000 of cash and will use at least another $200,000 in cash during 2014 and 2015 relating to the purchase of the assets of Personnel Strategies, Incorporated, the events business purchased by the company in 2013. Up to an additional $400,000 may be used relating to the asset purchase if the operator of the events sector of our company achieves certain performance targets. Furthermore, the company utilized $446,000 of cash resulting from a loss on operations since the initial public offering. The company completed the 2013 fiscal year with $18.6 million in cash, $1.2 million of accounts receivables, and $200,000 of accounts payables. The purchase of the assets of CareerImp enabled the company to develop and deploy new products and enhance our website at a rapid pace, with cost effectiveness. This has reduced the amount of funds we require for further product development, as our web platform is new as of 2013. As of the end of 2013, the company has not utilized any of the proceeds of our public offering. The funds expended to build our sales, marketing and product capabilities, and to purchase the assets of Personnel Strategies Incorporated and CareerImp were drawn from cash and receivables in the company at the time of the initial public offering.

Our intent for the proceeds of the public offering are to utilize up to $1 million dollars to purchase stock in our company, to utilize approximately 15% of the balance of the net proceeds of our initial public offering for sales and marketing, to utilize 10% of the net proceeds for product development, to utilize 50% of the net proceeds for strategic acquisitions and reserve the remaining 25% of the net proceeds for future growth opportunities. From time to time, we may meet with and identify acquisition targets, and could initiate or consummate acquisitions or investments in other companies, which acquisitions or investments could be material to our business and financial condition. Our management will have considerable discretion in the application of the net proceeds and may change the proposed uses without notice. The net proceeds may be used for corporate purposes that do not increase our operating results or the market value of our securities. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

We have identified a material weakness in our internal control over financial reporting related to segregation of incompatible duties and the application of complex accounting principles, and cannot assure you that additional material weaknesses will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in material misstatements in our financial statements which could require us to restate financial statements, cause investors to lose confidence in our reported financial information and could have an adverse effect on our share price or our debt ratings.

Management, through documentation, testing and assessment of our internal control over financial reporting has concluded that our internal control over financial reporting had a material weakness related to deficiencies in controls over the segregation of incompatible duties and the application of complex accounting principles as of December 31, 2013. See Item 9A - Controls and Procedures. While we believe we have other controls in place that are operating effectively and mitigate the risk of material misstatement, these control deficiencies could result in a misstatement of the presentation and disclosure of our financial statements that would result in a material misstatement in our annual or interim financial statements that would not be prevented or detected.

During 2013 and into the first quarter of 2014, we undertook certain improvements to remediate material weaknesses related to our internal control over financial reporting for the period ended December 31, 2013. Specifically, we implemented new policies to more fully segregate incompatible duties and enhance the overall internal control structure. Additional procedures were written supporting which functions employees with access to the general ledger system can access, which will provide additional internal control enhancements. In addition, we hired additional finance personnel to improve our segregation of incompatible duties within our accounting and financial reporting functions and also engaged a third party external financial reporting specialist with expertise in GAAP and SEC reporting regulations.

If we are unable to effectively remediate this material weakness in a timely manner, or if we identify one or more additional material weaknesses in the future, investors could lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our share price or our debt ratings.

We cannot assure you that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in our share price.

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While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the end of 2018, which will increase the costs and demands placed upon our management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million on the last day of our second fiscal quarter in any fiscal year following our initial public offering, which would disqualify us as a smaller reporting company.

We are an “emerging growth company” and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

We do not intend to pay dividends for the foreseeable future.

Following the completion of our offering, we do not intend to declare or pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

ITEM 1B — UNRESOLVED STAFF COMMENTS

None.

ITEM 2 — PROPERTIES

We lease approximately 4,600 square feet of space for our headquarters in Chicago, Illinois under a lease that expires on June 30, 2015. We also lease approximately 1,900 square feet of office space in Minnetonka, Minnesota for our Events business under a lease that expires September 30, 2014.

We believe that our current facilities are adequate to meet our current needs. We may expand our facilities or add new facilities as we add employees and enter new geographic markets, and we believe that suitable additional or alternative space will be available as needed to accommodate ongoing operations and any such growth. However, we expect to incur additional expenses in connection with such new or expanded facilities.

ITEM 3 — LEGAL PROCEEDINGS

We are subject to legal proceedings and litigation arising in the ordinary course of business, although no such proceedings or litigation is currently pending. We are not aware of any governmental authority contemplating any legal proceeding against us.

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ITEM 4 — MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5 — MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock has been listed on the NASDAQ Capital Market under the symbol “IPDN” since March 5, 2013. Prior to that date, there was no public trading market for our common stock.

	High	Low
Year Ended December 31, 2013
First Quarter	$8.20	$4.51
Second Quarter	$7.09	$3.84
Third Quarter	$5.50	$4.01
Fourth Quarter	$5.70	$4.35

Holders

As of March 14, 2014, we had 6 holders of record of our common stock. Since certain of our shares are held by brokers and other institutions on behalf of stockholders, the foregoing number is not representative of the number of beneficial owners of our common stock.

Dividends

We have never declared or paid any cash dividends on our capital stock. We currently intend to use the net proceeds from our initial public offering and our future earnings, if any, to finance the further development and expansion of our business and do not intend or expect to pay cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

Recent Sales of Unregistered Securities

As part of our reorganization, we entered into a debt exchange agreement with Ferdinando Ladurini, Daniel Ladurini and James R. Kirsch whereby our three outstanding promissory notes in the principal amounts of $1,341,676, $142,000 and $37,143 plus accrued interest owed to them, respectively, were exchanged for 168,982 shares, 28,851 shares and 7,547 shares, respectively, of our common stock at the public offering price of $8.00 per share. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

Use of Proceeds from Sales of Registered Securities

On March 8, 2013, we consummated our initial public offering of 2,625,000 shares of our common stock at a price to the public of $8.00 per share. The aggregate offering price for shares sold in the offering was approximately $21 million. The offer and sale of all of the shares in the offering were registered under the Securities Act pursuant to registration statements on Form S-1 (File Nos. 333-187081 and 333-181594), which were declared effective by the SEC on March 4, 2013 and March 7, 2013, respectively. Aegis Capital Corp. and Merriman Capital, Inc. acted as the underwriters for the offering. The net proceeds of the offering, after deducting the underwriting discounts and commissions, the underwriters’ accountable expense allowance of up to 1.5% of the gross proceeds from the sale of the firm shares and offering expenses payable by us, were approximately $18.1 million. If the underwriters exercise their option to purchase additional shares in full, our net proceeds from the offering will be approximately $21.1 million, after deducting the underwriting discounts and commissions, the underwriters’ accountable expense allowance and offering expenses payable by us.

We currently intend to utilize up to $1 million dollars to purchase stock in our company, approximately 15% of the balance of the net proceeds of our initial public offering for sales and marketing, 10% of the net proceeds for product development, 50% of the net proceeds for strategic acquisitions and reserve the remaining 25% of the net proceeds for future growth opportunities. Although from time to time, we may meet with and identify acquisition targets, we currently have no agreements or commitments with respect to material acquisitions or investments in other companies. Management retains broad discretion in the allocation of the net proceeds of the offering. These expected uses of net proceeds from the offering represents our current intentions, based upon our present plans and business conditions; however, our plans and business conditions are subject to change and there may be circumstances where a reallocation of funds is necessary. The amount and timing of our actual expenditures depend on numerous factors, including fluctuations in corporate hiring, economic conditions and availability of opportunities. Accordingly, we may change the allocation of use of these proceeds as a result of contingencies.

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Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Maximum
# of Shares
			Total #	(or Approximate
			of Shares	Dollar Value)
			Purchased	That May be
	Total #	Average	as Part of a	Purchased
	of Shares	Price	Publicly	Under the
Period	Purchased	per Share	Announced Plan	Plan

August 1, –
August 31, 2013 (1)	3,925	$4.96	3,925	None

December 1, -
December 31, 2013 (2)	2,200	$5.16	2,200	$988,745

(1)	These shares were purchased by the company’s Chief Executive Officer, James Kirsch, pursuant to a Rule 10b5-1 purchase plan announced on May 29, 2013.

(2)	These shares were purchased by the company as part of a share repurchase program authorized and renewed by the Board of Directors in November 2013.

Treasury Shares

The company purchased treasury shares in December 2013 as part of a Share Repurchase Program authorized and renewed by the Board of Directors in November 2013. Under this program, the company purchased 1,500 shares on December 6, 2013 at an average cost of $5.17 per share and 700 shares on December 10, 2013 at an average cost of $5.00 per share. These shares are held in Treasury.

ITEM 6 — SELECTED FINANCIAL DATA

Not Required for Smaller Reporting Companies.

ITEM 7 — MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes to the consolidated financial statements.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes thereto in Item 8, “Financial Statements and Supplementary Data,” in Part II of this Annual Report. This discussion contains forward-looking statements, which are based on our assumptions about the future of our business. Our actual results will likely differ materially from those contained in the forward-looking statements. Please read “Special Note Regarding Forward-Looking Statements” for additional information regarding forward-looking statements used in this Annual Report.

Overview

We generate revenue through numerous sources all of which involve recruitment services. We offer job postings, recruitment advertising, semantic search technology, career and networking events. We also license our recruitment technology platform. We currently have over 500 companies utilizing our products and services. Less than 2% of our revenue is transacted online via ecommerce; the majority of our sales are consummated via direct interaction with our diversity recruitment sales professionals. Our largest single client is LinkedIn, which represented 50% of our revenue in 2013. Apollo Education Group, is our second largest client which represented 36% of our revenue in 2013. Our next largest client represents 2% of our revenue

Market Directly to Recruiters

We commenced development of an internal business plan to market diversity recruitment services to businesses directly prior to December 31, 2012 due to uncertainty of whether our agreement with Monster Worldwide would expire. Following the expiration of that agreement as of January 1, 2013, we began using certain existing employees and hired additional personnel to focus on these direct marketing activities. We currently employ 21 professionals in sales, sales support and marketing who are all trained in selling our products and services. We have one group that is responsible for setting up first meetings with prospect companies, another group that conducts the first meeting and matures the conversation to what we hope is a successful conclusion, and a third group of sales professionals who provide ongoing account management and are responsible for successful client renewals.

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We believe favorable market conditions will be necessary for us to succeed following the termination of our relationship with LinkedIn and the initiation of our direct marketing initiative. We will need lead time to develop the new sales group and it will require significant additional investments to successfully market and sell our recruiting services directly to employers and our ability to succeed is uncertain.

We have segregated the diversity recruitment market into three sectors:

●	Federal, state and local governments and companies and contractors who serve these governmental entities.

●	Small and medium sized businesses as defined by companies with less than 2,500 employees.

●	Large enterprises with greater than 2,500 employees.

Our sales team will approach these markets using a combination of telephone and email marketing as well as, in some cases, personal visits to companies and or their recruitment agencies. We also plan to attend major recruitment conferences where diversity recruitment recruiters are in attendance. We have invested in our direct sales infrastructure and expect to continue to do so in the future. The sales and marketing team consists of 21 professionals. We plan to continue to invest in our sales and marketing team in 2014, as they mature to a self-supporting group of professionals. These costs are primarily for sales personnel and to support the sales team with tools such as client relationship management systems, personal computers and travel expenses. The sales expenses are variable and can be adjusted to meet market conditions.

Our agreement with LinkedIn will terminate as of March 29, 2014. Upon termination the company will be not be restricted to sell any company its products and services. The agreement the company had with Monster Worldwide expired on December 31, 2012. The company has no restrictions or obligations relating to its former agreement with Monster Worldwide.

Revenue from our recruitment sector will be impacted positively and negatively by certain general macroeconomic conditions, such as the national unemployment rate. An increase in demand for employees should create market conditions favorable to recruitment companies like PDN. Conversely, a weak employment environment should have a negative impact. We believe that our focus on diverse professionals mitigates this risk because of the social and political environment in the United States. We believe recent trends indicate an increased focus by companies on hiring diverse Americans for both compliance and business reasons. For example, as the Hispanic population grows and companies seek to conduct business with this population, we expect companies will hire aggressively within the Hispanic community, resulting in a robust demand for bilingual English/Spanish speakers and writers. Because of our specialization and focus in diversity recruitment, as opposed to general recruitment, we have not yet experienced negative pricing pressure associated with product commoditization (which is the act of making a product or service easy to obtain by making it as uniform, plentiful and affordable as possible).

Our agreement with LinkedIn will terminate on March 29, 2014. There are no post termination restrictions on our ability to sell any employers our diversity recruitment services. As part of our termination with LinkedIn we will provide ongoing job postings and reporting for those employers to whom LinkedIn sold our diversity recruitment services. We are not restricted from entering into a direct recruitment relationship with those companies that are using our products and services via the LinkedIn reseller agreement.

Recruitment Advertising. Diversity recruitment advertising enables recruiters to communicate their career opportunities to diverse candidates using Internet banner ads and email marketing. In the past year we have provided diversity recruitment advertising services to numerous employers. We use sophisticated technology to delivery advertising targeted by geography and occupation. Our targeting is based upon data that we have accumulated relevant to our audiences’ job searches on our sites and vast profiles based upon those user experiences.

Cost of Growth

In the fiscal year ended December 31, 2012, we began to increase our sales and marketing, as well as product development expenses. We continued making these investments in people and technology in 2013 as we refined and focused our sales, marketing and technology teams. Such expenses were not capitalized under our financial statements in accordance with generally accepted accounting principles, and we do not expect to see significantly increased revenues resulting from these investments until the first quarter of 2014. Therefore, as we execute our strategy to increase recruitment revenue by hiring additional personnel, expanding our marketing efforts and building a sales team, our profitability has declined and may continue to decline in the near-term.

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Results of Operations

The following tables set forth our results of operations for the periods presented (certain items may not foot due to rounding). The period-to-period comparison of financial results is not necessarily indicative of future results.

Comparison of the Year Ended December 31, 2013 with the Year Ended December 31, 2012

The following tables set forth our results of operations for the periods presented as a percentage of revenue for those periods (certain items may not foot due to rounding). The period to period comparison of financial results is not necessarily indicative of future results.

	Years Ended December 31,		Change	Change
	2013	2012	(Dollars)	(Percent)
	(in thousands)

Revenues
Recruitment services	$2,468	$4,000	$(1,532)	(38.3%)
Consumer advertising and consumer marketing solutions revenue	1,566	2,154	(588)	(27.3%)
Total revenues	4,035	6,154	(2,119)	(34.4%)

Costs and expenses:
Cost of services	1,153	805	347	43.1%
Sales and marketing	2,347	1,483	864	58.3%
General and administrative	2,268	1,222	1,046	85.6%
Depreciation and amortization	282	113	169	149.4%
Gain on sale of property and equipment	(4)	0	(4)	(100.0%)
Total costs and expenses	6,045	3,623	2,422	66.8%
(Loss) income from operations	(2,010)	2,531	(4,541)	(179.4%)

Other expense, net	(137)	(159)	22	(14.0%)
Change in fair value of warrant liability	330	0	330	100.0%
Income tax benefit	(381)	0	(381)	(100.0%)
Net (loss) income	$(1,436)	$2,372	$(3,808)	(160.6%)

Revenue

	Years Ended December 31,
	2013	2012
Percentage of revenue by product:
Recruitment services	61%	65%
Consumer advertising and consumer marketing solutions revenue	39%	35%

Total recruitment services revenue decreased 38% for the year ended December 31, 2013, compared to the same period in the prior year. Revenue from our recruitment solutions decreased $1,532,000 for the year ended December 31, 2013, compared to the prior year, as the fixed fee we receive pursuant to our LinkedIn agreement is half of the fixed fee we received pursuant to our Monster Worldwide agreement prior to its termination at the end of 2012.

Partially offsetting this decrease was $167,000 of revenues generated from our Events Division. At the end of the third quarter of 2013, we completed the purchase of the assets of Personnel Strategies, Inc. (“PSI”). PSI had been operating diversity focused Job Fairs throughout the country for over 20 years. We are operating this business as the Events Division of the company.

Additionally, during the year ended December 31, 2013, we recognized $230,000 of revenues related to direct sales of our recruitment services.

Revenue from our consumer advertising and consumer marketing solutions was $1,566,000 for the year ended December 31, 2013, compared to $2,154,000 for the year ended December 31, 2012. The year over year decrease was primarily the result of changes in our agreements with Apollo Group and a decrease in media revenue as we changed our product offerings. The revenue from our Apollo Education to Careers Agreement, which consists of a fixed monthly fee of $116,667, remained the same. However, the advertising and promotion campaign for Apollo Group’s Education to Education Affinity Networking Portal Site ended in June 2012 and such termination resulted in a decrease in revenue of $150,000 for the year ended December 31, 2013. Additionally, we mutually ended our insertion order agreement with the Apollo Group for lead generation for the University of Phoenix in June 2013 and such termination resulted in a decrease in revenue of $307,000 for the year ended December 31, 2013. Our media revenue for the year ended December 31, 2013 was $0, compared to $126,000 for the year ended December 31, 2012, as our 2013 efforts focused on growing our recruitment solutions products.

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Operating Expenses

Cost of services expense: The increase in cost of services expense for the year ended December 31, 2013 was due to (i) a $207,000 increase in salaries and benefits for the year ended December 31, 2013 resulting from hiring additional operations personnel in the third quarter of 2012 to support our expected revenue and traffic growth in 2013 and (ii) $203,000 of direct costs incurred in connection with our Events Division. Due to the seasonality of the events industry and the process of integrating this business, we had expected a significant cost for this division in the fourth quarter. Additionally, higher maintenance and operation expenses related to our systems and websites resulted in an increase of $56,000 of expenses during the year ended December 31, 2013. The increase was offset by a $73,000 decrease in revenue sharing expenses for the year ended December 31, 2013 due to more favorable terms negotiated with partners and changes in partner relationships. A $49,000 decrease in consulting expenses for the year ended December 31, 2013 was the result of a decrease in our advertising and media services due to the change in our product offerings.

Sales and marketing expense: Sales and marketing expense for the year ended December 31, 2013 was $2,347,000, an increase of $864,000, or 58%, compared to $1,483,000 for the year ended December 31, 2012. The increase primarily consisted of an increase of $762,000 for the year ended December 31, 2013 in sales and marketing salaries, commissions and benefits and a $84,000 increase in travel, meals and entertainment expense for the year ended December 31, 2013 which resulted from hiring additional staff to support our 2013 direct sales capabilities. Additionally, marketing and consulting expenses increased $168,000 and $70,000, respectively, during the year ended December 31, 2013 primarily related to customer database management tools. The increases were partially offset by a $205,000 decrease in online marketing expense during the year ended December 31, 2013 as a result of the 2013 initiative to market and sell directly to potential customers.

General and administrative expense: The increase in general and administrative expenses for the year ended December 31, 2013, compared to the year ended December 31, 2012, was primarily due to the additional costs incurred of approximately $661,000 during the year ended December 31, 2013 related to being a public company, including costs associated with audit, legal, directors and officers insurance, investor relations and filing fees and registration. Additionally, personnel expenses increased by $70,000 for the year ended December 31, 2013 related to the hiring of additional personnel to support our initial public offering. In connection with the acquisition of the software technology from Careerimp in June 2013, we committed to pay Careerimp an additional $200,000 contingent upon the former CEO’s continued employment with PDN through December 31, 2013. Additionally, in connection with the acquisition of PSI, we committed to pay the former CEO an additional $100,000 on each of September 20, 2014 and 2015 contingent upon his continued employment with PDN on each of those respective dates. We recorded $225,000 of these contingent liabilities during the year ended December 31, 2013. We also experienced an increase of $122,000 for the year ended December 31, 2013 in occupancy, technology and communication costs as we moved our corporate headquarters to a larger space and hired additional employees. The increase was offset by a $43,000 decrease in travel, meals and entertainment expense for the year ended December 31, 2013 and a $49,000 decrease in bad debt expense for the year ended December 31, 2013.

Depreciation and amortization expense: The increase in depreciation and amortization expense for the year ended December 31, 2013, compared to the year ended December 31, 2012, was primarily due to a $164,000 increase in amortization expense for the year ended December 31, 2013 related to the costs incurred to update the technology stack of our web product platform to support emerging technologies. We switched over to the platform, dubbed “V2,” at the end of 2012, though the development continued through the first quarter of 2013. Amortization expense also reflects the amortization of the software technology acquired from Careerimp in June 2013.

Other Expenses

Included in other expenses, net, for the years ended December 31, 2013 and 2012 is interest expense in the amount of $155,000 and $172,000, respectively. Interest expense is primarily attributable to the amortization of the discount on the note payable to one of the note holders as the note was exchanged to equity upon our reorganization on March 4, 2013. Amortization of the discount amounted to $138,000 and $70,000 for the year ended December 31, 2013 and 2012, respectively, for the note.

Change in Fair Value of Warrant Liability

The change in the fair value of the warrant liability is related to the common stock purchase warrants issued to underwriters in the Company’s IPO on March 4, 2013. During the year ended December 31, 2013, we recorded a non-cash gain of $330,000 related to changes in the fair value of our warrant liability liabilities. The change in the fair value of our warrant liability for the year ended December 31, 2013 was primarily the result of changes in our stock price.

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Income Tax (Benefit) Expense

As a result of the Company’s completion of its IPO, the Company’s results of operations are taxed as a C Corporation. Prior to the IPO, the Company’s operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes was recorded for periods prior to March 4, 2013.

This change in tax status to a taxable entity resulted in the recognition of deferred tax assets and liabilities based on the expected tax consequences of temporary differences between the book and tax basis of the Company’s assets and liabilities at the date of the IPO. This resulted in a net deferred tax benefit of $381,000 being recognized and included in the tax provision for the year ended December 31, 2013. The tax benefit was determined using an effective tax rate of 40.6% for the period from March 4, 2013 (the date on which the tax status changed to a C Corporation) to December 31, 2013.

The unaudited pro forma computation of income tax benefit included in the statements of comprehensive (loss) income, represents the tax effects that would have been reported had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented. The company provided the pro forma income tax disclosures for the years ended December 31, 2013 and 2012 to illustrate what the company’s net (loss) income would have been had income tax expense been provided for at an effective tax rate of 40.6% and 41.0%, respectively. Pro forma taxes are based upon the statutory income tax rates and adjustments to income for estimated permanent differences occurring during each period. Actual rates and expenses could have differed had the Company actually been subject to U.S. federal and state income taxes for all periods presented. Therefore, the unaudited pro forma amounts are for informational purposes only and are intended to be indicative of the results of operations had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented.

Critical Accounting Policies and Estimates

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may delay adoption of new or revised accounting standards applicable to public companies until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period for complying with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Upon issuance of new or revised accounting standards that apply to our financial statements, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting guidelines.

Our management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an ongoing basis, we evaluate these estimates and judgments, including those described below. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and experiences may differ materially from these estimates.

While our significant accounting policies are more fully described in Note 3 to our financial statements included at the end of this Annual Report, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we use in the preparation of our financial statements.

Accounts Receivable

Our policy is to reserve for uncollectible accounts based on our best estimate of the amount of probable credit losses in our existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Goodwill and Intangible Assets

We account for goodwill and intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles - Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill and other intangibles with indefinite lives should be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

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We evaluate goodwill for impairment annually (December 31) and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. Triggering events that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate that could affect the value of goodwill or a significant decrease in expected cash flows.

When conducting our annual goodwill impairment assessment, we apply the two-step impairment test. The first step, identifying a potential impairment, compares the fair value of the reporting unit with its carrying amount. If the carrying value exceeds its fair value, the second step would need to be conducted; otherwise, no further steps are necessary as no potential impairment exists. The second step, measuring the impairment loss, compares the implied fair value of the goodwill with the carrying amount of that goodwill. Any excess of the goodwill carrying value over the respective implied fair value is recognized as an impairment loss, and the carrying value of goodwill is written down to fair value.

Capitalized Technology Costs

We account for capitalized technology costs in accordance with ASC 350-40, Internal-Use Software. In accordance with ASC 350-40, we capitalize certain external and internal computer software costs incurred during the application development stage. The application development stage generally includes software design and configuration, coding, testing and installation activities. Training and maintenance costs are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized software costs are amortized over the estimated useful lives of the software assets on a straight-line basis, generally not exceeding three years.

Revenue Recognition

Our principal sources of revenue are recruitment revenue and consumer marketing and consumer advertising revenue. Our recruitment revenue prior to January 1, 2013 was derived from our strategic partnership agreement with Monster Worldwide. Beginning as of January 1, 2013, our recruiting revenue is generated under our agreement with LinkedIn. Revenues from recruitment services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectability is probable. Our recruitment revenue is derived from agreements through single and multiple job postings, recruitment media, talent recruitment communities, basic and premier corporate memberships, hiring campaign marketing and advertising, e-newsletter marketing and research and outreach services.

Consumer marketing and consumer advertising revenue is recognized either based upon a fixed fee for revenue sharing agreements in which payment is required at the time of posting, or billed based upon the number of impressions (the number of times an advertisement is displayed) recorded on the websites as specified in the customer agreement.

Income Taxes

Until March 5, 2013, the Company was a limited liability company which elected to be taxed as a partnership. As such the Company’s income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes had been provided in the accompanying financial statements. The pro forma income tax disclosure presented in the accompanying statements of comprehensive income for the year ended December 31, 2012 is provided to illustrate what the Company’s net income (loss) would have been had income tax expense (benefit) been provided for as a C Corporation for the full reporting period.

Upon the consummation of our reorganization (from an Illinois limited liability company into a Delaware corporation) on March 5, 2013, the Company is now taxed as a “C” Corporation from the time of reorganization through December 31, 2013. The Company provides for income taxes using an asset and liability approach, under which deferred income taxes are provided based upon enacted tax laws and rates applicable to periods in which the taxes become payable. As of December 31, 2013, the Company is in a net deferred tax asset position.

In accounting for uncertainty in income taxes, we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. The Company recognizes interest and penalties on any unrecognized tax benefits as a component of income tax expense. Based on an evaluation of the Company’s tax positions, management believes all positions taken would be upheld under an examination.

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Liquidity and Capital Resources

The following table summarizes our liquidity and capital resources as of and for the years ended December 31, 2013 and 2012, respectively, and is intended to supplement the more detailed discussion that follows:

	December 31,
	2013	2012
	(in thousands)

Cash and cash equivalents	$18,736	$868
Short-term investments	$0	$251
Working capital	$18,533	$2,256

Our principal sources of liquidity are our cash and cash equivalents, marketable securities, cash generated from operations and the net proceeds from our initial public offering. Our payment terms for our customers range from 30 to 60 days. We consider the difference between the payment terms and payment receipts a result of transit time for invoice and payment processing and to date have not experienced any liquidity issues as a result of the payments extending past the specified terms. Cash and cash equivalents and short term investments consist primarily of cash on deposit with banks and investments in money market funds, corporate and municipal debt and U.S. government and U.S. government agency securities.

In March 2013, we received an approximately $18.1 million cash infusion in connection with the completion of our IPO.

The non-renewal of our agreement with Monster Worldwide and the commencement of our business relationship with LinkedIn had a material impact on revenue and operating cash flow during the year ended December 31, 2013. This is due to the fact that the LinkedIn agreement provides that LinkedIn makes fixed quarterly payments to us in the amount of $500,000 per quarter, which is half of the $1,000,000 fixed quarterly payments we received from Monster Worldwide. Our agreement with LinkedIn will end March 29, 2014, along with the related $500,000 fixed quarterly payments.

We currently anticipate that our available funds and cash flow from operations will be sufficient to meet our working capital requirements for the next twelve months.

	Years Ended December 31,
	2013	2012
	(in thousands)
Cash provided by (used in):
Operating activities	$(415)	$2,618
Investing activities	(470)	(230)
Financing activities	18,753	(3,774)
Net increase (decrease) in cash and cash equivalents	$17,868	$(1,386)

Cash and Cash Equivalents

The company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Net Cash (Used In) Provided by Operating Activities

Net cash used in operating activities for the year ended December 31, 2013 was $415,000. The cash flow used in operations during 2013 was primarily attributable to changes in our assets and liabilities, mainly consisting of a decrease to accounts receivable of $756,000 and an increase in deferred revenue of $524,000. Accounts receivable decreased approximately 37% in 2013 while our revenue declined 34%. The decrease in accounts receivable was due to the collection of outstanding receivables. We had a net loss of $1,436,000 which included non-cash depreciation and amortization of $282,000, non-cash interest and accretion added to our notes payable of $155,000, a non-cash deferred tax benefit of $381,000, and a decrease in the fair value of a warrant liability of $330,000.

Net cash provided by operating activities during the year ended December 31, 2012 was $2,618,000, primarily due to our increased revenue and operating efficiencies. The cash flow provided from operations during 2012 was due to changes in our assets and liabilities consisting of an increase in accounts receivable of $18,000, an increase in prepaid expenses of $64,000 and a decrease in accounts payable and accrued expenses of $12,000. Accounts receivable, adjusted for deferred revenue in accounts receivable, decreased approximately 2.2% in 2012, while our revenue grew 10.5%. The decrease in accounts receivable was due to lower media and advertising sales in the fourth quarter of 2012 as we channeled our fourth quarter efforts to preparing our sales team for direct sales in 2013 and our media and marketing team on testing and perfecting our new technology platform to go live on January 2, 2013. The increase in prepaid expenses consisted of prepaid business insurance, prepaid health insurance and prepaid rent, while the decrease in accounts payable and accrued expenses consists of a decrease in accrued operating expenses. We had net income in 2012 of $2,372,000 which included non-cash depreciation and amortization of $113,000 and non-cash interest and accretion added to our notes payable of $172,000 and $49,000 of bad debt expense.

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Net Cash Used in Investment Activities

Net cash used in investing activities for the year ended December 31, 2013 was $470,000. The cash used in investing activities primarily consisted of $200,000 paid for the acquisition of technology, $355,000 invested in developed technology as the Company embarked on updating the technology stack of its web product platform to support emerging technologies, $136,000 of net cash paid for the acquisition of PSI, and $38,000 in purchases of property and equipment. This was offset by proceeds from the sale of marketable securities of $242,000.

Net cash used in investing activities during the year ended December 31, 2012 was $230,000. The cash used in investing activities primarily consisted of $151,000 in proceeds from the sale of investments, offset by $358,000 invested in developed technology as we incurred costs to update and enhance our websites.

Net Cash Provided by (Used in) Financing Activities

Net cash provided by financing activities was $18,753,000 for the year ended December 31, 2013. The cash provided by financing activities consisted of $19,475,000 in net proceeds from our initial public offering less $510,000 in initial public offering costs paid by the Company. We paid $200,000 in distributions to members of the Company prior to our reorganization and $11,000 in payments for the repurchase of our common stock.

Net cash used in financing activities was $3,774,000 during the year ended December 31, 2012. The cash used in financing activities consisted of $2,900,000 in distributions to members of the company, of which $2,400,000 were distributions to cover taxes since the company was an LLC, $176,000 in payments on our notes payable to founding members of the company and $698,000 of our public offering costs, which were deferred.

Off-Balance Sheet Arrangements

Since inception, we have not engaged in any off-balance sheet activities as defined in Regulation S-K Item 303(a)(4).

Recent Accounting Pronouncements

In February 2013, the FASB issued amended standards to improve the reporting of reclassifications out of accumulated other comprehensive income by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account (for example, inventory) instead of directly to income or expense in the same reporting period. For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012. The adoption of the provisions in this update did not have a significant impact on our consolidated financial statements.

ITEM 7A — QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8 — FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See the F-Pages contained herein, which include our audited consolidated financial statements and are incorporated by reference in this Item 8.

ITEM 9 — CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

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ITEM 9A — CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness, as of the end of the period covered by this report, of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this evaluation was to determine whether as of the evaluation date our disclosure controls and procedures were effective to provide reasonable assurance that the information we are required to disclose in our filings with the Securities and Exchange Commission, (“SEC”) under the Exchange Act: (1) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (2) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. Based on this evaluation and because of the material weakness described below, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of the end of the period covered in this Annual Report on Form 10-K.

Management’s Report on Internal Control Over Financial Reporting

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer (principal executive officer and principal financial officer, respectively), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. We have designed our internal controls to provide reasonable assurance that our financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP), and include those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and disposition of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorization of our management and directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our management conducted an evaluation of the effectiveness of our internal controls based on the criteria set forth by the Committee of Sponsor Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (1992 framework) as of December 31, 2013, the end of the period covered in this Annual Report on Form 10-K.

Based on this evaluation and because of the material weakness described below, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of the end of the period covered in this Annual Report on Form 10-K. To address the material weakness described below, we have expanded our disclosure controls and procedures to include additional analysis and other procedures over the preparation of the financial statements included in this report. Accordingly, our management has concluded that the financial statements included in this report fairly present in all material respects our financial position, results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles.

This Annual Report on Form 10-K does not include an attestation report of the company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to rules of the SEC that permit the company to provide only management’s report in this Annual Report on Form 10-K.

Material Weakness in Internal Control Over Financial Reporting

A material weakness is a control deficiency or a combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Our management has concluded that, as of December 31, 2013, we did not maintain effective controls over the preparation, review, presentation and disclosure of our financial statements. Specifically, we identified deficiencies in controls related to the segregation of incompatible duties and the application of complex accounting principles. While we believe we have other controls in place that are operating effectively and mitigate the risk of material misstatement, these control deficiencies could result in a misstatement of the presentation and disclosure of our financial statements that would result in a material misstatement in our annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that these control deficiencies constitute a material weakness in our internal control over financial reporting as of December 31, 2013.

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Plan for Remediation of Material Weakness

During 2013 and into the first quarter of 2014, we undertook certain improvements to remediate material weaknesses related to our internal control over financial reporting for the period ended December 31, 2013.

Specifically, the company implemented new policies to more fully segregate incompatible duties and enhance the overall internal control structure. Additional procedures were written supporting which functions employees with access to the general ledger system can access, which will provide additional internal control enhancements. In addition, we hired additional finance personnel to improve our segregation of incompatible duties within our accounting and financial reporting functions and also engaged a third party external financial reporting specialist with expertise in GAAP and SEC reporting regulations.

We anticipate that the actions described above and resulting improvements in controls will strengthen the company’s internal control over financial reporting and will, over time, address the related material weakness. However, because many of the controls in the company’s system of internal controls rely extensively on manual review and approval, the successful operation of these controls may be required for several quarters prior to management being able to conclude that the material weakness has been remediated.

Limitations on the Effectiveness of Controls

The effectiveness of any system of internal control over financial reporting, including ours, is subject to inherent limitations, including the exercise of judgment in designing, implementing, operating, and evaluating the controls and procedures, and the inability to eliminate misconduct completely. Accordingly, any system of internal control over financial reporting, including ours, no matter how well designed and operated, can only provide reasonable, not absolute assurances. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. We intend to continue to monitor and upgrade our internal controls as necessary or appropriate for our business, but cannot assure you that such improvements will be sufficient to provide us with effective internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during our fiscal period ended December 31, 2013 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

ITEM 9B — OTHER INFORMATION

None.

PART III

ITEM 10 — DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers of the Registrant

The following table provides the name, age and position of each of our executive officers and directors as of March _24_, 2014. There are no family relationships between our executive officers and directors.

Name	Age	Position
James Kirsch	53	Chief Executive Officer and Chairman of the Board
Rudy Martinez	56	Executive Vice President, CEO of iHispano.com Division
David Mecklenburger	53	Chief Financial Officer and Secretary
Chad Hoersten	37	Chief Technology Officer
Daniel Sullivan	44	Chief Revenue Officer
Kevin Williams	53	Chief Marketing Officer
Tandalea Mercer	36	Executive Vice President – Compliance
Daniel Marovitz	41	Director (1)
Stephen Pemberton	46	Director (1)
Barry Feierstein	53	Director (1)
Andrea Sáenz	41	Director

(1)	Member of our audit, compensation and nominating and corporate governance committees.

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James Kirsch has served as our Chief Executive Officer, as a member of our management board since 2008 and as the Chairman of the Board since the consummation of our initial public offering. Mr. Kirsch served as Chief Strategic Officer at AMightyRiver.com, a division of PDN from 2004 to 2008 and from 1996 to 2001 as Chief Executive Officer of eSpecialty Brands a online retail company. Previously, Mr. Kirsch served as Chief Executive Officer at iMaternity.com, the ecommerce partner of iVillage.com from 1983 to 1996 and Manager, Vice President and Chief Operating Officer at Dan Howard Industries, a vertically integrated retailer of apparel. He holds a B.S. in Economics and Political Science from University of Arizona. We believe Mr. Kirsch is a valuable asset to the board of directors because of his experience and vision in leading the company since 2008.

Rudy Martinez is one of our founders, Executive Vice President and a member of our management board, and has lead our iHispano.com division since 2000. Prior to joining the company, Mr. Martinez served from 1995 to 1998 as Division President for Trilogy Consulting, a firm which specialized in Pharmaceutical and Healthcare consulting. Mr. Martinez graduated from Indiana University, Bloomington with a B.A. in Forensics and completed the Dartmouth Tuck School of Business – Building High Performance Business Program.

David Mecklenburger has been our Chief Financial Officer and Secretary since July 2013. Prior to joining the company, Mr. Mecklenburger served as Vice President of Business Integration for General Cable Corporation, a publicly traded global provider of wire and cable products, from 2009 to 2012. From 1989 to 2009, Mr. Mecklenburger served as Chief Financial Officer and Chief Operating Officer of Gepco International, Inc. and Isotec, Inc., manufacturers and distributors of high end electronic cables which were acquired by General Cable Corp in 2009. Mr. Mecklenburger has a bachelor’s degree in Accountancy from the University of Illinois at Urbana-Champaign and a master’s degree in Business Administration from Northwestern University. Mr. Mecklenburger is a Certified Public Accountant.

Chad Hoersten serves as Chief Technology Officer of PDN, a position he has held since 2008. He was the lead web developer of iHispano.com, a division of PDN, from 2004 to 2008. Mr. Hoersten served as a senior software engineer at Rockwell Automation from 1999 to 2002. Mr. Hoersten holds a B.S. in computer engineering from the University of Cincinnati.

Daniel Sullivan has served as Chief Revenue Officer at Professional Diversity Network since October, 2011. Prior to joining PDN, Mr. Sullivan worked in a number of sales related roles at Monster Worldwide from January of 2000 to September of 2011. Mr. Sullivan worked as a Sales Manager with Akzo Nobel from January 1998 to January 2000. Mr. Sullivan graduated from the University of Massachusetts, Boston with a B.S. in Political Science.

Kevin Williams became our Chief Marketing Officer in December 2013. Previously Mr. Williams was the Executive Vice President and Managing Director of Matlock Advertising and Public Relations in Atlanta, Georgia from 2010 to 2011. He had also been the Senior Vice President of Client Services at Globalhue, a multicultural advertising agency from 2005 to 2009. Kevin holds a B.A. in Marketing from the University of Illinois Urbana-Champaign.

Tandalea Mercer is our Executive Vice President of Compliance, and has held this position since September 2011. Ms. Mercer is currently also Senior Manager of Diversity and Inclusion at HCL Technologies, Inc., an information and technology services company, and has held that position since October 2011. We intend to employ Ms. Mercer on a full-time basis prior to the commencement of the offering. From January 2010 to January 2011, Ms. Mercer was a diversity specialist consultant for the New York City Department of Education. Prior to that, Ms. Mercer was Senior Manager of Affirmative Action/Diversity Metrics at Verizon, a global telecommunications company. Ms. Mercer has also been an Equal Employment Opportunity Specialist at the county government of Fairfax, Virginia from 2005 to 2006 and Equal Employment Opportunity Compliance Officer at the Office of Federal Contract Compliance Programs of the U.S. Department of Labor from 2003 to 2005. Ms. Mercer earned a B.A. in Political Science and English from Delaware State University, and an M.S./M.P.A. Dual Degree in Urban Policy Analysis and Management from The New School University.

Daniel Marovitz has been a director, chairman of our audit committee and a member of our compensation and nominating and corporate governance committees since the consummation of our initial public offering. He is the founder of Buzzumi, a software platform that helps consulting and advice-based businesses operate online. From 2007 to 2011, he served as Head of Product Management and member of the board of Deutsche Bank’s Global Transaction Bank. Previously, Daniel served as Chief Information Officer for Investment Banking of Deutsche Bank and the Chief Operating Officer of technology from 2002 to 2007. Mr. Marovitz joined Deutsche Bank in 2000 as Managing Director and Chief Operating Officer of the eGCI group at Deutsche Bank. Previously, he was Vice President of Commerce at iVillage, an online women’s network from 1998 to 2000. Mr. Marovitz also worked for Gateway 2000 where he served as the head of Gateway.com from 1996 to 1998 and was the co-founder of Gateway’s Japanese subsidiary in Tokyo from 1994 to 1996. Mr. Marovitz earned a B.A. in Romance Studies and Asian Studies and graduated cum laude from Cornell University in 1994. Mr. Marovitz is an experienced operational and theoretical thought leader regarding Internet companies. We believe that as a member on our board of directors, he brings valuable advice relating to Internet activities, user experience and online marketing to the company.

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Stephen Pemberton has been a director, chairman of our nominating and corporate governance committee and a member of our audit and compensation committees since the consummation of our initial public offering. In 2011, he joined Walgreen Co., a retail pharmacy company, as Divisional Vice-President and Chief Diversity Officer. From 2005 to 2010, Mr. Pemberton was Chief Diversity Officer and Vice-President of Diversity and Inclusion at Monster Worldwide.com. Mr. Pemberton received a B.A. in Political Science from Boston College in 1989. We believe Mr. Pemberton is a respected authority on diversity and inclusion matters in the workplace. We believe that as a member on our board of directors, he adds value by providing the board of directors with insight and experience he has gained from his service as a Chief Diversity Officer at two public companies.

Barry Feierstein has been a director, chairman of our compensation committee and a member of our audit and nominating and corporate governance committees since the consummation of our initial public offering. He has been employed at the University of Phoenix, an online institution of higher learning and a wholly owned subsidiary of the Apollo Group since 2010, and appointed Chief Business Operating Officer in 2011. Prior to that, he served as Executive Vice President of Sales & Marketing for Sallie Mae, a student loan service company, from December 2007 to November 2009, and Senior Vice President of Private Credit Lending at Sallie Mae from January 2007 to December 2007. Mr. Feierstein graduated with a B.A. in Economics and History from Tufts University and earned an M.B.A. from Harvard Business School. Mr. Feierstein has expertise in online marketing, with a specific concentration in online education and marketing. We believe his ability to analyze complex Internet marketing strategies, and experience in connecting education to careers is an asset to the board of directors.

Andrea Sáenz has been a director since the consummation of our initial public offering. Since May 2011, she has served as Chief of Staff for the Chicago Public Schools. From August 2010 to May 2011, Ms. Sáenz was Board Resident at the U.S. Department of Education. From July 2006 to August 2010, Ms. Sáenz was executive director for the Hispanic Alliance for Career Enhancement, a nonprofit organization dedicated to the advancement of Latino professionals. Prior to holding that position, she was a fellow at the University of Pennsylvania Fels Institute of Government. Ms. Sáenz began her career at Congreso de Latinos Unidos, an organization focusing on Latino-American communities. She holds a B.A. in Latin American studies from Scripps College and a Master’s Degree in government administration from the University of Pennsylvania. We believe Ms. Sáenz is an accomplished leader in the field of professional and educational advancement with expertise in educational and career access for minorities, with particular experience in the Not-For-Profit and government sectors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2013, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.prodivnet.com. Any amendment to, or waiver from, a provision of such code of ethics will be posted on our website.

Audit Committee

Our audit committee is comprised of Mr. Marovitz, Chairman of the audit committee, Mr. Pemberton and Mr. Feierstein. We believe that the composition of our audit committee meets the independence requirements of the applicable rules of the SEC and NASDAQ. Our board of directors has determined that Mr. Marovitz is an audit committee financial expert, as defined by the rules of the SEC.

ITEM 11 — EXECUTIVE COMPENSATION

Overview

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2013 for our Chairman and Chief Executive Officer, and our most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000. Other than as disclosed below, we did not have any other employee whose compensation was such that executive compensation disclosure would be required but for the fact that they were not executive officers as of the end of the last fiscal year. We refer to all individuals whose executive compensation is disclosed in this Annual Report as our “named executive officers.”

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Our compensation committee is responsible for reviewing and evaluating the components of our compensation programs, including employee base salaries and benefit plans. The compensation committee will provide advice and recommendations to the board of directors on such matters. See “Committees of the Board of Directors — Compensation Committee” for further details on the role of the compensation committee.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2013 and December 31, 2012 by our Chairman and Chief Executive Officer, and our most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000. We refer to these persons as our “named executive officers” elsewhere in this Annual Report.

		Salary	All Other
Name and Principal Position	Year	($)	Compensation ($) (1)		Total ($)
James Kirsch,	2013	$200,000	$17,383	(2)(3)	$217,383
Chairman and Chief Executive Officer	2012	200,000	372,993	(2)(3)	572,993

Rudy Martinez,	2013	200,000	22,664		222,664
Executive Vice President and CEO of iHispano.com division	2012	200,000	17,511		217,511

Daniel Sullivan	2013	150,000	25,868		175,868
Chief Revenue Officer	2012	150,000	1,500		151,500

David Mecklenburger	2013	81,750	-		81,750
Chief Financial Officer

(1)	Other compensation consists of: (i) car allowance in the amount of $9,472 and $10,152 respectively, in 2013 and 2012 for Mr. Kirsch, and in the amount of $9,589 and $11,508 respectively in 2013 and 2012 for Mr. Martinez and (ii) an annual Health Savings Account contribution of $6,000 in each of 2013 and 2012 for Mr. Martinez. In 2013 and 2012, Mr. Sullivan received Health Savings Account contributions of $1,500. Additionally, Mr. Martinez received $7,075 of commissions and bonus in 2013 and Mr. Sullivan received $24,368 of commissions and bonus in 2013.

(2)	In 2010, Mr. Kirsch purchased a condominium apartment in Miami, Florida, which was primarily used by the Company and was financed by obtaining a bank loan providing initially for interest only payments. Following the closing, the Company made payments of interest on the mortgage, condominium association dues, real estate taxes, maintenance and upkeep, purchased furniture and other related expenses on the apartment (collectively, “Condominium Costs”) in the amount of $7,411 in 2013 and $46,927 in 2012. The Company recorded these payments as additional compensation payments to Mr. Kirsch for 2013 and 2012. In 2013 and 2012, the Company paid $0 and $263,109 in additional compensation as a reimbursement for the additional taxes owed by Mr. Kirsch with respect to guaranteed payments related to the Miami condominium. The Company has discontinued payments relating to the condominium costs prior to the closing of the offering.

(3)	For the year ended December 31, 2012, Mr. Kirsch received $52,800 in additional compensation payments, which represent 30% of the $176,000 in principal payments on our notes payable to one of the founding members of the company, as part of his compensation.

Employment Agreements

We entered into employment agreements with Messrs. James Kirsch and Rudy Martinez prior to the commencement of our initial public offering. Mr. Kirsch serves as our Chief Executive Officer and Mr. Martinez serves as our Executive Vice President and CEO of our iHispano.com division, at annual base salaries of $200,000 and $200,000, respectively. Mr. Kirsch’s and Mr. Martinez’s employment agreements were for one year, with employment on an at-will basis thereafter. The agreements also provide for a discretionary annual bonus and benefits provided to other employees. If we terminate either named executive officer without cause (as defined in the employment agreement) but not due to death or disability, the company will pay as severance continued salary for six (6) months to the terminated executive upon delivery of a release of claims against the company. No severance payment will be paid if termination is for cause or if the executive resigns. During each named executive officer’s employment and for two (2) years thereafter, each named executive officer will agree not to disclose confidential information and will be subject to restrictions on competing or interfering with our business and business relationships and soliciting the services of our employees or independent contractors. Both agreements expired March 5, 2014, however the company is honoring the terms of the previous agreements until there are new agreements in place.

36

Outstanding Equity Awards at December 31, 2013

We did not have any outstanding equity awards to our named executive officers as at December 31, 2013.

Director Compensation

James Kirsch is the chairman of our board of directors. As one of our executive officers, Mr. Kirsch will not be compensated for his services as a director. The following table details the total compensation earned by the Company’s non-employee directors in 2013:

	Fees Earned or		All Other
	Paid in Cash	Option Awards	Compensation	Total
Name	($)	($)	($)	($)
Daniel Marovitz	9,500	-	-	9,500
Stephen Pemberton	7,000	-	-	7,000
Barry Feierstein (1)	8,500	-	-	8,500
Andrea Sáenz	5,500	-	-	5,500
Total	30,500	-	-	30,500

The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. Our directors are also reimbursed for travel expenses associated with attendance at Board meetings. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2013.

(1)	Mr. Feierstein earned this compensation in 2013, but elected not to receive payment in 2013. The Company has accrued a liability for the full amount of his 2013 compensation.

ITEM 12 — SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2014:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors and prospective directors; and

●	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon a total of 6,316,027 shares of common stock outstanding.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before that date that is 60 days after the date of this Annual Report. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

37

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 801 W. Adams Street, Suite 600, Chicago, Illinois 60667.

Percentage of
	Number of Shares	Shares
Name of Beneficial Owner	Beneficially Owned	Outstanding
5% Stockholders
Daniel Ladurini (1)	2,290,541	36.6%
Ronald Chez	466,765	7.4%

Executive Officers and Directors
James Kirsch (2)(3)	1,057,826	16.7%
Rudy Martinez	344,385	5.5%
David Mecklenburger	-	-
Chad Hoersten	-	-
Daniel Sullivan	-	-
Kevin Williams	-	-
Tandalea Mercer	-	-
Daniel Marovitz	-	-
Stephen Pemberton	-	-
Barry Feierstein	-	-
Andrea Sáenz	-	-

Named directors and officers as a group (11 persons)	1,402,211	22.2%

(1)	Includes 28,851 shares that were issued pursuant to the Note Conversion (as defined in “— Equity Issuances to Directors, Executive Officers and 5% Stockholders” below, and 2,071,781 shares held by Ladurini Family Trust, for which Mr. Ladurini is Trustee. Daniel Ladurini holds voting and dispositive power over the shares held by Ladurini Family Trust. The Ladurini Family Trust has entered into option agreements (the “Ladurini Options”) with certain of our directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from Ladurini Family Trust up to 10% shares of our common stock, at a price per share equal to the offering price.

(2)	Includes 7,547 shares issued pursuant to the Note Conversion.

(3)	Does not include 369,322 shares issuable pursuant to the Ladurini Options because such options have not been exercised as of December 31, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

Prior to the consummation of our initial public offering, we adopted the 2013 Equity Compensation Plan under which we reserved 500,000 shares of our common stock for the purpose of providing equity incentives to our employees, officers, directors and consultants including options, restricted stock, restricted stock units, stock appreciation rights, other equity awards, annual incentive awards and dividend equivalents. The plan provides for a maximum of 500,000 shares that could be acquired upon the exercise of a stock option or the vesting of restricted stock. The plan was approved by our stockholders prior to the consummation of our initial public offering. As of December 31, 2013, there were no securities granted under the plan.

ITEM 13 — CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

The following is a summary of transactions for the past two fiscal years to which we have been a party in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at December 31, 2012 and December 31, 2013, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this Annual Report entitled “ Executive Compensation.”

38

Equity Issuances to Directors, Executive Officers and 5% Stockholders

We did not issue any common stock during the past two fiscal years to our directors, executive officers or holders of more than 5% of our capital stock, except in connection with the reorganization of the Company from a limited liability company into a corporation.

Prior to the consummation of our initial public offering, the company effected a reorganization pursuant to which each holder of an outstanding membership interest in the predecessor limited liability company contributed to the company all of the right, title and interest in and to such holder’s entire ownership interest in the company in exchange for a proportionate number of shares of common stock of the company immediately after conversion into a Delaware corporation.

Upon consummation of our initial public offering, Ferdinando Ladurini, Daniel Ladurini and James R. Kirsch entered into a debt exchange agreement with us whereby our three outstanding promissory notes in the principal amounts of $1,341,676, $142,000 and $37,143 plus accrued interest owed to them, respectively, were exchanged for shares of common stock at a price per share equal to the offering price (the “Note Conversion”).

Prior to the consummation of our initial public offering, Ladurini Family Trust entered into option agreements (the “Ladurini Options”) with certain of our directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from Ladurini Family Trust up to 10% shares of our common stock, at a price per share equal to the offering price. As of December 31, 2013, none of those options have been exercised.

Agreements with Directors and Executive Officers

Pursuant to the Investment Agreement, Mr. Kirsch received additional compensation payments equal to 30% of the principal payments made by the Company under the promissory notes payable to Ferdinando Ladurini in the principal amount of $1,341,676. Additional compensation payments are recorded to expense in the statements of comprehensive income and are reported as income to the member of the limited liability company operating agreement, in this case, Mr. Kirsch. Prior to commencement of our initial public offering, we obtained a binding agreement from our noteholders to convert their outstanding debt into equity in connection with our reorganization and initial public offering. As part of the reorganization, such debt was converted into equity and no further payments to Mr. Kirsch will be made pursuant to the agreement.

In 2010, Mr. Kirsch purchased a condominium apartment in Miami, Florida, which was primarily used by the company and was financed by obtaining a bank loan providing initially for interest only payments. The Company paid for the down payment and earnest money on the apartment in the amount of $221,679. In 2012, the Company paid Mr. Kirsch $263,109 in additional compensation payment to compensate Mr. Kirsch for additional income taxes resulting from the amounts paid in 2010 for the condominium apartment in Miami, Florida. The Company discontinued paying the condominium costs prior to closing of the Company’s initial public offering. Please see “Executive Compensation” for information regarding the employment agreements with, and compensation of, our executive officers.

Please see “Executive Compensation” for information regarding the employment agreements with, and compensation of, our executive officers.

Agreements with 5% Stockholders

Other than as disclosed in the section above entitled “Equity Issuances to Directors, Executive Officers and 5% Stockholders” and “Agreements with Directors and Executive Officers” there are no agreements between or among the company and any holder of more than 5% of our capital stock.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that Messrs. Marovitz, Pemberton and Feierstein and Ms. Sáenz will be “independent directors” as defined by Rule 5605(a)(2) of the Marketplace Rules of NASDAQ. We do not have any oral or written agreement with any company including, Monster Worldwide and Apollo Group, for representatives from any company to serve on our board of directors.

39

ITEM 14 — PRINCIPAL ACCOUNTANT FEES AND SERVICES

FEES PAID TO INDEPENDENT AUDITORS

The audit committee retained Marcum, LLP as independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012.

The following table summarizes fees for professional services rendered to the Company by Marcum, LLP for the fiscal years ended December 31, 2013 and 2012, respectively.

Fees:	2013	2012
Audit Fees	$115,000	$97,000
Audit-Related Fees	144,450	61,500
Tax Fees	---	---
Total	$259,450	$158,500

Audit Fees. For the fiscal years ended December 31, 2013 and 2012, the “Audit Fees” reported above were billed by Marcum, LLP for professional services rendered for the audit of the company’s annual financial statements, reviews of the company’s quarterly financial statements, and for services normally provided by the independent auditors in connection with statutory and regulatory filings and engagements.

Audit-Related Fees. Audit related fees for the fiscal year ended December 31, 2013 and 2012 relate to the review and consent of Marcum, LLP for our Registration Statements on Form S-1.

Tax Fees. The company did not pay any tax related fees to Marcum, LLP in 2013 or 2012.

Pre-Approval Policy and Independence

The audit committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors. Under the policy, the audit committee is to specifically pre-approve any recurring audit and audit-related services to be provided during the following fiscal year. The audit committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit-related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The audit committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the audit committee at its next scheduled meeting. The company’s independent auditors and members of management are required to report periodically to the audit committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002, the company is required to disclose the approval by the audit committee of the board of non-audit services performed by the company’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, all audit-related fees, tax fees and all other fees, and the services rendered in connection with those fees, as reported in the table shown above, were approved by the company’s audit committee.

The audit committee considered the fact that Marcum, LLP has not provided non-audit services to us, which the committee determined was compatible with maintaining auditor independence.

PART IV

ITEM 15— EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this report:

1.	Financial Statements

See Index to Consolidated Financial Statements in Item 8 of this Annual Report on Form 10-K, which is incorporated herein by reference.

2.	Financial Statement Schedules are omitted because they are not applicable or because the required information is given in the consolidated financial statements and notes thereto.

3.	Exhibits

See the Exhibit Index included as the last part of this report (following the signature page), which is incorporated herein by reference.

40

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Professional Diversity Network, Inc.

We have audited the accompanying balance sheets of Professional Diversity Network, Inc., (the “Company”) as of December 31, 2013 and 2012, and the related statements of comprehensive (loss) income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Diversity Network, Inc., as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company completed an initial public offering (“IPO”) of its common stock on March 8, 2013. The Company concurrently converted its legal form of ownership into that of a c corporation from a limited liability company upon the completion of its IPO. The accompanying financial statements give retroactive effect to the recapitalization of the Company for all periods presented.

Marcum, LLP

New York, NY

March 27, 2014

F-2

Professional Diversity Network, Inc.
BALANCE SHEETS

	December 31,
	2013	2012

Current Assets:
Cash and cash equivalents	$18,736,495	$868,294
Accounts receivable	1,218,112	1,923,048
Marketable securities, at fair value	-	251,349
Prepaid expense	99,094	63,982
Total current assets	20,053,701	3,106,673

Property and equipment, net	54,781	34,863
Security deposits	12,644	23,711
Deferred costs - initial public offering	-	832,240
Capitalized technology, net	692,511	402,890
Goodwill	735,328	635,671
Trade name	90,400	90,400
Deferred tax asset	380,832	-
Total assets	$22,020,197	$5,126,448

Current Liabilities:
Accounts payable	$222,961	$265,013
Accrued expenses	188,462	85,327
Deferred revenue	1,024,420	500,000
Warrant liability	85,221	-
Total current liabilities	1,521,064	850,340

Notes payable - members, net of original issue discount of $0 and $138,256 as of December 31, 2013 and 2012, respectively	-	1,487,900
Total liabilities	1,521,064	2,338,240

Commitments and contingencies

Stockholder’s Equity
Common stock, $0.01 par value, 25,000,000 shares authorized, 6,318,227 and 3,487,847 shares issued and 6,316,027 and 3,487,847 outstanding as of December 31, 2013 and 2012, respectively	63,182	34,878
Additional paid in capital	21,883,593	2,751,827
Accumulated deficit	(1,436,387)	-
Treasury stock, at cost; 2,200 and 0 shares at December 31, 2013 and 2012, respectively	(11,255)
Accumulated other comprehensive income	-	1,503
Total stockholders’ equity	20,499,133	2,788,208

Total liabilities and stockholders’ equity	$22,020,197	$5,126,448

The accompanying notes are an integral part of these financial statements.

F-3

Professional Diversity Network, Inc.
STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Years Ended December 31,
	2013	2012

Revenues
Recruitment services	$2,468,382	$4,000,000
Consumer advertising and consumer marketing solutions revenue	1,566,262	2,154,111
Total revenues	4,034,644	6,154,111

Costs and expenses:
Cost of services	1,152,544	805,447
Sales and marketing	2,346,847	1,482,556
General and administrative	2,268,118	1,222,158
Depreciation and amortization	281,648	112,943
Gain on sale of property and equipment	(4,158)	-
Total costs and expenses	6,044,999	3,623,104

(Loss) income from operations	(2,010,355)	2,531,007

Other income (expense)
Interest expense	(155,136)	(172,411)
Interest and other income	25,765	13,095
Loss on sale of marketable securities	(7,640)	-
Other expense, net	(137,011)	(159,316)

Change in fair value of warrant liability	330,147	-

(Loss) income before income taxes	(1,817,219)	2,371,691
Income tax benefit	(380,832)	-
Net (loss) income	$(1,436,387)	$2,371,691

Other comprehensive (loss) income:
Net (loss) income	$(1,436,387)	$2,371,691
Unrealized (losses) gains on marketable securities	-	29,699
Reclassification adjustments for losses on marketable securities included in net income	7,640	2,449
Comprehensive (loss) income	$(1,428,747)	$2,403,839

Net (loss) income per common share, basic and diluted	$(0.23)	$0.65

Shares used in computing pro forma net (loss) income per common share:
Basic and diluted	6,318,085	3,693,227

Pro-forma computation related to conversion to a C corporation upon completion of initial public offering:
Historical pre-tax net (loss) income before taxes	$(1,817,219)	$2,371,691
Pro-forma tax (benefit) provision	(740,939)	979,708
Pro-forma net (loss) income	$(1,076,280)	$1,391,983
Pro-forma (loss) earnings per share - basic and diluted
Unaudited pro-forma (loss) earnings per share	$(0.17)	$0.38
Weighted average number of shares outstanding	6,318,085	3,693,227

The accompanying notes are an integral part of these financial statements.

F-4

Professional Diversity Network, Inc.
STATEMENT OF STOCKHOLDERS’ EQUITY

							Accumulated
			Additional				Other	Total
	Common Stock		Paid In	Accumulated	Treasury Stock		Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Shares	Amount	Income (Loss)	Equity
Balance at December 31, 2011	3,487,847	$34,878	$3,280,136	$-	-	$-	$(30,645)	$3,284,369

Reclassification adjustments for gains on marketable securities included in net income	-	-	-	-	-	-	2,449	2,449

Unrealized holding gain on marketable securities	-	-	-	-	-	-	29,699	29,699

Distributions to members	-	-	(2,900,000)	-	-	-	-	(2,900,000)

Net income	-	-	2,371,691	-	-	-	-	2,371,691

Balance at December 31, 2012	3,487,847	34,878	2,751,827	-	-	-	1,503	2,788,208

Conversion of debt to equity	205,380	2,054	1,640,982	-	-	-	-	1,643,036

Net proceeds from initial public offering	2,625,000	26,250	17,690,784	-	-	-	-	17,717,034

Reclassification adjustments for losses on marketable securities included in net loss	-	-	-	-	-	-	7,640	7,640

Unrealized holding loss on marketable securities	-	-	-	-	-	-	(9,143)	(9,143)

Repurchase of common stock	-	-	-	-	2,200	(11,255)	-	(11,255)

Distribution to members	-	-	(200,000)	-	-	-	-	(200,000)

Net loss	-	-	-	(1,436,387)	-	-	-	(1,436,387)

Balance at December 31, 2013	6,318,227	$63,182	$21,883,593	$(1,436,387)	2,200	$(11,255)	$-	$20,499,133

The accompanying notes are an integral part of these financial statements.

F-5

Professional Diversity Network, Inc.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2013	2012

Cash flows from operating activities:
Net (loss) income	$(1,436,387)	$2,371,691
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	281,648	112,943
Deferred tax benefit	(380,832)	-
Change in fair value of warrant liability	(330,147)	-
Loss on sale of investments, net	7,640	5,530
Amortization of discount/premium on investments	-	(370)
Provision for bad debts	-	49,462
Gain on sale of property and equipment	(4,158)	-
Interest added to notes payable	16,881	102,026
Accretion of interest on notes payable	138,255	70,385
Changes in operating assets and liabilities:
Accounts receivable	756,122	(18,041)
Accounts payable	(46,294)	157,403
Accrued expenses	85,812	(169,346)
Prepaid expenses	(28,445)	(63,982)
Deferred income	524,420	-
Net cash (used in) provided by operating activities	(415,485)	2,617,701

Cash flows from investing activities:
Proceeds from sale of marketable securities	242,206	150,796
Cash paid to purchase technology	(200,000)	-
Cash paid for acquisition, net of cash acquired	(135,945)	-
Costs incurred to develop technology	(354,808)	(358,247)
Sale of property and equipment	6,203	-
Purchases of property and equipment	(38,424)	(20,513)
Security deposits	11,067	(2,144)
Net cash used in investing activities	(469,701)	(230,108)

Cash flows from financing activities:
Distributions to members	(200,000)	(2,900,000)
Proceeds from IPO, net of offering costs	19,474,565	-
Repayments of notes payable	-	(176,000)
Deferred IPO costs	(509,923)	(697,730)
Repurchase of common stock	(11,255)	-
Net cash provided by (used in) financing activities	18,753,387	(3,773,730)

Net increase (decrease) in cash and cash equivalents	17,868,201	(1,386,137)
Cash and cash equivalents, beginning of year	868,294	2,254,431
Cash and cash equivalents, end of year	$18,736,495	$868,294

Supplemental disclosures of other cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non-cash disclosures:
IPO costs in accounts payable	$-	$107,610
Deferred revenue in accounts receivable	$-	$500,000
Conversion of notes payable to equity	$1,643,036	$-
Reduction of additional paid-in capital for deferred IPO costs	$1,342,163	$-
Fair value of warrant liabilities	$415,368	$-

The accompanying notes are an integral part of these financial statements.

F-6

Professional Diversity Network, Inc.
Notes to Financial Statements

1. Description of Business

Professional Diversity Network, Inc. (the “Company,” “Professional Diversity Network,” “we,” “our” and “us”) is a corporation organized under the laws of Delaware, originally formed as IH Acquisition, LLC under the laws of the State of Illinois on October 3, 2003. The Company commenced business following its acquisition of the assets, trade name, uniform resource locator (URL) and certain developed technology of iHispano.com, Inc. Aggregate consideration in this transaction amounted to $887,000, including the assumption of a note payable to one of the Company’s founding members that had an acquisition date fair value of $692,614 (Note 8). The Company recorded an aggregate of $635,671 of goodwill with respect to this transaction (Note 3). In 2004, the Company changed its name to iHispano.com, LLC and in 2012 the Company changed its name to Professional Diversity Network, LLC and on March 8, 2013 completed a recapitalization as part of an Initial Public Offering.

The Company operates online professional networking communities with career resources specifically tailored to the needs of different diverse cultural groups including: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT), and Students and Graduates seeking to transition from education to career. The networks’ purposes, among others, are to assist its members in their efforts to connect with like-minded individuals, identify career opportunities within the network and connect members with prospective employers. The Company’s technology platform is integral to the operation of its business.

2. Liquidity, Financial Condition and Management’s Plans

The Company funds its operations principally from cash on hand and accounts receivable collected.

The Company completed an initial public offering (“IPO”) of its equity securities (Note 12) on March 8, 2013 and received $19,474,565 in proceeds, net of offering costs. The Company incurred approximately $1.3 million of IPO expenses through December 31, 2013 in its efforts to complete the IPO. Expenses incurred in connection with the IPO were accounted for as a reduction of the offering proceeds.

We had been dependent on Monster Worldwide, Inc. (“Monster Worldwide” or “Monster”) for all of our recruitment revenue pursuant to an alliance agreement that expired on December 31, 2012. As more fully described in Note 13 below, we entered into a diversity recruitment partnership agreement with LinkedIn Corporation (“LinkedIn”) on November 12, 2012, which became effective on January 1, 2013 and terminated on March 29, 2014. Pursuant to the agreement, LinkedIn may resell to its customers diversity-based job postings and recruitment and advertising on our websites. LinkedIn notified the Company of its decision to terminate its agreement with the Company effective March 29, 2014, and as a result, LinkedIn will no longer be a reseller of the Company’s diversity recruitment products and services. As part of the termination notice, LinkedIn waived their right under the termination conditions of the contract preventing the Company from soliciting the 1,000 accounts on the LinkedIn protected list for a period of one year.

The non-renewal of our agreement with Monster Worldwide had a material impact on revenue and operating cash flow during the year ended December 31, 2013. With respect to job postings that Monster sold prior to the expiration of our agreement on December 31, 2012, we mutually agreed with Monster to maintain such postings on our websites until June 30, 2013. In addition, we agreed to continue to provide Monster with access to certain data until December 31, 2013. We have incurred and expect to continue to incur only de minimis additional labor and costs, and will not receive any additional payments from Monster Worldwide subsequent to the expiration of our agreement. Additionally, as of January 1, 2013, we have begun to sell our products and services directly to employers, except for those identified as restricted by LinkedIn.

The termination of our agreement with LinkedIn on March 29, 2014 will have a material impact on revenue and operating cash flow during the year ended December 31, 2014. In response to this and to help mitigate the impact of the loss of revenue, the Company is adjusting its business plan and focusing on its key areas of strength, including, but not limited to:

●	Our ability to sell directly and earn 100% of each sale;

●	Eliminate key account restrictions imposed on us during the effective time of the LinkedIn agreement;

●	Benefit from new enhanced OFCCP regulations enhancing demand for our products and services;

●	Benefit from the strength of our business foundation and management team; and

●	Pursue potential acquisition opportunities in the recruitment industry.

As of December 31, 2013, we have incurred various expenses associated with the evolution of our business. These costs include public company compliance expenses, sales and marketing expenses to access recruiting customers directly and investments in our recruiting platform to better serve our diverse job seekers.

F-7

Professional Diversity Network, Inc.
Notes to Financial Statements

3. Summary of Significant Accounting Policies

Basis of Presentation - The accompanying financial statements for the years ended December 31, 2013 and 2012 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant areas that required management to make estimates and assumption that affect the amounts and disclosures in the financial statements include revenue recognition, valuation of goodwill, trade name and URL, costs capitalized to develop technology and the Company’s estimated useful lives of assets. Actual results could differ from those estimates.

Revenue Recognition - The Company applies the revenue recognition principles set forth in Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition” with respect to all of its revenue. Accordingly, the Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery of its services has occurred, (iii) fees for services are fixed or determinable, and (iv) collectability of the sale is reasonable assured.

The Company’s principal sources of revenue include certain minimum fixed fees that it earns from two distinct customers (Note 11). One contract is an annual agreement that is billed pro rata on a monthly basis. The Company uses proprietary technology to monitor the volume of members that actually apply for employment using these resources. The second contract is billed based upon fixed fees with certain minimum monthly website visits. The Company also earns advertising revenues from providing media space on its website directly to advertisers and consumer marketers. Consumer advertising clients (or their designated agents) contact us to purchase media (advertisements for their advertising campaign, goods or services) to be placed on one of our websites. The Company invoices the advertising client or its agent monthly for the media placed. Consumer advertising that the Company sells may be placed on one of its websites and on the website of professional organizations that it is strategic partners with. Advertisers pay the Company directly for the ads that it sells, as the Company is the primary obligor in the transaction. The Company’s strategic partners invoice the Company monthly for their share of the revenue for the advertisements that run on its partner websites and the Company records these amounts as an expense to its revenue sharing account within Cost of Services in its statements of comprehensive income. Consumer advertising may be sold by the professional organizations that the Company has strategic partnerships with, and placed on one of its websites. In this case, the Company would invoice such strategic partner directly for the advertising space and on a case by case basis, rather than a monthly basis. Advertising revenue is recognized after the advertisements have run and results have been approved by an outside service. Advertising revenue is recognized either based upon a fixed fee for revenue sharing agreements in which payment is required at the time of posting, or billed based upon the number of impressions recorded on the websites as specified in the customer agreement.

Events revenue is recognized in the period in which the event occurs. Sales for each event are made prior to the event date. Revenue for that event is deferred until the event takes place upon which revenue is recognized for that event.

The Company has also developed an internal sales and marketing force that sells products and services directly to employers that are not serviced by its fixed fee customers. Career and job opportunity boards are made accessible to registered members of the Company’s online community. The Company uses proprietary technology to monitor the volume of the members that actually apply for employment using these resources. Revenue from sales of its hiring solutions are recognized by the Company over the term of the agreement, which is typically twelve months. The primary product offered to these employers is for a negotiated number of spots to post their recruitment ads, known as job slots. These job slots can be purchased as a stand-alone product or combined with other services the company offers, meant to enhance the performance of the recruitment ad. Examples of products that may be included in a bundle are: email blasts, ad network media, newsletters, diversity talent recruitment groups, and a product to assist the customer with their efforts to comply with Federal requirements of companies that are contractors or subcontractors of the Federal government. Since the additional services or products offered by the Company are bundled with, and run contemporaneously with, the job slots, the Company does not separate such services and/or products for revenue recognition purposes.

Advertising and Marketing Expenses - Advertising and marketing expenses are expensed as incurred. During the years ended December 31, 2013 and 2012 the Company incurred advertising and marketing expenses of approximately $813,000 and $780,000, respectively.

Cash and Cash Equivalents - The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

F-8

Professional Diversity Network, Inc.
Notes to Financial Statements

Accounts Receivable - Accounts receivable represent receivables generated from fees earned from customers and advertising revenue. The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has had a low occurrence of credit losses and therefore deemed it unnecessary to establish an allowance for doubtful accounts as of December 31, 2013 and 2012.

Marketable Securities - Marketable securities consisted of investments in exchange traded shares designed to track the Wells Fargo Hybrid and Preferred shares index (WHPSF Financial Index). The Company accounts for its marketable securities in accordance with the provisions of Accounting Standards Codification (“ASC”) 320-10. The Company classifies these securities as available for sale, and as such, they are reported at fair value. Unrealized gains and losses are recorded as a component of accumulated other comprehensive income and excluded from net income, except for unrealized losses determined to be other-than-temporary, which are recorded as interest and other income, net. The Company had accumulated unrealized gains/(losses) of $0 and $1,503 relating to investments in marketable securities for the years ended December 31, 2013 and 2012, respectively.

Property and Equipment - Property and equipment is stated at cost, including any cost to place the property into service, less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets which currently range from 3 to 5 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease. Maintenance, repairs and minor replacements are charged to operations as incurred; major replacements and betterments are capitalized. The cost of any assets sold or retired and related accumulated depreciation are removed from the accounts at the time of disposition, and any resulting profit or loss is reflected in income or expense for the period.

Capitalized Technology Costs - In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes certain external and internal computer software costs incurred during the application development stage. The application development stage generally includes software design and configuration, coding, testing and installation activities. Training and maintenance costs are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized software costs are amortized over the estimated useful lives of the software assets on a straight-line basis, generally not exceeding three years.

Goodwill and Intangible Assets - The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill and other intangibles with indefinite lives should be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill is evaluated for impairment annually (December 31 for the Company) and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. Triggering events that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate that could affect the value of goodwill or a significant decrease in expected cash flows.

When conducting its annual goodwill impairment assessment, the Company applied the two-step impairment test. The first step, identifying a potential impairment, compares the fair value of the reporting unit with its carrying amount. If the carrying value exceeds its fair value, the second step would need to be conducted; otherwise, no further steps are necessary as no potential impairment exists. The second step, measuring the impairment loss, compares the implied fair value of the goodwill with the carrying amount of that goodwill. Any excess of the goodwill carrying value over the respective implied fair value is recognized as an impairment loss, and the carrying value of goodwill is written down to fair value. No impairment of goodwill was identified as of December 31, 2013 and 2012.

The Company allocated a portion of the purchase of iHispano.com, Inc. to trade name and uniform resource locator. These assets have an indefinite life, and thus are not being amortized. The Company has performed its annual impairment evaluation for its other intangible assets with indefinite lives and determined that these were not impaired as of December 31, 2013 and 2012. The Company amortizes the cost of other intangibles over their estimated useful lives. Amortizable intangible assets may also be tested for impairment if indications of impairment exist.

Deferred Revenue - Deferred revenue includes customer deposits received prior to performing services which are recognized as revenue when revenue recognition criteria are met.

F-9

Professional Diversity Network, Inc.
Notes to Financial Statements

Treasury Stock – Treasury stock is recorded at cost as a reduction of stockholders’ equity in the accompanying balance sheets.

Concentrations of Credit Risk - Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on the account.

With respect to accounts receivables, concentrations of credit risk are limited to two customers in the on-line employment and distance education industries (Note 13).

Income Taxes - As a result of the Company’s completion of its IPO, the Company’s results of operations are taxed as a C Corporation. Prior to the IPO, the Company’s operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying financial statements for periods prior to March 31, 2013.

This change in tax status to a taxable entity resulted in the recognition of deferred tax assets and liabilities based on the expected tax consequences of temporary differences between the book and tax basis of the Company’s assets and liabilities as of the date of the IPO. This resulted in a net deferred tax benefit of $380,832 being recognized and included in the tax provision for the year ended December 31, 2013. The tax benefit was determined using an effective tax rate of 40.6% for the period from March 4, 2013 (the date on which the tax status changed to a C Corporation) to December 31, 2013.

The unaudited pro forma computation of income tax benefit included in the statements of comprehensive (loss) income, represents the tax effects that would have been reported had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented. The company provided the pro forma income tax disclosures for the years ended December 31, 2013 and 2012 to illustrate what the company’s net (loss) income would have been had income tax expense been provided for at an effective tax rate of 40.6% and 41.0%, respectively. Pro forma taxes are based upon the statutory income tax rates and adjustments to income for estimated permanent differences occurring during each period. Actual rates and expenses could have differed had the Company actually been subject to U.S. federal and state income taxes for all periods presented. Therefore, the unaudited pro forma amounts are for informational purposes only and are intended to be indicative of the results of operations had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carryforwards will result in a benefit based on expected profitability by tax jurisdiction. A valuation allowance for such tax assets and loss carryforwards is provided when it is determined to be more likely than not that the benefit of such deferred tax asset will not be realized in future periods. If it becomes more likely than not that a tax asset will be used, the related valuation allowance on such assets would be reduced.

The Company has adopted the FASB guidance on accounting for uncertainty in income taxes. The guidance clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with other authoritative U.S. GAAP, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also addresses derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of the guidance did not have a significant effect on its accounting and disclosures for income taxes. Interest and penalties related to uncertain tax positions, if any, are recorded in income tax expense. Tax years that remain open for assessment for federal and state tax purposes include the year ended December 31, 2013.

Fair Value of Financial Assets and Liabilities - Financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities, are carried at historical cost. Management believes that the recorded amounts approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The Company uses three levels of inputs that may be used to measure fair value:

F-10

Professional Diversity Network, Inc.
Notes to Financial Statements

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Financial assets measured at fair value on a recurring basis are summarized below:

		Quoted prices	Significant
		in active	other	Significant
		markets for	observable	unobservable
	December 31,	identical assets	inputs	inputs
	2013	(Level 1)	(Level 2)	(Level 3)
Fair value of warrant obligations (Note 11)	$85,221	$-	$-	$85,221

		Quoted prices	Significant
		in active	other	Significant
		markets for	observable	unobservable
	December 31,	identical assets	inputs	inputs
	2012	(Level 1)	(Level 2)	(Level 3)
Marketable securities	$251,349	$251,349	$-	$-

The Company considers its investments in exchange traded shares to be Level 1.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Financial Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Financial Officer.

Level 3 Valuation Techniques:

Level 3 financial liabilities consist of warrant liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company uses the Black-Scholes option valuation model to value Level 3 financial liabilities at inception and on subsequent valuation dates. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, and risk free rates, as well as volatility.

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of the derivative liabilities are recorded in “(Loss) gain due to change in fair value of derivative instruments” in the Company’s consolidated statements of operations.

As of December 31, 2013, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

Net (Loss) Earnings per Share - The Company computes basic net (loss) earnings per share by dividing net (loss) earnings per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic net (loss) income per share for the years ended December 31, 2013 and 2012 excludes the potentially dilutive securities summarized in the table below because their inclusion would be anti-dilutive.

F-11

Professional Diversity Network, Inc.
Notes to Financial Statements

	2013	2012
Warrants to purchase common stock	131,250	---

Recent Accounting Pronouncements - In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”). ASU 2013-02 is intended to improve the reporting of reclassifications out of accumulated other comprehensive income. Accordingly, an entity is required to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under GAAP to be reclassified in its entirety to net income. For other amounts that are not required under GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under GAAP that provide additional detail about those amounts. The amendments in this ASU supersede the presentation requirements for reclassifications out of accumulated other comprehensive income in ASU 2013-05 and ASU 2013-12. ASU 2013-02 is effective for reporting periods beginning after December 15, 2012. The Company adopted ASU 2013-02 effective January 1, 2013 and the adoption did not have an impact on the Company’s financial statements but may have an impact in future periods.

In July 2013, the FASB ASU, No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”). ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013, with an option for early adoption. The Company intends to adopt this guidance at the beginning of our first quarter of fiscal year 2014, and does not expect the adoption of this standard will have a material impact on its financial statements.

4. Acquisition

On September 20, 2013, the Company completed its acquisition of Personnel Strategies, Inc. (“PSI”) pursuant to an Asset Purchase Agreement, dated September 18, 2013, by and among the Company and PSI, pursuant to which the Company acquired certain assets and assumed certain liabilities of PSI for an aggregate purchase price of $200,000. The Company concurrently hired PSI’s former CEO and committed to pay him an additional $100,000 on each of September 20, 2014 and 2015, contingent upon the former CEO’s continued employment on each of those respective dates. Additionally, the former CEO may receive up to an additional $100,000 on each of September 20, 2014 and 2015, provided certain cash flow targets are met. The Company recorded $25,000 of this contingent liability, which is included as a component of accrued expenses in the accompanying balance sheet at December 31, 2013 and also included in general and administrative expenses in the accompanying statements of comprehensive (loss) income for the year ended December 31, 2013. The Company acquired PSI in order to expand its networking capabilities and enhance the Company’s diversity recruitment offerings by creating networking events that assist corporations in their compliance initiatives while providing diverse professionals with face-to-face time with corporate recruiters.

The acquisition was accounted for under the acquisition method of accounting. Accordingly, the acquired assets and assumed liabilities were recorded at their estimated fair values. The operating results for PSI are included in the financial statements from the effective date of acquisition of September 20, 2013 and did not have a material impact for the year ended December 31, 2013.

The allocation of the purchase price is summarized as follows:

Cash consideration paid by the Company	$200,000

Allocated to:
Cash	$64,055
Accounts receivable	51,186
Prepaid expenses	6,667
Accounts payable	(4,242)
Accrued expenses	(17,323)
Net assets acquired	100,343
Goodwill	99,657
$200,000

F-12

Professional Diversity Network, Inc.
Notes to Financial Statements

Goodwill arising from the acquisition mainly consists of the synergies of an ongoing business and an experienced workforce. The Company’s goodwill is deductible for tax purposes and will be amortized over a period of 15 years. Goodwill is subject to a test for impairment on an annual basis. Supplemental pro forma information has not been presented because the effect of this acquisition was not material to the Company’s financial results.

5. Marketable Securities

The Company did not have any investments in marketable securities at December 31, 2013. Investments in marketable securities at December 31, 2012 are as follows:

December 31, 2012
		Gross	Gross
	Amortized	unrealized	unrealized	Estimated
	cost	gains	losses	fair value
Equity
Exchange traded fund	$249,846	$1,503	$-	$251,349

6. Capitalized Technology

Capitalized technology, net is as follows:

	December 31,
	2013	2012
Capitalized cost:
Balance, beginning of period	$734,291	$376,044
Additional capitalized cost	354,808	358,247
Purchased technology	200,000	-
Balance, end of period	$1,289,099	$734,291

Accumulated amortization:
Balance, beginning of period	$331,401	$229,897
Provision for amortization	265,187	101,504
Balance, end of period	$596,588	$331,401
Net Capitalized technology	$692,511	$402,890

Beginning the third quarter of 2012, the Company embarked on updating the technology stack of its web product platform to support emerging technologies. The Company switched over to the platform, dubbed “V2,” at the end of year 2012, though the development and improvement will continue on an ongoing basis.

On June 14, 2013, the Company completed the purchase of a proprietary software technology from Careerimp, Inc. (“Careerimp”) for $200,000. The Company concurrently hired Careerimp’s former CEO and committed to pay Careerimp an additional $200,000 contingent upon the former CEO’s continued employment through December 31, 2013. The Company recorded the $200,000 payment in general and administrative expenses in the accompanying statements of comprehensive (loss) income for the year ended December 31, 2013. Careerimp’s former CEO was responsible for assisting the Company with the technical integration of the acquired technology platform.

Amortization expense of $265,187 and $101,504 for the years ended December 31, 2013 and 2012, respectively, is recorded in depreciation and amortization expense in the accompanying statement of comprehensive (loss) income.

F-13

Professional Diversity Network, Inc.
Notes to Financial Statements

7. Property and Equipment

Property and Equipment is as follows:

	December 31,
	2013	2012
Computer hardware	$74,462	$64,759
Furniture and fixtures	28,076	19,884
Leasehold improvements	18,171	13,876
	120,709	98,519
Less: Accumulated depreciation	65,928	63,656
	$54,781	$34,863

Depreciation expense for the years ended December 31, 2013 and 2012 was $16,461 and $11,439 respectively, and is recorded in depreciation and amortization expense in the accompanying statements of comprehensive (loss) income.

8. Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2013	2012
Consulting	$60,000	$-
Payroll liabilities	41,930	1,094
Deferred payment from acquisition	25,000	-
Deferred rent	13,932	6,149
Sales and marketing	11,250	18,541
Taxes	-	28,199
Other	36,350	31,344
	$188,462	$85,327

9. Notes Payable

As of December 31, 2013, no notes payable are outstanding. As part of our reorganization in connection with our IPO, we entered into a debt exchange agreement with the three founders of the Company, whereby three outstanding promissory notes in the principal amounts of $1,341,676, $142,000 and $37,143 plus accrued interest owed to them, respectively, were exchanged for 168,982 shares, 28,851 shares and 7,547 shares of common stock, respectively, at a price per share equal to the initial public offering price, which was $8.00 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

At December 31, 2012, notes payable included the three notes described above. The interest rate on the notes was 6% per annum, with all unpaid interest and principal due on November 1, 2014. The Company assumed one of such notes payable at an acquisition date fair value of $692,614 and a face value of $1,341,676. The discount on the note was recorded at 6.055%.

The remaining unamortized discount was $0 and $138,255 at December 31, 2013 and 2012, respectively. Total notes payable including accrued but unpaid interest amounted to $0 and $1,487,900 as of December 31, 2013 and 2012, respectively. Interest expense on these note obligations amounted to $155,136 and $172,411 for the years ended December 31, 2013 and 2012, respectively. Interest expense includes the amortization of the debt discount of $138,255 and $70,385 for the years ended December 31, 2013 and 2012, respectively. Payments on the notes were $0 and $176,000 for the years ended December 31, 2013 and 2012, respectively.

F-14

Professional Diversity Network, Inc.
Notes to Financial Statements

10. Commitments and Contingencies

Lease Obligations - The Company leases office space under two operating lease agreements. A lease for our former headquarters, was scheduled to expire in 2014 and provided for monthly rent of $4,048. On January 18, 2013, we entered into a sublease agreement for our former headquarters space of approximately 1,870 square feet. The sublease provided $3,000 per month rent and expired on October 31, 2013. In January 2013, we exercised an early termination option clause and, accordingly, that lease expired in October 2013. The Company paid a lease termination fee of $13,090 in connection with the exercise of the early termination clause.

On December 16, 2012 the Company entered into a separate operating lease agreement commencing on January 1, 2013 to lease 4,600 square feet of office space which became our new headquarters. The lease expires on June 30, 2015 and provides for monthly rent of $4,064 for the first 10 months and $6,386 per month for the remaining 20 months of the lease. The Company also leases approximately 1,900 square feet of office space for its events business in Minnesota. The lease provides for monthly rental payments of $2,551 and is scheduled to expire on September 30, 2014.

Rent expense, amounting to $76,000 and $43,000 for the years ended December 31, 2013 and 2012, respectively, is included in general and administrative expense in the statements of comprehensive (loss) income. Included in rent expense for the year ended December 31, 2013 is $27,000 of sublease income.

Future minimum payments under the leases at December 31, 2013 are as follows:

Year ending December 31,
2014	$99,589
2015	38,313
Total	$137,902

Employment Agreements - On March 5, 2013, the Company entered into two employment agreements with the Chief Executive Officer and the Chief Executive of the iHispano.com division (the “Executives”). The agreements were for a one year period and required annual base salaries of $200,000 and an annual bonus as determined by the Compensation Committee. In the event that either of the Executives are terminated without cause (as defined in the employment agreement) but not due to death or disability, the company will pay as severance continued salary for six (6) months to the terminated executive upon delivery of a release of claims against the company. No severance payment will be paid if termination is for cause or if the executive resigns. During each named Executive’s employment and for two (2) years thereafter, each Executive will agree not to disclose confidential information and will be subject to restrictions on competing or interfering with our business and business relationships and soliciting the services of our employees or independent contractors. Both of these contracts expired March 5, 2014 and the Executives continue to be compensated under the same terms as stated in the contract until new agreements are in place.

11. Warrant Liability

The common stock purchase warrants issued to the underwriters in the Company’s IPO in March 2013 have certain cash settlement features that require them to be recorded as liability instruments. At issuance, a portion of the proceeds from the IPO were allocated to the value of the warrant and recorded as an offering cost, reducing the proceeds from the IPO. Accordingly, as a liability, the warrant obligations are adjusted to fair value at the end of each reporting period with the change in value reported in the statement of operations. Such fair values were estimated using the Black-Scholes valuation model. The Company will continue to adjust the warrant liability for changes in fair value until the earlier of the exercise, at which time the liability will be reclassified to stockholders’ equity, or expiration of the warrants.

F-15

Professional Diversity Network, Inc.
Notes to Financial Statements

The warrant liability was valued using the Black-Scholes option valuation model and the following assumptions on the following dates:

	December 31,	March 4,
	2013	2013
Strike price	$10.00	$10.00
Market price	$4.61	$8.00
Expected life	5.17 years	6.00 years
Risk-free interest rate	0.86%	0.86%
Dividend yield	0.00%	0.00%
Volatility	39%	48%
Warrants outstanding	131,250	131,250
Fair value of warrants	$85,221	$415,368

The fair value of the warrant liability decreased to $85,221 at December 31, 2013 from $415,368 at March 4, 2013. Accordingly, the Company decreased the warrant liability by $330,147 to reflect the change in the fair value of the warrant instruments for the period ended December 31, 2013, which is included in the accompanying statements of comprehensive (loss) income for the year ended December 31, 2013. The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

Beginning balance	$-
Initial warrant valuation	(415,368)
Decrease in net value of warrant liability	330,147
Ending balance	$(85,221)

12. Stockholders’ Equity

Initial Public Offering – On March 8, 2013, we consummated our initial public offering of 2,625,000 shares of our common stock at a price to the public of $8.00 per share. The aggregate offering price for shares sold in the offering was $21 million. The offer and sale of all of the shares in the offering were registered under the Securities Act pursuant to registration statements on Form S-1 (File Nos. 333-187081 and 333-181594), which were declared effective by the SEC on March 4, 2013 and March 7, 2013, respectively. Aegis Capital Corp. and Merriman Capital, Inc. acted the underwriters for the offering. The net proceeds of the offering, after deducting the underwriting discounts and commissions, the underwriters’ accountable expense allowance of up to 1.5% of the gross proceeds from the sale of the firm shares and offering expenses payable by us, were approximately $18.1 million.

Preferred Stock – The Company has no preferred stock issued. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that allow the Company’s Board of Directors to issue, without further action by the stockholders, up to 1,000,000 shares of undesignated preferred stock.

Warrant – In connection with the IPO, the Company issued a warrant for 131,250 shares of common stock to the underwriter in connection with this offering that will remain outstanding after this offering at an exercise price of $10.00 per share, equal to 125% of the initial public offering price with an expiration date of March 4, 2019.

Common Stock– Following its IPO, the Company had one class of common stock outstanding with a total number of shares authorized of 25,000,000. As of December 31, 2013, the Company has 6,316,027 shares of common stock outstanding.

Equity Incentive Plans – Prior to the consummation of our initial public offering, we adopted the 2013 Equity Compensation Plan under which we reserved 500,000 shares of our common stock for the purpose of providing equity incentives to our employees, officers, directors and consultants including options, restricted stock, restricted stock units, stock appreciation rights, other equity awards, annual incentive awards and dividend equivalents. The plan provides for a maximum of 500,000 shares that could be acquired upon the exercise of a stock option or the vesting of restricted stock. The plan was approved by our stockholders prior to the consummation of our initial public offering. As of December 31, 2013, there were no securities granted under the plan.

F-16

Professional Diversity Network, Inc.
Notes to Financial Statements

Distributions to Members of the LLC – In 2013, prior to the reorganization on March 5, 2013, the Company made pro rata distributions to the members of the LLC in the amount of $200,000. In 2012 the Company made pro rata distributions to the members of the LLC in the amount of $2,900,000, of which $2,400,000 of such payments were pro rata distributions for income taxes due by members of the LLC as the LLC has elected to be taxed as a partnership.

Share Repurchase Program – On April 29, 2013, the Company announced that its Board of Directors authorized a share repurchase program pursuant to which the Company may repurchase up to $1 million of its outstanding common stock. The program was renewed by the Board of Directors on November 30, 2013. The repurchases under the program will be made from time to time over a six month period at prevailing market prices in open market or privately negotiated transactions, depending upon market conditions. The manner, timing and amount of any repurchases will be determined by the Company based on an evaluation of market conditions, stock price and other factors. Under the program, the purchases will be funded from available working capital, and the repurchased shares will be held in treasury. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion. As of December 31, 2013, the Company acquired 2,200 shares of its outstanding common stock in exchange for $11,255. The share repurchase has been recorded as treasury stock, at cost, in the accompanying balance sheet at December 31, 2013.

13. Customer Concentration

The Company’s revenues are highly dependent on two customers, LinkedIn and Apollo Group, Inc. (“Apollo Group” or “Apollo”). The loss of either major customer would materially and adversely affect the Company’s business, operating results and financial condition. If Apollo seeks to negotiate its agreement on terms less favorable to the Company and the Company accepts such unfavorable terms, or if the Company seeks to negotiate better terms but is unable to do so, then the Company’s business, operating results and financial condition would be materially and adversely affected. As discussed below, our agreement with LinkedIn will terminate on March 24, 2014.

The following table shows significant concentrations in our revenues and accounts receivable for the periods indicated.

	Percentage of Revenue		Percentage of Accounts
	During the Years Ended		Receivable at
	December 31,		December 31,
	2013	2012	2013	2012
LinkedIn	50%	-	41%	-
Monster	-	65%	-	52%
Apollo	36%	31%	19%	20%

Recruitment Revenue

Revenues from the Company’s recruitment services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectability is probable. The Company’s recruitment revenue is derived from the Company’s agreements through single and multiple job postings, recruitment media, talent recruitment communities, basic and premier corporate memberships, hiring campaign marketing and advertising, e-newsletter marketing and research and outreach services.

Our agreement with Monster Worldwide, which expired on December 31, 2012, provided for an annual fixed fee of $4 million that was subject to adjustment based on certain criteria.

On November 12, 2012, we entered into a diversity recruitment partnership agreement with LinkedIn, which became effective on January 1, 2013 and will terminate on March 29, 2014. Pursuant to our agreement, LinkedIn may resell to its customers diversity-based job postings and recruitment advertising on our websites. Our agreement with LinkedIn provided that LinkedIn make fixed quarterly payments to us in the amount of $500,000 per quarter. The fixed quarterly payments were payable regardless of sales volumes or any other performance metric. Under the LinkedIn agreement, we also may have earned commissions for sales of our services by LinkedIn in excess of certain thresholds. We do not obtain information about commissions earned from LinkedIn, if any, until within 60 days following the end of any fiscal quarter. During 2013, we did not receive any additional commissions from LinkedIn. Our revenue derived from the LinkedIn contract during the year ended December 31, 2013 was $2,000,000, the amount of the guaranteed payment.

F-17

Professional Diversity Network, Inc.
Notes to Financial Statements

On December 31, 2013, LinkedIn served the Company notice of termination, effective as of March 29, 2014. LinkedIn did not provide a reason for the termination of the agreement. As part of the termination notice, LinkedIn waived their right under the termination conditions of the contract, to prevent the Company from soliciting the 1,000 accounts on the LinkedIn protected list for a period of one year.

In connection with its acquisition of PSI on September 30, 2013, the Company enhanced its diversity recruitment offerings by creating networking events that assist corporations in their compliance initiatives, while providing diverse professionals with face-to-face time with corporate recruiters. Revenue from the events business was $167,482 for the year ended December 31, 2013.

Consumer Advertising and Consumer Marketing Solutions Revenue

The businesses and organizations that use the Company’s marketing solutions are enabled to target and reach large audiences of diverse professionals and connect to relevant services with solutions that include email marketing, social media, search engines, traffic aggregators and strategic partnerships. Advertising revenue is recognized based upon fixed fees with certain minimum monthly website visits, a fixed fee for revenue sharing agreements in which payment is required at the time of posting, billed based upon the number of impressions recorded on the websites as specified in the customer agreement or through our business relationships with Apollo Group.

In September 2011, the Company entered into an agreement with Apollo Group that provides for a fixed monthly fee of $116,667 for services and technical solutions provided by the Company to the University of Phoenix and its students and alumni. The agreement may be renewed annually. The agreement was most recently renewed on February 14, 2014 and will expire on February 28, 2015, unless it is renewed. The primary service provided is for recruitment solutions for the University of Phoenix student and alumni career services. The Company recognized revenue under this agreement in the amount of $1,400,000 during the years ended December 31, 2013 and 2012.

In January 2012, the Company launched an advertising and promotion campaign for the University of Phoenix containing digital banners, dedicated email blasts and weekly blogs. The Company guaranteed at least 30,000 visits to the sites over a six month period or was required to refund any shortfall at $5.00 per visit less than 30,000 visits or extend the agreement until the 30,000 visit guarantee is reached. Site visits for the number of users were measured through an outside service which monitored the Company’s compliance with such minimum visits requirement. Total fees payable could not exceed $150,000. The Company recognized the lesser of (i) 1/6th of the $150,000 fee per month for each of the 6 months during the minimum measurement period of January 1, 2012 through June 30, 2012, or (ii) the cumulative number of visits through the end of such month. The Company recognized revenue under this agreement of $0 and $150,000 during the years ended December 31, 2013 and 2012, respectively.

On June 11, 2012, we agreed to an insertion order with Apollo Group that replaced the above January 2012 advertising and promotion campaign for the University of Phoenix. The insertion order provided for payment to us of up to $150,000 per month for a period of 12 months based upon the number of persons we referred to the University of Phoenix who expressed an interest in obtaining information about attending the University of Phoenix. There was no guaranteed payment associated with the insertion order for the lead generation for the University of Phoenix. The Company recognized revenue under the insertion order of $39,039 and $346,321 for the years ended December 31, 2013 and 2012, respectively. The insertion order for the lead generation for the University of Phoenix ended by mutual agreement as of June 30, 2013.

F-18

Professional Diversity Network, Inc.
Notes to Financial Statements

14. Income Taxes

The Company has the following net deferred tax assets at December 31, 2013:

Deferred tax assets:
Net operating loss	$848,781
Other deferred tax assets	617
Total deferred tax assets	849,398

Deferred tax liabilities:
Goodwill and trade name	(120,223)
Developed technology	(199,840)
Derivative liability	(133,959)
Property and equipment	(14,544)
Total deferred tax liabilities	(468,566)

Net deferred tax asset	$380,832

The benefit for income taxes for the year ended December 31, 2013 consists of the following:

Federal:
Current provision	$-
Deferred benefit	319,114
319,114
State:
Current provision	-
Deferred benefit	61,718
61,718
$380,832

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

Expected federal statutory rate	34.00%
State income taxes, net of federal benefit	6.58%
Tax exempt interest income	0.32%
Meals and entertainment	-0.38%
Dividends received deduction	0.12%
Deferred	-20.95%
Other	1.26%
20.95%

At December 31, 2013, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $2,092,000. The federal and state net operating loss carryforwards will expire, if not utilized, beginning December 31, 2033. There were no net operating losses in periods prior to the year ended December 31, 2013.

15. Related Party Transactions

Pursuant to an Investment Agreement, Mr. Kirsch received additional compensation payments equal to 30% of the principal payments made by the Company under the promissory notes payable to Ferdinando Ladurini in the principal amount of $1,341,676 (see Note 9). Additional compensation payments are recorded to expense in the accompanying statements of comprehensive (loss) income. Prior to commencement of our initial public offering, we obtained a binding agreement from our noteholders to convert their outstanding debt into equity in connection with our reorganization and initial public offering. As part of the reorganization, such debt was converted into equity and no further payments to Mr. Kirsch will be made pursuant to the agreement.

F-19

Professional Diversity Network, Inc.
Notes to Financial Statements

In 2010, Mr. Kirsch purchased a condominium apartment in Miami, Florida, which was primarily used by the Company and was financed by obtaining a bank loan providing initially for interest only payments. The Company paid for the down payment and earnest money on the apartment in the amount of $221,679. In 2012, the Company paid Mr. Kirsch $263,109 in additional compensation payment to compensate Mr. Kirsch for additional income taxes resulting from the amounts paid in 2010 for the condominium apartment in Miami, Florida. The Company discontinued paying the condominium costs prior to closing of the Company’s initial public offering.

F-20

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 27, 2014.

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ James Kirsch
James Kirsch
Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Kirsch and David Mecklenburger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Kirsch	Chief Executive Officer and Chairman of the Board	March 27, 2014
James Kirsch	(Principal Executive Officer)

/s/ David Mecklenburger	Chief Financial Officer and Secretary (Principal	March 27, 2014
David Mecklenburger	Financial Officer and Principal Accounting Officer)

/s/ Daniel Marovitz	Director	March 27, 2014
Daniel Marovitz

/s/ Stephen Pemberton	Director	March 27, 2014
Stephen Pemberton

/s/ Barry Feierstein	Director	March 27, 2014
Barry Feierstein

/s/ Andrea Sáenz	Director	March 27, 2014
Andrea Sáenz

S-1

EXHIBIT INDEX TO 2013 ANNUAL REPORT ON FORM 10-K

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

3.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

4.1	Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

4.2	Form of Underwriters’ Warrant (incorporated herein by reference to Exhibit 1.1 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.1†	Agreement between Monster Worldwide Inc. and the registrant (incorporated herein by reference to Exhibit 10.1 of Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on September 7, 2012)

10.2†	First Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated April 18, 2008 (incorporated herein by reference to Exhibit 10.2 of Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on September 7, 2012)

10.3†	Second Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated January 31, 2009 (incorporated herein by reference to Exhibit 10.3 of Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on September 7, 2012)

10.4†	Third Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated February 2010 (incorporated herein by reference to Exhibit 10.4 of Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on September 7, 2012)

10.5	Fourth Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated September 16, 2011 (incorporated herein by reference to Exhibit 10.5 of Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on September 7, 2012)

10.6	Master Services Agreement between Apollo Group and the Registrant, dated October 1, 2012, (incorporated herein by reference to Exhibit 10.6 of Amendment No. 9 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on January 16, 2013)

10.7#	Form of Employment Agreement entered into between the registrant and James Kirsch (incorporated herein by reference to Exhibit 10.7 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.8#	Form of Employment Agreement entered into between the company and Rudy Martinez(incorporated herein by reference to Exhibit 10.8 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.9	Form of Contribution and Reorganization Agreement (incorporated herein by reference to Exhibit 12 of Amendment No. 10.9 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.10	Form of Debt Exchange Agreement (incorporated herein by reference to Exhibit 10.10 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.11	Insertion Order between Apollo Group and the Registrant, dated June 11, 2012 (incorporated herein by reference to Exhibit 10.11 of Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on September 7, 2012)

E-1

10.12†	Diversity Recruitment Partnership Agreement between the Registrant and LinkedIn Corporation, dated as of November 6, 2012 (incorporated herein by reference to Exhibit 10.12 of Amendment No. 9 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on January 16, 2013)

10.13	Statement of Work by and between the Registrant and Apollo Group, dated October 1, 2012 (incorporated herein by reference to Exhibit 10.13 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.14	Statement of Work by and between the Registrant and Apollo Group, dated April 1, 2013 (incorporated herein by reference to Exhibit 10.14 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.15#	Professional Diversity Network, Inc. 2013 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013)

10.16*	Asset Purchase Agreement among Professional Diversity Network, Inc. and Careerimp, Inc., dated as of June 14, 2013

10.17*	Asset Purchase Agreement among Professional Diversity Network, Inc. and Personnel Strategies, Inc., dated as of September 18, 2013

21	Subsidiaries of the Registrant - None.

31.1*	Certification of Chief Executive Officer pursuant to Exchange Act Rule 13a-14(a) or Rule 15d- 14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Chief Financial Officer pursuant to Exchange Act Rule 13a-14(a) or Rule 15d- 14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1*	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*	Filed herewith

†	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and submitted separately to the SEC.

#	Denotes a management contract or compensation plan or arrangement

E-2

ANNEX F

THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL PERIOD ENDED MARCH 31, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 10-Q
☒          Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarterly Period Ended March 31, 2014

OR

☐           Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Transition Period from_____ to __________ .

Commission File Number: 001-35824

Professional Diversity Network, Inc. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0900177 (I.R.S. Employer Identification No.)

801 W. Adams Street, Suite 600, Chicago, Illinois 60607
(address of principal executive offices) (Zip Code)

Telephone: (312) 614-0950
(Registrant’s telephone number, including area code)

 N/A
(Former name, former address and former fiscal year, if changed, since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes      ☒      No      ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files)  Yes   ☒     No      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large-accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non−accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).      Yes      ☐      No      ☒

There were 6,316,027 shares outstanding of the registrant’s common stock as of May 14, 2014.

1

PROFESSIONAL DIVERSITY NETWORK, INC.

FORM 10-Q

FOR THE THREE MONTHS ENDED MARCH 31, 2014

2

PART I
ITEM 1. FINANCIAL STATEMENTS

Professional Diversity Network, Inc. CONDENSED BALANCE SHEETS (Unaudited)

	March 31,	December 31,
	2014	2013

Current Assets:
Cash and cash equivalents	$10,829,109	$18,736,495
Accounts receivable	959,957	1,218,112
Short-term investments	7,500,341	-
Prepaid expenses and other current assets	351,641	99,094
Total current assets	19,641,048	20,053,701

Property and equipment, net	60,498	54,781
Security deposits	12,644	12,644
Capitalized technology, net	655,798	692,511
Goodwill	735,328	735,328
Trade name	90,400	90,400
Deferred tax asset	560,099	380,832
Total assets	$21,755,815	$22,020,197

Current Liabilities:
Accounts payable	$399,554	$222,961
Accrued expenses	263,538	188,462
Deferred revenue	814,721	1,024,420
Warrant liability	41,412	85,221
Total current liabilities	1,519,225	1,521,064

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.01 par value, 25,000,000 shares authorized, 6,318,227 shares issued and 6,316,027 shares outstanding as of March 31, 2014 and December 31, 2013	63,182	63,182
Additional paid in capital	21,883,593	21,883,593
Accumulated deficit	(1,698,930)	(1,436,387)
Treasury stock, at cost; 2,200 shares at March 31, 2014 and December 31, 2013	(11,255)	(11,255)
Total stockholders’ equity	20,236,590	20,499,133

Total liabilities and stockholders’ equity	$21,755,815	$22,020,197

The accompanying notes are an integral part of these unaudited financial statements.

3

Professional Diversity Network, Inc. CONDENSED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues
Recruitment services	$816,343	$535,680
Consumer advertising and consumer marketing solutions revenue	421,310	384,123
Total revenues	1,237,653	919,803

Costs and expenses:
Cost of services	366,471	239,213
Sales and marketing	796,444	455,809
General and administrative	535,696	421,066
Depreciation and amortization	90,907	55,424
Gain on sale of property and equipment	-	(4,734)
Total costs and expenses	1,789,518	1,166,778

Loss from operations	(551,865)	(246,975)

Other income (expense)
Interest expense	-	(155,137)
Interest and other income	66,246	5,225
Other income (expense), net	66,246	(149,912)

Change in fair value of warrant liability	43,809	110,808

Loss before income taxes	(441,810)	(286,079)
Income tax (benefit) expense	(179,267)	195,737
Net loss	$(262,543)	$(481,816)

Other comprehensive (loss) income:
Net loss	$(262,543)	$(481,816)
Unrealized gains on marketable securities	-	3,438
Comprehensive loss	$(262,543)	$(478,378)

Net loss per common share, basic and diluted	$(0.04)	$(0.11)

Shares used in computing pro forma net loss per common share:
Basic and diluted	6,316,207	4,307,794

Pro-forma computation related to conversion to a C corporation upon completion of initial public offering:
Historical pre-tax net loss before taxes	$(441,810)	$(286,079)
Pro-forma tax (benefit) provision	(179,267)	(164,370)
Pro-forma net loss	$(262,543)	$(121,709)
Pro-forma loss per share - basic and diluted
Unaudited pro-forma loss per share	$(0.04)	$(0.03)
Weighted average number of shares outstanding	6,316,207	4,307,794

The accompanying notes are an integral part of these unaudited financial statements.

4

Professional Diversity Network, Inc. CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

	Common Stock		Additional Paid In	Accumulated	Treasury Stock		Total Stockholders’
	Shares	Amount	Capital	Deficit	Shares	Amount	Equity

Balance at December 31, 2013	6,318,227	$63,182	$21,883,593	$(1,436,387)	2,200	$(11,255)	$20,499,133

Net loss	-	-	-	(262,543)	-	-	(262,543)

Balance at March 31, 2014	6,318,227	$63,182	$21,883,593	$(1,698,930)	2,200	$(11,255)	$20,236,590

The accompanying notes are an integral part of these unaudited financial statements.

5

Professional Diversity Network, Inc. CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(262,543)	$(481,816)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	90,906	55,424
Deferred tax (benefit) expense	(179,267)	195,737
Change in fair value of warrant liability	(43,809)	(110,808)
Gain on sale of property and equipment	-	(4,734)
Interest added to notes payable	-	16,881
Accretion of interest on notes payable	-	138,256
Changes in operating assets and liabilities:
Accounts receivable	258,155	1,209,402
Accounts payable	176,593	(4,258)
Accrued expenses	75,076	39,937
Prepaid expenses and other current assets	(252,547)	(152,981)
Deferred income	(209,699)	-
Net cash (used in) provided by operating activities	(347,135)	901,040

Cash flows from investing activities:
Purchases of marketable securities	(7,500,341)	-
Costs incurred to develop technology	(48,313)	(92,466)
Sale of property and equipment	-	6,203
Purchases of property and equipment	(11,597)	(24,639)
Net cash used in investing activities	(7,560,251)	(110,902)

Cash flows from financing activities:
Distributions to members	-	(200,000)
Proceeds from IPO, net of offering costs	-	19,474,565
Deferred IPO costs	-	(419,937)
Net cash provided by financing activities	-	18,854,628

Net increase (decrease) in cash and cash equivalents	(7,907,386)	19,644,766
Cash and cash equivalents, beginning of year	18,736,495	868,294
Cash and cash equivalents, end of year	$10,829,109	$20,513,060

Supplemental disclosures of other cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non-cash disclosures:
IPO costs in accounts payable	$-	$40,819
Deferred revenue in accounts receivable	$-	$52,586
Conversion of notes payable to equity	$-	$1,643,037
Reduction of additional paid-in capital for deferred IPO costs	$-	$1,292,996
Fair value of warrant liabilities	$-	$415,368

The accompanying notes are an integral part of these unaudited financial statements.

6

Professional Diversity Network, Inc. Condensed Notes to Financial Statements

1. Description of Business

Professional Diversity Network, Inc. (the “Company,” “Professional Diversity Network,” “we,” “our” and “us”) is a corporation organized under the laws of Delaware, originally formed as IH Acquisition, LLC under the laws of the State of Illinois on October 3, 2003. The Company operates online professional networking communities with career resources specifically tailored to the needs of different diverse cultural groups including: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT), and Students and Graduates seeking to transition from education to career. The networks’ purposes, among others, are to assist its members in their efforts to connect with like-minded individuals, identify career opportunities within the network and connect members with prospective employers. The Company’s technology platform is integral to the operation of its business.

2. Liquidity, Financial Condition and Management’s Plans

The Company funds its operations principally from cash on hand and accounts receivable collected.

The Company completed an initial public offering (“IPO”) of its equity securities on March 8, 2013 and received $19,474,565 in proceeds, net of offering costs.

As more fully described in Note 9 below, we entered into a diversity recruitment partnership agreement with LinkedIn Corporation (“LinkedIn”) on November 12, 2012, which became effective on January 1, 2013 and terminated on March 29, 2014. Under our business agreement with LinkedIn, LinkedIn made fixed quarterly payments to us in the amount of $500,000 per quarter and paid us commissions for sales of our services in excess of certain thresholds.  The agreement with LinkedIn terminated on March 29, 2014 and, as a result, LinkedIn is no longer a reseller of the Company’s products or services and the Company will not receive the fixed quarterly payments of $500,000 or have the potential to earn additional commission revenue from LinkedIn. The termination of our agreement with LinkedIn will have a material impact on revenue and operating cash flow in the near term. However, we will be permitted, as of March 30, 2014, to market and sell our products to any company, including those 1,000 companies on LinkedIn’s restricted account list because as part of our termination arrangement with LinkedIn, the restricted account list will no longer apply.  The Company has implemented a plan to actively engage with the 1,000 companies that were formerly restricted from us by agreement with LinkedIn.  In addition we will also be marketing to customers that had purchased our products through contracts with LinkedIn with the intent of renewing those contracts directly as they expire over the coming 12 months.  We feel that our existing salesforce has the capacity to service the additional potential customers we will target as a result of the termination of the LinkedIn agreement.

The termination of our agreement with LinkedIn on March 29, 2014 will have a material impact on revenue and operating cash flow during the year ending December 31, 2014. In response to this and to help mitigate the impact of the loss of revenue, the Company is adjusting its business plan and focusing on its key areas of strength, including, but not limited to:

●	Our ability to sell directly to all potential customers and earn 100% of each sale;

●	Eliminate key account restrictions imposed on us during the effective time of the LinkedIn agreement;

●	Benefit from new enhanced Equal Employment Opportunity-Office of Federal Contract Compliance Program regulations enhancing demand for our products and services;

●	Benefit from the strength of our business foundation and management team; and

●	Pursue potential acquisition opportunities in the recruitment industry.

3. Summary of Significant Accounting Policies

The accompanying unaudited condensed financial statements as of March 31, 2014 and for the three months then ended have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”) and on the same basis as the Company prepares its annual audited consolidated financial statements. The condensed balance sheet as of March 31, 2014, condensed statements of comprehensive loss for the three months ended March 31, 2014 and 2013, the condensed statements of cash flows for the three months ended March 31, 2014 and 2013, and the condensed statements of stockholders’ equity for the three months ended March 31, 2014 are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The results for the three months ended March 31, 2014 are not necessarily indicative of results to be expected for the year ending December 31, 2014 or for any future interim period. The condensed balance sheet at December 31, 2013 has been derived from audited financial statements; however, it does not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2013, and notes thereto included in the Company’s annual report on Form 10-K, which was filed with the SEC on March 27, 2014.

Accounting Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant areas that required management to make estimates and assumptions that affect the amounts and disclosures in the financial statements include revenue recognition, valuation of goodwill, trade name and URL, costs capitalized to develop technology, the Company’s estimated useful lives of assets and warrants granted in connection with financing transactions. Actual results could differ from those estimates.

Reclassification – Certain amounts in the prior year presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net loss.

7

Professional Diversity Network, Inc. Condensed Notes to Financial Statements

Significant Accounting Policies - There have been no material changes to the Company’s significant accounting policies as compared to the significant accounting policies described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC on March 27, 2014.

Short-Term Investments - All highly liquid investments that have an original maturity of greater than 90 days but less than one year at the date of purchase are classified as short-term investments. As of March 31, 2014, short-term investments consist of certificates of deposit, municipal bonds and corporate fixed income bonds.

Advertising and Marketing Expenses - Advertising and marketing expenses are expensed as incurred. For the three months ended March 31, 2014 and 2013, the Company incurred advertising and marketing expenses of approximately $162,000 and $179,000, respectively, and each are included in sales and marketing expenses in the accompanying statements of comprehensive loss.

Income Taxes – As a result of the Company’s completion of its IPO, the Company’s results of operations are taxed as a C Corporation. Prior to the IPO, the Company’s operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying condensed financial statements for periods prior to March 4, 2013 (the date on which the tax status changed to a C Corporation).

This change in tax status in 2013 to a taxable entity resulted in the recognition of deferred tax assets and liabilities based on the expected tax consequences of temporary differences between the book and tax basis of the Company’s assets and liabilities as of the date of the IPO. This resulted in a net deferred tax benefit of $179,267 and net deferred tax expense of $195,737 being recognized and included in the tax provision for the three months ended March 31, 2014 and 2013, respectively. The tax benefit and expense were determined using an effective tax rate of 40.6% for the periods ended March 31, 2014 and for the period from March 4, 2013 (the date on which the tax status changed to a C Corporation) to March 31, 2013.

The unaudited pro forma computation of income tax benefit included in the condensed statements of comprehensive loss, represents the tax effects that would have been reported had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented. Pro forma taxes are based upon the statutory income tax rates and adjustments to income for estimated permanent differences occurring during each period. Actual rates and expenses could have differed had the Company actually been subject to U.S. federal and state income taxes for all periods presented. Therefore, the unaudited pro forma amounts are for informational purposes only and are intended to be indicative of the results of operations had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented.

Fair Value of Financial Assets and Liabilities- Financial instruments, including cash and cash equivalents, short-term investments, accounts payable and accrued liabilities, are carried at historical cost. Management believes that the recorded amounts approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The Company uses three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The following table presents a summary of fair value measurements for certain financial instruments measured at fair value on a recurring basis:

Financial Instrument	Level	March 31, 2014	December 31, 2013
Warrant liability	3	$41,412	$85,221
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Professional Diversity Network, Inc. Condensed Notes to Financial Statements

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Financial Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Financial Officer.

Level 3 Valuation Techniques:

Level 3 financial liabilities consist of warrant liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company uses the Black-Scholes option pricing model to value Level 3 financial liabilities at inception and on subsequent valuation dates. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, and risk free rates, as well as volatility.

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of the derivative liabilities are recorded in “(Loss) gain due to change in fair value of derivative instruments” in the Company’s condensed consolidated statements of operations.

As of March 31, 2014, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

Net Loss per Share - The Company computes basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic net loss per share for the three months ended March 31, 2014 and 2013 excludes the potentially dilutive securities summarized in the table below because their inclusion would be anti-dilutive.

	2014	2013
Warrants to purchase common stock	131,250	131,250
Stock options	187,000	-
	318,250	131,250

Recently Issued Accounting Pronouncements

In July 2013, the FASB ASU, No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”). ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013, with an option for early adoption. The Company adopted ASU 2013-11 effective January 1, 2014 and the adoption did not have an impact on the condensed financial statements but may have an impact in future periods.

9

Professional Diversity Network, Inc. Condensed Notes to Financial Statements

4. Capitalized Technology

Capitalized Technology, net is as follows:

	March 31, 2014	December 31, 2013
Capitalized cost:
Balance, beginning of period	$1,289,099	$734,291
Additional capitalized cost	48,313	354,808
Purchased technology	-	200,000
Balance, end of period	$1,337,412	$1,289,099

Accumulated amortization:
Balance, beginning of period	$596,588	$331,401
Provision for amortization	85,026	265,187
Balance, end of period	$681,614	$596,588
Capitalized Technology, net	$655,798	$692,511

Amortization expense of $85,026 and $51,495 for the three months ended March 31, 2014 and 2013, respectively, is recorded in depreciation and amortization expense in the accompanying condensed statement of comprehensive loss.

5. Accrued Expenses

Accrued expenses consist of the following:

	March 31, 2014	December 31, 2013
Payroll liabilities	$66,806	$41,930
Deferred payment from acquisition	50,000	25,000
Deferred rent	11,610	13,932
Sales and marketing	43,179	11,250
Franchise taxes	50,000	-
Cost of services	41,943	10,546
Consulting	-	60,000
Other	-	25,804
	$263,538	$188,462

6. Commitments and Contingencies

Lease Obligations - The Company leases office space under two operating lease agreements. The Company leases approximately 4,600 square feet of office space for its headquarters. The lease provides for monthly rental payments of $6,386 and is scheduled to expire on June 30, 2015.  The Company also leases approximately 1,900 square feet of office space for its events business in Minnesota. The lease provides for monthly rental payments of $2,551 and is scheduled to expire on September 30, 2014.

Rent expense, amounting to $25,412 and $26,490 for the three months ended March 31, 2014 and 2013, respectively, is included in general and administrative expense in the condensed statements of comprehensive loss.

7. Warrant Liability

The common stock purchase warrants issued to the underwriters in the Company’s IPO in March 2013 have certain cash settlement features that require them to be recorded as liability instruments. At issuance, a portion of the proceeds from the IPO were allocated to the value of the warrant and recorded as an offering cost, reducing the proceeds from the IPO. Accordingly, as a liability, the warrant obligations are adjusted to fair value at the end of each reporting period with the change in value reported in the statement of operations. Such fair values were estimated using the Black-Scholes option pricing model. The Company will continue to adjust the warrant liability for changes in fair value until the earlier of the exercise, at which time the liability will be reclassified to stockholders’ equity, or expiration of the warrants.

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Professional Diversity Network, Inc. Condensed Notes to Financial Statements

The warrant liability was valued using the Black-Scholes option pricing model and the following assumptions on the following dates:

	March 31, 2014	December 31, 2013
Strike price	$10.00	$10.00
Market price	$3.45	$4.61
Expected life	4.93 years	5.17 years
Risk-free interest rate	0.86%	0.86%
Dividend yield	0.00%	0.00%
Volatility	41%	39%
Warrants outstanding	131,250	131,250
Fair value of warrants	$41,412	$85,221

The fair value of the warrant liability decreased to $41,412 at March 31, 2014 from $85,221 at December 31, 2013. Accordingly, the Company decreased the warrant liability by $43,809 to reflect the change in the fair value of the warrant instruments for the three month ended March 31, 2014, which is included in the accompanying condensed statements of comprehensive loss for the three months ended March 31, 2014. The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

Beginning balance	$(85,221)
Decrease in net value of warrant liability	43,809
Ending balance	$(41,412)

8. Stockholders’ Equity

Preferred Stock – The Company has no preferred stock issued. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that allow the Company’s Board of Directors to issue, without further action by the stockholders, up to 1,000,000 shares of undesignated preferred stock.

Common Stock – The Company has one class of common stock outstanding with a total number of shares authorized of 25,000,000. As of March 31, 2014, the Company had 6,316,027 shares of common stock outstanding.

Share Repurchase Program – On April 29, 2013, the Company announced that its Board of Directors authorized a share repurchase program pursuant to which the Company may repurchase up to $1 million of its outstanding common stock. The program was renewed by the Board of Directors on November 30, 2013.  The repurchases under the program will be made from time to time over a six month period at prevailing market prices in open market or privately negotiated transactions, depending upon market conditions. The manner, timing and amount of any repurchases will be determined by the Company based on an evaluation of market conditions, stock price and other factors. Under the program, the purchases will be funded from available working capital, and the repurchased shares will be held in treasury. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion. As of March 31, 2014, the Company had acquired 2,200 shares of its outstanding common stock in exchange for $11,255. The share repurchase has been recorded as treasury stock, at cost, in the accompanying condensed balance sheets at March 31, 2014 and December 31, 2013. The Company did not acquire any shares during the three months ended March 31, 2014.

Equity Incentive Plans – Prior to the consummation of our IPO, we adopted the 2013 Equity Compensation Plan under which we reserved 500,000 shares of our common stock for the purpose of providing equity incentives to our employees, officers, directors and consultants including options, restricted stock, restricted stock units, stock appreciation rights, other equity awards, annual incentive awards and dividend equivalents. The plan provides for a maximum of 500,000 shares that could be acquired upon the exercise of a stock option or the vesting of restricted stock. The plan was approved by our stockholders prior to the consummation of our IPO.

11

Professional Diversity Network, Inc. Condensed Notes to Financial Statements

The following table summarizes the Company’s stock option activity for the three months ended March 31, 2014:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2013	-	$-	-	$0
Granted	187,000	3.45
Exercised	-	-
Forfeited or Canceled	-	-
Outstanding - March 31, 2014	187,000	$3.45	10.0	$0

Exercisable - March 31, 2014	-	-	-	$0

A summary of the changes in the Company’s unvested stock options is as follows:

	Number of Options	Weighted Average Grant Date Fair Value
Unvested - December 31, 2013	-	$-
Granted	187,000	1.65
Vested	-	-
Forfeited or Canceled	-	-
Unvested - March 31, 2014	187,000	$1.65

On March 31, 2014, the Company granted 187,000 stock options to certain directors, senior management and employees for future services. These options had a fair value of $308,350 using the Black-Sholes option-pricing model with the following assumptions:

Risk-free interest rate	2.02%
Expected dividend yield	0.00%
Expected volatility	48.14%
Expected term	6 years

The options are exercisable at an exercise price of $3.45 per share over a ten-year term and vest over three years. No compensation expense was recorded during the three months ended March 31, 2014 pertaining to this grant.

Total unrecognized compensation expense related to unvested stock awards at March 31, 2014 amounts to $380,350 and is expected to be recognized over a weighted average period of 3.0 years.

9. Customer Concentration

The Company’s revenues were historically highly dependent on two customers: LinkedIn and Apollo Education Group, Inc. (“Apollo Group” or “Apollo”). The Company anticipates that the end of its reseller relationship with LinkedIn will materially and adversely affect the Company’s business, operating results and financial condition. Additionally, if Apollo seeks to renegotiate its agreement on terms less favorable to the Company and the Company accepts such unfavorable terms, or if the Company seeks to negotiate better terms but is unable to do so, then the Company’s business, operating results and financial condition would be materially and adversely affected. As discussed below, our agreement with LinkedIn terminated on March 29, 2014.

12

Professional Diversity Network, Inc. Condensed Notes to Financial Statements

The following table shows significant concentrations in our revenues and accounts receivable for the periods indicated.

	Percentage of Revenue During the Three Months Ended		Percentage of Accounts Receivable at
	March 31,		March 31,	December 31,
	2014	2013	2014	2013
LinkedIn	40%	54%	0%	41%
Apollo	28%	39%	36%	19%

Recruitment Revenue

Revenues from the Company’s recruitment services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectability is probable. The Company’s recruitment revenue is derived from the Company’s agreements through single and multiple job postings, recruitment media, talent recruitment communities, basic and premier corporate memberships, hiring campaign marketing and advertising, e-newsletter marketing and research and outreach services.

On November 12, 2012, we entered into a diversity recruitment partnership agreement with LinkedIn, which became effective on January 1, 2013 and terminated on March 29, 2014. Pursuant to our agreement, LinkedIn could resell diversity-based job postings to its customers, as well as recruitment advertising on our websites. Our agreement with LinkedIn provided that LinkedIn make fixed quarterly payments to us in the amount of $500,000 per quarter. The fixed quarterly payments were payable regardless of sales volumes or any other performance metric. Under the LinkedIn agreement, we also may have earned commissions for sales of our services by LinkedIn in excess of certain thresholds. We do not obtain information about commissions earned from LinkedIn, if any, until within 60 days following the end of any fiscal quarter. Accordingly, any commission earned from LinkedIn sales during the fiscal quarter ended March 31, 2014 will be reflected in our financial statements for the subsequent quarter, subject to the applicable revenue recognition criteria being met. We did not earn a commission from LinkedIn during the fiscal year ended December 31, 2013. As a result of the termination of the agreement, LinkedIn is no longer a reseller of our products or services and we will not receive the fixed quarterly payments of $500,000 or have the potential to earn additional commission revenue from LinkedIn. As part of the termination agreement, we no longer have post termination restrictions on our ability to sell any employers our diversity recruitment services. Additionally, as part of our termination with LinkedIn, we will provide ongoing job postings and reporting for those employers to whom LinkedIn sold our diversity recruitment services. We are not restricted from entering into a direct recruitment relationship with those companies that are using our products and services via the LinkedIn reseller agreement. As a result of the termination of our agreement with LinkedIn and based on our prior historical experience, we do not expect to earn a commission from LinkedIn during the three months ended March 31, 2014. We did not earn a commission during the three months ended March 31, 2013. Our revenue derived from the LinkedIn contract during the three months ended March 31, 2014 and 2013 was $494,444 and $500,000, respectively.

Recruitment revenue includes revenue recognized from direct sales to customers for recruitment services and events as well as revenue from LinkedIn and the Company’s direct eCommerce sales.

On September 30, 2013, the Company enhanced its diversity recruitment offerings by acquiring Personnel Strategies, Inc. (“PSI”), a company that had been operating diversity focused job fairs throughout the United States for over 20 years.  PSI is now being operated as the events division of the Company, creating networking events that assist corporations in their compliance initiatives, while providing diverse professionals with face-to-face time with corporate recruiters. Revenue from the events business was $100,183 and $0 for the three months ended March 31, 2014 and 2013, respectively.

Consumer Advertising and Consumer Marketing Solutions Revenue

The Company provides career opportunity services to our various partner organizations and to Apollo Group, the parent company of The University of Phoenix, through advertising and job postings on their websites.  We work with our partners and Apollo to develop customized websites and job boards where the partners and Apollo can generate advertising, job postings and career services to their members, students and alumni.  Revenue is recognized for Apollo rateably over the life of the contract.  Partner revenue is recognized as jobs are posted to their hosted sites.

In September 2011, the Company entered into an agreement with Apollo that provides for a fixed monthly fee of $116,667 for services and technical solutions provided by the Company to the University of Phoenix and its students and alumni. The agreement may be renewed annually. The agreement was most recently renewed on February 14, 2014 and will expire on February 28, 2015, unless it is renewed. The primary service provided is for recruitment solutions for the University of Phoenix student and alumni career services. The Company recognized revenue under this agreement in the amount of $350,000 during the three months ended March 2014 and 2013.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Unaudited Financial Statements, including the notes to those statements, included elsewhere in this Quarterly Report. This section and other parts of this Quarterly Report on Form 10-Q (this “Quarterly Report”) contains forward-looking statements within the meaning of Section 27A of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our future results of operations and financial position, business strategy and plans and our objectives for future operations. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Quarterly Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Such risks and uncertainties include, among others, those discussed in “Item 1A - Risk Factors” of our Annual Report on Form 10-K as filed with the SEC on March 27, 2014, as well as in our condensed financial statements, related notes, and the other financial information appearing elsewhere in this Quarterly Report and our other filings with the Securities and Exchange Commission, or the SEC. These factors could cause actual results to differ materially from the results anticipated by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements in this Quarterly Report speak only as of the date they were made. We do not intend, and undertake no obligation, to update any of our forward-looking statements to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Unless we specify otherwise, all references in this Quarterly Report to “Professional Diversity Network,” “we,” “our,” “us” and the “Company” refer to Professional Diversity Network, LLC d/b/a iHispano.com prior to the consummation of our reorganization (from an Illinois limited liability company into a Delaware corporation) on March 5, 2013, and Professional Diversity Network, Inc. after our reorganization.

For purposes of this Quarterly Report, unless the context clearly dictates otherwise, all references to “professional(s)” means any person interested in the company’s websites presumably for the purpose of career advancement or related benefits offered by the Company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. The Company does not impose any selective or qualification criteria on membership and the term “professional(s)” as used in this Quarterly Report should be interpreted accordingly. In addition, the Company does not verify that any member of a particular Company website qualifies as a member of the ethnic, cultural or other group identified by that website. References to “user(s)” means any person who visits one or more of our websites and “our member(s)” means an individual user who has created a member profile on that website as of the date of measurement. If a member is inactive for 24 months then such person will be automatically de-registered from our database. The term “diverse” (or “diversity”) is used throughout this Annual Report to include communities that are distinct based on a wide array of criteria which may change from time to time, including ethnic, national, cultural, racial, religious or gender classification.

Overview

Professional Diversity Network develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our networking communities harness our relationship recruitment methodology to facilitate and empower professional networking within common affinities. We believe that those within a common affinity often are more aggressive in helping others within their affinity progress professionally. The Company operates these relationship recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT), and Student and Graduates seeking to transition from education to career. Our online platform provides employers a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity-Office of Federal Contract Compliance Program (“OFCCP”).

As of March 31, 2014, the Company had approximately 3,130,000 registered users. We expect that our continued membership growth will enable us to further develop our menu of online professional diversity networking and career placement solutions. Additionally, the Company has established systems to distribute jobs in an OFCCP compliant manner to career agencies, including those of state and local governments.

14

The Company added over 281,000 registered users during the three months ended March 31, 2014, representing an increase of total registered users of 9.9% from December 31, 2013.

We currently provide registered users with access to our websites at no cost, a strategy which we believe will allow us to continue to grow our membership base and promote high levels of member engagement for the mutual benefit of members and employers.

The Company continues to expand its partnership relationships with key strategic alliances that we believe are valuable to our core clients. The Company currently maintains relationships with the following key strategic allies: the National Black MBA Association, National Urban League, the National Association for the Advancement of Colored People; VetJobs; DisabledPersons.com, a leading not-for-profit organization serving employment needs of people with disabilities; National Able Veterans Exchange; Leave No Veteran Behind; ALPFA, an organization dedicated to building Latino business leaders; Latino(a)s in Tech Innovation & Social Media; Illinois Hispanic Nursing Association; Women in Biology; Black Sales Journal; Ebony Magazine; and numerous others. The Company considers its partner alliances to be a key value to its clients because it enables the Company to expand its job distribution and outreach efforts.

During the first quarter of 2014, the Company launched its Diversity Jobs Report, which provides statistical data specific to the nation’s employment situation for various workforce segments by a range of criteria such as education, industry sector and geography. The report also includes a new Diversity Jobs Index that sheds light on the monthly employment condition for women, veterans, disabled persons, Hispanics, African Americans, Asian Americans and members of the LGBT community.

During the third quarter of 2013, the Company enhanced its Employer Recruitment Intelligent Compliance Assistance (“ERICA”) product. The ERICA product was designed to align corporate compliance efforts with the recently modified diversity recruitment requirements of the OFCCP.  The Company believes it is well positioned to provide recruiting and recordkeeping solutions to address these changes in an OFCCP-compliant manner. The Company’s service delivery includes a screen shot capture of jobs posted to official State Job Boards, Employment Service Delivery Systems and other locations. Additionally the Company has significant diversity recruitment outreach via its own network of diverse sites and its numerous partner distribution sites.

Revenue.  The Company realized $1,237,653 in total revenue during the three month period ended March 31, 2014, compared to $919,803 in the same prior year period, representing an increase of 35%, attributable primarily to an increase in revenue from direct sales. The sales and marketing team, launched last year at Professional Diversity Network, is executing its sales plan to bring on numerous new direct relationships with employers who seek to recruit diverse talent. We have also experienced early adoption of our OFCCP compliance product services by a number of customers. By combining diversity recruitment advertising with job postings and compliance services, the Company is able to deliver a valuable, cost effective and comprehensive solution for businesses subject to OFCCP compliance. The technology that enabled the Company to effectively compete in OFCCP job distribution was enhanced by our June 14, 2013 purchase of proprietary software technology from CareerImp Inc., which related to the development of career guidance tools for job seekers.

We generate revenue through numerous sources all of which involve recruitment services. We offer job postings, recruitment advertising, semantic search technology, career and networking events. We also license our recruitment technology platform. We currently have over 500 companies utilizing our products and services, either directly or through our legacy LinkedIn reseller agreement. Approximately 3% of our revenue is transacted online via ecommerce; the majority of our sales are consummated via direct interaction with our diversity recruitment sales professionals.

The Company’s revenues were historically highly dependent on two customers: LinkedIn and Apollo Group. Apollo Group is the parent company of the University of Phoenix, the country’s largest private university offering more than 100-degree programs as well as Internet curriculum in most countries around the world. The Company anticipates that the end of its reseller relationship with LinkedIn will materially and adversely affect the Company’s business, operating results and financial condition. Additionally, if Apollo seeks to renegotiate its agreement on terms less favorable to the Company and the Company accepts such unfavorable terms, or if the Company seeks to negotiate better terms but is unable to do so, then the Company’s business, operating results and financial condition would be materially and adversely affected. These two customers accounted for 68%, or approximately $844,444, of total gross revenues, with LinkedIn representing 40% and Apollo Group representing 28% of total gross revenues for the three months ended March 31, 2014.

Pursuant to the agreement with Apollo Group renewed on February 14, 2014, the Company is paid a fixed monthly fee of $116,667 for services and technical solutions provided by the Company to the University of Phoenix and its students and alumni. The Company primarily provides recruitment solutions for the University of Phoenix student and alumni career services.

The Company’s strategy is to continue to diversify its customer base and thus its sources of revenue. Our sales and marketing team, newly launched last year, is experiencing meaningful growth in its ability to transact business.  As of March 31, 2014, the Company has developed a team of 26 sales and marketing professionals. Revenue recognized from direct sales of all services and events to businesses (exclusive of revenue from LinkedIn and Apollo) was approximately $393,000 during the three months ended March 31, 2014 compared to $66,000 for the three months ended March 31, 2013 representing an increase of 495%.

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While we recognize revenue rateably as earned over the life of the contracts we sell, the Company tracks gross revenues booked for its services originating from the Company’s direct sales force on a quarterly basis. Direct revenues booked during the first quarter of 2014 for all services and events were $764,000 (including $275,000 of bookings from our events division), compared to $122,000 in the first quarter of 2013, representing an increase of 526%.

Recruitment Services. The majority of our revenue is generated from job recruitment advertising.  For the three months ended March 31, 2014 and the fiscal year ended December 31, 2013, approximately 66% and 61% of our revenue was generated from recruitment advertising, respectively.

We entered into a diversity recruitment partnership agreement with LinkedIn on November 12, 2012, which became effective on January 1, 2013. Pursuant to the agreement, LinkedIn resold to its customers, diversity-based job postings and recruitment advertising on our websites. Our agreement with LinkedIn provided that LinkedIn made fixed quarterly payments to us in the amount of $500,000 per quarter and paid us commissions for sales of our services in excess of certain thresholds. We will not obtain information about commissions earned from LinkedIn, if any, until within 60 days following the end of any fiscal quarter. Accordingly, any commission earned from LinkedIn sales during the fiscal quarter ended March 31, 2014 will be reflected in our financial statements for the subsequent quarter, subject to the applicable revenue recognition criteria being met. We did not earn a commission from LinkedIn during the fiscal year ended December 31, 2013. The agreement with LinkedIn terminated on March 29, 2014 and as a result, LinkedIn is no longer a reseller of our products or services and we will not receive the fixed quarterly payments of $500,000 or have the potential to earn additional commission revenue from LinkedIn and based on our prior historical experience we do not expect to earn a commission for the three months ended March 31, 2014. As part of the termination agreement, we no longer have post termination restrictions on our ability to sell any employers our diversity recruitment services. Additionally, as part of our termination with LinkedIn, we will provide ongoing job postings and reporting for those employers to whom LinkedIn sold our diversity recruitment services. We are not restricted from entering into a direct recruitment relationship with those companies that are using our products and services via the LinkedIn reseller agreement.

Seasonality

Our quarterly operating results are affected by the seasonality of employers’ businesses. Historically, demand for employment hiring is lower during the first quarter and second quarters of the year and increases during the third and fourth quarters.

Costs and Expenses

During the three months ended March 31, 2014, we continued to increase our expenditures on sales and marketing from $708,414 during the fourth fiscal quarter of 2013 to $796,444, an increase of 12.4%. The change is primarily attributable to our investment in building a sales and marketing group that can deliver long-term success. Subsequent to March 31, 2014, the Company terminated the employment of certain members of the sales team and replaced them with sales executives experienced in online recruitment. The Company believes that it will benefit from these new team members in the coming months and years. In connection with the termination of the LinkedIn agreement effective March 29, 2014, the Company now has the freedom to sell those 1,000 accounts formerly restricted by the LinkedIn agreement.  The Company maintains a business relationship with LinkedIn with respect to certain LinkedIn clients that utilize the Company’s OFCCP compliance services.

We believe there are more than 10,000 companies that are potential business partners of Professional Diversity Network. We also believe that our year over year growth of over 500% for the first quarter of 2014 via our direct sales model, while not necessarily indicative of future results, does indicate that our investment in our new sales and marketing team is beginning to have a positive impact on the Company. Building a new team takes time and resources and we believe that our investment in this team now will enable us to diversify our client base, increase our revenue and create value for our shareholders.  We feel that the size of the current team is sufficient to grow our direct sales revenues significantly, without further substantial investments in sales personnel.

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Results of Operations

The following tables set forth our results of operations for the periods presented (certain items may not foot due to rounding). The period-to-period comparison of financial results is not necessarily indicative of future results.

	Three Months Ended March 31,		Change	Change
	2014	2013	(Dollars)	(Percent)
	(in thousands)

Revenues
Recruitment services	$816	$536	$281	52.4%
Consumer advertising and consumer marketing solutions revenue	421	384	37	9.7%
Total revenues	1,238	920	318	34.6%

Costs and expenses:
Cost of services	366	239	127	53.2%
Sales and marketing	796	456	340	74.7%
General and administrative	536	421	115	27.2%
Depreciation and amortization	91	55	35	64.0%
Gain on sale of property and equipment	0	(5)	5	(100.0%)
Total costs and expenses	1,790	1,167	622	53.4%
Loss from operations	(552)	(247)	(304)	123.4%

Other income (expense), net	66	(150)	216	(144.2%)
Change in fair value of warrant liability	44	111	(67)	(60.5%)
Income tax (benefit) expense	(179)	196	(375)	(191.6%)
Net loss	$(263)	$(482)	$220	(45.5%)

Revenue

The following tables set forth our results of operations for the periods presented as a percentage of revenue for those periods. The period to period comparison of financial results is not necessarily indicative of future results.

	Three Months Ended March 31,
	2014	2013
Percentage of revenue by product:
Recruitment services	66%	58%
Consumer advertising and consumer marketing solutions revenue	34%	42%

Total recruitment services revenue increased 52% for the three months ended March 31, 2014, compared to the same period in the prior year. Revenue from our recruitment solutions includes $494,000 and $500,000 for the three months ended March 31, 2014 and 2013, respectively, pursuant to our LinkedIn agreement, which expired on March 29, 2014. In September 2013, we purchased the assets of Personnel Strategies, Inc. (“PSI”). PSI had been operating diversity focused job fairs throughout the United States for over 20 years and is now being operated as the events division of the Company. Revenues for the three months ended March 31, 2014 includes $100,000 of revenues generated from our events division. Additionally, during the three months ended March 31, 2014 and 2013, we recognized $180,000 and $24,000, respectively, of revenues related to direct sales of our recruitment services.

Revenue from our consumer advertising and consumer marketing solutions was $421,000 for the three months ended March 31, 2014, compared to $384,000 for the three months ended March 31, 2014. The year over year increase was primarily the result of an increase in partner sales, which amounted to $71,000 for the three months ended March 31, 2014, compared to $30,000 for the three months ended March 31, 2013, resulting from the addition of new partners. The revenue from our Apollo Education to Careers Agreement, which consists of a fixed monthly fee of $116,667, remained the same.

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Operating Expenses

Cost of services expense: Cost of services expense increased $127,000 during the three months ended March 31, 2014, compared to the three months ended March 31, 2013.  The increase in cost of services for the three months ended March 31, 2014 was mainly due to $91,000 of direct costs incurred in connection with our events division and a $22,000 increase in revenue sharing expenses during the three months ended March 31, 2014.

Sales and marketing expense: Sales and marketing expense for the three months ended March 31, 2014 was $796,000, an increase of $340,000, or 75%, compared to $456,000 for the three months ended March 31, 2013. The increase primarily consisted of an increase of $334,000 for the three months ended March 31, 2014 in sales and marketing salaries, commissions and benefits and a $24,000 increase in travel, meals and entertainment expense for the three months ended March 31, 2014, which resulted from hiring additional staff to support our direct sales capabilities and events division.

General and administrative expense: General and administrative expenses increased $115,000 during the three months ended March 31, 2014, compared to the three months ended March 31, 2013, primarily due to an increase of $164,000 in costs related to being a public company, including costs associated with audit, legal, directors and officers insurance, investor relations and filing fees, franchise tax fees and registration. Additionally, in connection with the acquisition of PSI, we committed to pay the former chief executive officer an additional $100,000 on each of September 20, 2014 and 2015 contingent upon his continued employment with us on each of those respective dates. We recorded $25,000 of these contingent liabilities during the three months ended March 31, 2014. The increase was offset by a $74,000 decrease in personnel expenses, mainly due to a payment during the first quarter of 2013 to our former chief financial officer of approximately $89,000 for services provided.

Depreciation and amortization expense: Depreciation and amortization expense increased $35,000 during the three months ended March 31, 2014, compared to the three months ended March 31, 2013.  The increase in depreciation and amortization expense for the three months ended March 31, 2014, compared to the three months ended March 31, 2013, was primarily due to a $33,000 increase in amortization expense for the three months ended March 31, 2014 due to the additions to capitalized software relating to web product platform to support emerging technologies and to the acquired software technology from CareerImp Inc. in June 2013.

Other Expenses

Other expenses decreased $155,000 during the three months ended March 31, 2014, compared to the three months ended March 31, 2013. This decrease in expenses was primarily attributable to the retirement of debt previously owed to certain shareholders of the Company that was exchanged for shares of our common stock upon our reorganization on March 4, 2013. Other income for the three months ended March 31, 2014 mainly consists of interest earned on our short-term investments.

Change in Fair Value of Warrant Liability

The change in the fair value of the warrant liability is related to the common stock purchase warrants issued to underwriters in the Company’s IPO on March 4, 2013. During the three months ended March 31, 2014 and 2013, we recorded a non-cash gain of $44,000 and $111,000, respectively, related to changes in the fair value of our warrant liability liabilities. The change in the fair value of our warrant liability was primarily the result of changes in our stock price.

Income Tax (Benefit) Expense

As a result of the Company’s completion of its IPO, the Company’s results of operations are taxed as a C Corporation. Prior to the IPO, the Company’s operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes was recorded for periods prior to March 4, 2013.

This change in tax status to a taxable entity resulted in the recognition of deferred tax assets and liabilities based on the expected tax consequences of temporary differences between the book and tax basis of the Company’s assets and liabilities at the date of the IPO. This resulted in a net deferred tax (benefit) expense of ($179,000) and $196,000 being recognized and included in the tax provision for the three months ended March 31, 2014 and 2013, respectively. The tax (benefit) expense was determined using an effective tax rate of 40.6% for the three months ended March 31, 2014 and for the period from March 4, 2013 (the date on which the tax status changed to a C Corporation) to March 31, 2013.

Critical Accounting Policies and Estimates

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may delay adoption of new or revised accounting standards applicable to public companies until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period for complying with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Upon issuance of new or revised accounting standards that apply to our financial statements, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting guidelines.

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Our management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an ongoing basis, we evaluate these estimates and judgments, including those described below. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and experiences may differ materially from these estimates.

There have been no material changes to the Company’s critical accounting policies and estimates as compared to the critical accounting policies and estimates described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 27, 2014, which we believe are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we use in the preparation of our financial statements.

Liquidity and Capital Resources

The following table summarizes our liquidity and capital resources as of March 31, 2014 and 2013, respectively, and is intended to supplement the more detailed discussion that follows:

	March 31,
	2014	2013
	(in thousands)

Cash and cash equivalents	$10,829	$20,513
Short-term investments	7,500	0
Working capital	18,122	20,467

Our principal sources of liquidity are our cash and cash equivalents, short-term investments and the net proceeds from our initial public offering. Our payment terms for our customers range from 30 to 60 days. We consider the difference between the payment terms and payment receipts a result of transit time for invoice and payment processing and to date have not experienced any liquidity issues as a result of the payments extending past the specified terms. Cash and cash equivalents and short term investments consist primarily of cash on deposit with banks and investments in money market funds, corporate and municipal debt and U.S. government and U.S. government agency securities.

In March 2013, we received an approximately $18.1 million cash infusion in connection with the completion of our IPO.

Under our business agreement with LinkedIn, LinkedIn made fixed quarterly payments to us in the amount of $500,000 per quarter and paid us commissions for sales of our services in excess of certain thresholds.  The agreement with LinkedIn terminated on March 29, 2014 and, as a result, LinkedIn is no longer a reseller of the Company’s products or services and the Company will not receive the fixed quarterly payments of $500,000 or have the potential to earn additional commission revenue from LinkedIn. The termination of our agreement with LinkedIn will have a material impact on revenue and operating cash flow in the near term. However, we will be permitted, as of March 30, 2014, to market and sell our products to any company, including those 1,000 companies on LinkedIn’s restricted account list because as part of our termination arrangement with LinkedIn, the restricted account list will no longer apply.  The Company has implemented a plan to actively engage with the 1,000 companies that were formerly restricted from us by agreement with LinkedIn.  In addition we will also be marketing to customers that had purchased our products through contracts with LinkedIn with the intent of renewing those contracts directly as they expire over the coming 12 months.  We feel that our existing salesforce has the capacity to service the additional potential customers we will target as a result of the termination of the LinkedIn agreement.

We currently anticipate that our available funds and cash flow from operations will be sufficient to meet our working capital requirements for the next twelve months.

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	Three Months Ended
	March 31,
	2014	2013
	(in thousands)
Cash provided by (used in):
Operating activities	$(347)	$901
Investing activities	(7,560)	(111)
Financing activities	0	18,855
Net (decrease) increase in cash and cash equivalents	$(7,907)	$19,645

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Net Cash Provided by (Used in) Operating Activities

Net cash used in operating activities for the three months ended March 31, 2014 was $347,000. We had a net loss of $263,000 during the three months ended March 31, 2014, which was offset by non-cash depreciation and amortization of $91,000, a deferred tax benefit of $179,000 and a decrease in the fair value of a warrant liability of $44,000. Changes in working capital provided $48,000 of cash during the three months ended March 31, 2014.

The cash flow provided by operating activities during the three months ended March 31, 2013 was primarily attributable to changes in our assets and liabilities, mainly consisting of a decrease to accounts receivable of $1,209,000. The decrease in accounts receivable was due to the collection of outstanding receivables. We had a net loss of $482,000 during the three months ended March 31, 2013, which included a non-cash deferred tax expense of $196,000, non-cash interest and accretion added to our notes payable of $155,000, non-cash depreciation and amortization of $55,000, and a decrease in the fair value of a warrant liability of $111,000.

Net Cash Used in Investing Activities

Net cash used in investing activities for the three months ended March 31, 2014 was $7,560,000, consisting of $7,500,000 from the purchase of short-term investments, $48,000 invested in developed technology and $12,000 in purchases of property and equipment.

Net cash used in investing activities for the three months ended March 31, 2013 was $111,000 primarily consisting of $92,000 invested in developed technology and $25,000 in purchases of property and equipment.

Net Cash Provided by Financing Activities

The Company did not have any cash provided by or used in financing activities during the three months ended March 31, 2014.

Net cash provided by financing activities was $18,855,000 for the three months ended March 31, 2013. The cash provided by financing activities consisted of $19,475,000 in net proceeds from our initial public offering less $420,000 in initial public offering costs paid by the Company, offset by $200,000 in distributions to members of the Company prior to our reorganization.

Off-Balance Sheet Arrangements

Since inception, we have not engaged in any off-balance sheet activities as defined in Regulation S-K Item 303(a)(4).

Recent Accounting Pronouncements

In July 2013, the FASB ASU, No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”). ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013, with an option for early adoption. The Company adopted ASU 2013-11 effective January 1, 2014 and the adoption did not have an impact on the condensed financial statements but may have an impact in future periods.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

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ITEM 4.	CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

As of the end of the period covered by this Quarterly Report, our management conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of March 31, 2014. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report in ensuring that information required to be disclosed was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and to provide reasonable assurance that information required to be disclosed by us in such reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Controls

The effectiveness of any system of internal control over financial reporting, including ours, is subject to inherent limitations, including the exercise of judgment in designing, implementing, operating, and evaluating the controls and procedures, and the inability to eliminate misconduct completely. Accordingly, any system of internal control over financial reporting, including ours, no matter how well designed and operated, can only provide reasonable, not absolute assurances. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. We intend to continue to monitor and upgrade our internal controls as necessary or appropriate for our business, but cannot assure you that such improvements will be sufficient to provide us with effective internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting, as defined in Rule 13a-15(f) of the Exchange Act, that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

During 2013 and into the first quarter of 2014, we undertook certain improvements to remediate material weaknesses related to our internal control over financial reporting that were identified during the year ended December 31, 2013. Specifically, the Company implemented new policies to more fully segregate incompatible duties and enhance the overall internal control structure.  Additional procedures were written supporting which functions employees with access to the general ledger system can access, which will provide additional internal control enhancements. In addition, we hired additional finance personnel to improve our segregation of incompatible duties within our accounting and financial reporting functions and also engaged a third party external financial reporting specialist with expertise in GAAP and SEC reporting regulations.

We anticipate that the actions described above and resulting improvements in controls will strengthen the Company’s internal control over financial reporting and will, over time, address the related material weakness. However, because many of the controls in the company’s system of internal controls rely extensively on manual review and approval, the successful operation of these controls may be required for several quarters prior to management being able to conclude that the material weakness has been remediated.

Specifically, we identified deficiencies in controls related to the segregation of incompatible duties and the application of complex accounting principles. While we believe we have other controls in place that are operating effectively and mitigate the risk of material misstatement, these control deficiencies could result in a misstatement of the presentation and disclosure of our financial statements that would result in a material misstatement in our annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that these control deficiencies constitute a material weakness in our internal control over financial reporting.

PART II

ITEM 1.	LEGAL PROCEEDINGS

None.

ITEM 1A.	RISK FACTORS

Not applicable.

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ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURE

Not applicable.

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

Please see the exhibit index following the signature page of this Quarterly Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date:	May 14, 2014	By:	/s/ David Mecklenburger
Name: David Mecklenburger Title: Chief Financial Officer
(On behalf of the Registrant and as principal financial officer and principal accounting officer)
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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Award Agreement, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014
10.2	Offer Letter, dated July 17, 2013, to David Mecklenburger, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2013
31.1	Certification of Chief Executive Officer pursuant to Exchange Act Rule 13a-14(a) or Rule 15d- 14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Exchange Act Rule 13a-14(a) or Rule 15d- 14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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